As filed with the Securities and Exchange Commission on July 13, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1040	82-2657796
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 253-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. Jones

President and Chief Executive Officer

Hycroft Mining Holding Corporation

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 524-1947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neal, Gerber & Eisenberg LLP

2 N. LaSalle Street, Suite 1700

Chicago, IL 60602

Attention: David S. Stone, Esq.

Tel: (312) 269-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Shares of Class A common stock, par value $0.0001 per share(2)	34,289,999	$11.50(3)	$394,334,989	$51,185
Shares of Class A common stock, par value $0.0001 per share(4)	3,210,213	$44.82(5)	$143,881,747	$18,676
Secondary Offering
Class A common stock, par value $0.0001 per share(6)	60,867,645	$9.09(7)	$553,286,893	$71,817
Warrants, each to purchase one share of Class A common stock, par value $0.0001 per share(8)	13,489,999	—(8)	—	—
Total			$1,091,503,629	$141,678

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Consists of (i) 20,800,000 shares of Common Stock that may be issued upon exercise of the public warrants (as such term is defined under “Selected Definitions”) based on the number of public warrants outstanding as of July 9, 2020; (ii) 7,740,000 shares of Common Stock that may be issued upon exercise of the private placement warrants (as such term is defined under “Selected Definitions”); (iii) 2,500,000 shares of Common Stock that may be issued upon exercise of the forward purchase warrants (as such term is defined under “Selected Definitions”) and (iv) 3,249,999 shares of Common Stock that may be issued upon exercise of the PIPE warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Based upon the exercise price per share of Common Stock issuable upon exercise of the public warrants, private placement warrants, forward purchase warrants and PIPE warrants.

(4)	Consists of 3,210,213 shares of Common Stock that may be issued upon exercise of the Seller warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)	Based upon an exercise price, as of July 1, 2020, of $44.82 per share. Each of the 12,721,623 Seller warrants is exercisable into approximately 0.2523 shares of Common Stock.

(6)

Consists of (i) 1,688,180 shares of Common Stock converted from founder shares (as such term is defined under “Selected Definitions”); (ii) 20,871,236 shares of Common Stock issued to the 1.5 Lien Note Holders (as such term is defined under “Selected Definitions”) pursuant to the terms of the Exchange Agreement (as such term is defined under “Selected Definitions”) and to the Excess Note Holders (as such term is defined under “Selected Definitions”) pursuant to the terms of the Exchange Agreement (as such term is defined under “Selected Definitions”) upon the consummation of the business combination; (iii) 14,595,892 shares of Common Stock distributed to the Initial Subscribers (as such term is defined under “Selected Definitions”) by the Seller pursuant to its plan of dissolution immediately following issuance to the Seller in the business combination; (iv) 7,596,309 shares of Common Stock issued pursuant to the Subscription/Backstop Agreements (as such term is defined under “Selected Definitions”) upon the consummation of the business combination; (v) 3,125,000 shares of Common Stock issued pursuant to the terms of the Forward Purchase Contract (as such term is defined under “Selected Definitions”) upon consummation of the business combination; (vi) 44,395 shares of Common Stock issued to Cantor (as such term is defined under “Selected Definitions”) pursuant to the Underwriting Agreement, dated as of February 7, 2018, between the Company and Cantor, as amended; (vii) 437,940 shares of Common Stock issued to Lender (as such term is defined under “Selected Definitions”) pursuant to the Sprott Credit Agreement (as such term is defined under “Selected Definitions”); (viii) 31,604 shares of Common Stock issued to Lender and transferred to Prisma Pelican Fund as a participating lender in the Sprott Credit Agreement; (ix) 4,515 shares of Common Stock issued to Lender and transferred to Ninepoint Credit Opportunities Fund as a participating lender in the Sprott Credit Agreement; (x) 9,030 shares of Common Stock issued to Lender and transferred to Natural Resource Income Investing Limited Partnership, a Limited Partnership, as a participating lender in the Sprott Credit Agreement; (xi) 13,545 shares of Common Stock issued to Lender and transferred to Sprott Private Resource Streaming and Royalty (Collector), LP. as a participating lender in the Sprott Credit Agreement; (xii) 6,700,000 shares of Common Stock issuable upon exercise of the sponsor private placement warrants; (xiii) 2,500,000 shares of Common Stock issuable upon exercise of the forward purchase warrants; and (xiv) 3,249,999 shares of Common Stock issuable upon exercise of the PIPE warrants. The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on July 6, 2020.

(8)	Consists of (i) 7,740,000 private placement warrants, (ii) 2,500,000 forward purchase warrants and (iii) 3,249,999 PIPE warrants. Pursuant to Rule 457(g), no separate registration fee is required for the warrants. The applicable registration fee has been allocated to the common stock underlying the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 13, 2020

Preliminary Prospectus

HYCROFT MINING HOLDING CORPORATION

60,867,645 shares of Common Stock

13,489,999 Warrants

37,500,212 shares of Common Stock Issuable upon Exercise of the Warrants

This prospectus relates to: (1) the issuance by us of up to (i) 34,289,999 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Hycroft Mining Holding Corporation, a Delaware corporation (the “Company,” “we,” “our”), that may be issued upon exercise of warrants, including the public warrants, private placement warrants, forward purchase warrants and PIPE warrants (as such terms are defined under “Selected Definitions”) at an exercise price of $11.50 per share of Common Stock, and (ii) 3,210,213 shares of Common Stock that may be issued upon exercise of the Seller warrants (as such term is defined under “Selected Definitions”) at an exercise price, determined as of July 1, 2020 pursuant to the Seller Warrant Agreement (as such term is defined under “Selected Definitions”), of $44.82 per share upon the exercise of 12,721,623 Seller warrants, each currently exercisable into approximately 0.2523 shares of Common Stock, which exercise price and number of shares may fluctuate under the terms of the Seller Warrant Agreement; and (2) the offer and sale, from time to time, by the selling security holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees of up to (i) 60,867,645 shares of Common stock, (ii) up to 13,489,999 warrants to purchase shares of Common Stock, including the private placement warrants, forward purchase warrants and PIPE warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to approximately $538.2 million for the issuance by us of the Common Stock registered under this prospectus assuming the exercise of all of the outstanding public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants, to the extent such warrants are exercised for cash. However, we will pay the expenses associated with the sale of securities pursuant to this prospectus. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Information regarding the Selling Securityholders, the amounts of shares of Common Stock and warrants that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock and warrants under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling

Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and our public warrants, which are not being registered hereunder, are listed on the Nasdaq Capital Market, or NASDAQ, under the symbol “HYMC” and “HYMCW” respectively. We will use our commercially reasonable best efforts to list the Seller warrants on NASDAQ as soon as reasonably practicable subject to applicable listing requirements. On July 10, 2020, the last reported sale prices of our Common Stock was $10.97 per share and the last reported sales price of our public warrants was $1.60 per share. The warrants registered hereunder are not currently listed or quoted on any exchange or marketplace and, other than the Seller warrants, we do not intend to apply for listing or quotation of such warrants on any exchange or marketplace in the future.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

The date of this prospectus is July 13, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the Selling Securityholders may offer and sell, and we may offer, issue and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings We may use the shelf registration statement to issue up to an aggregate of 37,500,212 shares of Common Stock upon exercise of the public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 60,867,645 shares of Common Stock, and 13,489,999 warrants, from time to time through any means described in the section entitled “Plan of Distribution.” Additional terms of any securities set forth herein that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock and warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On May 29, 2020, the Company, formerly known as Mudrick Capital Acquisition Corporation, consummated the transactions contemplated by the Purchase Agreement, dated as of January 13, 2020, by and among the Company, MUDS Acquisition Sub, Inc., (“Acquisition Sub”) and Hycroft Mining Corporation, a Delaware corporation (the “Seller”), as amended by that certain Amendment to Purchase Agreement, dated as of February 26, 2020 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of the Seller and substantially all of the other assets and assumed substantially all of the liabilities of the Seller, a US-based gold and silver producer operating the Hycroft Mine located in the mining region of northern Nevada. In connection with the completion of the business combination transaction contemplated by the Purchase Agreement, the Company changed its name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation. The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is included as Exhibit 2.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference. Common terms and their meaning are set forth below under the heading “Selected Definitions.”

MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its products and services relative to its competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors—Risks Related to Our Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

SelectED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

“1.25 Lien Exchange” means the exchange by the 1.25 Lien Noteholders of the outstanding 1.25 Lien Notes for New Subordinated Notes.

“1.25 Lien Exchange Agreement” means that certain note exchange agreement, dated as of January 13, 2020, by and among the Seller and certain investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine, as amended, pursuant to which the 1.25 Lien Exchange occurred immediately prior to the consummation of the business combination.

“1.25 Lien Notes” means the notes issued pursuant to the Note Purchase Agreements, dated as of February 22, 2019, May 21, 2019, June 27, 2019, August 6, 2019, August 29, 2019, September 25, 2019, October 16, 2019, November 21, 2019, December 17, 2019, January 17, 2020, February 7, 2020, March 12, 2020, April 16, 2020 and May 7, 2020 between the Seller, the guarantors and the purchasers named therein and WBox 2015-5 Ltd., as collateral agent.

“1.25 Lien Noteholders” means the holders of the 1.25 Lien Notes and, subsequent to the 1.25 Lien Exchange, the holders of the New Subordinated Notes.

“1.5 Lien Notes” means the notes issued pursuant to the Note Purchase Agreements, dated as of May 3, 2016, July 29, 2016, September 22, 2016, November 30, 2016, February 2, 2017, April 12, 2017, June 30, 2017, July 14, 2017, December 20, 2017, March 8, 2018, May 10, 2018, July 10, 2018, August 22, 2018, November 1, 2018, and December 19, 2018 between the Seller, the guarantors and the purchasers named therein and WBox 2015-5 Ltd., as collateral agent.

“1.5 Lien Noteholders” means certain investment funds affiliated with Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine that hold the 1.5 Lien Notes.

“Amended and Restated Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement entered into at the closing of the business combination, by and among the Company and the restricted stockholders.

“Acquisition Sub” means MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company.

“Aristeia” means Aristeia Capital, LLC.

“Assumed New Subordinated Notes” means $80,000,000 in aggregate principal amount of New Subordinated Notes assigned to, and assumed by, the Company in connection with the business combination, on a pro rata basis across holders of New Subordinated Notes.

“Board” means the board of directors of Hycroft Mining Holding Corporation.

“business combination” means the transactions contemplated by the Purchase Agreement, the Exchange Agreement and the Second Lien Conversion Agreement consummated on May 29, 2020.

“business day” means a day, other than Saturday, Sunday or such other day on which commercial banks in New York, New York are authorized or required by applicable laws to close.

“Cantor” means Cantor Fitzgerald & Co.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“DGCL” means the General Corporation Law of the State of Delaware.

“debt and warrant assumption” means the assignment by Seller and the assumption by the Company of (x) $80,000,000 in aggregate principal amount of New Subordinated Notes, (y) the Sprott Credit Agreement and (z) Seller’s liabilities and obligations under the Seller Warrant Agreement.

“effective time” means 9:00 a.m. New York time on May 29, 2020.

“employee benefit plan” means any material “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

“Excess Noteholders” means the holders of the Excess Notes.

“Excess Notes” means the $48,459,232 in aggregate principal amount of New Subordinated Notes exchanged pursuant to the Exchange Agreement.

“note exchange” means the exchange of the 1.5 Lien Notes and the Excess Notes, if any, for shares of Common Stock valued at $10.00 per share and/or cash payment pursuant to the terms of the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of January 13, 2020, by and among the Seller, Acquisition Sub, the 1.5 Lien Noteholders and the 1.25 Lien Noteholders, as amended.

“Feasibility Study” means the NI 43-101 Technical Report: Heap Leaching Feasibility Study prepared by M3 Engineering and Technology Corporation with an effective date of July 31, 2019, which formed the substantive basis for the Hycroft Technical Report that was prepared to comply with subpart 1300 of Regulation S-K.

“First Lien Credit Agreement” means the first lien term loan credit agreement between the Seller and The Bank of Nova Scotia, as administrative agent, and other lenders.

“First Lien Notes” means the notes under the First Lien Credit Agreement.

“Forward Purchase Contract” means the Forward Purchase Contract, dated January 24, 2018, by and between the Company and sponsor, pursuant to which sponsor purchased 3,125,000 shares of Common Stock and 2,500,000 forward purchase warrants exercisable at $11.50 per share, for gross proceeds of $25,000,000, concurrently with the consummation of the business combination.

“forward purchase warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the sponsor upon consummation of the business combination pursuant to the Forward Purchase Contract.

“founder shares” means shares of Class B common stock, par value $0.0001 per share, of the Company initially purchased by sponsor which were redeemed or converted into shares of Common Stock upon the consummation of the business combination.

“GAAP” means generally accepted accounting principles in the United States.

“Highbridge” means Highbridge Capital Management, LLC.

“HRD” means Hycroft Resources & Development, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Seller.

“Hycroft,” “Company,” “we,” “our,” or “us,” means Hycroft Mining Holding Corporation, a Delaware corporation.

“Hycroft Mine” means the Hycroft Open Pit Mine, located in Winnemucca, Nevada that produces gold and silver using a heap leach mining process.

“Hycroft Technical Report” means that certain Technical Report Summary, Heap Leaching Feasibility Study prepared for the Seller with an effective date of July 31, 2019 by M3 Engineering and Technology Corporation and other qualified persons, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K.

“Incentive Plan” means the HYMC 2020 Performance and Incentive Pay Plan.

“initial stockholders” means holders of founder shares prior to the IPO.

“Initial Subscribers” means investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine (together with any permitted assigns under the Subscription/Backstop Agreements).

“IPO” means the Company’s initial public offering, consummated on February 12, 2018, through the sale of 20,800,000 public units (including 800,000 units sold pursuant to the underwriters’ partial exercise of their overallotment option) at $10.00 per unit.

“Lender” means Sprott Private Resource Lending II (Collector), LP.

“Mudrick Capital” means Mudrick Capital Management, L.P., a Delaware limited partnership, an affiliate of sponsor.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations Capital Market.

“New Subordinated Notes” means the 10% payment-in-kind subordinated notes of the Seller issued pursuant to the 1.25 Lien Exchange Agreement.

“Parent Sponsor Letter Agreement” means that certain letter agreement, dated as of January 13, 2020, by and between the Company and sponsor, as amended from time to time.

“PIPE warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the Initial Subscribers in the private investment.

“private investment” means the equity financing through a private placement of equity securities in the Company pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $76.0 million funded in accordance with the terms of the Subscription/Backstop Agreements.

“private placement warrants” means the warrants issued to sponsor and Cantor in a private placement simultaneously with the closing of the IPO.

v

“public shares” means shares of Common Stock sold as part of the units in the IPO.

“public units” means one share of Common Stock and one redeemable public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the IPO, where one warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock in accordance with the terms of the Warrant Agreement.

“Purchase Agreement” means that certain Purchase Agreement, dated January 13, 2020, as amended on February 26, 2020, by and among the Company, Acquisition Sub and the Seller.

“representatives” means a Person’s officers, directors, employees, accountants, consultants, agents, legal counsel, and other representatives.

“restricted stockholders” means, collectively, sponsor, Cantor, certain directors and officers of the Company (as set forth in the Amended and Restated Registration Rights Agreement), the 1.5 Lien Noteholders, certain stockholders of the Seller that receive Common Stock in the business combination, the Initial Subscribers pursuant to the private investment, and Lender.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Charter” means the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 29, 2020.

“Second Lien Conversion Agreement” means that certain note conversion and consent agreement by and among Seller and the Second Lien Noteholders, dated January 13, 2020.

“Second Lien Notes” means the notes issued pursuant to (a) that certain Note Purchase Agreement, dated as of October 22, 2015, by and among the Seller, certain of its affiliates and the purchasers named therein and (b) that certain Note Purchase Agreement, dated as of December 2, 2015, by and among Seller, certain of the Seller’s subsidiaries and the purchasers named therein, in each case, entered into pursuant to the 15% Senior Secured Convertible Notes Due 2020 Indenture, dated as of October 22, 2015, by and among Seller, the guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent as of January 6, 2016 and March 24, 2016.

“Second Lien Noteholders” means certain funds affiliated with Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and two additional noteholders.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Hycroft Mining Corporation, a Delaware corporation.

“Seller common stock” means Seller’s common stock, par value $0.001 per share.

“Seller warrants” means a warrant to purchase shares of Common Stock issued pursuant to the Seller Warrant Agreement following the assumption of the Seller Warrant Agreement by the Company pursuant to the Purchase Agreement and effective as of the consummation of the business combination.

“Seller Warrant Agreement” means that certain warrant agreement, dated as of October 22, 2015, by and between Seller and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent.

“sponsor” means Mudrick Capital Acquisition Holdings LLC, a Delaware limited liability company, which is 100% owned by investment funds and separate accounts managed by Mudrick Capital.

“Sprott Credit Agreement” means that certain amended and restated credit agreement, dated as of May 29, 2020, between Hycroft Mining Holding Corporation, as borrower, MUDS Acquisition Sub, Inc., MUDS Holdco, Inc., Hycroft Resources & Development, LLC, a Delaware limited liability company, and Allied VGH LLC, a Delaware limited liability company, as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender, and Sprott Resource Lending Corp., as arranger.

“Sprott Royalty Agreement” means that certain royalty agreement between the Company, Hycroft Resources & Development, LLC, a Delaware limited liability company and Sprott Private Resource Lending II (Co), Inc.

“Subscription/Backstop Agreements” means those certain Subscription/Backstop Agreements, dated as of January 13, 2020, by and among the Company and the Initial Subscribers, as amended on May 28, 2020.

“Treasury Regulation” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the U.S. Tax Code.

“trust account” means the trust account of the Company that held the proceeds from the IPO.

“U.S. Holder” means a beneficial owner of the Company’s securities who or that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof of the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust or one or more U.S. persons (as defined in the U.S. Tax Code) have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

“U.S. Tax Code” means the Internal Revenue Code of 1986, as amended.

“Warrant Agreement” means the Warrant Agreement, dated February 7, 2018, by and between Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC

“Warrants” means unless the context indicates otherwise the public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants.

“Whitebox” means Whitebox Advisors, LLC.

“Wolverine” means Wolverine Asset Management, LLC.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” in the “Summary,” “Risk Factors,” “Description of Business,” “Description of Properties,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere throughout this prospectus. All statements, other than statements of historical facts, included in this prospectus and in press releases and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business.

The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “schedule” and similar words or expressions identify forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Although our management believes that its expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Please see “Risk Factors” below for more information about these and other risks. Potential investors are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that our forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

As used in this prospectus, unless the context otherwise requires or indicates, references to “Hycroft,” “Company,” “we,” “our,” and “us,” refer to Hycroft Mining Holding Corporation and its subsidiaries. “Seller” refers to Hycroft Mining Corporation prior to the business combination.

Overview

We are a U.S.-based gold producer that has historically focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible and cost-effective manner. Gold and silver sales have historically represented 100% of the Seller’s operating revenues and are expected to represent 100% of our operating revenues in the future. Accordingly, the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

The mailing address of our principal executive office is 8181 E. Tufts Ave., Suite 510, Denver, CO 80237. The telephone number of Hycroft is (303) 253-3267. For more information about Hycroft, please see the sections entitled “Description of Business,” “Description of Property,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operation,” “Management” and “Executive Compensation” in this prospectus.

Company History

The Seller was incorporated as Allied Nevada Gold Corp. under the laws of the State of Delaware on September 14, 2006 and commenced operations on May 10, 2007. The Seller suspended mining operations at the Hycroft Mine on July 8, 2015 to maximize cash flow and minimize spending through the remainder of the chapter 11 process and changed its name from Allied Nevada Gold Corp. to Hycroft Mining Corporation on October 9, 2015 in connection with its restructuring and emergence from federal bankruptcy proceedings. The Seller continued to process and produce gold and silver through the operation of the heap leach pads and Merrill-Crowe processing plants located on the property, but in 2017, with revenue no longer covering the cost of the reagents necessary for production, the Hycroft Mine was placed into care and maintenance mode to minimize expenditures and conserve cash. While in care and maintenance, gold and silver production was a byproduct of maintenance activities.

Effective July 31, 2019, M3 Engineering and Technology Corporation (“M3 Engineering”), in conjunction with SRK Consulting (U.S.), Inc. (“SRK”) and the Seller, completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study prepared for Seller with an effective date of July 1, 2019, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K, for a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores.

Our Business

As of June 30, 2019, based on the Hycroft Technical Report, the Hycroft Mine had proven and probable mineral reserves of 12.0 million ounces of gold and 481.4 million ounces of silver, which are contained in oxide, transition and sulfide ores. Pursuant to the current 34-year life of mine plan in the Hycroft Technical Report, once fully operational, mining will range from approximately 85 – 100 million tons per year. As set forth in the Hycroft Technical Report, we expect mining will be performed by a contract mining company or we will primarily use a short-term equipment rental fleet during the initial five-year ramp-up using customary truck and shovel open pit mining methods. After the initial ramp-up, we expect to self-perform mining with our own equipment fleet.

Our Properties

All of our mining properties are located in Nevada. We currently have one Operating Property, namely the Hycroft Mine as discussed herein.

Recent Developments

On May 29, 2020, we completed the business combination described above in the Section entitled “Description of Business”.

Risk Factors

An investment in our common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

Industry-related risks including:

•	Fluctuations in the price of gold;

•	Uncertainties concerning estimates of reserves and mineralized material;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the mining industry;

•	The inherently hazardous nature of mining activities;

•	Our insurance may not be adequate to cover all risks associated with our business;

•	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;

•	Cost of compliance with current and future government regulations;

•	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

•	Potential challenges to title in our mineral properties;

•	Risks associated with proposed legislation in Nevada that could significantly increase the costs of our operations; and

•	Changes to the climate and regulations and pending legislation regarding climate change.

Business-related risks including:

•	Risks related to the heap leaching process at the Hycroft Mine and estimates of production;

•	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs;

•	Risks related to our limited experience with a largely untested process of heap leaching Sulfide ores;

•	The decline of our gold and silver production;

•	Risks related to our reliance on one mine with a new process;

•	Uncertainties and risks related to our reliance on contractors and consultants;

•	Uncertainties related to our ability to replace and expand our ore reserves;

•	The costs related to our land reclamation requirements;

•	Availability and cost of equipment, supplies, energy or commodities;

•	The commercial success of, and risks relating to, our development activities;

•	Risks related to slope stability;

•	Our ability to raise capital on favorable terms or at all;

•	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

•	Uncertainties resulting from the possible incurrence of operating and net losses in the future;

•	Risks related to disruption of our business due to the historical chapter 11 proceedings;

•	The loss of key personnel or our failure to attract and retain personnel;

•	Risks related to technology systems and security breaches;

•	Risks related to current and future legal proceedings;

•	Our current intention or future decisions whether or not to use streaming or forward-sale arrangements;

•	Risks associated with possible future joint ventures; and

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

Risks related to our Common Stock and warrants and this offering, including:

•	Volatility in the price of our Common Stock;

•	Risks related to a lack of liquidity in the trading of our Common Stock;

•	Potential declines in the value of our Common Stock due to substantial future sales of our Common Stock and/or warrants;

•	Dilution of your investment;

•	We do not intend to pay cash dividends; and

•	Anti–takeover provisions could make a third party acquisition of us difficult.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements and only two years of related Management's Discussion & Analysis of Financial Condition and Results of Operations;

•	we are exempt from the requirement to obtain an attestation report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding votes on executive compensation or "golden parachute" arrangements.

We may take advantage of these provisions for up to five full fiscal years or such earlier time that we are no longer an emerging growth company. We may choose to take advantage of some but not all of these reduced burdens. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of our shares of common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Additionally, although the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

We were incorporated on August 28, 2017 as a Delaware corporation under the name “Mudrick Capital Acquisition Corporation” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 29, 2020, in connection with the consummation of the business combination, we changed our name to “Hycroft Mining Holding Corporation”.

Our principal executive offices are located at 8181 E. Tufts Ave., Suite 510, Denver, Colorado, and our telephone number is (303) 253-3267. Our website is www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 37,500,212 shares of our Common Stock that may be issued by us upon exercise of warrants to purchase Common Stock, including the public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 60,867,645 shares of Common Stock, and (ii) up to 13,489,99 warrants to purchase Common Stock, including the private placement warrants, forward purchase warrants and PIPE warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus.

As of July 9, 2020, we had 50,160,042 shares of Common Stock outstanding. The following information is as of July 9, 2020 and does not give effect to issuances of shares of our Common Stock or warrants after such date, or the exercise of warrants after such date.

Issuance of Securities - Common Stock and Warrants

Shares of Common Stock to be issued upon exercise of all public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants	37,500,212 shares

Use of proceeds	We will receive up to an aggregate of approximately $538.2 million from the exercise of all public warrants, private placement warrants, forward purchase warrants, PIPE warrants and Seller warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders	60,687,645

Warrants offered by the Selling Securityholders

Private placement warrants, forward purchase warrants and PIPE warrants	13,489,999

Exercise Price	$11.50 per share of Common Stock

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock and warrants to be offered by the Selling Securityholders. With respect to shares of Common Stock underlying the warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Restrictions to Sell	Pursuant to the Amended and Restated Registration Rights Agreement the restricted stockholders agreed not to sell, transfer, pledge or otherwise dispose of certain securities they hold or receive, for certain time periods specified therein. For more information, please see the section entitled “Plan of Distribution – Restrictions to Sell.”

NASDAQ Ticker Symbols[1]	Common Stock: HYMC Public Warrants: HYMCW

1 We will use our commercially reasonable best efforts to list the Seller warrants for trading on NASDAQ as soon as reasonably practicable subject to applicable listing requirements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus forms a part, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Stock or warrants. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock and warrants could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements” below.

Risks Related to Our Industry

The market prices of gold and silver are volatile. A decline in gold and silver prices could result in decreased revenues, decreased net income, increased losses and decreased cash inflows which may negatively affect our business.

Gold and silver are commodities. Their prices fluctuate and are affected by many factors beyond our control, including interest rates, expectations regarding inflation, speculation, currency values, central bank activities, governmental decisions regarding the disposal of precious metals stockpiles, global and regional demand and production, political and economic conditions and other factors. The prices of gold and silver, as quoted by The London Bullion Market Association on July 9, 2020, December 31, 2019 and December 31, 2018, were $1,812, $1,515 and $1,279 per ounce for gold, respectively, and $18.84, $18.04 and $15.46 per ounce for silver, respectively. The prices of gold and silver may decline in the future. A substantial or extended decline in gold or silver prices would adversely impact our financial position, revenues, net income and cash flows, particularly in light of our current strategy of not engaging in hedging transactions with respect to gold or silver. In addition, sustained lower gold or silver prices may:

•	reduce revenue potential due to cessation of the mining of deposits, or portions of deposits, that have become uneconomic at the then-prevailing gold or silver price;

•	reduce or eliminate the profit, if any, that we currently expect from mining operations;

•	halt, delay, modify, or cancel plans for the mining of oxide and sulfide ores or the development of new and existing projects;

•	make it more difficult for us to satisfy and/or service our debt obligations;

•	reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices; and

•	cause us to recognize an impairment to the carrying values of mineral properties and long-lived assets.

Reserve and other mineralized material calculations are estimates only, and are subject to uncertainty due to factors including metal prices, inherent variability of the ore and recoverability of metal in the mining process.

The calculation of mineral reserves, mineral resources and grades are estimates and depend upon geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which may prove to be unpredictable. There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources, and corresponding grades. Until mineral reserves and mineral resources are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral reserves and mineral resources may vary depending on metal prices, which largely determine whether mineral reserves and other mineralized materials are classified as ore (economic to mine) or waste (uneconomic to mine). A decline in metal prices may result in previously reported mineral reserves (ore) becoming uneconomic to mine (waste). Current reserve estimates were calculated using a $1,200 per ounce gold price and $16.50 per ounce silver price. A material decline in the current price of gold or silver could require a reduction in our reserve estimates. Any material change in the quantity of mineral reserves, mineral resources, mineralization, grade or stripping ratio may affect the economic viability of our properties. In addition, we can provide no assurance that gold and silver recoveries experienced in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Our activities may be adversely affected by the COVID-19 pandemic, whether those effects are local, nationwide or global. Matters outside our control may prevent us from executing on our mining operations, limit travel of Company representatives, adversely affect the health and welfare of Company personnel or prevent important vendors and contractors from performing normal and contracted activities, including mining operations.

The current COVID-19 pandemic is significantly impacting the national and global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices (including precious metals) and has raised the prospect of a global recession. The response to COVID-19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity, globally. Matters outside our control have affected our business and operations and may continue to prevent us from executing on our mining operations; limit travel of our representatives, including between our corporate headquarters in Colorado and the Hycroft Mine in Nevada; adversely affect the health and welfare of our personnel; or prevent important vendors and contractors from performing normal and contracted activities, including mining operations. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions in connection with the COVID-19 pandemic, our operations will likely be adversely impacted. It is possible that the continued spread of COVID-19 could also further cause disruption in our supply chains, adversely affect our business partners, delay our mining operations or cause other unpredictable events.

We, our people, investors, contractors or other stakeholders, have been and may continue to be limited or prevented from travel or normal attendance to activities in conducting our business, including mining operations, and conducting presentations, meetings or other activities. The spread of COVID-19 throughout Colorado and Nevada may result in our employees being forced to work from home or missing work if they or a member of their family contract COVID-19, which could harm our operations and negatively impact our financial condition. We have and may continue to also be limited or prevented from receiving goods or services from contractors. Decisions beyond our control, such as canceled events, restricted travel, barriers to entry or other factors may affect our ability to accomplish drilling programs, mining operations, equity raising activities, and other needs that would normally be accomplished without such limitations. The extent to which the COVID-19 outbreak will impact our operations, our business and the economy is highly uncertain. We cannot predict the impact of the COVID-19 pandemic, but it may materially and adversely affect our business, financial condition and results of operations.

We face intense competition in the mining industry.

The mining industry is intensely competitive. As a result of this competition, some of which is with large established mining companies with substantial mining capabilities and with greater financial and technical resources than ours, we compete with other mining companies in the recruitment and retention of qualified managerial and technical employees and in acquiring attractive mining claims. If we are unable to successfully attract and retain qualified employees, our development programs and/or our operations may be slowed down or suspended, which may adversely impact our development, financial condition and results of operations.

Mining development and processing operations pose inherent risks and costs that may negatively impact our business.

Mining development and processing operations involve many hazards and uncertainties, including, among others:

•	metallurgical or other processing problems;

•	ground or slope failures;

•	industrial accidents;

•	unusual and unexpected rock formations or water conditions;

•	environmental contamination or leakage;

•	flooding and periodic interruptions due to inclement or hazardous weather conditions or other acts of nature;

•	fires;

•	seismic activity;

•	organized labor disputes or work slow-downs;

•	mechanical equipment failure and facility performance problems; and

•	the availability of critical materials, equipment and skilled labor.

These occurrences could result in damage to, or destruction of, our properties or production facilities, personal injury or death, environmental damage, delays in mining or processing, increased production costs, asset write downs, monetary losses and legal liability, any of which could have an adverse effect on our results of operations and financial condition and adversely affect Our projected development and production estimates.

Our insurance may not cover all of the risks associated with our business.

The mining business is subject to risks and hazards, including, but not limited to, construction risks, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, slide-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. Insurance fully covering many of these risks is not generally available to us and if it is, we may elect not to obtain it because of the high premium costs or commercial impracticality. We do not currently carry business interruption insurance and have no plans to obtain such insurance in the future. Any liabilities incurred for these risks and hazards could be significant and could adversely affect our results of operation, cash flows and financial condition.

Environmental regulations could require us to make significant expenditures or expose us to potential liability.

To the extent we become subject to environmental liabilities, the payment of such liabilities or the costs that we may incur, including costs to remedy environmental pollution, would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations, and liquidity. If we are unable to fully remedy an environmental violation or release of hazardous substances, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy or corrective action. The environmental standards that may ultimately be imposed at a mine site can vary and may impact the cost of remediation. Actual remedial costs may exceed the financial accruals that have been made for such remediation. The potential exposure may be significant and could have a material adverse effect on our financial condition and results of operations.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property or natural resources and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, which could lead to the imposition of substantial fines, remediation costs, penalties, injunctive relief and other civil and criminal sanctions. Substantial costs and liabilities, including those required to restore the environment after the closure of mines, are inherent in our operations. We cannot provide any assurance that any such law, regulation, enforcement or private claim will not have a negative effect on our business, financial condition or results of operations.

Our operations are subject to extensive environmental regulations, which could result in the incurrence of operational delays, penalties and costs.

All phases of our operations are subject to extensive federal and state environmental regulation, including those enacted under the following laws:

•	Comprehensive Environmental Response, Compensation, and Liability Act;

•	The Resource Conservation and Recovery Act;

•	The Clean Air Act;

•	The National Environmental Policy Act;

•	The Clean Water Act; and

•	The Safe Drinking Water Act.

Additional regulatory authorities also have jurisdiction over some of our operations and mining projects including the Environmental Protection Agency, the Nevada Division of Environmental Protection, the U.S. Fish and Wildlife Service, the U.S. Bureau of Land Management (the “BLM”), and the Nevada Department of Wildlife.

These environmental regulations require us to obtain various operating permits, approvals and licenses and also impose standards and controls relating to development and production activities. For instance, we are required to hold a Nevada Reclamation Permit with respect to the Hycroft Mine. This permit mandates concurrent and post-mining reclamation of mines and requires the posting of reclamation bonds sufficient to guarantee the cost of mine reclamation. Changes to the amount required to be posted for reclamation bonds for our operations at the Hycroft Mine could materially affect our financial position, results of operations, cash flows and liquidity. Also, the U.S. Fish and Wildlife Service may designate critical habitat and suitable habitat areas it believes are necessary for survival of a threatened or endangered species. A critical habitat or suitable habitat designation could result in further material restrictions to land use and may materially delay or prohibit land access for our development. For example, we had to obtain certain permits associated with mining in the area of an eagle habitat. Failure to obtain such required permits or failure to comply with federal and state regulations could also result in delays in beginning or expanding operations, incurring additional costs for investigation or cleanup of hazardous substances, payment of penalties for non-compliance or discharge of pollutants, and post-mining closure, reclamation and bonding, all of which could have an adverse impact on our financial performance, results of operations and liquidity.

Compliance with current and future government regulations may cause us to incur significant costs.

Our operations are subject to extensive federal and state legislation governing matters such as mine safety, occupational health, labor standards, prospecting, exploration, production, exports, toxic and hazardous substances, explosives, management of natural resources, land use, water use, air emissions, waste disposal, environmental review and taxes. Compliance with this and other legislation could require us to make significant financial outlays. The enactment of new legislation or more stringent enforcement of current legislation may increase costs, which could have a negative effect on our financial position, results of operations, and liquidity. We cannot provide any assurances that we will be able to adapt to these regulatory developments on a timely or cost-effective basis. Violations of these laws, regulations and other regulatory requirements could lead to substantial fines, penalties or other sanctions, including possible shut-down of the Hycroft Mine or future operations, as applicable.

Changes in environmental regulations could adversely affect our cost of operations or result in operational delays.

The regulatory environment in which we operate is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. New environmental laws and regulations or changes in existing environmental laws and regulations could have a negative effect on exploration activities, operations, production levels and methods of production.

We cannot provide any assurance that future changes in environmental laws and regulations will not adversely affect our current operations or future projects. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Our operations are subject to numerous governmental permits that are difficult to obtain and we may not be able to obtain or renew all of the permits we require, or such permits may not be timely obtained or renewed.

In the ordinary course of business we are required to obtain and renew governmental permits for our operations, including in connection with our plans for heap leaching our transition and sulfide ores at the Hycroft Mine. We will also need additional governmental permits to accomplish our long-term plans to mine sulfide ores, including without limitation, permits to allow construction of additional leach pad space. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving costly undertakings by us. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the permitting authority and intervention by third parties in any required environmental review. We may not be able to obtain or renew permits that are necessary to our operations on a timely basis or at all, and the cost to obtain or renew permits may exceed our estimates. Failure to comply with the terms of our permits may result in injunctions, fines, suspension or revocation of permits and other penalties. We can provide no assurance that we have been, or will at all times, be in full compliance with all of the terms of our permits or that we have all required permits. The costs and delays associated with compliance with these permits and with the permitting process could alter the mine plan, delay or stop us from proceeding with the operation or development of the Hycroft Mine or increase the costs of development or production, any or all of which may materially adversely affect our business, results of operations, financial condition and liquidity.

There are uncertainties as to title matters in the mining industry. Any defects in such title could cause us to lose our rights in mineral properties and jeopardize our business operations.

Our mineral properties consist of private mineral rights, leases covering private lands, leases of patented mining claims and unpatented mining claims. Areas of the Hycroft Mine are unpatented mining claims located on lands administered by the BLM, Nevada State office to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper location and posting and marking of boundaries, and possible conflicts with other claims not determinable from descriptions of record. We believe a substantial portion of all mineral exploration, development and mining in the United States now occurs on unpatented mining claims, and this uncertainty is inherent in the mining industry.

The present status of our unpatented mining claims located on public lands allows us the right to mine and remove valuable minerals, such as precious and base metals, from the claims conditioned upon applicable environmental reviews and permitting programs. We also are generally allowed to use the surface of the land solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. Prior to 1994, a mining claim locator who was able to prove the discovery of valuable, locatable minerals on a mining claim, and to meet all other applicable federal and state requirements and procedures pertaining to the location and maintenance of federal unpatented mining claims, had the right to prosecute a patent application to secure fee title to the mining claim from the Federal government. The right to pursue a patent, however, has been subject to a moratorium since October 1994, through federal legislation restricting the BLM from accepting any new mineral patent applications. If we do not obtain fee title to our unpatented mining claims, we can provide no assurance that we will be able to obtain compensation in connection with the forfeiture of such claims.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert our management’s time from ongoing production and development programs.

Legislation has been proposed periodically that could, if enacted, significantly affect the cost of our operations on our unpatented mining claims or the amount of Net Proceeds of Mineral Tax we pay to the State of Nevada.

Members of the U.S. Congress have periodically introduced bills which would supplant or alter the provisions of the Mining Law of 1872. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Such proposed legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. A majority of our mining claims are unpatented claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of our unpatented mining claims and the economics of our existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance and results of operations.

We pay Net Proceeds of Mineral Tax (“NPT”), to the State of Nevada on up to 5% of net proceeds generated from the Hycroft Mine. Net proceeds are calculated as the excess of gross yield over direct costs. Gross yield is determined as the value received when minerals are sold, exchanged for anything of value or removed from the state. Direct costs generally include the costs to develop, extract, produce, transport and refine minerals. From time to time Nevada legislators introduce bills which aim to increase the amount of NPT mining companies operating in the state pay. If legislation is passed that increases the NPT we pay to the state of Nevada, our business, results of operations, and cash flows could be negatively impacted.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.

Climate change could have an adverse impact on our cost of operations.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the area in which we operate. These climate changes may include changes in rainfall and storm patterns and intensities, water shortages and changing temperatures. These changes in climate could adversely affect our mining operations, including by affecting the moisture levels and pH of ore on our leach pads, increase the cost of production at the Hycroft Mine and adversely affect the financial performance of our operations.

Risks Related to Our Business

The estimation of the ultimate recovery of gold and silver from the Hycroft Mine, although based on standard industry sampling and estimating methods, is subjective. Our results of operations, liquidity, and financial position may be negatively impacted if actual recoveries are lower than initial estimations.

The Hycroft Mine historically utilized a heap leach process to extract gold and silver from ore. Our new plans outlined in the Hycroft Technical Report are also based on a heap leach process. The heap leach process extracts gold and silver by placing ore on an impermeable pad and applying a dilute cyanide solution that dissolves a portion of the contained gold and silver, which are then recovered in metallurgical processes. We use several integrated steps in the process of extracting gold and silver to estimate the metal content of ore placed on the leach pad. Although we refine our estimates as appropriate at each step in the process, the final amounts are not determined until a third-party smelter refines the doré and/or metal-laden carbon and determines the final ounces of gold and silver available for sale. We then review this end result and reconcile it to the estimates we developed and used throughout the production process. Based on this review, we adjust our estimation procedures when appropriate. Due to the complexity of the estimation process and the number of steps involved, among other things, actual recoveries can vary from estimates, and the amount of the variation could be significant and could have a material adverse impact on our financial condition, results of operations and liquidity.

We may not achieve our production and/or sales estimates and our costs may be higher than our estimates, thereby reducing our cash flows and negatively impacting our results of operations and liquidity.

We prepare estimates of future production, sales, and costs for our operations. We develop our estimates based on, among other things, mining experience, mineral reserve and resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics), costs to construct new leach pads and estimated rates and costs of mining and processing. All of our estimates are subject to numerous uncertainties, many of which are beyond our control. Our actual production and/or sales may be lower than our estimates and our actual costs may be higher than our estimates, which could negatively impact our cash flows and results of operations. While we believe that our estimates are reasonable at the time they are made, actual results will vary and such variations may be material. These estimates are speculative in nature, and it may be the case that one or more of the assumptions underlying such projections and estimates may not materialize. You are cautioned not to place undue reliance on the projections and estimates set forth in this prospectus.

Cost estimates of operating the Hycroft Mine are uncertain, which may adversely affect our expected production and profitability.

The expenditures to implement our new two-stage pre-oxidation and leach process, and access our transition and sulfide ores, are considerable and changes in costs, construction schedules, commodity prices and other factors can adversely affect project economics and expected production and profitability. There are a number of factors that can affect costs and construction schedules and result in our assumptions and estimates about the anticipated benefits of a project being incorrect, including, among others:

•	changes in input commodity prices and labor costs;

•	recovery rates of gold and silver from the ore;

•	availability and terms of financing;

•	availability of labor, energy, transportation, equipment, and infrastructure;

•	changes in anticipated tonnage, grade and metallurgical characteristics of the ore to be mined and processed;

•	difficulty of estimating construction costs over a period of years;

•	delays in completing any environmental review or in obtaining environmental or other governmental permits;

•	weather and severe climate impacts; and

•	potential delays related to social and community issues.

We have previously recovered gold and silver from oxide and transition ores at the Hycroft Mine through our heap leach operations. In connection with our restarted mining operations, in addition to mining oxide ore, we are also mining gold and silver from transition and sulfide ores using a modified heap leach process, in which soda ash is being used to manage pH and alkalinity in a two-stage oxidation and leach process, in accordance with the Hycroft Technical Report. However, it is important to note that the economic parameters described in a Feasibility Study, such as the Hycroft Technical Report, include a number of assumptions and estimates that could prove to be incorrect. We use feasibility studies to make a reasoned determination of whether to proceed with a project and to support the required financing for a project but you should not assume that the economic analysis contained in a Feasibility Study is a guarantee of future performance or that the estimated net present value or internal rates of return will be achieved. Actual results may differ materially. In particular, the processing of sulfide ore and additional transition ore at the Hycroft Mine is uncertain and, therefore, the costs and timing of the commencement of the production of sulfide ore and additional transition ore operations at the Hycroft Mine could vary greatly from our estimates.

There is only limited experience of recovering gold and silver from sulfide ores using a heap leaching process and we may not be able to economically recover gold and silver.

Under our current mine plan, we have begun to mine and extract gold and silver from transition and sulfide ores using a two-step pre-oxidation process on transition and sulfide ores using soda ash to manage pH and alkalinity during the oxidation process in accordance with the methods set forth in the Hycroft Technical Report. However, the economic parameters described in the Hycroft Technical Report include a number of assumptions and estimates that could prove to be incorrect. Additionally, this two-step process to oxidize transition and sulfide ores before heap leaching to extract gold and silver is a new and relatively untested process, is used only on a limited basis worldwide and has not been widely accepted as a viable process. We cannot provide any assurance that the development and advancement of the Hycroft Mine transition and sulfide ores leaching operations will result in economically viable mining operations, yield new mineral reserves or other mineralized material, enable us to convert other mineralized material (included within mineral resources identified by the Feasibility Study), or be implemented on an economic and profitable basis.

We currently depend on a single mine and there is no assurance that after restarting operations we will not incur any interruptions or stoppages in our mining activities which would have a material adverse effect on our results of operations and financial condition.

The Hycroft Mine is our only mining property. We can provide no assurance that we will be successful in profitably operating the Hycroft Mine using the sulfide leaching process. Further, any interruption in our ability to operate the Hycroft Mine, such as, but not limited to, a natural disaster, pandemic (such as COVID-19), loss of material permits, processing interruptions or difficulties or labor strike would have a materially adverse effect on our ability to produce gold and silver and to generate revenue.

Our reliance on third party contractors and consultants to conduct our operations and construction projects exposes us to risks.

In connection with the operation of the Hycroft Mine, we will contract and engage third party contractors and consultants to assist with aspects of our operations and related construction projects, including construction of the new leach pad, repair of the crushing facility, and mining of our ore and waste. As a result, our operations and construction projects are subject to a number of risks, some of which are outside our control, including:

•	negotiating agreements with contractors and consultants on acceptable terms;

•	the inability to replace a contractor or consultant and their operating equipment in the event that either party terminates the agreement;

•	reduced control over those aspects of operations which are the responsibility of the contractor or consultant;

•	failure of a contractor or consultant to perform under their agreement or disputes relative to their performance;

•	interruption of operations or increased costs in the event that a contractor or consultant ceases their business due to insolvency or other unforeseen events;

•	failure of a contractor or consultant to comply with applicable legal and regulatory requirements, to the extent they are responsible for such compliance; and

•	problems of a contractor or consultant with managing their workforce, labor unrest or other employment issues.

In addition, we may incur liability to third parties as a result of the actions of our contractors or consultants. The occurrence of one or more of these risks could decrease our gold and silver production, increase our costs, interrupt or delay our mining operations or our ability to access our ores, and adversely affect our liquidity, results of operations and financial position.

Our lack of exploration activities will lead to our inability to replace depleted reserves.

To maintain production levels over time we must replace depleted reserves by exploiting known ore bodies and locating new deposits. Pursuant to the Seller’s emergence from bankruptcy, all exploration properties other than those associated with the Hycroft Mine were sold in the chapter 11 proceedings. We have no current plans to continue further exploration other than related to the mining and processing of gold and silver contained in ore within the Hycroft Mine, and there can be no assurance that such projects will be successful. Our mineral base will decline if reserves are mined without adequate replacement, and we may not be able to sustain production beyond the currently contemplated mine life, based on projected production rates.

Land reclamation requirements for the Hycroft Mine may be burdensome and expensive.

Land reclamation requirements are generally imposed on companies with mining operations in order to minimize long-term effects of land disturbance. Reclamation may include requirements to control dispersion of potentially deleterious effluents; treat ground and surface water to drinking water standards; and reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our activities, we must allocate financial resources that might otherwise be spent on further development programs. We have established a provision for our reclamation obligations on the Hycroft Mine property, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

The sale of our mineral properties and suspension of acquisition and exploration activities greatly limit our ability to generate new reserves or identify other mineralized materials to replace or expand our current reserves.

Because the Hycroft Mine has a limited life based on proven and probable mineral reserves and resources, we have previously sought to replace and expand our mineral reserves and resources. Identifying promising mining properties is difficult and speculative. As part of our emergence from federal bankruptcy proceedings, pursuant to our plan of reorganization, we sold our remaining exploration properties. The sale of our mineral properties greatly limits our ability to develop or grow our reserves or identify new mineral resources. As a result, our revenues from the future sale of gold and silver may decline, resulting in lower income and reduced growth. Further, we expect to encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold and silver.

Although we have currently suspended our acquisition and exploration activities, if or when those activities are resumed, we will face competition from many of these companies that have greater financial resources than we do. Consequently, we may be unable to replace and expand current ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable.

A shortage of equipment and supplies and/or the time it takes such items to arrive at the Hycroft Mine could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to engage in mining and development operations. The shortage of such supplies, equipment and parts and/or the time it takes such items to arrive at the Hycroft Mine could have a material adverse effect on our ability to carry out our operations and develop the Hycroft Mine, and therefore limit or increase the cost of production. Such shortages could also result in increased construction costs and cause delays in expansion projects.

The inability to obtain soda ash or delays in obtaining soda ash could adversely affect our ability to profitably operate our business.

There are a limited number of suppliers that produce and supply soda ash and to our knowledge, such suppliers do not typically mine soda ash in excess of what they believe they can sell. We have entered into a three-year agreement with a soda ash supplier to provide soda ash for our operations. However, if the contracted supplier cancels the contract, is unable to produce and supply enough soda ash or ceases operations because of the large quantities of soda ash required in our operations, we may have to temporarily stop mining until we can obtain a new contract to purchase soda ash. Further, we cannot provide any assurance as to the costs that we might incur in obtaining soda ash from a substitute supplier which could adversely affect the profitability and cash flow of our mining operations.

Changes in the cost or supply of energy or commodities used in operations may adversely affect the profitability of our operations and our financial condition.

Our mining operation is an intensive user of energy. Our principal energy sources are electricity and diesel fuel. We rely upon third parties for our supply of energy resources consumed in our mining activities. Energy prices can be affected by numerous factors beyond our control, including global and regional supply and demand, political and economic conditions, including the impact of global public health crises such as the spread of the novel coronavirus, COVID-19, on the global economy, and applicable regulatory regimes. The prices of various sources of energy may increase significantly from current levels. An increase in energy prices could materially and adversely affect our results of operations and financial condition.

Disruptions in the supply of our energy resources could temporarily impair our ability to produce gold and silver or delay any expansion projects or plans. Our mining operation is in a remote location requiring the long distance transmission of power. A disruption in the transmission of energy, inadequate energy transmission infrastructure or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations or expansion projects.

Our production costs are also affected by the prices of commodities we consume or use in our operations, such as diesel fuel, sodium cyanide, soda ash, lime, tires, and explosives. The prices of such commodities are influenced by supply and demand trends affecting the mining industry in general and other factors outside our control. Increases in the price for materials consumed in our mining and production activities could materially and adversely affect our liquidity, results of operations, financial condition and cash flows.

We cannot be certain that our future development activities will be commercially successful.

Substantial expenditures are required to construct additional leach pads to extract gold and silver from our transition and sulfide ore utilizing the new metallurgical processes to extract gold and silver from the transition and sulfide ores described in the Hycroft Technical Report, to further develop the Hycroft Mine to identify new mineral reserves and resources, and to expand or establish mineral reserves and resources through drilling and analysis. We cannot provide assurance that our process to extract gold and silver from transition and sulfide ores using a heap leach process can be maintained on an economic and profitable basis, that any mineral reserves or resources discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely or economic basis. A number of factors, including costs, actual mineralization, consistency and reliability of ore grades and commodity prices affect successful project development. The efficient operation of processing facilities, the existence of competent operational management, as well as the availability and reliability of appropriately skilled and experienced consultants also can affect successful project development. We can provide no assurance that the development and advancement of the Hycroft Mine sulfide leaching operations will result in economically viable mining operations or yield new mineral reserves or resources.

We may be adversely affected by challenges relating to slope stability.

Our open pit mine gets deeper as we mine it, presenting certain geotechnical challenges including the possibility of slope failure. If we are required to decrease pit slope angles or provide additional road access to prevent such a failure, our stated mineral reserves could be negatively affected. Further, hydrological conditions relating to pit slopes, renewal of material displaced by slope failures and increased stripping requirements could also negatively affect our stated mineral reserves. We cannot provide any assurances that we will not have to take additional action to maintain slope stability in the future or that our actions taken to date will be sufficient. Unexpected failure or additional requirements to prevent slope failure may negatively affect our results of operations and financial condition, as well as have the effect of diminishing our stated ore reserves.

We may need to raise additional capital but such capital may not be available on favorable terms or at all.

The continuing operation of the Hycroft Mine under the new mine plan will require significant investment. Failure to obtain sufficient financing may result in the delay or indefinite postponement of development or production at the Hycroft Mine. The covenants in the Sprott Credit Agreement the Sprott Royalty Agreement, could significantly limit our ability to secure new or additional credit facilities, increase our cost of borrowing, and make it difficult or impossible to raise additional capital on favorable terms or at all.

Our primary future cash requirements will be to fund working capital as we ramp up operations at the Hycroft Mine and to fund future and sustaining capital. As of May 29, 2020, we had cash and cash equivalents of $68.8 million. Using current metal price levels and our estimates of future metal sales and costs, under our new mine plan described in the Hycroft Technical Report to mine sulfide and transition ore using a heap leach process, we currently expect our future net cash used in investing activities during the fiscal years ending December 31, 2019 and 2020 to exceed our cash flows provided by operating activities during the same periods. You are cautioned that management’s expectations regarding our liquidity and capital resources are based on a number of assumptions that we believe are reasonable but could prove to be incorrect. For example, our expectations are based on assumptions regarding commodity price levels, gold and silver recovery percentages and rates, production estimates, anticipated costs and other factors that are subject to a number of risks, many of which are beyond our control. If our assumptions prove to be incorrect, we may require additional financing sooner than we expect to continue to operate our business, which may not be available on favorable terms or at all and which could have a material adverse effect on our results of operations, financial condition and liquidity.

The Sprott Credit Agreement and Sprott Royalty Agreement impose significant operating and financial restrictions that may limit our ability to operate our business.

The Sprott Credit Agreement and the Sprott Royalty Agreement impose significant operating and financial restrictions on us and our restricted subsidiaries. These restrictions limit our ability and the ability of our restricted subsidiaries to, among other things, as applicable:

•	incur additional debt;

•	pay dividends or make other restricted payments, including certain investments;

•	create or permit certain liens;

•	sell assets;

•	engage in certain transactions with affiliates; and

•	consolidate or merge with or into other companies, or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

In addition, the Sprott Credit Agreement and the Sprott Royalty Agreement require us to comply with a number of customary covenants, including:

•	covenants related to the delivery of monthly, quarterly and annual financial statements, budgets and annual projections;

•	maintaining required insurance;

•	compliance with laws (including environmental);

•	compliance with ERISA;

•	maintenance of ownership of 100% of the Hycroft Mine;

•	restrictions on consolidations, mergers or sales of assets;

•	limitations on liens;

•	limitations on issuance of certain equity interests;

•	limitations on issuance of additional indebtedness;

•	limitations on transactions with affiliates; and

•	other customary covenants.

We cannot assure you that we will satisfy these covenants or that our lenders will waive any future failure to do so. A breach of any of the covenants under the Sprott Credit Agreement and the Sprott Royalty Agreement could result in a default. If a default occurs under the Sprott Credit Agreement and the Sprott Royalty Agreement, the lenders could elect to declare the debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt, which, in the case of the Sprott Credit Agreement and the Sprott Royalty Agreement, constitutes all or substantially all of our assets.

Our substantial indebtedness could adversely affect our financial condition.

We have a significant amount of indebtedness. As of the closing of the business combination on May 29, 2020, we had outstanding indebtedness of $150 million, including $70 million in aggregate principal amount of indebtedness under the Sprott Credit Agreement and $80 million in aggregate principal amount of New Subordinated Notes assumed by us on May 29, 2020. Subject to the limits contained in the Sprott Credit Agreement and the Sprott Royalty Agreement, if we are able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes, then the risks related to our high level of debt could intensify. Our high level of debt and royalty payment obligations could:

•	make it more difficult for us to satisfy our obligations with respect to our outstanding debt;

•	require a substantial portion of our cash flows to be dedicated to debt service and/or royalty payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	increase our vulnerability to commodity price volatility, including increases in prices of commodities that we purchase and decreases in prices of gold and silver that we sell, each as part of our operations, general adverse economic and industry conditions;

•	limit our flexibility in planning for and reacting to changes in the industry in which we compete;

•	place us at a disadvantage compared to other, less leveraged competitors; and

•	increase our cost of borrowing.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under our debt, and the price of our Common Stock and warrants. The Sprott Credit Agreement and the Sprott Royalty Agreement each contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of nearly all of our debt.

If we default on our obligations to pay any of our indebtedness or otherwise default under the agreements governing our indebtedness, lenders could accelerate such debt and we may be subject to restrictions on the payment of our other debt obligations or cause a cross-acceleration.

Any default under the agreements governing our indebtedness that is not waived by the required lenders or holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on other debt instruments. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness and royalty payment obligations, or if we otherwise fail to comply with the various covenants in any agreement governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness and other indebtedness under the cross-default and cross-acceleration provisions of such agreements. In the event of such default:

•	the lenders or holders of such indebtedness could elect to terminate any commitments thereunder, declare all the funds borrowed thereunder to be due and payable and, if not promptly paid, in the case of our secured debt, institute foreclosure proceedings against our assets; and

•	even if these lenders or holders do not declare a default, they may be able to cause all of our available cash to be used to repay indebtedness owed to them.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our debt and royalty obligations or refinance our debt obligations (if necessary) depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control, including the market prices of gold and silver. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness and our royalty obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations and our royalty obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Sprott Credit Agreement and the Sprott Royalty Agreement restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service and royalty payment obligations then due.

In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which in the future may not be guarantors of our indebtedness. Accordingly, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of our indebtedness, our subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

Our inability to generate sufficient cash flows to satisfy our debt and royalty obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations.

If we cannot make scheduled payments on our debt, we will be in default and the lenders under the Sprott Credit Agreement and the Sprott Royalty Agreement could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation.

Hycroft Mining Corporation’s history of operations included periods of operating and net losses, and we may incur operating and net losses in the future. Hycroft Mining Corporation’s significant net losses and Hycroft Mining Corporation’s significant amount of indebtedness led Hycroft Mining Corporation to declare bankruptcy in 2015.

Prior to Hycroft Mining Corporation’s emergence from bankruptcy proceedings on October 22, 2015, Hycroft Mining Corporation generated operating losses of $368.9 million for period from January 1, 2015 through October 22, 2015 and $480.1 million for the year ended December 31, 2014. In the years ended December 31, 2018 and 2017 Hycroft Mining Corporation generated operating losses of $8.2 million and $32.9 million, respectively, and net losses of $55.8 million and $74.1 million, respectively. In connection with the restart of operations beginning in 2019, in the year ended December 31, 2019, Hycroft Mining Corporation generated operating losses of $33.9 million and net losses of $98.9 million. If we continue to suffer operating and net losses, our business, financial condition, results of operations and cash flows may be negatively impacted.

We have material indebtedness. We may not generate sufficient revenues in future periods to cover our payment obligations under the Sprott Credit Agreement, the Assumed New Subordinated Notes, and the Sprott Royalty Agreement to pay for all of our operating or other expenses, which could have a material adverse effect on our business, results of operations and financial condition.

The chapter 11 proceedings may have disrupted our business relationships, which may materially and adversely affect our operations.

The chapter 11 reorganization that Hycroft Mining Corporation went through in 2015 may have created a negative public perception of us in relation to our competitors and adversely impacted our relationships with our employees, suppliers, customers and other parties. Consequently, our relationships with our customers, suppliers, certain liquidity providers and employees may have been adversely impacted and our operations, currently and going forward, could be materially and adversely affected, such as if we are not extended customary business credit or payment terms.

If we lose key personnel or are unable to attract and retain additional personnel, we may be unable to develop our business.

Our development in the future will be highly dependent on the efforts of key management employees, and other key employees that we may hire in the future. We will need to recruit and retain other qualified managerial and technical employees to build and maintain our operations. If we are unable to successfully recruit and retain such persons, our development and growth could be significantly curtailed.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, extortion to prevent or the unauthorized release of confidential or otherwise protected information and the corruption of data. Given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to production downtimes, operational delays, extortion, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, financial condition or results of operations.

We could also be adversely affected by system or network disruptions if new or upgraded information technology systems are defective, not installed properly or not properly integrated into our operations. System modification failures could have a material adverse effect on our business, financial position and results of operations and could, if not successfully implemented, adversely impact the effectiveness of our internal controls over financial reporting.

We may be subject to legal proceedings.

Due to the nature of our business, we may be subject to regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. We can provide no assurances that these matters will not have a material adverse effect on our business.

We are not currently a party to any forward sale or other significant hedging arrangements to protect against gold and silver prices and commodity prices and, as a result, our operating results are exposed to the impact of any significant decrease in the price of gold or silver or any significant increase in commodity prices.

We are not currently a party to any forward sales or other hedging arrangements to reduce the risk of exposure to volatility in commodity prices. Accordingly, our future operations will be exposed to the impact of any significant decrease in gold or silver prices and any significant increase in commodity prices. If such prices adversely change significantly, we will realize reduced revenues and increased costs.

Further, we cannot provide any assurance that the use of hedging techniques will always be to our benefit. Hedging instruments that protect against gold and silver market price volatility may prevent us from realizing the full benefit from subsequent increases in market prices with respect to covered production, which would cause us to record a mark-to-market loss, decreasing our profits. Hedging contracts also are subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition, results of operations and cash flows.

Joint ventures and other partnerships may expose us to risks.

In the future, we may enter into joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain properties. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constituting documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance and cash flows.

Our four largest stockholders will be able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management of our Board, possibly conflicting with the interests of our other stockholders.

As of July 9, 2020, Mudrick Capital, Whitebox, Highbridge and Aristeia beneficially own approximately 53.5%, 25.5%, 14.7% and 9.9% of the outstanding shares of our Common Stock (including shares acquirable within 60 days upon exercise of outstanding warrants), respectively. Because of their significant stockholdings, each of Mudrick Capital, Whitebox, sponsor and Highbridge could exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise influence our business. This influence could have the effect of delaying or preventing a change in control or entrenching management of our Board, which could conflict with the interests of other stockholders and, consequently, could adversely affect the market price of the Common Stock.

Risks Related to Our Common Stock and Warrants

The price of our Common Stock may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock and warrants following this registration may fluctuate substantially. This may be especially true for companies with a small public float. The trading price of our Common Stock and warrants following this registration will depend on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Common Stock or warrants since you might be unable to sell your shares or warrants at or above the price you paid for them, if any. Factors that could cause fluctuations in the trading price of our Common Stock or warrants include:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in gold and silver commodity prices and in the market prices and trading volumes of gold mining stocks;

•	changes in operating performance, including challenges to our ability to economically and profitably recover gold and silver through heap leaching of sulfide ores, and stock market valuations of other mining companies generally, or those in our industry in particular.

•	sales of shares of our Common Stock or warrants by us or our stockholders;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our operating results or fluctuations in our operating results; actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•	litigation involving us;

•	developments; or disputes concerning our mining rights;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	any major change in our management; and

•	other events or factors, including those resulting from war, global pandemics, incidents of terrorism or responses to these events.

In addition, the stock market in general, and the market for mining companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our Common Stock or warrants, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Common Stock or warrants shortly following this registration.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our Common Stock and warrants will depend in part on the research and reports that equity research analysts publish about us and our business. Currently, we do not have any analyst coverage and we may not obtain analyst coverage in the future. If we obtain analyst coverage, we would have no control over such analysts or the content and opinions in their reports. Securities analysts may elect not to provide research coverage of our company, and such lack of research coverage may adversely affect the market price of our Common Stock and warrants. The price of our Common Stock or warrants could also decline if one or more equity research analysts downgrade our Common Stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Substantial future sales of shares of our Common Stock or warrants could cause the market price of our Common Stock or public warrants to decline.

The market price of shares of our Common Stock or public warrants could decline as a result of substantial sales of our Common Stock or warrants, particularly sales by our significant stockholders, a large number of shares of our Common Stock or warrants becoming available for sale or the perception in the market that holders of a large number of shares or warrants intend to sell their shares or warrants. As of July 9, 2020, we had outstanding 50,160,042 shares of Common Stock and 34,289,999 warrants exercisable at a price of $11.50 per share (not including the Seller warrants which, with an exercise price of $44.82 per share, are significantly out of the money).

We may issue additional shares of Common Stock and warrants or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We may issue additional shares of Common Stock and warrants or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of Common Stock and warrants or other equity securities of equal or senior rank would have the following effects:

•	our existing stockholders’ proportionate ownership interest in us will decrease;

•	the relative voting strength of each previously outstanding share of Common Stock may be diminished; and

•	the market price of our shares of our Common Stock and warrants may decline.

We do not intend to pay cash dividends for the foreseeable future.

We have agreed to restrictions against paying cash dividends in the Sprott Credit Agreement. We intend to retain all of our earnings for the foreseeable future to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases. Our Board retains the discretion to change this policy at any time subject to the restrictions to which we have agreed.

Anti-takeover provisions in our organizational documents and under Delaware law could make a third party acquisition of the Company difficult.

Our second amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to remove management by our Board and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the right of our Board to appoint a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of the our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the ability of the our Board to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	limiting the liability of, and providing indemnification to, our directors and officers; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Hycroft.

As an "emerging growth company," we cannot be certain if the reduced disclosure requirements applicable to "emerging growth companies" will make our shares of Common Stock and warrants less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to the following:

•	exemption from the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

•	exemption from the requirements of holding non-binding stockholder votes on executive compensation arrangements; and

•	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless the SEC otherwise determines, any future audit rules that may be adopted by the Public Company Accounting oversight Board.

We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after our initial public offering, or until the earlier of (i) the last day of the fiscal year in which we have annual gross revenue of $1 billion or more, (ii) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt or (iii) the date on which we are deemed to be a large accelerated filer under the federal securities laws. We will qualify as a large accelerated filing as of the first day of the first fiscal year after we have (i) more than $700 million market value in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

We cannot predict if investors will find our Common Stock or warrants less attractive if we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock or warrants and our stock price may be more volatile.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an "emerging growth company."

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we filed with the SEC after our IPO, and generally requires a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an "emerging growth company." We could be an "emerging growth company" for up to five fiscal years.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders, although we could receive up to approximately $538.2 million assuming the exercise of all of the outstanding warrants, including the Seller warrants, for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the warrants are not obligated to exercise the warrants and we cannot assure you that the holders of the warrants will choose to exercise any or all of the warrants.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares of Common Stock and warrants for resale to the public,

•	the number of shares of Common Stock and warrants that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number of shares of Common Stock and warrants that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•	the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock and warrants are sold by the Selling Securityholders).

Shares of Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	%	Number of Shares	%
Mudrick Capital Management, L.P.(2)	32,477,130	53.5%	32,477,130	53.5%	0	*
Whitebox Advisors LLC(3)	13,012,516	25.5%	13,012,516	25.5%	0	*
Highbridge Capital Management, LLC(4)	7,427,412	14.7%	7,427,412	14.7%	0	*
Aristeia Capital, L.L.C.(5)	4,989,085	9.9%	4,989,085	9.9%	0	*
Wolverine Asset Management, LLC(6)	2,420,473	4.8%	2,420,473	4.8%	0	*
Sprott Private Resource Lending II (Collector), LP(7)	437,940	1.0%	496,634	1.0%	0	*
Cantor Fitzgerald & Co(8)	244,395	*	44,395	*	200,000	*
Prisma Pelican Fund(9)	31,604	*	31,604	*	0	*
Ninepoint Credit Opportunities Fund(10)	4,515	*	4,515	*	0	*
Natural Resource Income Investing Limited Partnership(11)	9,030	*	9,030	*	0	*
Sprott Private Resource Streaming and Royalty (Collector), LP.(12)	13,545	*	13,545	*	0	*

*	Less than 1%

(1)	Based on 50,160,042 shares of Common Stock issued and outstanding on July 9, 2020

(2)	Includes: (i) 14,013,180 shares of Common Stock (including 9,200,000 shares of Common Stock underlying warrants) held by Mudrick Capital Acquisition Holdings LLC (the “Sponsor”); (ii) 7,952,541 shares of Common Stock (including 381,348 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Fund Global L.P.; (iii) 1,858,052 shares of Common Stock (including 40,493 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Drawdown Fund, L.P.; (iv) 866,762 shares of Common Stock (including 213,920 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Drawdown Fund II, L.P.; (v) 640,297 shares of Common Stock (including 45,263 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Specialty Fund, LP; (vi) 49,132 shares of Common Stock (including 14,722 shares of Common Stock underlying warrants) held by Mudrick Distressed Senior Secured Fund Global, L.P.; and (vii) 7,097,166 shares of Common Stock (including 600,146 shares of Common Stock underlying warrants) held by certain accounts managed by Mudrick Capital Management, L.P. (collectively the “Mudrick Funds”). Mudrick Capital Management, L.P. is the investment manager of the Mudrick Funds other than the Sponsor and is the managing member of the Sponsor. Mudrick Capital Management, L.P. holds voting and dispositive power over the shares of Common Stock held by the Mudrick Funds and the Sponsor. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the shares of Common Stock held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

(3)	Includes (i) 638,377 shares of Common Stock held by Whitebox Asymmetric Partners, LP; (ii) 1,661,147 shares of Common Stock held by Whitebox Credit Partners, LP; (iii) 404,352 shares of Common Stock held by Whitebox Institutional Partners, LP; (iv) 1,398,282 shares of Common Stock held by Whitebox Multi-Strategy Partners, LP; and (v) 8,910,358 shares of Common Stock (including 913,017 shares of Common Stock underlying warrants) held by WBox 2015-5 Ltd. Whitebox Advisors LLC is the investment manager of, and WBox 2015-5 Ltd.is the collateral agent for, Whitebox Asymmetric Partners, LP, Whitebox Credit Partners, LP, Whitebox Institutional Partners, LP, Whitebox Multi-Strategy Partners, LP (collectively, the “Whitebox Funds”) and holds voting and disposable power over the shares of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, Paul Roos, and Mark Strefling and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

(4)	Includes (i) 2,295,708 shares of Common Stock (including 167,050 shares of Common Stock underlying the warrants) held by Highbridge Tactical Credit Master Fund, L.P. (“TCF”); and (ii) 5,131,704 shares of Common Stock (including 353,482 shares of Common Stock underlying warrants) held by Highbridge MSF International Ltd. (“MSF” and, together with TCF, the “Highbridge Funds”). Highbridge Capital Management, LLC (“HCM”), the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the shares held by the Highbridge Funds. Mark Vanacore is responsible for the investment and voting decisions made by HCM with respect to the shares held by MSF, and Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the shares held by TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)	Includes (i) 2,164,791 shares of Common Stock (including 152,086 shares of Common Stock underlying warrants) held by ALSV Limited; (ii) 607 shares of Common Stock held by Windermere Ireland Fund PLC; and (iii) 2,823,687 shares of Common Stock (including 198,487 shares of Common Stock underlying warrants) held by APSV, LLC (collectively, the “Aristeia Funds”). Aristeia Capital, L.L.C. (“Aristeia”) may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of the Aristeia Funds, which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.

(6)	Includes 2,420,473 shares of Common Stock (including 169,985 shares of Common Stock underlying warrants) held by Wolverine Flagship Fund Trading Limited (the “WF Fund”). Wolverine Asset Management, LLC (“WAM”) is the investment manager to WF Fund and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings. Each of Robert R. Bellick, Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of the securities held by the WF Fund. The business address of such holders is 175 W. Jackson Blvd., Suite 340, Chicago, Illinois 60604.

(7)	Sprott Resource Lending Corp. is the investment manager of Sprott Private Resource Lending II (Collector), LP and may be deemed to be the beneficial owner of the shares held by Sprott Private Resource Lending II (Collector), LP . Peter Grosskopf, Jim Grosdanis, Narinder Nagra and Varinder Bhathal are responsible for the investment and voting decisions made by Sprott Resource Lending Corp. The business address of such holders is 200 Bay Street, Suite 2600, Toronto, ON, Canada, M5J 2J1.

(8)	The business address of Cantor Fitzgerald& Co. is 110 East 59th Street, New York, NY 10022.

(9)	Prisma Capital Partners LP is the investment manager of Prisma Pelican Fund LLC and may be deemed to be the beneficial owner of the shares held by Prisma Pelican Fund LLC. The business address of such holders is 9 West 57th Street, Suite 2600, New York, NY 10019.

(10)	Ninepoint Partners LP is the investment manager of Ninepoint Credit Income Opportunities Fund and may be deemed to be the beneficial owner of the shares held by Ninepoint Credit Income Opportunities Fund. The business address of such holders is 200 Bay Street, Suite 2700, Toronto, ON, Canada, M5J 2J2.

(11)	Resource Capital Investment Corp. is the investment manager of Natural Resource Investing LP and may be deemed to be the beneficial owner of the shares held by Natural Resource Investing LP. Arthur Rule, Varinder Bhathal and Thomas Ulrich are responsible for the investment and voting decisions made by Resource Capital Investment Corp. The business address of such holders is 1910 Palomar Point Way, Suite 200, Carlsbad, CA 92008.

(12)	Sprott Resource Streaming and Royalty Corp. is the investment manager of Sprott Private Resource Streaming and Royalty (Collector), LP and may be deemed to be the beneficial owner of the shares held by Sprott Private Resource Streaming and Royalty (Collector), LP. Michael Harrison and Varinder Bhathal are responsible for the investment and voting decisions made by Sprott Resource Streaming and Royalty Corp. Michael Harrison disclaims beneficial ownership of such shares. The business address of such holders is 200 Bay Street, Suite 2600, Toronto, ON, Canada, M5J 2J1.

Warrants

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	%	Number of Shares	%
Mudrick Capital Management, L.P.(2)	10,495,892	30.6%	10,495,892	30.6%	0	*
Whitebox Advisors LLC(3)	913,017	2.7%	913,017	2.7%	0	*
Highbridge Capital Management, LLC(4)	520,532	1.5%	520,532	1.5%	0	*
Aristeia Capital, L.L.C.(5)	350,573	1.0%	350,573	1.0%	0	*
Wolverine Asset Management, LLC(6)	169,985	*	169,985	*	0	*
Cantor Fitzgerald & Co(7)	1,040,000	3.0%	1,040,000	3.0%	0	*

*	Less than 1%

(1)	Based on 34,289,999 warrants issued and outstanding on July 9, 2020 with an exercise price of $11.50 per share but excluding the Seller warrants which are significantly out of the money with an exercise price of $44.82 per share.

(2)	Includes (i) 9,200,000 warrants held by the Sponsor, (ii) 381,348 warrants held by Mudrick Distressed Opportunity Fund Global L.P.; (iii) 40,493 warrants held by Mudrick Distressed Opportunity Drawdown Fund, L.P.; (iv) 213,920 warrants held by Mudrick Distressed Opportunity Drawdown Fund II, L.P.; (v) 45,263 warrants held by Mudrick Distressed Opportunity Specialty Fund, LP; and (vi) 14,722 warrants held by Mudrick Distressed Senior Secured Fund Global, L.P., and (vii) 600,146 warrants held by certain accounts managed by Mudrick Capital Management, L.P. (collectively, the “Mudrick Funds”). Mudrick Capital Management, L.P. is the investment manager of the Mudrick Funds other than the Sponsor and is the managing member of the Sponsor. Mudrick Capital Management, L.P. holds voting and dispositive power over the securities held by the Mudrick Funds. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the warrants held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported warrants other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

(3)	WBox 2015-5 Ltd. is the record holder of such warrants and is the collateral agent for the Whitebox Funds. Whitebox Advisors LLC is the investment manager of the Whitebox Funds and holds voting and disposable power over the warrants of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, Paul Roos, and Mark Strefling and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

(4)	Includes (i) 167,050 warrants held by TCF and (ii) 353,482 warrants held by MSF. HCM, the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the warrants held by the Highbridge Funds. Mark Vanacore is responsible for the investment and voting decisions made by HCM with respect to the warrants held by MSF, and Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the warrants held by TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these warrants. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)	Includes (i) 152,086 warrants held by ALSV Limited and (ii) 198,487 warrants held by APSV, LLC. Aristeia may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of the Aristeia Funds, which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.

(6)	WF Fund is the record holder of such warrants. WAM is the investment manager to WF Fund and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings. Robert R. Bellick and Christopher L. Gust may be deemed to control WTP, the general partner of Wolverine Holdings. Each of Robert R. Bellick, Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of the securities held by the WF Fund. The business address of such holders is 175 W. Jackson Blvd., Suite 340, Chicago, Illinois 60604.

(7)	The business address of Cantor Fitzgerald& Co. is 110 East 59th Street, New York, NY 10022.

Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Securityholders and their affiliates see the section entitled “Certain Relationships and Related Transactions” and “Description of Securities to be Registered.”

Other Material Relationships

David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock or warrants and disclaims any beneficial ownership of the shares of our Common Stock or warrants beneficially owned by Mudrick Capital Management, L.P. and its affiliates.

Michael Harrison, a member of our board of directors, has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as a Managing Partner of Sprott Private Resource Streaming and Royalty (Collector), LP. Mr. Harrison disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP.

DESCRIPTION OF BUSINESS

Overview

We are a U.S.-based gold producer that has historically focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales have historically represented 100% of our operating revenues and are expected to represent 100% of our operating revenues in the future. Accordingly, the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

On May 29, 2020, we consummated the transactions contemplated by the Purchase Agreement pursuant to which Acquisition Sub, our indirect wholly owned subsidiary, acquired all of the issued and outstanding equity interests of the direct subsidiaries of the Seller and substantially all of the other assets and assumed substantially all of the liabilities of the Seller. In connection with the completion of the business combination contemplated by the Purchase Agreement, we changed our name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation.

The Hycroft Mine, our sole operating property, is located outside of Winnemucca, Nevada. Our corporate headquarters is located at 8181 E. Tufts Avenue, Suite 510, Denver, Colorado 80237, and our telephone number is (303) 253-3267. Our website is www.hycroftmining.com. Information on our website is not incorporated by reference into this prospectus.

Recent History of the Hycroft Business

As indicated above, the Company completed the business combination with the Seller on May 29, 2020, in accordance with the terms of the Purchase Agreement.

In accordance with the Purchase Agreement, Allied VGH Inc., a Nevada corporation (“Allied VGH”) and Allied Nevada Delaware Holdings Inc., a Delaware corporation (“Allied Delaware”) were converted into Delaware limited liability companies prior to the consummation of the business combination. Pursuant to the business combination, Acquisition Sub (a) acquired from the Seller (i) all of the issued and outstanding equity interests of Allied Nevada Gold Holdings, LLC, a Nevada limited liability company, Allied VGH (as converted), and Allied Delaware (as converted), the direct subsidiaries of Seller and (ii) substantially all of the remaining assets of the Seller subject to specified retained assets and (b) assumed substantially all of the liabilities of the Seller.

The value of the aggregate consideration was estimated at approximately $615.0 million, which amount was inclusive of the value of the 15,140,584 shares of the Company’s Common Stock issued as consideration to the Seller in the business combination (and promptly distributed pro rata to the Seller’s stockholders), the value of Seller’s debt assumed by the Company at the closing of the business combination, and the value of Seller’s debt paid off or exchanged for shares of Common Stock and cancelled by the Seller at the closing of the business combination.

On May 29, 2020, immediately prior to the consummation of the business combination, the Company issued pursuant to the private investment an aggregate of 7,596,309 shares of Common Stock and 3,249,999 million PIPE warrants for an aggregate purchase price of approximately $76.0 million to the Initial Subscribers, pursuant to the terms of separate Subscription/Backstop Agreements. In addition, on May 29, 2020, immediately prior to the consummation of the business combination, sponsor surrendered to the Company 3,511,820 founder shares in accordance with the terms of the Purchase Agreement and the Parent Sponsor Letter Agreement.

At the consummation of the business combination, the Company, sponsor, Cantor, Excess Noteholders and 1.5 Lien Noteholders that received shares of Common Stock upon exchange of Excess Notes and 1.5 Lien Notes, certain stockholders of the Seller that received shares of Common Stock in the business combination and may be affiliates of the Company after consummation of the business combination, the Initial Subscribers and Lender, and such persons or entities, collectively, as the restricted stockholders, entered into the Amended and Restated Registration Rights Agreement, pursuant to which the restricted stockholders are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. The restricted stockholders have agreed in the Amended and Restated Registration Rights Agreement not to sell, transfer, pledge or otherwise dispose of shares of Common Stock they hold or receive for certain time periods, ranging from between 30 days after the consummation of the business combination for warrants purchased in the private investment to six months for shares received in the note exchange, to one year after the consummation of the business combination for converted founder shares, subject to certain exceptions. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, the Company is filing the registration statement of which this prospectus forms a part.

Concurrently with the consummation of the business combination, sponsor also purchased 3,125,000 shares of Common Stock and 2,500,000 forward purchase warrants to purchase one share of Common Stock for $11.50 per share, in accordance with the terms of the Forward Purchase Contract.

On October 4, 2019, the Seller, as borrower, certain subsidiaries of the Seller, as guarantors, Lender, and Sprott Resource Lending Corp., as arranger, executed a secured multi-advance term credit facility pursuant to which Lender committed to make, subject to certain conditions set forth therein, term loans in an aggregate principal amount up to $110.0 million (the “Initial Sprott Credit Agreement”). On May 29, 2020, the Company and certain of its subsidiaries, as guarantors, entered into the Amended and Restated Credit Agreement (the “Sprott Credit Agreement”) to update the conditions precedent and effect certain other changes to conform the terms of the Initial Sprott Credit Agreement to the details of the business combination. At the consummation of the business combination, the Company assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock equal to approximately 1% of the Company’s post-closing shares of Common Stock outstanding. In addition, concurrently with the consummation of the business combination, the Company and HRD entered into the Sprott Royalty Agreement with Lender, pursuant to which, among other things, HRD received $30.0 million in cash consideration in exchange for a 1.5% net smelter perpetual royalty payment relating to the Hycroft mine, the principal asset of HRD acquired in the business combination.

On May 28, 2020, in connection with the closing of the business combination, the Seller, Acquisition Sub, the 1.25 Lien Noteholders and the 1.5 Lien Noteholders entered into an Omnibus Amendment to the Note Purchase Agreements and Exchange Agreement (the “Omnibus Amendment”), which effected certain technical changes, and added certain representations and warranties to, the Exchange Agreement.

On May 29, 2020, in connection with the consummation of the business combination, the Company amended and restated its existing amended and restated certificate of incorporation (the “Second Amended and Restated Charter”) to:

(a) change the name of the Company to Hycroft Mining Holding Corporation;

(b) increase the total number of authorized shares of all classes of capital stock from 111,000,000 shares to 410,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock;

(c) remove or amend those provisions of existing certificate of incorporation which terminated or otherwise ceased to be applicable following the completion of the business combination, including removal of certain provisions relating to the Company’s prior status as a blank check company and the Company’s Class B Common Stock that no longer apply;

(d) clarify the exclusive forum provision to provide the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder litigation shall not apply to any action to enforce any liability or duty under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, for which there is exclusive federal or concurrent federal and state jurisdiction;

(e) permit stockholder action by written consent;

(f) provide that the Company will not be governed by Section 203 of the DGCL, and included a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by the Initial Subscribers from the definition of “interested stockholder,” and

(f) declassify the board of directors.

Upon consummation of the business combination, the Company assumed the Seller’s liabilities and obligations under the Seller Warrant Agreement. Each Seller warrant outstanding and unexercised immediately prior to the effective time of the business combination is exercisable to purchase shares of our Common Stock at an exercise price of $44.82 per share, and each warrant is exercisable into approximately 0.2523 shares of our Common Stock for a total of 3,210,213 shares of our Common Stock.

The foregoing descriptions of the Sprott Credit Agreements, the Sprott Royalty Agreement the Seller Warrant Agreement, the Subscription/Backstop Agreements, the Amended and Restated Registration Rights Agreement, the Omnibus Amendment, and the Second Amended and Restated Charter do not purport to be complete and are subject to and qualified in their entirety by reference to such documents, copies of which are included as Exhibits 10.1, 10.2, 4.1, 10.3, 10.4, 10.5, 10.12 and 3.1, respectively, of the registration statement of which this prospectus forms a part.

Hycroft Business

Historically, gold and silver sales from the Hycroft Mine have represented 100% of the Seller’s operating revenues and are expected to represent 100% of our operating revenues in the future. Due to declines in the price per gold and silver ounce in 2014 and 2015 the Seller’s predecessor filed voluntary petitions for relief under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware and on July 8, 2015, the Seller’s predecessor announced that it had suspended mining operations. On October 22, 2015, the Seller’s predecessor completed its financial restructuring process and emerged from the chapter 11 process.

Since suspending mining operations in July 2015, the Hycroft Mine’s operating cash flows have been limited and have related primarily to gold and silver produced from the previously mined ore that had been placed on leach pads. At the end of the first quarter of 2017, with the revenue from the gold and silver produced from the leach pads no longer covering the cost of the reagents necessary for production, the Hycroft Mine was placed into care and maintenance mode to minimize expenditures and conserve cash. Gold and silver production in care and maintenance is a byproduct of maintenance activities and not considered as sales revenues. The Hycroft Mine restarted mining operations during the first half of 2019. As part of its restart of mining operations, the Seller obtained a Feasibility Study as of July 31, 2019 for the heap leaching process for transition and sulfide ores.

Our sole operating mine, the Hycroft Mine, is an open-pit heap leach operation located approximately 54 miles west of Winnemucca, Nevada. Historically, gold and silver sales have represented 100% of our operating revenues and the market prices of gold and silver significantly impact our financial position, operating results and cash flows. Beginning in early 2019, with additional funding in the form of the 1.5 Lien Notes and 1.25 Lien Notes, repairs to the crushing system commenced and mining operations were again started at the Hycroft Mine. The first pour of gold and silver occurred in August 2019.

As reflected in the Hycroft Technical Report completed by M3 Engineering and Technology (“M3 Engineering”), SRK Consulting US (“SRK”) and the Seller, compliant with the recently adopted Modernization of Property Disclosures for Mining Registrants (the “New Mining Rules”), which we have voluntarily adopted early, as of June 30, 2019, the Hycroft Technical Report reflected proven and probable mineral reserves of 11.996 million ounces of gold and 481.4 million ounces of silver, which were contained in oxide, transition and sulfide ores. The Hycroft Technical Report also reported, as of June 30, 2019, the following measured, indicated and inferred mineral resources of gold and silver contained in oxide, transition and sulfide ores (in 000’s):

Mineral Resources(1)	Gold (Oz)	Silver (Oz)
Measured(2)	649	15,554
Indicated(2)	3,050	93,438
Inferred	5,769	129,754

(1)	Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s New Mining Rules, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the New Mining Rules definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. In accordance with the New Mining Rules, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” used in this prospectus are defined in the New Mining Rules.

(2)	The measured and indicated mineral resources are exclusive of those mineral resources modified to produce the reported mineral reserves.

The Hycroft Technical Report does not include any assumptions for the conversion of mineral resources to mineral reserves.

You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the New Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Prior to the suspension of mining operations on July 8, 2015, the Seller’s predecessor recovered metals contained in oxide and transition ores through heap leach operations. As discussed below, the Hycroft Mine’s current mining plan and operations involve oxidizing and leaching transition and sulfide material in a heap leach application. As of July 31, 2019, based upon the findings in the Hycroft Technical Report, about 94% of the Hycroft Mine’s ore contains enough refractory gold to economically justify pretreatment by pre-oxidation prior to cyanide leaching.

Historical Test Work

Beginning in 2007, the Seller’s predecessor examined milling options to expand production, including direct cyanidation of high-grade oxide ore, and production of a flotation concentrate from sulfide ore, followed by an oxidative treatment of the concentrate. The original focus was on oxidation methods primarily employed in the Nevada gold industry, including pressure oxidation and roasting. Test work on these processes showed that each of these options could work well.

In 2013, the Seller’s predecessor began testing a suite of alternative oxidation methods, including chlorination, ambient pressure alkaline oxidation, fine-grinding with intense cyanidation, and a procedure similar to the patented Albion Process. The goal was to develop an economically viable process that would be less expensive to build and operate than autoclaves and that would eliminate the need for offsite concentrate sales.

Batch test results were positive and indicated that the Hycroft Mine’s concentrates were amenable to oxidation under atmospheric conditions, using trona as the acid neutralizing agent. Continuous pilot plant testing on three main domains was completed at Hazen Research to confirm these results.

In 2016, the viability of the atmospheric oxidation process using trona was demonstrated in a 10 ton-per-day integrated pilot plant at the mine site. This plant included primary grinding of 3/8” material, followed by flotation, atmospheric oxidation, cyanide leaching, counter-current decantation and Merrill-Crowe precipitation.

Previous testing and analysis of the Hycroft Mine indicated that transition and sulfide ore can be oxidized in a heap leach operation prior to irrigation with cyanide solution and previous studies have all contributed to the development of the proposed process for the two-stage, heap oxidation and subsequent leaching of sulfide and transition ores. Aside from offering an extensive characterization of the ore, our past test work has served to demonstrate the relationship between oxidation and recovery, to quantify the carbonate consumption requirements for oxidation and to establish reaction rates under varying operating conditions. Knowledge of the oxidation mechanism that was established in past work has favorably assisted the advancement of the pre-oxidation process that we are using at the Hycroft Mine.

The Hycroft Technical Report prepared by M3 Engineering, in association with SRK and Seller was issued effective July 31, 2019 and followed the requirements of the New Mining Rules. The Hycroft Technical Report provides the results of the heap leach Feasibility Study that evaluated the possibility of oxidizing and leaching transitional and sulfidic material in a heap leach application. The Hycroft Technical Report presents a mineral reserve and resource estimate, a supporting life-of-mine plan and the results of metallurgical testing to determine the applicability of oxidizing and leaching transition and sulfide ore in a heap leach process. The metallurgical testing includes three phases of the ongoing test program using extensive column and bottle roll test work. The objective of the Hycroft Technical Report was to determine if soda ash, a refined form of trona, can be used to oxidize sulfides in a heap leach operation prior to irrigation with cyanide solution. This process, which is the subject of a pending patent application, is intended to accomplish two goals, namely, the liberation of gold and silver in the sulfides by oxidation, thereby increasing its recovery, and the reduction of the heap’s potential to turn acidic during cyanide leaching.

Over a decade of research into various carbonate oxidation systems has laid the foundation for the pre-oxidation and cyanidation process. A history of processes that have contributed to the development of this technology is included in the Hycroft Technical Report to show the progression of the mechanism used for oxidation as well as the logic that lead to current operating procedures.

The metallurgical test programs conducted on the Hycroft Mine deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on whole ore, flotation tailing, and oxidized sulfide concentrate. The samples were mostly derived from drill cores.

Ore is classified as “oxide,” “transitional,” or “sulfide,” depending on the solubility of its gold content in cyanide solution (refractoriness). Ores having cyanide soluble gold contents of 70% or higher are classified as oxide ore. Those with cyanide-soluble gold contents below 30% are considered sulfide. The remainder, with cyanide-soluble contents between 30 to 70% are considered transition ores. The classification has been shown to have no strong correlation with sulfide sulfur content.

Heap Leach Test Work

In October 2015, the Seller began testing the possibility of oxidizing (using trona to manage the pH) and leaching the transition and sulfide ores in a heap leach scenario in order to reduce the capital intensity of recovering the gold and silver ounces contained in such ores. Heap leach oxidation and cyanide leach tests began with traditional column lab work. Core samples for metallurgical testing were selected to represent the most significant domains within the orebody, Central, Brimstone and Vortex, will be the main sources of ore going forward. Tests were conducted in plexiglass cylindrical columns that were 1-ft diameter and 4-ft high. Ore samples were crushed to 1/2”, blended and loaded into the columns.

Between the oxidation and leach stages, the columns were rinsed with water followed by lime-saturated water. The objective of the water rinse was to remove as much of the sulfate produced and excess carbonate alkalinity as practicable from the ore column. Sulfate that remains will react with calcium in the leach solution to precipitate CaSO4, which could form a passivation layer over the solids that are being leached. Bicarbonate has been shown to react with cyanide resulting in high cyanide consumptions. The objective of the lime-water rinse was to neutralize residual bicarbonate after the water rinse. Depending on the efficiency of the water rinse, the lime-saturated rinse may not be required but this will have to be tested to determine the trade-off between the cost of lime-water rinse and the cyanide loss.

Oxidation was performed for different periods ranging from 60 days to 180 days, by adding soda ash to the ore column and applying just enough solution to the column to keep the ore wet. This status was maintained to ensure that the interstices in the ore column are filled with oxygen-supplying air and not flooded with solution. A small amount of solution was allowed to drain at the bottom of the column, enough to collect at least 50 ml of sample each day for pH analysis, and to create a weekly composite for sulfate analysis. Oxidation was tracked by the amount of sulfate produced.

The results of the column oxidation followed by leach tests in general supported the hypothesis that higher oxidation levels of transition and sulfide ores produce better gold and silver recoveries in the subsequent cyanide leach process. From the overall trend observed in the test results, it appears that gold recoveries of 70% are possible for all the domains if the conditions are right. It is recommended that testing be continued using optimal conditions to provide experimental support for this recovery target. These optimal conditions include soda ash dosage, crush size, oxidation time, maintaining moist conditions during oxidation and ensuring access to air. During operations, testing of ore is likewise recommended to fine tune the conditions to be used in the heap. The duration of the oxidation cycle is variable and dependent on parameters found in the head assay.

While trona was initially used in testing to manage the pH and alkalinity during oxidation, for commercial production the Seller determined to use soda ash, a trona product, as they believed that soda ash can deliver higher carbonate concentrations than trona and requires less mass to be moved and stored in order to provide the same total alkalinity.

As reported in the Hycroft Technical Report, operating parameters and expected recoveries for heap leaching were as follows:

Domain	Nominal* Target Oxidation, %	CN — Leach Time, days	Au Recovery, %	Ag Recovery, %
Northwest (Bay)	31	60	55	55
West (Central)	40	60	70	70
Southwest (Camel) Above Water Table	40	60	70	70
Southwest (Camel) Below Water Table	40	60	65	70
Brimstone	40	60	65	70
Vortex	40	60	65	70

The Hycroft Technical Report indicated that maximum recoveries can be attained if the correct operating conditions are observed, including the following:

1.	It is essential that pH be maintained above 9.5 during the oxidation process but not higher than 11. This ensures that the catalytic action of the ferrous-ferric carbonate redox pair is prevailing.

2.	The total carbonate alkalinity must be maintained at a minimum of 20,000 parts per million, preferably up to 60,000 ppm to stabilize enough iron in solution.

3.	During oxidation, the ore must be maintained wet.

4.	However, the heap must not be saturated with solution to allow oxygen to migrate to the oxidation sites.

5.	When the desired oxidation level is attained, excess carbonate and bicarbonate must be rinsed out of the heap. This may be followed by a lime water rinse to neutralize any residual carbonate.

Maintaining permeability in the heap is important during both oxidation and leach stage.

Hycroft Business Strategy

Based on the test work outlined above, we have developed a mine plan to profitably produce gold and silver at the Hycroft Mine (in a stable jurisdiction) that focuses on two-stage, heap leach oxidation of transition and sulfide ores using soda ash to manage the pH and alkalinity during oxidation and subsequent cyanidation of the oxidized ores. The following simplified schematic outlines the process that we intend to use, which is further described in the Hycroft Technical Report.

PRIMARY CRUSHING
SECONDARY
& TERTIARY
CRUSHING
SODA ASH UNLOADING
& STORAGE
HEAP LEACH
MERRILL-CROWE
& REFINERY
(EXISTING)

HYCROFT OVERALL FLOW SHEET

Mining

Under the mine plan that was developed by the Seller, we currently intend to mine using typical truck and shovel open pit mining methods.

We plan to ramp up production over five years to the design crushed ore tonnage of 36 million tons per year, starting with 4.5 million tons in 2019, increasing to 12.6 million tons in 2020, 23.3 million tons in 2021, and reaching the target 36 million tons per year by 2024. The yearly tonnage will be supplemented by a small percentage of ore that will be placed and leached as run-of-mine ore. In connection with the restart of mining operations, we made repairs to the crushing system and in July 2019 received approval of an amendment to our permits for construction of a new leach pad.

Processing

A significant portion of gold in the Hycroft Mine ore is refractory due to its association with pyrite, marcasite and other sulfides. About 94% of the ore contains enough refractory gold to economically justify pretreatment by pre-oxidation prior to cyanide leaching.

The heap leach operation is designed to treat three categories of ore, classified as described below, using the following methods:

•	Ore Category 1 (ROM ore) — lower grade ore with high cyanide soluble gold is routed directly to the leach pad and cyanide leached to extract gold and silver. This accounts for 4% of the ore over the life of mine. The gold contents are highly soluble and the remaining refractory gold contents are not projected to justify the time and expense of a pre-oxidation step, therefore it will be stacked as run of mine, or ‘ROM’. The ore in this category is typically defined as ‘ROM oxide’ or ‘ROM transition’.

•	Ore Category 2 (3/4” Crushed ore) — higher grade ore with high cyanide soluble gold is crushed to a P80 of 3/4” and cyanide leached to extract gold and silver. This accounts for 2% of the ore over the life of mine. The gold contents are highly soluble, but additional size reduction is expected to increase gold and silver recovery enough to justify the additional expense. The remaining refractory gold contents are not projected to justify the time and expense of a full pre-oxidation cycle. The ore in this category is typically defined as ‘3/4” crushed oxide’ or ‘3/4” crushed transition’.

•	Ore Category 3 (1/2” Crushed ore) — low cyanide soluble ratio ores are crushed to a P80 of 1/2”. The crushed ore is mixed with soda ash to induce an alkaline ‘pre-oxidation’ process. After the oxidation process has been completed to the desired extent, the ore will be rinsed sequentially with water and saturated lime solution, and then leached with cyanide to extract gold and silver. This accounts for 94% of the ore over the life of mine. The ore in this category is typically defined as ‘1/2” crushed sulfide’ or ‘1/2” crushed transition’. This process is the subject of a pending patent application.

Crushing Plant

The crushing system is designed to run a nominal capacity of 65,750 tons per day ramping up to 98,630 tons per day with the addition of two more tertiary crushers. The existing crushing system includes one primary crusher, two secondary crushers, and two tertiary crushers. The existing facility will be sufficient during the ramp-up period, but will require the addition of two more tertiary crushers to attain the design capacity.

Category 2 and Category 3 ores will be transported to the primary crusher dump pocket via haul truck. Prior to the primary crusher, the ore that is being routed as Category 3 will pass under a soda ash silo where a pre-determined amount of soda ash will be added to the ore to begin the pre-oxidation process. The ore will proceed through three stages of crushing and exit the tertiary crushers routed as either 3/4” crushed or 1/2” crushed. It will then be hauled to and stacked on the leach pads.

Pre-Oxidation

Pre-oxidation of the Category 3 ore will begin at the crusher using in-situ moisture and solid soda ash. The amount of soda ash required for the ore is relative to the percent sulfide-sulfur content of the ore. We will regularly sample the mined ore for reagent addition control.

After placing Category 3 ore on the heap, additional soda ash solution will be applied to bring the ore to field capacity (8 – 10% moisture). The solution in the heap will be replenished on a regular basis using soda ash solution in order to offset evaporation and carbonate consumption.

The dissolved oxygen required for the reaction will be replenished through solution to air contact; the oxygen will be monitored inside the heap using embedded recoverable sensors. If required, air inflow can be aided by installing large perforated piping at the bottom of each panel, with ends protruding out of the heap.

Pre-oxidation duration will be determined by the characteristics of the ore and the measured extent of oxidation based upon sulfate production. The extent of oxidation will be determined by the target recoveries for each domain and the initial cyanide soluble gold, which is translated to degrees of oxidation already achieved. The number of days required to attain target oxidation is dependent upon the sulfide-sulfur content of the ore with, higher sulfide-sulfur corresponding to longer oxidation cycles. The majority of the ore is expected to take between 30 and 120 days to finish pre-oxidation. This is measured between the day that soda ash is introduced to the ore at the crusher and the day that the ‘rinse’ cycle begins for the panel.

Rinse Cycle

When the pre-oxidation cycle has been completed, the Category 3 ore will be rinsed first with water, then with a saturated lime solution prior to the commencement of cyanidation leach. This is necessary to remove bicarbonate from the heap and prevent cyanide loss during leaching. The alkalinity of the solution in the heap is monitored to ensure rinse completion prior to the start of cyanidation.

Heap Leach Cyanidation

The cyanidation conditions for all placed ore will be the same regardless of crush size or the use of pre-oxidation. The pH will be controlled using lime. Category 1 and Category 2 ores, those ores not going through pre-oxidation or rinse are expected to undergo a 200-day primary leach cycle. Category 3 ore, having already been oxidized and rinsed, is expected to undergo a nominal 60-day primary leach cycle.

Merrill-Crowe and Refinery

Due to the high silver content of the pregnant solution, gold and silver is recovered by zinc cementation. We have two existing Merrill-Crowe plants, which are used to process pregnant solution from the heap leach operation. The older plant has a capacity of 4,500 gallons per minute. The newer plant is considerably larger, with a present capacity of 21,500 gallons per minute.

The wet filter cakes from the Merrill-Crowe circuits are transferred to retort pans, which are then put into a retort furnace to remove water and mercury. Water and then mercury are sequentially volatilized from the precipitate by heating the precipitate under a partial vacuum. The dried filter cake is mixed with flux, a clarifying agent used to remove certain impurities and reduce the melting point of elements in the precipitate, and then transferred to an electric arc furnace where it is smelted to produce doré.

Project Infrastructure

The future infrastructure for the Hycroft Mine heap leach project includes the existing infrastructure and the requirements of the project. Currently on site are administrative buildings, mobile equipment maintenance shops, two Merrill-Crowe processing plants, a three-stage crushing system, a refinery and heap leach pads. The site also has a modern communications system provided by microwave facilities, including cellular communications. Major infrastructure categories to be constructed for the project include:

•	Additional leach pad space and associated ponds, piping and other facilities;

•	Conveying and stacking;

•	Crushing system refurbishments; and

•	Rail siding.

Fresh water will be obtained from existing active and inactive production wells in a field west of the mine, and from mine dewatering. Plant water requirements are projected to fall below the current permitted water rights.

A rail siding will be constructed that will access the nearby main east-west rail line, which is operated by Union Pacific. The rail siding will be used to receive large quantities of bulk commodities such as soda ash and lime at a reduced cost of transportation versus trucking, while reducing the potential environmental and safety hazards associated with truck transportation. M3 Engineering has provided the design for the rail unloading and materials handling facilities at the rail siding.

Currently the final crushed ore product is loaded to trucks and transported to the heap. A conveyor stacking system is planned for 2024 which will directly convey the ore to the heap and eliminate the need for the truck haul.

Principal Products and Market Overview

The principal products that the Hycroft Mine produces are unrefined gold bars (doré) and in-process inventories (metal-laden carbon), both of which are sent to third party refineries before being sold, generally at prevailing spot prices, to financial institutions or precious metals traders. Doré bars and metal-laden carbon are sent to refineries to produce bullion that meets the required market standards of 99.95% pure gold and 99.90% pure silver. Under the terms of our refining agreements, doré bars and metal-laden carbon are refined for a fee, and our share of the refined gold and the separately-recovered silver are credited to our account or delivered to our buyers. As noted above, due to the expected higher silver content, we anticipate producing doré and not relying on the carbon-in-columns to produce the metal-laden carbon except in limited circumstances.

Product Revenues and Customers

For the year ended December 31, 2018 and the portion of 2019 prior to the Seller resuming mining operations, the Seller did not record revenues, with any sales of gold and silver recovered from care and maintenance of the leach pads and not reflecting material production amounts. Accordingly, they were deemed to be a byproduct (and a net expense) of the care and maintenance activities. We expect gold and silver sales to be our only source of future revenues. Even at full production levels, however, we do not believe we have any dependencies on any customers of our gold and silver due to the liquidity of the metal markets and the availability of metal traders and financial institutions. For the year ended December 31, 2019, gold and silver sales of 8,593 ounces and 52,036 ounces, respectively, were reported as revenue as the Hycroft Mine was operating. All gold and silver sales during the year ended December 31, 2019 were to the same customer. However, Hycroft is not obligated to sell all of its gold and silver to one customer.

Gold Uses

Gold has two main categories of use: fabrication and investment. Fabricated gold has a variety of end uses, including jewelry, electronics, computers, dentistry, industrial and decorative uses, medals, medallions and coins. Gold investors that want to own physical gold generally buy gold bullion, coins and jewelry.

Gold Supply

The supply of gold consists of a combination of current production from mining and metal recycling and the draw-down of existing stocks of gold held by governments, financial institutions, industrial organizations and private individuals. Based on publicly available information, gold production from mines was flat for 2019 compared to 2018 totaling approximately 3.46 metric tons (or 111 million troy ounces) and represented approximately 73% of the 2019 global gold supply.

Gold Prices

The price of gold is volatile and is affected by many factors beyond our control, such as the sale or purchase of gold by central banks and financial institutions, inflation or deflation and monetary policies, fluctuation in the value of the US dollar and foreign currencies, global and regional demand, and the political and economic conditions of major gold producing countries throughout the world. The following table presents the annual high, low, and average afternoon fixing prices for gold over the past ten years on the London Bullion Market (in US dollars per ounce).

Year	High	Low	Average
2009	1,213	810	972
2010	1,421	1,058	1,225
2011	1,895	1,319	1,572
2012	1,792	1,540	1,669
2013	1,694	1,192	1,411
2014	1,385	1,142	1,266
2015	1,296	1,049	1,160
2016	1,366	1,077	1,251
2017	1,346	1,151	1,257
2018	1,355	1,178	1,268
2019	1,540	1,270	1,393
2020 (through July 9, 2020)	1,812	1,474	1,653

On July 9, 2020, the afternoon fixing price for gold on the London Bullion Market was $1,812 per ounce.

Employees

We have 202 employees, of whom 195 are currently employed at the Hycroft Mine. None of our employees are represented by unions.

Competition

We compete with other mining companies in connection with hiring and retaining qualified employees. There is substantial competition for qualified employees in the mining industry, some of which is with companies having substantially greater financial resources and a more stable history. As a result, we may have difficulty hiring and retaining qualified employees.

Our management believes that no single company has sufficient market power to affect the price or supply of gold in the world market.

Please see “Risk Factors — Risks Related to Our Industry — We face intense competition in the mining industry”, for additional discussion related to our current and potential competition.

DESCRIPTION OF PROPERTY

Our sole property is the Hycroft Mine. The Hycroft Mine is an open-pit (surface) gold and silver mine with a long history of operations as discussed below. Beginning in July 2015, mining operations at the Hycroft Mine were suspended and the Hycroft Mine was operated solely in a care and maintenance mode through December 31, 2018. Commencing in January 2019, efforts to ramp up and restart mining operations began. During the first quarter of 2019, the Seller worked to bring our six haul trucks, two hydraulic shovels and one wheel loader back into operation. In addition, the Seller began the rehabilitation of our crushing system and the construction of leach pad space to enable mining operations to begin in the second quarter of 2019. Initial gold and silver production occurred in August 2019.

Historically, the Seller’s predecessors held as many as 75 mineral exploration properties, all of which were sold in 2015 as part of the Seller’s bankruptcy process.

Operating Properties

Hycroft Technical Report

The information that follows relating to the Hycroft Mine is derived, for the most part, from, and in some instances is an extract from, the Hycroft Technical Report prepared with respect to the heap leaching Feasibility Study in compliance with the SEC’s New Mining Rules. Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the Hycroft Technical Report, filed with the SEC as an exhibit to this prospectus. The Hycroft Technical Report is incorporated herein by reference and made a part hereof.

Overview and Highlights

The Hycroft Mine is a senior-scale asset with an expected average annual production of approximately 366,000 ounces of gold equivalents, based on a 34 year mine life for mining and processing mineral reserves, and the following chart illustrates the current projected production schedule for the Hycroft Mine as outlined in the Hycroft Technical Report:

Production Schedule

Au Production (koz Au)
Ag Production (koz Au Eq.)
Average Production (koz Au Eq.)
95
25
70
198
35
163
293
104
189
273
77
196
348
110
238
312
111
201
324
122
202
519
160
359
400
170
230
451
186
265
467
199
268
362
135
227
527
215
312
378
111
267
376
143
233
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E - 2052E Avg.

Source: Hycroft Technical Report

- Note: Gold equivalent production calculated assuming $1,300/oz gold and $17.33/oz silver; See "Cautionary Note Regarding Forward-Looking Statements."

The Hycroft Technical Report sets forth a revised process for mining that significantly reduces capital expenditures when compared to the prior plans to build a mill to process sulfide ores. A summary of the estimated capital expenditures for the first five years of operations at the Hycroft Mine based upon the Hycroft Technical Report is set forth below:

Hycroft Open Pit Mine

The following shows where the Hycroft Mine is located.

Additionally, the below map shows the current property and facilities layout.

The Hycroft Mine and related facilities are located 54 miles west of Winnemucca, Nevada. Winnemucca, a city with a population of approximately 7,000, is a commercial community on Interstate 80, 164 miles northeast of Reno. The mine property straddles Townships 34, 35, 351∕2 and 36 North and Ranges 28, 29 and 30 East (MDB&M) with an approximate latitude 40°52’ north and longitude 118°41’ west.

The town is served by a transcontinental railroad and has a municipal airport. Access to the mine from Winnemucca is by Jungo Road, formerly designated as State Route 49, a good-quality, unpaved road, and a short access road to the main entrance of the mine. Well-maintained mine and exploration roads provide access throughout the property. Access is also possible from Imlay, Gerlach and Lovelock by unpaved roads intersecting Interstate 80 and Nevada State Route 447. The majority of our employees live in the Winnemucca area. The site receives electrical power provided by NV Energy from the northwestern Nevada power grid. Initial surveys indicate that the town of Winnemucca has the required infrastructure (shopping, emergency services, schools, etc.) to support the maximum workforce and dependents. The Hycroft Mine currently has water rights which are adequate to support our planned future heap leach operations. The mine is situated on the eastern edge of the Black Rock Desert and on the western flank of the Kamma Mountains between Winnemucca and Gerlach, Nevada. There are no streams, rivers or major lakes in the general area. Elevations in the mine area range between 4,500 and 5,500 feet above sea level.

The climate of the region is arid, with precipitation averaging 7.7 inches per year. Average temperatures during the summer range from 50°F to 90°F and average winter temperatures range from 20°F to 40°F.

We hold 30 private patented claims and 3,247 unpatented mining claims that constitute our Hycroft Mine operating property. The total acreage covered by unpatented claims is approximately 68,759 acres and an additional 1,912 acres is covered by patented claims. Combining the patented and unpatented claims, total claims cover approximately 70,671 acres. Our Hycroft Mine patented claims occupy private lands and our unpatented claims occupy public lands, administered by the BLM. These claims are governed by the laws and regulations of the U.S. federal government and the state of Nevada. To maintain the patented claims in good standing, we must pay the annual property tax payments to the county in which the claims are held. To maintain the unpatented claims in good standing, we must file a notice of intent to maintain the claims within the county and pay the annual mineral claim filing fees to the BLM. Such filing fees amounted to $0.6 million in 2019. As long as we file the annual notice and pay the claim filing fees, there is no expiration date for our unpatented claims.

A portion of Hycroft Mine is subject to a mining lease requiring us to pay 4% net profit royalty to the owner of certain patented and unpatented mining claims, subject to a maximum of $7.6 million, of which $5.1 million remained payable as of December 31, 2019. There is no expiration date on the net profit royalty.

Hycroft Mine was formerly known as the Crofoot-Lewis open pit mine, which was a small heap leaching operation that commenced in 1983. Vista Gold Corp., a corporation incorporated under the laws of the Yukon Territory (“Vista”), acquired the Crofoot-Lewis claims and mine in 1987 and 1988. During this first operating period the mine produced over 1.0 million ounces of gold and 2.5 million ounces of silver. The mine production continued until it was placed on a care and maintenance program in December 1998 due to low gold prices. The Seller acquired the Hycroft Mine in 2007 pursuant to an arrangement agreement where Vista transferred its Nevada mining properties to our predecessor . The Seller restarted the Hycroft Mine in 2008 and suspended mining operations on July 8, 2015. During 2016 they were actively processing and producing gold from the ore within the heap leach pads. On January 1, 2017, the Seller went into a care and maintenance mode when it stopped adding lime to the leach pads and continued to operate in a care and maintenance mode throughout 2017 and 2018. Prior to restarting operations, production of gold and silver was a byproduct of the Seller’s maintenance activities on the Hycroft Mine. In January 2019 the Seller began the restart of mining operations. During the first quarter of 2019 the Seller began operations again with six haul trucks, two hydraulic shovels and one wheel loader. In addition, the Seller began the rehabilitation of its crushing system and the construction of new leach pad space to enable mining operations to begin in the second quarter of 2019. Initial gold and silver production occurred in August, 2019.

On site facilities include an administration buildings, mobile maintenance shop, light vehicle maintenance shop, warehouse, leach pads, crushing system, two Merrill-Crowe process plants and a refinery. The components for a second refinery are on-site and will be constructed as part of the expansion of mining activities. The crushing system is being refurbished as part of the restart activities and all other facilities are operational. The gross book value of property, plant and equipment associated with the Hycroft Mine as of December 31, 2019, was $68.4 million.

Geology

The Hycroft Mine is located on the western flank of the Kamma Mountains. The deposit is hosted in a volcanic eruptive breccia and conglomerates associated with the Tertiary Kamma Mountain volcanics. The volcanics are mainly acidic to intermediate tuffs, flows and coarse volcanoclastic rocks. Fragments of these units dominate the clasts in the eruptive breccia. The Central Fault and East Fault control the distribution of mineralization. A post-mineral range-front fault separates the ore-body from the adjacent Pleistocene Lahontan Lake sediments in the Black Rock Desert. The geological events have created a physical setting ideally suited to the open-pit, heap-leach mining operation at the Hycroft Mine. The heap leach method is widely used in the southwestern United States and allows the economical treatment of oxidized low-grade ore deposits in large volumes.

The deposit is typically broken into six major zones based on geology, mineralization, and alteration. These zones include Brimstone, Vortex, Central, Bay, Boneyard, and Camel. Breaks between the zones are major faults.

Mineralization at Hycroft has been deposited through multiple phases. An early silica sulfide flooding event deposited relatively low-grade gold and silver mineralization, generally along bedding. This mineralization is cross cut by later, steeply dipping quartz alunite veins. Late stage silver bearing veins are found in the Vortex zone and at depth in the Central area. Late to present supergene oxidation along faults has liberated precious metals from sulfides and further enriched gold and silver mineralization, along water table levels.

The known gold mineralization extends for a distance of three miles in a north-south direction by 1.5 miles in an east-west direction. Mineralization extends to a depth of less than 330 feet in the outcropping to near-outcropping portion of the deposit on the northwest side to over 2,500 feet in the Vortex deposit in the east.

Proven and Probable Mineral Reserves

Our mineral reserve estimates are calculated in accordance with subpart 1300 of Regulation S-K under the New Mining Rules of the Exchange Act. Proven and probable reserves may not be comparable to similar information regarding mineral reserves disclosed in accordance with the guidance of other countries. We conduct ongoing studies of our ore bodies to optimize economic values and to manage risk. We revise our mine plans and estimates of proven and probable mineral reserves as required and in accordance with the latest available studies. Our estimates of proven and probable reserves are prepared by and are the responsibility of our employees.

Our estimated proven and probable reserves are as of June 30, 2019, using prices of $1,200 per ounce for gold and $16.50 per ounce for silver. The gold and silver prices used in estimating reserves are lower than the trailing 3-year average price of $1,272.66 per ounce for gold and $16.53 per ounce for silver. The average London Bullion Market spot metal prices for each of the years ended December 31, 2019, 2018 and 2017 was $1,393, $1,268 and $1,257 per ounce for gold, respectively, and $16.21, $15.71 and, $17.04 per ounce for silver, respectively. Below is a summary of our estimated proven and probable ore reserves as of June 30, 2019.

	Tons	Grades, oz/t		Contained Oz (000s)
	(000s)	Au	Ag	Au	Ag
Proven (Heap Leach)
Oxide ROM	12,476	0.009	0.230	205	5,211
Transition ROM	4,095	0.008	0.190	32	759
Oxide 3∕4” Crushed	15,252	0.012	0.720	184	10,926
Transition 3∕4” Crushed	4,399	0.005	0.310	24	1,367
Transition 1∕2” Crushed	90,206	0.011	0.450	948	40,365
Sulfide 1∕2” Crushed	250,906	0.012	0.470	2,940	116,818
Total Proven Heap Leach	387,334	0.011	0.450	4,333	175,446
Probable (Heap Leach)
Oxide ROM	13,145	0.005	0.230	71	3,005
Transition ROM	3,660	0.005	0.140	20	505
Oxide 3∕4” Crushed	3,001	0.010	0.690	29	2,063
Transition 3∕4” Crushed	1,304	0.004	0.490	5	644
Transition 1∕2” Crushed	52,467	0.010	0.460	504	24,043

Sulfide 1∕2” Crushed	663,071	0.010	0.410	6,936	272,271
Total Probable Heap Leach	736,648	0.010	0.410	7,565	302,531
Total Probable Sulfide Stockpile 1∕2” Crushed	9,079	0.011	0.380	98	3,422
TOTAL PROVEN & PROBABLE MINERAL RESERVES	1,133,061	0.011	0.425	11,996	481,399
Waste	1,321,853
Total Tons	2,454,914
Strip Ratio	1.17

•	Mineral Reserves estimated according to the New Mining Rules definitions.

•	Mineral Reserves estimated at $1,200/oz Au and $16.50/oz Ag.

•	Cut-off grades used a Net Smelter Return (NSR) calculation.

•	Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

We did not use metal or equivalent metal cut-off grades in estimating proven and probable mineral reserves set forth in the table above and the complexity of the ore body resulted in the use of multiple metallurgical recovery factors by domain and process method, as reflected in the NSR calculations contained in Section 12 of the Hycroft Technical Report. NSR calculations were used as the basis of proven and probable mineral reserve estimations and for decisions influencing operating strategy, mine planning and design, because of differing mining and processing costs, recoveries, and the influence of both gold and silver. Factors including the variable ore types and mineralogy, different process streams and metallurgical recoveries, and related haulage distance can all cause variability in mining and processing costs and block value. Consequently, calculation of the breakeven NSR contained no profit assumptions and breakeven NSR cut-off as used in the mine plan has been determined to be US$0/t. Metallurgical recovery factors used to estimate proven and probable mineral reserves set forth in the table above are variable based upon the domain and processing method applied. Detailed domain specific metallurgical recoveries used to estimate proven and probable mineral reserves are set forth in Table 12-3 in Section 12 of the Hycroft Technical Report, including Au and Ag recoveries by domain for ROM Heap Leach Recovery, ¾” Crushed Heap Leach Recovery, and 1∕2” Crushed Heap Leach Recovery.

The reference point for mineral reserves is ore delivered to the leach pad and does not include reductions attributed to anticipated leach recoveries. In the case of the Hycroft Mine’s open pit, all costs are accounted for during the optimization phase of pit limit planning. Once the optimum pit extents have been determined, the decision to mine the material has been made and the cost incurred; the only task remaining then is to determine the optimal routing of the material. General and administrative expenses, as applied at Hycroft, are a fixed cost and do not vary by the tons mined or processed. As such, general and administrative costs are applied as an annual cost in the mine planning and not applied as a dollar to ton of ore processed. All material routing is based on optimal destination determination accounting for all applicable costs, recoveries, and limits (i.e., crushing capacity).

Typical break-even individual single metal cut-off grade listed for informational reference in the Hycroft Technical Report (Table 12-7) is as follows:

Process Method	Au (opt)	Ag (opt)
ROM Oxide Leach Recovery	0.006	0.938
ROM Transitional Leach Recovery	0.008	1.115
3/4” Crushed Oxide Leach Recovery	0.005	0.793
3/4” Crushed Transitional Leach Recovery	0.007	0.835
1/2” Crushed Transitional Leach Recovery	0.006	0.420
1/2” Crushed Sulfide Leach Recovery	0.007	0.519

The NSR calculation incorporates more than the typical single metal cutoff grades shown above, and the cutoff grades above, while typical, are not utilized in the estimation or reporting of mineral reserves. The NSR calculation covers all fixed and variable costs including mining, processing, sustaining capital deemed to be directly proportional to ore tonnage, general and administration, gross royalties, transport and shipping costs, smelting and refining costs, limits to payable metals, and refining penalties for deleterious metals. The following is an example of the method used to calculate the NSR expressed in US dollars per ton (US$/t):

NSR (US$/t) is calculated from the following equation:

NSR = (((Au Price - Au Selling) * Au Grade * Recovery Au * Au Refine) + ((Ag Price - Ag Selling) * Ag Grade * Recovery Ag * Ag Refine)) * (1 - Royalty) - Mine Cost - Process Cost - Soda Ash Cost - Sustaining Cost - G&A Cost

Where:

NSR	=	Net Smelter Return
Au Price	=	Au selling price in $ per troy ounce
Au Selling	=	bullion treatment and refining cost in $ per troy ounce
Au Grade	=	Au fire grade in troy ounces per ton
Recovery Au	=	% metallurgical recovery of Au by process route& domain
Au Refine	=	% payable for Au refining losses and deductions
Ag Price	=	Ag selling price in $ per troy ounce
Ag Selling	=	bullion treatment and refining cost in $ per troy ounce
Ag Grade	=	Ag fire grade in troy ounces per ton
Recovery Ag	=	% metallurgical recovery of Ag by process route& domain
Ag Refine	=	% payable for Ag refining losses and deductions
Royalty	=	% royalty (note due to very limited royalty remaining, no royalty has been included)
Mine Cost	=	mining cost per ton by material type
Process Cost	=	process cost per ton by process type& domain
Soda Ash Cost	=	soda ash cost per ton
Sustaining Cost	=	sustaining cost per ton
G&A Costs	=	general and administrative cost per ton

In addition to the factors listed above, methods, material assumptions and criteria used for estimating mineral reserves, as set forth in Section 12 of the Hycroft Technical Report, are as follows:

•	Costs were generated by Hycroft personnel, metallurgical recoveries were developed by M3 Engineering, and slope inputs supplied by Call and Nicholas and Golder Associates.

•	An NSR was generated for each 40 ft x 40 ft x 40 ft block for each of the processing methods available at Hycroft, which are the following:

•	Run-of-Mine (ROM) Heap Leaching of oxide and transitional material;

•	3∕4” Crushed Heap Leaching of oxide and transitional material;

•	1∕2” Crushed Heap Leaching of transitional and sulfide material; and

•	Assumed gold and silver prices of $1,200 and $16.50 per ounce, respectively.

•	Economic pit limits were determined with Geovia Whittle® Strategic Planning software.

•	Open pit designs were completed utilizing Maptek Vulcan 3D mine design software.

•	Mine planning was completed using Minemax strategic and operational mine planning software and selected the processing method that returned the highest net value was selected. If all processing methods returned a negative value, the block was classified as waste.

Soda ash assumptions set forth in Table 12-4 in Section 12 of the Hycroft Technical Report were as follows:

Soda Ash Cost	=	Cost of Soda Ash x Soda Ash Required
Cost of Soda Ash	=	$0.11 per pound
Soda Ash Required	=	% Oxidation x 2000 x%Sulfide Sulfur x 1.57
% Oxidation	=	(Target Oxidation — ratio_au) / Liberation Rate
Target Oxidation	:	Bay = 55%; All Others = 70%
ratio_au	=	aucn block grade / aufa block grade
Liberation Rate		if (ratio_au le 0.05) then = 1.77
if (ratio_au le 0.10) then = 1.89
if (ratio_au le 0.15) then = 1.99
if (ratio_au le 0.20) then = 2.09
if (ratio_au le 0.25) then = 2.18
if (ratio_au le 0.30) then = 2.27
if (ratio_au le 0.35) then = 2.36
if (ratio_au le 0.40) then = 2.44
if (ratio_au le 0.45) then = 2.53
if (ratio_au le 0.50) then = 2.60
if (ratio_au le 0.55) then = 2.68
if (ratio_au le 0.60) then = 2.70
if (ratio_au le 0.70) then = 2.78

Additional parameters used to calculate NSR included: (i) Whittle input parameters of the heap leach for oxide, transitional and sulfide ores and multiple cost and recovery factors by domain, as set forth in Table 12-2 of the Hycroft Technical Report; and (ii) heap leach metallurgical recoveries utilized in the Whittle optimization in mineral reserve determinations varying by redox, domain and process method, as set forth in Table 12-3 of the Hycroft Technical Report.

Measured, Indicated and Inferred Mineral Resources

Our mineral resource estimates are calculated in accordance with subpart 1300 of Regulation S-K under the New Mining Rules of the Exchange Act and are exclusive of mineral reserves. Measured, indicated and inferred mineral resources may not be comparable to similar information regarding mineral resources disclosed in accordance with the guidance of other countries. The estimates of Mineral Resources may be materially affected if mining, metallurgical, or infrastructure factors change from those currently anticipated at the Hycroft Mine. Estimates of inferred mineral resources have significant geological uncertainty and it should not be assumed that all or any part of an inferred mineral resource will be converted to the measured or indicated categories. Mineral resources that are not mineral reserves do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves.

Our most recent resource estimated measured, indicated and inferred mineral resources, as reflected in the Hycroft Technical Report as prepared by SRK as of June 30, 2019, used prices of $1,400 per ounce for gold and $18.00 per ounce for silver. Below is a summary of our estimated measured, indicated and inferred resources as of June 30, 2019.

			Contained Grade				Contained Metal
Classification	Material	Tons (kt)	AuFa OPT	AuCn OPT	AgFa OPT	S%	Au (koz)	Ag (koz)
Measured	Oxide	5,650	0.011	0.008	0.224	1.79	60	1,267
Mineral	Transition	21,746	0.011	0.005	0.186	1.80	232	4,038
Resources	Sulfide	37,512	0.010	0.002	0.273	1.85	356	10,248
		64,908	0.010	0.004	0.240	1.83	649	15,554
Indicated	Oxide	2,619	0.006	0.005	0.229	1.89	17	599
Mineral	Transition	16,293	0.007	0.003	0.329	1.79	117	5,369
Resources	Sulfide	310,102	0.009	0.002	0.282	1.81	2,916	87,470
		329,014	0.009	0.002	0.284	1.81	3,050	93,438
Measured and	Oxide	8,268	0.009	0.007	0.226	1.82	77	1,867
Indicated Mineral	Transition	38,039	0.009	0.004	0.247	1.80	349	9,407
Resources	Sulfide	347,614	0.009	0.002	0.281	1.81	3,272	97,718
		393,922	0.009	0.002	0.277	1.81	3,699	108,992
Inferred	Oxide	6,191	0.007	0.005	0.267	1.72	44	1,651
Mineral	Transition	20,148	0.008	0.004	0.276	1.74	156	5,570
Resources	Sulfide	568,704	0.010	0.002	0.214	1.76	5,516	121,930
	Fill	4,018	0.013	0.008	0.150	0.63	53	603
		599,062	0.010	0.002	0.217	1.76	5,769	129,754

•	Mineral Resources are not Mineral Reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the Mineral Resources estimated will be converted into Mineral Reserves and no Mineral Resources are assumed to be converted into Mineral Reserves in the Hycroft Technical Report.

•	Open pit mineral resources stated as contained within a potentially economically minable open pit; pit optimization was based on assumed prices for gold of $1,400/oz, and for silver of $18/oz, variable Au and Ag Recoveries based on geo-metallurgical domains, a mining cost of $1.45/ton, variable ore processing costs based on geo-metallurgical domains, and G&A cost of $0.65/ton, and a pit slope of 45 degrees;

•	Open pit mineral resources are reported based on calculated NSR block values and the cutoff therefore varies from block to block. The NSR incorporates Au and Ag sales costs of $0.75/oz beyond the costs used for pit optimization;

•	Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

•	Mineral Resources are reported exclusive of Mineral Reserves.

We did not use metal or equivalent metal cut-off grades in estimating measured, indicated or inferred mineral resources set forth in the table above, as no mining of mineral resources has been incorporated into the Hycroft Mine plan, and the complexity of the ore body resulted in the use of multiple metallurgical recovery factors by ore body, as reflected in the NSR calculations contained in Section 11 of the Hycroft Technical Report. NSR block calculations were used as the basis for measured, indicated and inferred mineral resources estimations and open pit mineral resources are reported based on calculated NSR block values and the cutoff therefore varies from block to block. SRK worked with our predecessor to construct updated three dimensional wireframes for alteration and oxidation zones uses geo software. Estimation of gold, silver, sulfur and rock hardness in a three dimensional block model was completed by Tim Carew, P. Geo. of SRK and is reflected in Section 11 of the Hycroft Technical Report.

Metallurgical recovery factors used to estimate measured, indicated or inferred mineral resources set forth in the table above, are variable based upon the domain and processing method applied. Detailed domain specific metallurgical recoveries used to estimate measured, indicated or inferred mineral resources are set forth in Table 11-21 in Section 11 of the Hycroft Technical Report, including Au and Ag recoveries by domain for ROM Heap Leach Recovery, 3∕4” Crushed Heap Leach Recovery, and 1∕2” Crushed Heap Leach Recovery.

Measured, indicated and inferred mineral resources were estimated based upon an open pit optimization utilizing the following assumptions:

•	assumed prices for gold of $1,400/oz and for silver of $18/oz;

•	variable Au and Ag Recoveries based on geo-metallurgical domains;

•	mining cost of $1.45/ton;

•	variable ore processing costs based on geo-metallurgical domains;

•	G&A cost of $0.65/ton;

•	pit slope of 45 degrees; and

•	NSR incorporates Au and Ag sales costs of $0.75/oz beyond the costs used for pit optimization.

Please see Table 11-21 in Section 11 of the Hycroft Technical Report for a more detailed tabular presentation of the resource pit optimization parameters for oxide, transitional and sulfide ores and multiple cost and metallurgical recovery factors by domain that were also used in the calculation of block NSR values for reporting purposes.

Information concerning our mineral properties in the Hycroft Technical Report and in this prospectus includes information that has been prepared in accordance with the requirements of the New Mining Rules set forth in subpart 1300 of Regulation S-K which we have elected to early adopted. These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the New Mining Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the New Mining Rules promulgated by the SEC.

Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s Industry Guide 7 definition of reserves, means that profitable extraction or production has been established or analytically demonstrated in a Feasibility Study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. As used in this prospectus, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined and used in accordance with the New Mining Rules set forth in subpart 1300 of Regulation S-K, even though such terms are not recognized under Industry Guide 7 which the New Mining Rules will replace beginning January 1, 2021 for companies that do not early adopt the New Mining Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC.

You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the New Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

For the above reasons, certain of the information contained in this prospectus may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under Industry Guide 7 of and that have not early adopted the New Mining Rules.

Internal Controls and Material Assumptions

The HMC drill hole database has been validated by the Hycroft exploration group. A review and validation of the Hycroft collar coordinate, down-hole survey, and geology data was completed in the third quarter of 2014 by the Seller’s predecessor’s geologists.

SRK completed data verification and validation in advance of geological modeling and resource estimation, first between May and July 2017, for gold, silver, sulfide sulfur, and total sulfur analytical results, and for logged geological data. During this review, the analytical databases were found to be incomplete. SRK worked with our predecessor to extract all available analytical data from the acQuire database. This resulted in a 58% increase in the sulfide sulfur dataset. The compilation of gold and silver assay values in parts per million (PPM) units resulted in more intervals with valid Au CN:FA values for oxide modeling, and greater precision for grade estimation. SRK completed data verification for the new analytical database in September 2017.

Model validation was approached through visual and statistical methods. Visual comparison was done on sections and in plan for each area of the deposit. Statistical comparison was achieved using comparative population statistics and swath plots. Reconciliation of the model, excluding fill, to available production data was completed. Material mined by Seller’s predecessor between 2008 and 2015 was compared to blocks in the mined volume. Model and production data are summarized in the Hycroft Technical Report. The model compared well to historical production records for total gold ounces. The model has about 5% more tonnage, and about 4% lower gold grade, than the reported production. Reported silver grade was about 7% lower than what was predicted by the model and resulted in silver ounces produced about 12% less than what was predicted from the block model.

A visual inspection of the model in plan and section confirmed that grades were well correlated between the blocks and the composite data in each area.

Statistics by interpolation domain (grade shell) were used to compare the Au and Ag NN (polygonal) and OK and IDW, where applicable, grades against each other. The NN interpolation method provides a declustered representation of the sample grades and therefore, the resulting mean grades of any other method should be similar to the mean grade of the NN estimate at a zero-cutoff grade. For Au, the OK estimates were within acceptable tolerances of the NN; approximately ±3% for each domain. The global mean estimated OK grade at zero cut-off was within ~1% of the NN estimate. For Ag, the OK and IDW estimates were within acceptable tolerances of the NN; approximately ±5% for each domain, with the higher variances corresponding to the poorly sampled Bay and Lewis domains. The global mean estimated grade at zero cut-off was within ~1.2% of the NN estimate.

A swath plot is a graphical display of the grade distribution derived from a series of bands, or swaths, generated in several directions through the deposit. Using the swath plot, grade variations from the OK and IDW (where applicable) model are compared to the distribution derived from the NN grade model.

On a local scale, the NN model does not provide reliable estimations of grade, but on a much larger scale it represents an unbiased estimation of the grade distribution based on the underlying data. Therefore, if the OK/IDW model is unbiased, the grade trends may show local fluctuations on a swath plot, but the overall trend of the OK/IDW data should be similar to the NN distribution of grade.

Swath plots were generated along east-west and north-south directions, and also for elevation. Swath widths were 200 feet wide for both east-west and north-south orientations, and 80 feet wide in the vertical. Au grades were plotted by OK/IDW (red traces) and NN (blue traces) for all estimated blocks.

Based on the swath plots, it was concluded that there is a reasonable correlation between the modeling methods. The degree of smoothing in the OK/IDW model is evident in the peaks and valleys shown in some swath plots; however, this comparison shows close agreement between the OK/IDW and NN models in terms of overall grade distribution as a function of easting, northing, and elevation; especially where there are high tonnages (as shown by the vertical bars on the plots).

Given that process recoveries and costs in the resource model are grade and/or domain dependent, the application of standard cut-off grades for resource reporting purposes is not feasible. The resources are, therefore, reported with respect to a block NSR value which is calculated on a block-by-block basis. The resource is also constrained by an optimized (Whittle) resource pit, in order to demonstrate that the defined resources have reasonable prospects of eventual economic extraction, a part of the New Mining Rules criteria. All classification categories were considered in the resource pit optimization. The estimation of the NSR values and development of the Whittle resource pit requires assumptions around technical and economic parameters such as process recoveries, mining methods and operating costs.

Drilling

Our exploration model includes data from 1981 to December 2018 and includes 5,501 holes, representing 2.5 million feet of drilling. Exploration drilling was started in 1974 by Duval Corporation, and continued through various owners. Our predecessors commenced systematic exploration and resource development drilling starting in late 2006. Drilling has been focused on oxide reserve delineation, sulfide resource definition, sulfide exploration, condemnation drilling for facilities, silver data and both geotechnical and metallurgical core samples. A combination of rotary, reverse circulation and core drilling techniques has been utilized to verify the nature and extent of mineralization. From late-2006 to August 31, 2016, the Seller and its predecessor completed 1,970 exploration holes, totaling approximately 1.45 million feet.

The Seller drilled an additional 54 holes, totaling 4,644 feet starting in December 2018 through April 2019 confirming the grades of the previously mined sulfide ore stockpiles, which we have been using as the initial ore feed for the Seller’s restart operations.

Drill hole collar locations are shown in the figure below.

Consistent with the Seller’s suspension of mining operations and conducting only care and maintenance activities on the Hycroft Mine, during 2017 and through December 2018, they did not conduct additional drilling activities, other than to obtain ore for testing purposes. In December 2018, the Seller began confirmation drilling of certain sulfide ore stockpiles that we planned to mine.

Any expansion of the Hycroft Mine necessary to exploit any additional reserves that may be established through our exploration drilling program that are not located within our current mine plan, will require us to obtain all permits, approvals and consents of regulatory agencies responsible for the use and development of mines in Nevada.

Government Regulation of Mining-Related Activities

Government Regulation

Mining operations and exploration activities are subject to various federal, state and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We have obtained or have pending applications for those licenses, permits or other authorizations currently required to conduct our mining, exploration and other programs. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in Nevada and the United States. Although we are not aware of any current claims, orders or directions relating to our business with respect to the foregoing laws and regulations, changes to, or more stringent application or interpretation of, such laws and regulations in Nevada, or in jurisdictions where we may operate in the future, could require additional capital expenditures and increased operating and/or reclamation costs, which could adversely impact the profitability levels of our projects.

Environmental Regulation

Our mining projects are subject to various federal and state laws and regulations governing protection of the environment. These laws and regulations are continually changing and, in general, are becoming more restrictive. They, among other things:

•	impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites (the Comprehensive Environmental Response, Compensation, and Liability Act);

•	govern the generation, treatment, storage and disposal of solid waste and hazardous waste (the Federal Resource Conservation and Recovery Act);

•	restrict the emission of air pollutants from many sources, including mining and processing activities (the Clean Air Act);

•	require federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including the issuance of permits to mining facilities and assessing alternatives to these actions (the National Environmental Policy Act);

•	regulate the use of federal public lands to prevent undue and unnecessary degradation of the public lands (the Federal Land Policy and Management Act of 1976 );

•	restrict and control the discharge of pollutants and dredged and fill materials into waters of the United States (the Clean Water Act); and

•	regulate the drilling of subsurface injection wells (the Safe Drinking Water Act and the Underground Injection Control program promulgated thereunder).

At the state level, mining operations in Nevada are regulated by the Nevada Department of Conservation and Natural Resources, Division of Environmental Protection, which has the authority to implement and enforce many of the federal regulatory programs described above as well as state environmental laws and regulations. Compliance with these and other federal and state laws and regulations could result in delays in obtaining, or failure to obtain, government permits and approvals, delays in beginning or expanding operations, limitations on production levels, incurring additional costs for investigation or cleanup of hazardous substances, payment of fines, penalties or remediation costs for non-compliance, and post-mining closure, reclamation and bonding.

It is our policy to conduct business in a way that safeguards public health and the environment. We believe that our operations are, and will be, conducted in material compliance with applicable laws and regulations. However, our past and future activities in the United States may cause us to be subject to liability under such laws and regulations noted above. For information about the risks to our business related to environmental regulation, see “Risk Factors — Risks Related to Our Industry.”

During the years ended December 31, 2019 and 2018, there were no material environmental incidents or non-compliance with any applicable environmental regulations on the properties now held by us, except as follows: On March 19, 2019, the Seller’s predecessor executed an Administrative Order of Consent and agreed to a payment of $11,521 to the State of Nevada acting by and through the Division to settle a Finding of Alleged Violation and Order issued November 7, 2018 for non-compliance with the Resource Conservation and Recovery Act requirements to remove hazardous waste within 90 days of accumulation of such waste. The Seller did not incur material capital expenditures for environmental control facilities during 2018 and 2019. Additionally, on December 11, 2019, the Division held an enforcement conference with our management (then employed by our predecessor) to determine whether the issuance of Notices of Alleged Air Quality Violation Order No 2701 was or was not warranted. The Division issued a formal warning and has indicated that it does not intend to take any further action.

Reclamation

We are required to mitigate long-term environmental impacts by stabilizing, contouring, re-sloping and re-vegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies. Our reclamation liability is related to the Hycroft Mine and is fully secured by surface management surety bonds that meet the financial bonding requirements of the BLM. Our most recent reclamation cost estimate was approved by the BLM in a May 2017 decision letter and totaled $58.3 million. At December 31, 2019, our surface management surety bonds totaled $59.9 million, which were partially collateralized by restricted cash of $39.5 million. Based on the December 31, 2019 estimate, no significant reclamation expenditures will be incurred until 2047 and the reclamation work will be completed by 2065. If we were to carry out unanticipated reclamation work in the future, our financial position could be adversely affected or our posted bonds may be insufficient.

Mine Safety and Health Administration Regulations

Safety and health is our highest priority which is why we have mandatory mine safety and health programs that include employee and contractor training, risk management, workplace inspection, emergency response, accident investigation and program auditing. We consider these programs to be essential at all levels to ensure that our employees, contractors, and visitors only operate in the safest and healthiest environment possible.

Our operations and exploration properties are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”), under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). Pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), issuers are required to disclose specified health and safety violations, orders and citations, related assessments and legal actions, and mining-related fatalities in periodic reports. MSHA inspects our Hycroft Mine on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. The number of citations and orders charged against mining operations, and the dollar penalties assessed for such citations, have generally increased in recent years. When the MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. Citations and orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. With respect to the Hycroft Mine, the Seller received aggregate fines of $3,000 and less than $2,000 during the years ended December 31, 2019 and 2018.

Property Interests and Mining Claims

Our development activities are conducted in the State of Nevada. Mineral interests may be owned in Nevada by the United States, Nevada or private parties. Where prospective mineral properties are held by the United States, mineral rights may be acquired through the location of unpatented mineral claims upon unappropriated federal land. Where prospective mineral properties are owned by Nevada or private parties, some type of property acquisition agreement is necessary in order for us to explore or develop such property. Mining claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mining claims are self-initiated and self-maintained and, therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of the public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. For information about the risks to our business related to our property interests and mining claims, see “Risk Factors — Risks Related to Our Industry.”

LEGAL PROCEEDINGS

On February 7, 2020, a purported class action complaint was filed by a purported holder of Seller warrants, in the Court of Chancery of the State of Delaware against the Company and the Seller. The complaint seeks a declaratory judgment that the transactions consummated by the Purchase Agreement constituted “Fundamental Change” under the terms of the Seller Warrant Agreement and thereby requiring that the Seller warrants be assumed by us as part of the transactions, in addition to asserting claims for (i) breach or anticipatory breach of contract against the Seller, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against the Seller, and (iii) tortious interference with contractual relations against us. The complaint sought unspecified money damages and also sought an injunction enjoining the Seller and us from consummating the transactions. On February 26, 2020, the Company and the Seller entered into an Amendment to the Purchase Agreement whereby the Seller's liabilities and obligations under the Seller Warrant Agreement were included as an assumed liability under the Purchase Agreement. On March 27, 2020, the Company and the Seller filed a motions to dismiss the complaint. On May 15, 2020, a hearing was held and the complaint was dismissed. On May 21, 2020, Plaintiff filed a motion to alter or amend the Court’s order so that the Court would retain jurisdiction to hear an application for a mootness fee, to which the Company and the Seller, while disputing factual assertions and characterizations, did not oppose. On June 30, 2020, the motion was granted and the Court retained jurisdiction over the action to hear any mootness fee application.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

Prior to the completion of the business combination on May 29, 2020, Mudrick Capital Acquisition Corporation’s publicly-traded units, Class A common stock and warrants were listed on NASDAQ under the symbols “MUDSU”, “MUDS” and “MUDSW”, respectively. The Company listed its publicly-traded Common Stock and warrants effective upon the consummation of the business combination on NASDAQ under the symbols “HYMC” and “HYMCW”, respectively. The Company is registering the shares of our Common Stock underlying the Seller warrants on this registration statement and will use its commercially reasonable best efforts to apply to list the Seller warrants for trading on NASDAQ, as soon as reasonably practicable, subject to applicable listing requirements.

The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends subsequent to the business combination will be within the discretion of the Company’s board of directors at such time, but is subject to restriction imposed by the Sprott Credit Agreement. In addition, the Company is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations, evaluation programs and development projects.

As of July 10, 2020, there were 62 record holders of our Common Stock.

The Company has no equity compensation plans currently in effect that were in effect as of December 31, 2019. The information in the table below reflect the issuance of replacement equity incentive awards under the Incentive Plan in the form of an equivalent value of restricted stock units convertible into shares of Common Stock to holders of the Seller’s equity awards granted in 2019.

	(a)	(b)	(c)
Number of securities
remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders(1)	196,841	N/A	2,311,161
Equity compensation plans not approved by security holders	--	--	--

(1)	Includes the Incentive Plan and is based on the closing stock price on the date of the transaction of $12.65 to determine the number of shares to be issued. While the value of the shares to be issued has been determined, the actual number of shares to be issued will be determined on the vesting dates using the closing prices on those dates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a result of the completion of the business combination, the financial statements of the Seller are now the financial statements of the Company. Prior to the business combination, the Company had no operating assets but, upon consummation of the business combination, the business and operating assets of the Seller sold to the Company became the sole business and operating assets of the Company. Accordingly, the financial statements of the Seller and its subsidiaries as they existed prior to the business combination and reflecting the sole business and operating assets of the Company going forward, are now the financial statements of the Company. Thus, the following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of the Seller set forth under the heading “Index to Financial Statements” elsewhere in this filing. The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of the Seller. This discussion contains forward-looking statements reflecting the Company’s current expectations, estimates, plans and assumptions concerning events and financial trends that involve risks and may affect the Company’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” beginning on pages 1 and 8 of this prospectus, respectively.

General

Hycroft is a U.S.-based development stage gold mining company that mines oxide, transition and sulfide heap ore at our sole property, the Hycroft Mine. The Hycroft Mine is an open-pit heap leach operation located in Nevada. Gold and silver sales represent 100% of our revenues and the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

The Hycroft Mine restarted mining operations during the first half of 2019 after being in a care and maintenance mode for more than two years. From the beginning of 2017 through the first three months of 2019, the Hycroft Mine was in a care and maintenance mode, which it entered when it was determined that it could no longer economically recover metal. While in care and maintenance, gold and silver production was a byproduct of maintenance activities.

Effective July 31, 2019, M3 Engineering in conjunction with SRK and the Seller, completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study prepared for the Seller with an effective date of July 1, 2019, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K, which is filed as Exhibit 96.1 to the registration statement of which this prospectus forms a part, for a two-stage, heap oxidation and subsequent leaching of transition and sulfide ores. As of June 30, 2019, based on the Hycroft Technical Report, the Hycroft Mine had proven and probable mineral reserves of 12.0 million ounces of gold and 481.4 million ounces of silver, which are contained in oxide, transition and sulfide ores. Pursuant to the current 34-year life of mine plan in the Hycroft Technical Report, once fully operational, mining will range from approximately 85 – 100 million tons per year. As set forth in the Hycroft Technical Report, we expect mining will be performed by a contract mining company or that we will primarily use a short-term equipment rental fleet during the initial five-year ramp-up using customary truck and shovel open pit mining methods. After the initial ramp-up, we expect to self-perform mining with our own equipment fleet.

The Hycroft Technical Report classifies the ore into three categories based on how the ore will be processed. Category 1 ore, which is comprised of low-grade ore with high cyanide soluble gold, will not go through a pre-oxidation step nor will it be crushed due to its low-grade. Category 1 ore accounts for 4% of the ore over the current life of the mine. Category 2 ore, which is comprised of high-grade ore with high cyanide soluble gold, will be crushed, but will not go through a pre-oxidation step. Category 2 ore accounts for 2% of the ore over the current life of the mine. Category 3 ore, which is comprised of low cyanide soluble gold, will be crushed and go through a pre-oxidation step. Category 3 ore accounts for 94% of the ore over the current life of the mine. Categories 2 and 3 ore will each be crushed to increase surface area and will follow a slightly different process once crushed. As part of the crushing process, Category 3 ore will be mixed with soda ash to induce a pre-oxidation process, rinsed with fresh water and a saturated lime solution and then leached with lime and cyanide. The pre-oxidation period will vary based on the character of the ore. Once crushed, Category 2 ore will be leached using lime and cyanide. Category 1 ore will be stacked as run- of-mine (not crushed) and then leached using lime and cyanide. The focus of the Hycroft

Technical Report was the test work done on the two-stage pre-oxidation and cyanide leaching of the Category 3 ores, which was determined to be economically effective.

Pregnant solution from the heap leach pads, which will include solution from each of the three ore types, will be processed at our two existing Merrill-Crowe zinc-cementation facilities. The gold and silver doré produced at the mine site will be further refined by a third party to meet the required market standards of 99.95% pure gold and 99.90% pure silver, which will then be sold at current spot gold and silver prices.

Recent Developments

On May 29, 2020, we completed the business combination described above in the Section entitled “Description of Business”.

COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak to constitute a “Public Health Emergency of International Concern”. In February 2020, the first death due to the virus was reported in the United States. Subsequently, the virus has spread throughout the United States with a significant number of deaths reported. On March 13, 2020, President Trump declared a national state of emergency and issued guidelines including working from home whenever possible, avoiding social gatherings and discretionary travel and other protective measures of socially distancing to reduce the spread of COVID-19. The COVID-19 outbreak has disrupted and continues to disrupt supply chains and affect production and sales across a range of industries. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, and the direct and indirect impacts on our employees, vendors and customers all of which are uncertain and cannot be fully anticipated or predicted. As of the date of this prospectus the extent to which COVID-19 may impact our financial condition or results of operations is uncertain, but could be material and adverse.

Recently Issued Accounting Pronouncements

For a discussion of Recently Issued Accounting Pronouncements, see “Note 2 — Summary of Significant Accounting Policies” to the Seller’s Notes to Consolidated Financial Statements.

Critical Accounting Estimates

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires us to make assumptions, estimates, and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. We base our assumptions, estimates, and judgments on historical experience, current trends and other factors that we believe to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review our accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ, and such differences could be material.

We consider an accounting estimate to be critical if it requires significant management judgment and assumptions about matters that are highly uncertain at the time the estimate is made and if changes in the estimate that are reasonably possible could materially impact our consolidated financial statements. Although other estimates are used in preparing our consolidated financial statements, we believe that the following accounting estimates are the most critical to understanding and evaluating our reported financial results. For information on all of our significant accounting policies, see “Note 2 — Summary of Significant Accounting Policies” to our Notes to Consolidated Financial Statements.

Ore on Leach Pads

Estimate Required

The recovery of gold and silver at the Hycroft Mine has been accomplished through a heap leaching process, the nature of which limits our ability to precisely determine the recoverable gold and silver ounces in ore on leach pads. We estimate the quantity of recoverable gold and silver ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, and estimated recovery rates based on ore type, domain and level of oxidation actually achieved prior to leaching. The estimated recoverable gold and silver ounces placed on the leach pads and recovery rates are periodically reconciled by comparing the related ore processed to the actual gold and silver ounces recovered (metallurgical balancing) from such ore. The ultimate recoverable gold and silver ounces over the life-of- mine is unknown until mining operations cease. A change in the recovery rate or the quantity of recoverable gold and silver ounces in our ore on leach pads could materially impact our consolidated financial statements.

Impact of Change in Estimate

Changes in recovery rate estimates or estimated recoverable gold and silver ounces that do not result in write-downs are accounted for on a prospective basis; however, if a write-down is required, ore on leach pads would be adjusted to market values before prospectively accounting for the remaining costs and revised estimated recoverable gold ounces.

During the three months ended March 31, 2020, the Seller recognized a $6.9 million write-down of ore on leach pads as a result of metallurgical balancing. Cash production costs written-off were $6.4 million and capitalized depreciation and amortization costs written-off were $0.5 million. Based on metallurgical balancing results, the Seller determined that 3,980 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. The write-off of these ounces was primarily due to poor execution of maintaining the critical variables necessary for oxidation and ultimately recovery of a specific cell of the leach pads. As a result, the Seller determined that it would recover 20% less than planned of the mismanaged section of the leach pads.

During the year ended December 31, 2019, the Seller recognized a $16.4 million write-down of ore on leach pads as a result of metallurgical balancing. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. Based on metallurgical balancing results, the Seller determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to older leach pads, keeping it from being recovered in the future.

In addition to the write-off related to metallurgical balancing during 2019, we performed our lower of cost or net realizable value test for the Ore on leach pads at December 31, 2019, which resulted in a $2.2 million write-off of production inventories. Cash production costs written-off were $2.0 million and capitalized depreciation and amortization costs written-off were $0.2 million. The write-off was primarily driven by an increase in cost per gold ounce placed on the leach pads, particularly during the fourth quarter of 2019. The increase in cost was mainly due to higher maintenance costs as there were more mechanical issues than expected and higher contractor costs to supplement our workforce. The recognition of the write-off was based on the Seller’s application of the lower of cost or net realizable value accounting policy.

As of March 31, 2020, the balance of ore on leach pads was $26.1 million and as of December 31, 2019 and 2018, the balance of ore on leach pads was $22.1 million and $0, respectively. During the year ended December 31, 2019, the Seller resumed mining and, as a result, have a balance in ore on leach pads.

Impairment of Long-Lived Assets

Estimate Required

Our long-lived assets, which consist of plant and equipment, are evaluated for recoverability annually and at interim periods if triggering events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

To determine fair value, we use a discounted cash flow model based on quantities of estimated recoverable minerals and incorporate projections and probabilities involving metal prices (considering current and historical prices, price trends and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of- mine plans. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The assumptions, projections and probabilities used to determine estimates of future cash flows are consistent or reasonable in relation to internal budgets and projections. Any change in the assumptions, projections, or probabilities used in our impairment calculations could materially impact our consolidated financial statements.

Impact of Change in Estimate

There were no such impairments during the three months ended March 31, 2020 or 2019. During the year ended December 31, 2019, the Seller recorded impairments of long-lived assets of $0.1 million. The impairment recorded during 2019 related to a leach-pad expansion project that the Seller determined it would not utilize and, therefore, did not complete. There were no such impairments during the year ended December 31, 2018.

Reclamation Liability

Estimate Required

We will be required to perform reclamation activity at the Hycroft Mine in the future. As a result of this requirement, a reclamation liability has been recorded on our consolidated balance sheets that is based on its expectation of the costs that will be incurred years in the future. Any underestimate or unanticipated reclamation costs or any changes in governmental reclamation requirements could require us to record or incur additional reclamation costs. Reclamation liabilities are accrued when they become known, are probable and can be reasonably estimated.

Impact of Change in Estimate

Whenever a previously unrecognized reclamation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income attributable to stockholders. There were no such increases during the three months ended March 31, 2020 or 2019. For the years ended December 31, 2019 and 2018, the Seller recorded reductions in asset retirement obligation of $1.9 million and $17.0 million, respectively. The 2019 reduction was driven by an increase in the Seller’s credit-adjusted risk-free rate, which is used to discount the future estimated reclamation activity, but was partially offset by an increase in projected equipment and diesel costs. The reduction recorded in 2018 was primarily due to an increase of the estimated life of mine to 34 years. As a result of extending the life of mine, reclamation expenditures were delayed by approximately 25 years from the prior estimated schedule.

As of March 31, 2020, the Seller estimated that no significant reclamation expenditures will be made until 2047 and that reclamation work will be completed by the end of 2065.

Proven and Probable Ore Reserves

Estimate Required

Proven and probable ore reserves are the part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. Our proven and probable reserves are periodically updated, usually on an annual basis. Estimated recoverable gold ounces in our proven and probable reserves at the Hycroft Mine are used in units-of-production amortization calculations and are the basis for future cash flow estimates utilized in impairment calculations. When determining proven and probable reserves, we must make assumptions and estimates of future commodity prices, the mining methods we use and intend to use in the future, and the related costs incurred to develop, mine, and process our reserves. Our estimates of recoverable gold and silver ounces in proven and probable reserves are prepared by and are the responsibility of our employees. Any change in estimate or assumption used to determine our proven and probable reserves could change our estimated recoverable gold and silver ounces in such reserves, which may have a material impact on our consolidated financial statements and/or our calculations of units-of-production amortization and impairment charges (if any).

Impact of Change in Estimate

Future changes in estimates of recoverable gold ounces will be used in our units-of-production calculations and impairment calculations on a prospective basis.

Income Taxes

Estimate Required

We account for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of our liabilities and assets and the related income tax basis for such liabilities and assets. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future income, we make estimates about future gold and silver sales, metals prices and future production costs. Additionally, significant judgment must be used in determining how much weight to give each piece of evidence considered in determining realizability. Changes to any of these estimates or assumptions could change our conclusions regarding the realizability of deferred tax assets and corresponding income tax, which may have a material impact on our consolidated financial statements.

Impact of Change in Estimate

As of March 31, 2020 and December 31, 2019, based on the weight of available evidence, the Seller determined that it was more likely than not that the benefit of its net deferred tax assets would not be realized and recorded full valuation allowances against such assets. In considering the evidence, the Seller gave significant weight to recent operating results and future projections.

Hycroft Mine

Restart of Mining Activities

On July 8, 2015, the Seller suspended mining operations, but continued to operate the processing facilities to produce gold and silver from the ore that had been previously placed on the leach pads. At the beginning of 2017, the Hycroft Mine entered a care and maintenance mode to minimize expenditures and conserve cash. As part of the care and maintenance mode the Seller stopped the use of cyanide and lime on the leach pads.

In late 2018, the Seller began construction of new leach pads to demonstrate its recently developed heap oxidation and leach process, as discussed in the Hycroft Technical Report, in a commercial setting. Additionally, the Seller began preparing the mine, including its facilities and mining equipment for a restart. The Seller began mining in April 2019, with a focus on transition and sulfide ores, but supplemented with oxide ores to improve near-term cash flow and support crusher and equipment commissioning. Ore has been placed on the new leach pads and is in the active oxidation and leaching phase.

For the three months ended March 31, 2020, the Seller recovered and sold 6,560 ounces of gold and 49,373 ounces of silver, at average realized prices of $1,574 per ounce of gold and $16 per ounce of silver. During the three months ended March 31, 2019 there were no sales of gold or silver.

For the years ended December 31, 2019 and 2018 the Seller recovered and sold 8,593 and 145 ounces of gold and 52,036 and 124 ounces of silver, respectively, at average realized prices of $1,490 and $1,228 per ounce of gold and $17 and $16 per ounce of silver, respectively.

The Hycroft Mine’s proven and probable reserves are contained in oxide, transition and sulfide ores. The Seller has previously recovered metals contained in oxide and transition ores through our heap leach operations. Based on the Hycroft Technical Report, we intend to focus on heap leach oxidation of our transition and sulfide ores using soda ash to manage pH and alkalinity during the oxidation process and then subsequent cyanidation of the oxidized ores. The following simplified schematic outlines the process that is outlined in the Hycroft Technical Report.

Mining

We mine using typical truck and shovel open pit mining methods. The mine plan developed for the Hycroft Technical Report requires a range of approximately 85 – 100 million tons per year to be mined (both ore and waste) throughout the 34-year mine life. Production will ramp up gradually from 10 million tons in year two (2020) to 85 million tons in year six. Another ramp-up in production is projected to occur in year 10 to 100 million tons. We currently have a small existing fleet of mine equipment that we own and began using again during 2019 alongside a small fleet of leased equipment. We plan on using contract mining or leasing equipment during the ramp up through year six. After year six, we expect to begin to transition back to our own fleet, which we will need to purchase.

Processing

The ore is being processed and will continue to be processed using the following methods:

Ore Category 1 — low-grade ore with high cyanide soluble gold will be cyanide leached to extract the gold and silver. This ore will not be pre-oxidized and will be stacked on the leach pads as run-of-mine ore. We expect this ore to account for 4% of the ore over the current life of the mine.

Ore Category 2 — high-grade ore with high cyanide soluble gold will be crushed to a P80 of 3∕4” and cyanide leached to extract the gold and silver. This ore will not be pre-oxidized. We expect this ore to account for 2% of the ore over the current life of the mine.

Ore Category 3 — low cyanide soluble ratio ores will be crushed to a P80 of 1∕2”. The crushed ore will be mixed with soda ash to induce an alkaline pre-oxidation process. After this ore has been oxidized to the desired extent, we will rinse the ore with fresh water and a saturated lime solution and then cyanide leach the ore to extract the gold and silver. We expect this ore to account for 94% of the ore over the current life of the mine. This process is the subject of a pending patent application.

Crushing Plant

The crushing system is initially designed to run a nominal capacity of 65,750 tons per day ramping up to 98,630 tons per day with the addition of two more tertiary crushers. Category 2 and Category 3 ores are transported to the primary crusher dump pocket via haul truck. Prior to the primary crusher, the ore that is being routed as Category 3 passes under a soda ash silo where a pre-determined amount of soda ash is added to the ore to begin the pre-oxidation process. The ore proceeds through three stages of crushing and exits the tertiary crushers routed as either 3∕4” crushed or 1∕2” crushed. It is then hauled to the leach pads.

Pre-Oxidation

We begin the pre-oxidation of the Category 3 ore at the crusher using in-situ moisture and solid soda ash. The amount of soda ash required for the ore is relative to the percent sulfide-sulfur content of the ore. We regularly sample the mined ore for reagent addition control.

Once we have placed Category 3 ore on the heap, additional soda ash solution is applied to bring the ore to field capacity (8 – 10% moisture). The solution in the heap is replenished on a regular basis using soda ash solution in order to offset evaporation and carbonate consumption.

We determine the pre-oxidation duration by the characteristics of the ore and the measured extent of oxidation based upon sulfate production. The extent of the oxidation will be determined by the target recoveries for each domain and the initial cyanide soluble gold, which is translated to degrees of oxidation already achieved. The number of days required to attain target oxidation is dependent upon the sulfide-sulfur content of the ore, with higher sulfide-sulfur corresponding to longer oxidations cycles. The majority of the Category 3 ore is expected to take between 30 and 120 days to complete pre-oxidation.

Rinse Cycle

When the pre-oxidation cycle has been completed, we rinse the Category 3 ore first with fresh water and then with a saturated lime solution prior to the commencement of cyanidation leach. This is necessary to remove sulfate and bicarbonate from the heap and reduce cyanide loss during leaching. The alkalinity of the solution in the heap is monitored to ensure rinse completion prior to the start of cyanidation.

Heap Leach Cyanidation

The cyanidation conditions for all placed ore is the same regardless of crush size or the use of pre- oxidation. The pH is controlled using lime. Category 1 and Category 2 ores, those ores not going through pre- oxidation or rinse, undergo a 200-day primary leach cycle. Category 3 ore, having already been oxidized and rinsed, undergo a nominal 60-day primary leach cycle.

Merrill-Crowe and Refinery

Due to the high silver content of the pregnant solution, gold and silver are recovered by zinc cementation. We have two existing Merrill-Crowe plants, which are used to process pregnant solution from the heap leach operation. The older plant has a capacity of 4,500 gallons per minute. The newer plant is considerably larger, with a present capacity of 21,500 gallons per minute.

The wet filter cakes from the Merrill-Crowe circuits will be transferred to retort pans, which are then put into a retort furnace to remove water and mercury. Water and then mercury are sequentially volatilized from the precipitate by heating the precipitate under a partial vacuum. The dried filter cake is mixed with flux, a clarifying agent used to remove certain impurities and reduce the melting point of elements in the precipitate, and then transferred to an electric arc furnace where it is smelted to produce doré.

Results of Operations

Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

Metal sales

Gold sales

The table below summarizes changes in gold sales, ounces sold and average realized prices for the following periods:

	Three months ended March 31,
	2020	2019
	(dollars in thousands, except
	ounce amounts)
Gold sales	$10,328	$-
Gold ounces sold	6,560	$-
Average realized price (per ounce)	$1,574	$-
The change in gold revenue was attributable to: 2020 vs 2019
Increase in ounces sold	$10,328

During the three months ended March 31, 2020, the Seller’s gold sales were $10.3 million, which was included as Revenues on its consolidated statements of operations compared to $0 in gold sales during the same period in the prior year. The Seller did not restart mining operations until April 2019 and, accordingly, no gold ounces were sold during the first quarter of 2019.

Silver sales

The table below summarizes changes in silver sales, ounces sold and average realized prices for the following periods:

	Three months ended March 31,
	2020	2019
	(dollars in thousands, except
	ounce amounts)
Silver sales	$796	$-
Silver ounces sold	49,373	$-
Average realized price (per ounce)	$16	$-
The change in silver revenue was attributable to: 2020 vs 2019
Increase in ounces sold	$796

During the three months ended March 31, 2020, the Seller’s silver sales were $0.8 million, which was included as Revenues on its consolidated statements of operations compared to $0 in silver sales during the same period in the prior year. The Seller did not restart mining operations until April 2019 and, accordingly, no silver ounces were sold during the first quarter of 2019.

Total cost of sales

Total cost of sales consists of production costs and depreciation and amortization. The table below summarizes changes in total cost of sales for the following periods:

	Three months ended March 31,
	2020	2019
	(dollars in thousands, except
	ounce amounts)
Production costs	$15,569	$-
Depreciation and amortization	1,334	$-
Write-down of production inventories	6,965	$-
Total cost of sales	$23,868	$-
The change in cost of sales was attributable to: 2020 vs 2019
Increase in ounces sold	$10,003
Write-down of production inventories due to metallurgical balancing	6,965
Period costs directly expensed to cost of sales	6,900
Total change in cost of sales, excluding write-down of production inventories	$23,868

Production costs

For the three months ended March 31, 2020, the Seller recognized $15.6 million in production costs, or $2,373 per ounce of gold sold. The cost per ounce of gold sold was significantly higher than is expected in future periods primarily driven by (1) $5.3 million in contractors costs to supplement areas where manpower was lacking, (2) $3.8 million in maintenance costs primarily as a result of unplanned maintenance, and (3) $7.8 million in reagents, which was higher than expected primarily due to consuming more soda ash and lime than planned. The Seller made the decision to expense $6.4 million of these costs immediately. Excluding the $6.4 million of period costs, the production costs per ounce of gold sold decreased to $1,404, which was still higher than is expected in future periods and was primarily a result of (1) the use of contractors to supplement maintenance employees and (2) higher than anticipated consumption of reagents. Replacing contractors with full time employees has been a focus for us for more than six months and it is expected it to continue to be a focus for us during 2020 as it has proven challenging to hire qualified employees given the low unemployment levels across Northern Nevada and competition from other nearby mining companies.

Depreciation and amortization

Depreciation and amortization expense was $1.3 million, or $203 per ounce of gold sold for the three months ended March 31, 2020. Depreciation and amortization expense mostly related to buildings, processing equipment and the leach pad.

Write-down of production inventories

As discussed above in Critical Accounting Estimates, the estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related gold ore contents to the actual gold ounces recovered (metallurgical balancing). Based on metallurgical balancing results, the Seller determined that 3,980 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off the Seller recognized a Write-down of production inventories on the consolidated statements of operations of $6.9 million. Cash production costs written-off were $6.4 million and capitalized depreciation and amortization costs written-off were $0.5 million. The write-off of these ounces was primarily due to poor execution of maintaining the critical variables necessary for oxidation and ultimately recovery of a specific cell of the leach pads. As a result, the Seller determined that it would recover 20% less than planned of the mismanaged section of the leach pads.

Operating expenses

Care and maintenance, net

Care and maintenance, net decreased from $3.8 million for the three months ended March 31, 2019 to $0 for the 2020 period. The decrease in Care and maintenance, net was primarily driven by the restart of mining operations at the Hycroft Mine. Upon restarting in April 2019, the Seller no longer recorded any costs to care and maintenance, net.

Project and development

Project and development costs decreased from $2.2 million for the three months ended March 31, 2019 to $0 for the 2020 first quarter. In late 2018, the Company began the process of restating mining operations and, as noted above, restarted mining in April 2019. During 2019, the Seller completed all project and development of the mine and have not incurred any costs in 2020 that were classified as project and development now that the mine is in operation. During the 2019 first quarter, costs were incurred related to the restart of the Hycroft Mine, such as maintenance and repair of mobile mining equipment and processing equipment (crusher, Merrill-Crowe facility), to prepare for use after sitting idle for several years. During 2019, the Seller also incurred costs to prepare feasibility studies, including the Hycroft Technical Report.

Pre-production depreciation and amortization

Pre-production depreciation and amortization represents expense recognized prior to the restart of mining operations at the Hycroft Mine. For first quarter of 2019, pre-production depreciation and amortization was $0.8 million compared to $0 for the three months ended March 31, 2020. The decrease in pre-production depreciation and amortization was due to restarting mining operations and, therefore, recording depreciation and amortization to ore on the leach pads (beginning April 2019), which was recognized on the Consolidated Statements of Operations as part of Total cost of sales as ounces of gold are sold.

Accretion

For each of the three months ended March 31, 2020 and 2019, the Seller recognized $0.1 million in accretion expense.

General and administrative

General and administrative costs for the three months ended March 31, 2020 and 2019 were $2.0 million and $1.9 million, respectively. The increase in general and administrative costs was primarily driven by a $0.2 million increase in stock-based compensation costs, due to restricted stock units being granted in February 2019 and, therefore, the Seller only recognized expense for part of the quarter in 2019, whereas in 2020 the Seller recognized a full quarter of expense. Additionally, the cost of certain of the Seller’s insurance policies increased by $0.2 million from the prior year. The increases were partially offset by a $0.3 million decrease in expense recognition related to the Sellers phantom shares as a result of granting fewer shares in 2020.

Interest expense

For the three months ended March 31, 2020 and 2019, interest expense was $19.9 million and $14.4 million, respectively, an increase of $5.5 million, or 38%. The increase was primarily due to an increase in the average debt balance from $442.2 million for the 2019 first quarter to $574.7 million for the 2020 first quarter. The average debt balance increased due to PIK interest on the Seller’s Second Lien Notes, the 1.5 Lien Notes and the 1.25 Lien Notes. Additionally, the Seller issued 1.25 Lien Notes during 2019 and the first quarter of 2020, which were issued to fund the restart of mining operations and pay operating costs that were in excess of the Seller’s sales proceeds. The increase in the interest rate on the First Lien Credit Agreement also contributed to the increase in interest expense. Interest expense for the three months ended March 31, 2020 and 2019 was reduced by less than $0.1 million and $0.1 million, respectively, for interest that was capitalized to projects during each period.

Reorganization items, net

On March 10, 2015, the Seller’s predecessor filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in an effort to recapitalize the Seller’s balance sheet by reducing its debt balances while concurrently providing additional liquidity. Expenses directly associated with finalizing the chapter 11 cases before the Bankruptcy Court were reported as Reorganization items, net in the Consolidated Statements of Operations. The Seller incurred legal and professional fees of $0 and $0.3 million for the three months ended March 31, 2020 and 2019, respectively. The decrease was a result of the final claims being settled during the third quarter of 2019 and no additional costs being incurred after the settlements. On October 3, 2019, the Bankruptcy Court finalized the proceedings and closed the case.

Income tax expense and benefit

There was no income tax expense or benefit recognized during the three months ended March 31, 2020 or 2019.

Net loss

Due to the activity discussed above, the Seller realized net losses of $34.6 million and $23.4 million for the first quarters of 2020 and 2019, respectively.

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Metal sales

As a result of the suspension of mining operations in 2015 and entering a care and maintenance mode January 1, 2017, the Seller had nominal sales from the recovery of gold and silver in 2017, which further declined in 2018. While in care and maintenance, gold and silver production were considered a byproduct of maintaining the Hycroft Mine. Thus, beginning January 1, 2017, the Seller recorded all metal sales as a reduction to care and maintenance, net in the consolidated statements of operations. Due to not having any revenue, the Seller did not record any costs as cost of sales or production costs. Additionally, all depreciation and amortization were related to the Hycroft Mine being in care and maintenance.

During the year ended December 31, 2019, the Hycroft Mine restarted operating activities and, as a result, reported metal sales as revenue. Additionally, the Seller recorded production costs and depreciation and amortization related to the production of metal as costs of sales. Depreciation and amortization expense that were incurred during 2019, but prior to the restart of mining operations was included as Pre-production depreciation and amortization in the Consolidated Statements of Operations.

Gold sales

The table below summarizes changes in gold sales, ounces sold and average realized prices for the following periods:

	Year Ended
	December 31,
	2019	2018
	(dollars in thousands
	except ounce amounts)
Gold sales	$12,803	$178
Gold ounces sold	8,593	145
Average realized price (per ounce)	$1,490	$1,228
The change in gold sales was attributable to: 2019 vs. 2018
Increase in ounces sold	$10,371
Increase in average realized price	38
Effect of average realized price increase on ounces sold increase	2,216
Total change in gold sales	$12,625

During the year ended December 31, 2019, the Seller’s gold sales were $12.8 million, which was included as Revenues on its consolidated statements of operations, an increase of more than $12.6 million over the prior year. The increase was mostly driven by selling an additional 8,448 ounce of gold and, to a lesser extent, a 21% increase in the average realized price per ounce. As discussed above in Metal sales, operations were restarted during the 2019 period which drove the increase in gold ounces sold.

Silver sales

The table below summarizes changes in silver sales, ounces sold and average realized prices for the following periods:

	Year Ended
	December 31,
	2019	2018
	(dollars in thousands
	except ounce amounts)
Silver sales	$906	$2
Silver ounces sold	52,036	124
Average realized price (per ounce)	$17	$16
The change in Silver sales was attributable to: 2019 vs. 2018
Increase in ounces sold	$837
Increase in average realized price	-
Effect of average realized price increase on ounces sold increase	67
Total change in gold sales	$904

During the year ended December 31, 2019, the Seller’s silver sales were $0.9 million, which was included as Revenues on its consolidated statements of operations, compared to practically no sales during 2018. The increase was due to selling an additional 51,912 ounces of silver sold and, to a lesser extent, a 6% increase in the average realized price per ounce. As discussed above in Metal Sales, operations were restarted during the 2019 period which resulted in the increase in silver ounces sold.

Total cost of sales

Total cost of sales consists of production costs and depreciation and amortization. The table below summarizes changes in total cost of sales for the following periods:

	Year Ended
	December 31,
	2019	2018
	(dollars in thousands)
Production costs	$11,041	$-
Depreciation and amortization	1,011	-
Write-down of production inventories	18,617	-
Total cost of sales	$30,669	$-
The change in cost of sales was attributable to: 2019 vs. 2018
Increase in ounces sold	$12,052
Write-down of production inventories due to metallurgical balancing	16,443
Write-down of production inventories due to net realizable value	2,174
Total change in cost of sales, excluding write-down of production inventories	$30,669

As discussed above in Metal Sales, operations were restarted during 2019 and, as a result, the Seller began to record Production costs and Depreciation and amortization as Cost of sales in the Consolidated Statements of Operations.

Production costs

For the year ended December 31, 2019, the Seller recognized $11.0 million in production costs, or $1,285 per ounce of gold sold. The cost per ounce of gold sold was higher than expected in future periods and was driven by, (1) the use of contractors to supplement the mobile mine maintenance employees and crusher maintenance employees and (2) additional repair costs for the crushing and conveying system. Beginning in the third quarter of 2019, the Seller increased its focus on replacing contractors with full time employees and expects this to have a positive impact in future periods. However, given the low unemployment levels for mine workers in or near Nevada, limited availability of foreign workers and competition from other nearby mining companies, we anticipate that this will continue to be an area of focus and challenge for us in 2020. Unplanned crushing and conveying system repair resulted in unexpected downtime, inefficiencies in the Seller’s mining process, changes to its mining plan and additional expenditures. Due to unplanned crushing and conveying system repair, ounces produced was less than the Seller had budgeted and resulted in an increase in cost per ounce. With the assistance of the crusher manufacturer, a planned maintenance schedule was created for the crushing and conveying system which is expected to decrease the unplanned repairs and decrease expenditures in the future. However, we continue to expect that maintenance will continue to challenge us in 2020.

Depreciation and amortization

Depreciation and amortization expense was $1.0 million, or $118 per ounce of gold sold for the year ended December 31, 2019. Depreciation and amortization expense mostly relates to buildings, processing equipment and the leach pad. Construction on the leach pad for the initial restart began late in 2018 and was completed during 2019.

Write-down of production inventories

As discussed in “Note 2 — Summary of Significant Accounting Policies in the notes to the consolidated financial statements” the estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related gold ore contents to the actual gold ounces recovered (metallurgical balancing). Based on metallurgical balancing results, the Seller determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off the Seller recognized a write-down of production inventories on the consolidated statements of operations of $16.4 million. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to older leach pads, keeping it from being recovered in the future.

As discussed in “Note 2 — Summary of Significant Accounting Policies in the notes to the consolidated financial statements” production-related inventories are carried at the lower of cost or net realizable value. As discussed above, the Seller incurred increased production costs due to various operating issues, which resulted in a $2.2 million net realizable value write-down of ore on leach pads.

Operating expenses

Project and development

Project and development costs increased by $2.8 million from $4.9 million for the year ended December 31, 2018 to $7.7 million for the year ended December 31, 2019. The increase was primarily driven by costs incurred in 2019 related to the restart of the Hycroft Mine, such as maintenance and repair of mobile mining equipment and processing equipment (crusher, Merrill-Crowe facility and refinery), to prepare for use after sitting idle for several years. Additionally, during both 2018 and 2019, the Seller incurred costs to prepare feasibility studies, including the Hycroft Technical Report, which were a large portion of the cost for each period.

Care and maintenance, net

Care and maintenance, net decreased from $9.0 million for the year ended December 31, 2018 to $3.5 million for 2019. The decrease in Care and maintenance, net on the consolidated statements of operations was primarily driven by the restart of mining operations at the Hycroft Mine. Upon restarting in April 2019, the Seller no longer recorded any costs to care and maintenance, net. The Hycroft Mine was in care and maintenance during all of 2018.

Pre-production depreciation and amortization

Pre-production depreciation and amortization represents expense recognized prior to the restart of mining operations at the Hycroft Mine. For the year ended December 31, 2019 pre-production depreciation and amortization was $1.1 million compared to $3.5 million for the prior year. The decrease in pre- production depreciation and amortization was due to restarting mining operation and, therefore, recording depreciation and amortization to ore on the leach pads (beginning April 2019), which was recognized on the Consolidated Statements of Operations as part of total cost of sales as ounces of gold are sold.

Accretion

For the years ended December 31, 2019 and 2018, the Seller recognized $0.4 million and $1.3 million, respectively, in accretion expense. The amount of accretion expense for 2019 was reduced as a result of the expectation of a longer mine life.

General and administrative

General and administrative costs for the years ended December 31, 2019 and 2018 were $6.1 million and $5.3 million, respectively. For 2019, the Seller incurred stock-based compensation expense of $1.1 million related to restricted stock units granted during 2019, while for 2018 there was no stock-based compensation expense. Also during 2019, the Seller’s expense recognition for phantom shares increased $0.5 million due to an increase in the fair value of the 2015 and 2016 grants, whereas during 2018 there was a decrease in the fair value of the phantom shares. The stock-based compensation and phantom share increases were partially offset by a $0.4 million decrease in legal fees and a $0.6 million decrease in compensation and benefits. During 2018, in order to comply with one of the Seller’s debt covenants, the Seller incurred legal fees related to confidential regulatory filings which resulted in increased legal fees. During 2019, compensation and benefits decreased because certain corporate employees were assisting with the restart of the mine rather than corporate matters, and their salaries were allocated accordingly.

Reduction in asset retirement obligation

The Seller recognized reductions in asset retirement obligations of $1.9 million and $17.0 million during the years ended December 31, 2019 and 2018. The 2019 reduction was primarily driven by an increase in the Seller’s credit-adjusted risk-free rate, which is used to discount its estimated future reclamation expenditures, but was partially offset by an increase in equipment and diesel costs. The Seller’s reduction recorded in 2018 was primarily due to its increase in the estimated life of the mine to 34 years. As a result of extending the life of mine, reclamation expenditures were delayed by approximately 25 years from the prior estimated schedule.

Impairment of long-lived assets

During the year ended December 31, 2019, the Seller recorded impairments of long-lived assets of $0.1 million. The impairments recorded during 2019 related to a leach pad expansion project that it determined would not be utilized and, therefore, did not complete.

Interest expense

For the years ended December 31, 2019 and 2018, interest expense was $64.8 million and $50.9 million, respectively, an increase of $13.9 million, or 27%. The increase was primarily due to an increase in the average debt balance from $397.8 million for 2018 to $492.3 million for 2019, an increase of 24%. The average debt balance increased due to PIK interest on the Seller’s Second Lien Notes and 1.5 Lien Notes and the issuance of 1.25 Lien Notes in 2019. The 1.25 Lien Notes were issued to fund the restart of mining operations. Interest expense for 2019 was reduced by $0.6 million for interest that was capitalized to projects during the year.

Gain on retirement of debt

During the year ended December 31, 2018, the Seller paid $0.1 million to retire $3.4 million of Second Lien Notes resulting in a $3.3 million gain.

Reorganization items, net

Expenses directly associated with finalizing the chapter 11 cases before the bankruptcy court were reported as Reorganization items, net in the Consolidated Statements of Operations. The Seller incurred legal and professional fees of $0.9 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively. The increase was driven by payments to the U.S. Trustee that were calculated based on a percentage of total disbursements, which increased as a result of restarting mining operations.

Income tax expense and benefit

For the year ended December 31, 2018, the Seller recorded an income tax expense of $0.1 million as a result of attribute reduction which eliminated a previously recorded income tax receivable. There was no income tax expense or benefit recognized during 2019.

Net loss

Due to the activity discussed above, the Seller realized net losses of $98.9 million and $55.8 million for the years ended December 31, 2019 and 2018, respectively.

Liquidity and Capital Resources

General

In the absence of profitable operations following the Seller’s emergence from chapter 11 bankruptcy proceedings, the Seller’s primary source of liquidity beginning in 2016 and through the end of 2018 was from the issuance of 1.5 Lien Notes to the Initial Subscribers. the Seller’s primary continuing liquidity needs prior to restarting operations were to finance its operational needs for care and maintenance of the leach pads, to continue to conduct test work related to the two-stage oxidation and subsequent leaching of its sulfide and transition ores, preparation of the Hycroft Technical Report, its general and administrative costs, and debt service, primarily interest payments pursuant to the First Lien Credit Agreement.

The Seller began the restart of mining operations in 2019. The Seller financed the restart with the issuance of 1.25 Lien Notes to the holders of the 1.5 Lien Notes. In connection with the business combination, we recapitalized our business with both debt and equity which will be used to finance the remaining cash requirements of the restart as operations and related gold and silver production and sales are ramped up.

During 2019, the Seller began to produce and sell gold from mining performed during 2019. Despite gold and silver sales in 2019 and 2020, the Seller continued to incur losses due to the costs expended on the restart in conjunction with operational missteps and inefficiencies. The Seller did not generate sufficient cash flow from its operations during either 2019 or the first quarter of 2020 to cover its operating costs, general and administrative costs, and capital project costs and the Seller was reliant upon additional debt funding to continue operations. The Seller was reliant on debt issuances to fund operations in 2019 through the closing of the business combination.

Upon closing the business combination, we received net cash proceeds of approximately $212.7 million, of which we will utilize approximately $39.0 million for capital expenditures through the remainder of 2020. This includes $30.0 million to $35.0 million to construct a new leach pad, $2.0 million to $3.0 million of capital expenditures associated with our cone crushers, and approximately $2.5 million of miscellaneous sustaining capital expenditures. Assuming we are able to ramp up operations and produce and sell the forecasted volumes, we believe that we will be able to meet our funding needs for at least the next twelve months.

Sprott Credit Agreement

On October 4, 2019, the Seller, as borrower, and certain of its subsidiaries, as guarantors, entered into the Initial Sprott Credit Agreement with Lender for a secured multi-advance term credit facility with an original aggregate principal amount not in excess of $110.0 million. In connection with the consummation of the business combination, the Company assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into an amended and restated credit agreement, (the “Sprott Credit Agreement”), with us becoming a party thereto, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock. As a result, we are the borrower under the Sprott Credit Agreement.

The obligations of the borrower under the Sprott Credit Agreement are guaranteed by (i) HRD and Allied VGH and their respective successors and permitted assigns and (ii) any existing or future subsidiary of the guarantors or the borrower (collectively, the “Credit Parties”), other than the guarantors, that acquires or holds any assets with a book value greater than $1.0 million other than certain equity interests disclosed to Lender. The obligations under the Sprott Credit Agreement are secured by a lien on all properties and assets now owned, leased or hereafter acquired or leased by any Credit Party including a security interest to Lender of all membership interest in HRD and Allied VGH.

The Sprott Credit Agreement is accessible by the borrower through one or more advances. The initial two advances were in the principal amounts of $55.0 million and $15.0 million, respectively, and the Lender may make a subsequent advance, assuming satisfaction of applicable conditions and production milestones, for up to an additional $40.0 million in aggregate principal amount. The Sprott Credit Agreement will be made available at an original issue discount of 2%. The Sprott Credit Agreement has been, and will be used for, (i) repayment of indebtedness and liabilities under the existing first lien secured facility with Scotia Bank, as administrator, and other payoff amounts, (ii) payment of costs and expenses to put the Hycroft Mine into commercial production and/or to maintain or increase commercial production, and (iii) payment of Lender’s fees and expenses incurred in connection with the Sprott Credit Agreement.

Advances under the Sprott Credit Agreement bear interest monthly at a floating rate equal to seven percent (7%) plus the greater of (i) US Dollar three month LIBOR and (ii) one and one-half percent (1.50%), per annum, accruing daily and compounded monthly. For a period of twelve (12) months following the initial advance, no cash payments of interest or principal will be due, with 100% of interest accruing being capitalized on a monthly basis and added to the outstanding principal balance of the Sprott Credit Agreement.

For each calendar quarter commencing on March 1, 2021 and ending on the maturity date, the borrower shall pay Lender additional interest on the last business day of such calendar quarter, calculated according to a formula set forth in the Sprott Credit Agreement. Upon the prepayment of the entire Sprott Credit Agreement, all remaining additional interest payments and all remaining and yet unpaid additional interest must be prepaid as well.

The borrower shall be required under the Sprott Credit Agreement to make principal repayments beginning on August 31, 2021 and on the last business day of each calendar quarter thereafter. The first four (4) principal repayments will be in an amount equal to two and one-half percent (2.50%) of the outstanding principal amount of the Sprott Credit Agreement on May 31, 2021 (including all capitalized interest thereon, if any, but excluding the principal repayment then due). All subsequent principal repayments shall be in an amount equal to seven and one-half (7.50%) of the outstanding principal amount of the Sprott Credit Agreement on May 31, 2021 (including all capitalized interest thereon, if any, but excluding the principal repayment then due). The entire outstanding balance of the Sprott Credit Agreement, together with all unpaid interest and fees (including all capitalized interest, if any), is due on the day that is five years from the last day of the month of the initial closing date, which shall be no later than May 31, 2025, the maturity date.

The Sprott Credit Agreement may be repaid in whole or in part, at any time prior to the maturity date. Each prepayment or cancellation of the Sprott Credit Agreement (including capitalized interest, if any), whether in whole or in part, voluntarily or mandatory, subject to certain exceptions, that occurs on or prior to the fourth anniversary of the date of the initial advance is subject to a prepayment premium, payable on the date of the prepayment or cancellation as follows:

Prepayment Date	Percentage of Principal Amount Outstanding
Prior to 2nd anniversary of initial advance date	5.0%
After 2nd anniversary but prior to 4th anniversary of initial advance date	3.0%

In addition to the required quarterly repayment of principal beginning on August 31, 2021, the borrower will be required under the Sprott Credit Agreement to make a mandatory prepayment (A) if at any time after the date of the initial advance, any Credit Party (i) sells or otherwise disposes of certain assets other than those permitted by the Sprott Credit Agreement in one or more transactions, to the extent that cash proceeds of such sale or other disposal exceed $500,000 when aggregated with the proceeds of all other sales and disposals of the Credit Parties, or (ii) receives any insurance proceeds greater than $1.0 million which are not otherwise expended on the Hycroft Mine within one-hundred eighty (180) days, and (B) upon the occurrence of a change of control (in certain circumstances) other than any change of control resulting from the business combination. In addition to the amount of any such mandatory prepayment, borrower shall pay to the Lender an amount equal to the applicable prepayment premium unless otherwise excused by the Sprott Credit Agreement.

Sprott Royalty Agreement

The Company, HRD and Sprott Private Resource Lending II (Co) Inc., as the Payee, an affiliate of the Lender, entered into a royalty agreement with respect to the Hycroft Mine, or the Sprott Royalty Agreement, at the closing of the business combination. Pursuant to the terms of the Sprott Royalty Agreement, at the closing of the business combination, Payee paid to HRD cash consideration in the amount of $30.0 million, for which HRD granted to Payee a perpetual royalty equal to one and one-half percent (1.50%) of net smelter returns, payable monthly. Net smelter returns for any given month are calculated by monthly production multiplied by monthly average gold price or monthly average silver price, minus allowable deductions.

HRD has the right to repurchase a portion of the royalty on each of the first and second anniversary of the effective date of the Sprott Royalty Agreement. For the first anniversary, the repurchase right is in respect of up to 33.3% of the initial royalty in consideration of a purchase price calculated pursuant to a formula described in the Sprott Royalty Agreement. For the second anniversary, the repurchase right is in respect of any remaining portion of the initial royalty that was not acquired on the first anniversary up to the ceiling of 33.3% of the initial royalty plus up to 33.3% of the increased amount of the royalty in consideration of a purchase price calculated pursuant to a formula described in the Sprott Royalty Agreement.

In addition to the terms generally described above, the Sprott Royalty Agreement contains other terms and conditions commonly contained in royalty agreements of this nature.

New Subordinated Notes

In connection with the business combination, the Company assumed $80.0 million in aggregate principal amount of the New Subordinated Notes. The New Subordinated Notes are secured and subordinate in priority to the senior debt obligations under the Sprott Credit Agreement. The New Subordinated Notes bear interest at a rate of 10% per annum, payable in kind on a quarterly basis. The principal on the New Subordinated Notes is due December 1, 2025.

Cash and liquid assets

The Seller placed substantially all of its cash in operating accounts with two well-capitalized financial institutions, thereby ensuring balances remain readily available. Due to the nature of the Seller’s operations and the composition of our current assets, the Seller’s cash and metal inventories balances represented substantially all of our liquid assets on hand. As of March 31, 2020, the Seller had existing cash of $6.2 million, an increase of $0.3 million from $6.5 million at December 31, 2019.

Restricted cash

As of March 31, 2020, the Seller held $42.5 million in restricted cash accounts. The majority of the restricted cash, or $39.6 million, was held as collateral for the Seller’s surface management surety bonds while the remaining

$2.9 million was held in accordance with certain of its debt covenants. All the restricted cash was held by well-capitalized financial institutions.

Available sources of liquidity

The following table summarizes our available sources of liquidity:

	Mar. 31	Dec. 31
	2020	2019
	(dollars in thousands)
Cash	$6,566	$6,220
Metal inventories(1)	2,098	1,894
Ore on leach pads(2)	26,122	22,062
Total liquidity sources	$34,786	$30,176

(1)	Metal inventories contained approximately 1,604 ounces of gold which are expected to be sold within the next 12 months. Assuming a gold selling price of $1,608.95 per ounce (the March 31, 2020 P.M. fix) and excluding any proceeds from silver sales, the sale of all gold ounces estimated to be recovered from the Seller’s metal inventories would provide it with $2.6 million of revenue.

(2)	Ore on leach pads contained approximately 18,921 ounces of gold which are expected to be sold within the next 12 months. Assuming a gold selling price of $1,608.95 per ounce (the March 31, 2020 P.M. fix) and excluding any proceeds from silver sales, the sale of all gold ounces estimated to be recovered from the Seller’s ore on leach pads would provide it with $30.4 million of revenue.

Sources and uses of cash

Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

	Three Months Ended
	March 31,
	2020	2019
	(dollars in thousands)
Net loss	$(34,618)	$(23,440)
Net non-cash adjustments	26,040	13,503
Net change in operating assets and liabilities	(10,867)	864
Net cash used in operating activities	(19,445)	(9,073)
Net cash used in investing activities	(2,090)	(4,498)
Net cash provided by financing activities	21,658	17,154
Net decrease in cash	123	3,583
Cash, beginning of period	48,967	52,861
Cash, end of period	$49,090	$56,444

Cash used in and provided by operating activities

For the three months ended March 31, 2020, the Seller used $19.4 million of cash for operating activities primarily attributable to a net loss of $34.6 million and increases in the following operating assets; production-related inventories ($10.4 million), prepaid and other ($1.5 million) and accounts receivable ($0.8 million), and a decrease in interest payable ($0.4 million). The cash outflows driven by the items described above were partially offset by certain non-cash expenses, including a $17.0 million non-cash portion of interest expense, $7.0 million write-down of production inventories, $1.3 million depreciation and amortization and $0.4 million stock-based compensation. There was also an increase in accounts payable ($2.4 million) that partially offset the cash outflows.

For the three months ended March 31, 2019, the Seller used $9.1 million of cash for operating activities primarily attributable to a net loss of $23.4 million and a decrease in interest payable ($0.4 million). The negative impact on cash flow from operations of the net loss and decrease in interest payable were partially offset by certain non-cash expenses, including a $11.9 million non-cash portion of interest expense, $0.8 million depreciation and amortization and $0.5 million of phantom share compensation. Additionally, there were increases in accounts payable ($1.6 million) that offset the negative impact on cash flow from operations of the net loss and interest payable.

Cash used in investing activities

For the three months ended March 31, 2020 and 2019, the Seller used $2.1 million and $4.5 million, respectively, in investing activities. For 2020, the costs primarily related to (1) construction of new leach pad space of $1.1 million, and (2) construction or purchases of processing equipment of $0.6 million. For the 2019 period the spend was mostly driven by (1) construction of new leach pad space for the restart of $2.2 million and (2) the purchase and installation of four new cone crushers for $1.9 million.

Cash used in and provided by financing activities

Cash generated by financing activities was $21.7 million for the three months ended March 31, 2020, which was mostly driven by net issuances of $24.9 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs). The 1.25 Lien Notes were used to fund operational costs and capital expenditures due to not generating enough cash from sales. The Seller spent $2.6 million for legal and consulting fees related to the business combination and $0.6 million for extending the maturity of the First Lien Credit Agreement, partially offsetting the net cash received from the issuance of 1.25 Lien Notes.

The amount of cash generated by financing activities was $17.2 million for the three months ended March 31, 2019, which was mostly driven by net issuances of $18.0 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs). The 1.25 Lien Notes were used to fund the restart of mining operations. The Seller spent $0.7 million for legal and consulting fees related to the business combination and the review of its other strategic alternatives and $0.1 million for extending the maturity of the First Lien Credit Agreement, partially offsetting the net cash received from the issuance of 1.25 Lien Notes.

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

	Year Ended
	December 31,
	2019	2018
	(dollars in thousands)
Net loss	$(98,895)	$(55,803)
Net non-cash adjustments	75,393	26,059
Net change in operating assets and liabilities	(36,269)	2,819
Net cash used in operating activities	(59,771)	(26,925)
Net cash used in investing activities	(12,296)	(1,146)
Net cash provided by financing activities	68,173	27,595
Net decrease in cash	(3,894)	(476)
Cash, beginning of period	52,861	53,337
Cash, end of period	$48,967	$52,861

Cash used in and provided by operating activities

For the year ended December 31, 2019, the Seller used $59.8 million of cash for operating activities primarily attributable to a net loss of $98.9 million, a reduction in the asset retirement obligations of $1.9 million and increases in the following operating assets; production-related inventories ($38.6 million), materials and supplies inventories ($1.0 million) and prepaid and other ($0.4 million). The cash outflows driven by the items described above were partially offset by certain non-cash expenses such as $54.8 million non-cash portion of interest expense, $18.6 million write-down of production inventories, $2.1 million depreciation and amortization, $1.1 million stock-based compensation and $0.4 million of accretion. There were also increases in accounts payable ($3.4 million) and other liabilities ($0.8 million) that partially offset the cash outflows.

For the year ended December 31, 2018, the Seller used $26.9 million of cash for operating activities primarily attributable to a net loss of $55.8 million and non-cash income or gains such as the reduction of our asset retirement obligation ($17.0 million) and the gain on retirement of debt ($3.3 million). The negative impact on cash flow from operations of the net loss, reduction in asset retirement obligation and gain on retirement of debt were partially offset by certain non-cash expenses, including a $40.8 million non-cash portion of interest expense, $3.5 million depreciation and amortization, $1.3 million accretion and $1.0 million write- down of mineral property. There were also several significant changes in assets and liabilities that offset the negative impact on cash flow from operations of the net loss, reduction in asset retirement obligation and gain on retirement of debt, such as the following, a $1.2 million increase in other liabilities, a $0.9 million decrease in prepaids and other, and a $0.5 million increase in interest payable.

Cash used in investing activities

For the years ended December 31, 2019 and 2018, the Seller used $12.3 million and $1.1 million, respectively, in investing activities. For 2019, the vast majority of the costs related to (1) construction of new leach pad space for the restart of $6.2 million, (2) the purchase and installation of four new cone crushers for $4.0 million and (3) replacement and significant repairs of existing processing equipment for $0.8 million. For the 2018 period the spend was mostly in the last quarter of the year as the Seller was beginning its restart preparations.

Cash used in and provided by financing activities

Cash generated by financing activities was $68.2 million for the year ended December 31, 2019, which was mostly driven by net issuances of $71.8 million in aggregate principal amount of 1.25 Lien Notes (net of issuance costs). The 1.25 Lien Notes were used to fund the restart of mining operations. The Seller spent $2.9 million for legal and consulting fees related to the business combination and the review of our other strategic alternatives and $0.8 million for extending the maturity of the First Lien Credit Agreement, partially offsetting the net cash received from the issuance of 1.25 Lien Notes.

The amount of cash generated by financing activities was $27.6 million for the year ended December 31, 2018, which was mostly driven by net issuances of $27.9 million in aggregate principal amount of 1.5 Lien Notes (net of issuance costs). The proceeds from the issuance of 1.5 Lien Notes was partially offset by cash outflows of $0.1 million each from refinancing issuance costs and retirement of convertible notes.

Future capital and cash requirements

The following table provides our gross contractual cash obligations as of March 31, 2020, which are grouped in the same manner as they were classified in the Condensed Consolidated Statements of Cash Flows in order to provide a better understanding of the nature of the obligations and to provide a basis for comparison to historical information. We believe the following provides the most meaningful presentation of our near-term obligations expected to be satisfied using our current and available sources of liquidity:

		Payments Due by Period
		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(dollars in thousands)
Operating activities
Interest related to debt(1)	$13,287	$13,287	$-	$-	$-
Operating lease requirements(2)	12,213	11,660	553	-	-
Remediation and reclamation expenditures(3)	62,213	-	-	-	62,213
Financing activities
Repayments of debt principal(4)	596,335	596,335	-	-	-
Repayment of pay-in-kind interest(5)	16,578	16,578	-	-	-
	$700,626	$637,860	$553	$-	$$62,213

(1)	Interest payments were calculated based on the debt outstanding as of March 31, 2020 and includes interest that will be paid at maturity, but not added to the principal balance as pay-in-kind interest.

(2)	As noted below in Off-balance sheet arrangements, the Company has two operating leases which are included.

(3)	Mining operations are subject to extensive environmental regulations in the jurisdictions in which they are conducted and we are required, upon cessation of operations, to reclaim and remediate the lands that our operations have disturbed. The estimated undiscounted cash outflows of these remediation and reclamation obligations are reflected here.

(4)	Repayments of principal on debt consists of amounts due under term obligations.

(5)	Repayments of pay-in-kind interest will occur at debt maturity and only includes interest that will be added to the principal during 2020.

Off-balance sheet arrangements

As of March 31, 2020 and December 31, 2019, the Seller’s off-balance sheet arrangements consisted of an operating lease agreement and royalty agreements. During the first quarter of 2020, the Seller also signed a lease for mining equipment.

The operating lease for the Company’s office space in Denver, Colorado is $0.1 million annually and expires in January 2022. The one-year operating lease for mobile mining equipment will be used to supplement the Company’s own fleet. As of March 31, 2020, none of the equipment had been placed into service, but certain equipment was placed into service subsequent to the quarter end and before the date of this filing. Once all equipment is placed into service, the equipment lease is for $12.6 million, part of which was prepaid as of March 31, 2020.

As the Company has elected to take advantage of the extended transition period for complying with new or revised accounting standards, the liability for the Company’s operating leases will remain off of our balance sheet until the new lease accounting rules apply to privately-held companies in accordance with the JOBS Act or we are no longer an emerging growth company.

A portion of the Hycroft Mine is subject to a mining lease that requires a 4% net profit royalty be paid to the owner of patented and unpatented mining claims relating to the Hycroft Mine. The mining lease also requires an annual advance payment of $120,000 every year mining occurs on the leased claims. An additional advance payment is required in any year in which five million tons or more are mined from the property, subject to the 4% net profit royalty. This lease is classified as an off-balance sheet arrangement because the royalty payments are contingent upon mining activity and other events. All advance payments are credited against the future payments due under the 4% net profit royalty. The total payments due under the mining lease are capped at $7.6 million. Through March 31, 2020 and December 31, 2019, the Seller had paid $2.6 million and $2.5 million, respectively.

The Seller entered into a bonus plan which, upon the consummation of the business combination required it to pay certain senior level employees a total of $5.9 million, based upon the value of the transaction.

MANAGEMENT

Management and Board of Directors

The below is a list of our executive officers and directors and their respective ages and a brief account of each of their business experience:

Name	Age	Position(s)
Stephen M. Jones	61	Interim President and Chief Executive Officer, as of July 1, 2020
Jeffrey Stieber	36	Interim Chief Financial Officer
Randy Buffington	60	Former Chairman of the Board, President and Chief Executive Officer, as of July 1, 2020
David Kirsch	40	Chairman of the Board
Eugene Davis	65	Director
John Ellis	84	Director
Michael Harrison	48	Director
Thomas Weng	51	Director
Marni Wieshofer	57	Director

Upon the consummation of the business combination, the size of the our board was increased from five directors to seven directors, and each of the above directors was elected by our stockholders at the special meeting of our stockholders held on May 29, 2020 to approve the business combination. Prior to being elected to our Board on May 29, 2020, Messrs. Buffington, Ellis, Kirsch and Harrison served on the Seller’s board of directors for the terms set forth in their bibliography below and Mr. Kirsch has served on our Board since February of 2018. We have determined that each of Messrs. Davis , Ellis, Harrison, Kirsch, and Weng and Ms. Wieshofer are “independent directors” under NASDAQ listing standards.

Stephen M. Jones since July 1, 2020, is serving as our interim President and Chief Executive Officer. Previously, Mr. Jones served as our Executive Vice President and Chief Financial Officer and Secretary since the consummation of the business combination and previously having been appointed in the position by the Seller in March 2012. Mr. Jones was formerly with EPM Mining Ventures, Inc., as the Chief Financial Officer from May 2011 to August 2011, the President and Secretary from March 2010 to May 2011, and a director from March 2010 to April 2012. Mr. Jones also served as Katanga Mining Limited’s Senior Vice President and Chief Financial Officer from June 2006 until December 2008.

Jeffrey Stieber since July 1, 2020, is serving as our interim Chief Financial Officer. Mr. Stieber joined the Company as its Vice President, Treasurer on May 29, 2020, when the Company and its subsidiaries acquired all of the assets and employees of Hycroft Mining Corporation. Mr. Stieber had rejoined Hycroft Mining Corporation in August 2018 as its Vice President, Treasurer, having previously served in senior finance and accounting roles with that company from 2010 to 2015.  From 2015 to 2018 Mr. Stieber held senior and executive positions at Tahoe Resources and Klondex Mines, until its acquisition by Hecla.  Mr. Stieber has more than ten years of finance and accounting experience within the mining industry, is a CPA, and graduated from the University of Nevada.

Randy Buffington served as the Executive Chairman of the Board, President and Chief Executive Officer of the Company from consummation of the business combination until July 1, 2020 and prior to that for the Seller since November 5, 2015. Mr. Buffington was also a member of the Sellers’s board of directors Technical Committee. He was appointed President and Chief Executive Officer of the Seller on July 8, 2013. Prior to his appointment, Mr. Buffington served as the Seller’s Executive Vice President and Chief Operating Officer from February 2013 until July 2013. Prior to joining the Hycroft Mining Corporation, Mr. Buffington was Senior Vice President of Operations of Coeur Mining, Inc. (formerly Coeur d’Alene Mines Corporation) (a silver mining company) from January 2012 to January 2013. Mr. Buffington also held various positions with Barrick Gold Corporation (a global mining company), including: Managing Director of Zambia from September 2011 to January 2012; General Manager of North American Operations for Barrick Goldstrike Mines, Inc. from August 2009 to September 2011; and General Manager for Barrick Ruby Hill Mine from August 2006 to August 2009. From September 2014 to November 2016, Mr. Buffington was a director of Rye Patch Gold Corp. (a gold exploration company listed on the TSX Venture Exchange).

On July 1, 2020, the Company announced that the Board and Randy Buffington agreed that Mr. Buffington would depart from the Company and transition and resign from his roles of Chairman of the Board, President and Chief Executive Officer and any and all other positions held by him with any direct or indirect subsidiary of the Company, effective as of July 1, 2020.

Effective as of July 1, 2020, the Board appointed Stephen M. Jones, the Company’s current Executive Vice President, Chief Financial Officer and Secretary, who has served in those roles since 2012, as President and Chief Executive Officer on an interim basis, effective upon Mr. Buffington’s departure. It is expected that Mr. Jones will serve in such roles until the appointment by the Board of a permanent president and chief executive officer. In connection with his appointment as interim President and Chief Executive Officer, Mr. Jones stepped down from his position as Executive Vice President, Chief Financial Officer and Secretary of the Company. The Company has no agreement or arrangement with Mr. Jones regarding any right to receive additional compensation from the Company for serving as the interim President and Chief Executive Officer.

David Kirsch has been a member of the Seller’s board of directors since October 2015, and served as the Chair of the Audit Committee and a member of the Compensation and Nominating and Governance committees for the Seller’s board of directors. Mr. Kirsch was appointed as our Chairman of the Board effective upon Mr. Buffington’s resignation on July 1, 2020. Mr. Kirsch is a Managing Director and Senior Analyst at Mudrick Capital, where he is responsible for analyzing distressed credit and equity opportunities across a diverse range of industries. Prior to joining Mudrick, from 2008 to 2010 Mr. Kirsch was a Senior Analyst and Managing Director at Miura Global Management, a large global long-short equity hedge fund, where he was responsible for coverage of the financial and consumer industries across the Americas, Europe and Asia. Mr. Kirsch gained extensive restructuring experience as a Director at Alvarez & Marsal from 2003 to 2008. At Alvarez & Marsal, he held primary or lead management roles on an interim basis for distressed companies and advised creditors on balance sheet solutions to maximize the value of their investments. Selected assignments include representing Senior Secured Creditors in the Delphi and Oneida restructurings and overseeing the Tarragon (a public real estate development company) Finance Department during its restructuring. Mr. Kirsch began his Wall Street career as an Analyst in the Healthcare Industry Group in the Investment Banking Division of Banc of America Securities. He is currently serving on the board of directors of NJOY Holdings, a privately- held producer of e-cigs and vaping products to help adult smokers make the switch from tobacco products, Proenza Schouler, Targus Holdings and Nelson Education, where he is the Chairman of the Board. Mr. Kirsch received his B.S. magna cum laude in Economics from the Wharton School at the University of Pennsylvania. Mr. Kirsch’s qualifications to serve on our Board include his extensive leadership and board experience, his experience as Managing Director and Senior Analyst of Mudrick, his current board experience, including as Chairman of the Board of Nelson Education, and his network of contacts in the distressed investing field.

Eugene Davis currently serves as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC (“PIRINATE”), a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, chairman or committee chairman of a number of businesses operating in diverse sectors. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997. Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. During the past five years, Mr. Davis has been a director of the following public or formerly public companies: Montage Resources Corp., Seadrill Limited, VICI Properties Inc., Verso Corporation, ALST Casino Holdco, LLC, Atlas Air Worldwide Holdings, Inc., Atlas Iron Limited, The Cash Store Financial Services, Inc., Dex One Corp., Genco Shipping & Trading Limited, Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corp., GSI Group, Inc., Hercules Offshore, Inc., HRG Group, Inc., Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc., Spectrum Brands Holdings, Inc., Titan Energy LLC, Trump Entertainment Resorts, Inc., U.S. Concrete, Inc. and WMIH Corp. In addition, Mr. Davis is and has been a director of several private companies in various industries. Mr. Davis is well-qualified to serve as a member of our Board because of his substantial knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices and his extensive experience serving as a director of public and private companies in various industries.

John Ellis has been a member of the Seller’s board of directors since December 2017 and served as Chair of the Technical Committee of the Seller’s board of directors. Mr. Ellis is a seasoned mining professional with a more than 50-year history of large-scale mine development and operations globally and has provided consulting services to multiple mining companies for the past 18 years. Mr. Ellis began his career in operations with Kennecott Copper, where he progressed from operating roles to management roles before moving on to new opportunities. He has most recently held various senior management roles for CVRD-Inco, including Managing Director of Voisey Bay Nickel and VP Operations for PT Indonesia. Prior to that, he was Chairman and CEO of Anglo Gold North America, Independence Mining Company and Hudson Bay Mining and Smelting Company. He has also provided technical advice in a consulting capacity to major global producers such as CVRD-Inco, BHP (Australia), Queenstake Resources, AngloGold Ashanti and Anglo American. Mr. Ellis currently serves as a member of the board of directors of Jaguar Mining Inc. (JAG: TSX), a gold mining company. Mr. Ellis also served as a member of the board of directors of International Tower Hill Mines Ltd., a mineral exploration company (THM: NYSE American) from February 2014 to May 2019 and of Sunshine Silver Mines, a privately held silver mining company from September 2011 to November 2018 and of Jaguar Mines from June 2016 to present. Mr. Ellis is a graduate of the Haileybury School of Mines and holds a B.Sc. from Montana Tech University. Mr. Ellis brings extensive experience and knowledge of historic and current mining operations coupled with his leadership experience in the mining industry to the Board.

Michael Harrison has been a member of the Seller’s board of directors since December 2017 and is a member of the Audit and Technical Committees. Since January 2, 2020, Mr. Harrison has served as the CEO of Sprott Resource Streaming and Royalty Corp. From May 7, 2019 to June 23, 2020, Mr. Harrison served as the Interim President and Chief Executive Officer of Sprott Resource Holdings Inc. (“SRHI”) and prior to such date served as a Managing Director in the mining and metals group of SRHI since February 2017. Prior to joining SRHI, he held the position of President and CEO of Adriana Resources Inc. from October 2015 to February 2017, and Vice President, Corporate Development for Coeur Mining Inc. from February 2011 to August 2015. Mr. Harrison previously served on the Board of Directors of Corsa Coal Corp. (CSO: TSXV) from March 2011 to March 2017 and on the board of directors of Macusani Yellowcake (PLU:TSXV) from May 2011 to January 2013. He also previously worked for Cormark Securities Inc. and National Bank Financial in the mining investment banking groups raising funds and providing mergers and acquisition advice to listed and private mining companies, including the creation of Seller’s predecessor company. Previously, he worked internationally for BHP Billiton Exploration Division as a Project Geophysicist. Mr. Harrison holds a B.Sc.E (Honours) in Geophysics from Queen’s University, and an MBA (with Distinction) from the University of Western Ontario. Mr. Harrison brings over 25 years of executive, financial and technical knowledge in the mining industry to our Board and adds a valuable perspective.

Thomas Weng has more than 25 years of experience in the financial services sector and is a Co-Founding Partner with Alta Capital Partners, a provider of financial advisory services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and across all industry segments for Latin America. Prior to 2007, he held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng currently sits on the board of International Tower Hill Mines and Jaguar Mining Inc. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng is well-qualified to serve as a member of our Board because of his extensive knowledge of strategic planning, mergers and acquisitions, finance, and mining.

Marni Wieshofer has served as Head of Media and Managing Director in Houlihan Lokey’s TMT Corporate Finance Group, based out of Los Angeles, providing mergers and acquisitions, capital markets, financial advisory and financial restructuring services including the Weinstein Company and Relativity Media bankruptcies and subsequent sales. Before joining Houlihan Lokey, Ms. Wieshofer was Partner and Managing Director at MESA, a boutique advisory investment bank, where she spearheaded investment banking, strategy, and valuation engagements for companies throughout the media space. Her background also includes Chief Financial Officer and EVP of Corporate Development at Lionsgate Entertainment where she oversaw the company’s mergers, acquisitions, and other strategic financial initiatives including the acquisitions and integration of Trimark Pictures, Artisan Entertainment and Redbus Films Distribution U.K. to name a few, as well as the sale of Lionsgate Studios and the Canadian distribution business. Ms. Wieshofer’s experience also includes prominent roles at Media Rights Capital, Alliance Atlantis Communications and Coopers & Lybrand Chartered Accountants. Ms. Wieshofer is currently Lead Director at Thunderbird Entertainment Group Inc. (TSXV: TBRD, OTC: THBRF), a member of the Board of Directors of Film2Future, a member of the Dean’s Advisory Committee at the Rotman School of Management, Chair of the Women’s Volleyball Be Extraordinary Campaign at Western University (University of Toronto); and is a former Director and Chair of the Audit Committee of Takara Resources Inc. Ms. Wieshofer holds a BA from Western University, an MBA from the Rotman School of Management, is a Canadian Chartered Accountant and obtained the ICD.D designation in 2018. Ms. Wieshofer is well-qualified to serve as a member of our Board due to her expertise in mergers and acquisitions, capital markets, financial advisory and financial restructuring services across a range of industries.

Board of Directors

In accordance with our charter, as amended at the special meeting of stockholders on May 29, 2020, members of our Board serve one-year terms, or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

We have four standing committees. An Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, composed solely of independent directors. In addition, we established a Safety, Sustainability and Technical Committee on May 29, 2020 upon the consummation of the business combination, composed of our President and two independent directors. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Eugene Davis, Thomas Weng and Marni Wieshofer (Chair) are the members of the Audit Committee. Under the NASDAQ listing standards and applicable SEC rules, the Audit Committee is required to have at least three members. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Mr. Davis, Mr. Weng and Ms. Wieshofer qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate and Ms. Wieshofer qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Under its charter, the functions of the Audit Committee will include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and our risk assessment and risk management policies, including our major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

•	reviewing our financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee

John Ellis, David Kirsch (Chair) and Marni Wieshofer are the members of the Compensation Committee. All of the members of the Compensation Committee are independent directors and considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act. Under its charter, the functions of the Compensation Committee will include:

•	reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and Incentive Plan participation levels and bases of participation; and

•	reviewing and approving annually the evaluation process and compensation structure for the Company’s or its subsidiaries’ other officers; to evaluate, review and recommend to the our Board any changes to, or additional, stock-based and other incentive compensation plans; and to recommend inclusion of the Compensation Discussion and Analysis in the annual proxy statement and annual report on Form 10-K to be filed with the SEC.

In addition, on an annual basis, the Compensation Committee will conduct an in-depth, broad scope and detailed review of succession planning efforts at multiple levels of the our management team.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Nominating and Governance Committee

Eugene Davis (Chair), David Kirsch and Thomas Weng are the members of the Nominating and Governance Committee. All of the members of the Nominating and Governance Committee are independent directors.

Under its charter, the functions of the Compensation Committee will include:

•	identifying individuals qualified to become Board member and recommending to the Board the director nominees for the next annual meeting of stockholders;

•	recommending to the Board the corporate governance guidelines applicable to the Company ;

•	leading the Board in its annual review of the performance of (a) the Board; (b) its committees; and (c) management;

•	recommending to the Board nominees for each Board committee; and

•	reviewing and recommending annually for approval by the Board, the form and amount of non-management director compensation and benefits.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee will then be recommended to the full Board.

Safety, Sustainability and Technical Committee

John Ellis (Chair) and Michael Harrison are members of the Safety, Sustainability and Technical Committee.

Under its charter, the functions of the Safety, Sustainability and Technical Committee will include the authority to:

•	investigate any activity of the Company or its subsidiaries relating to health, safety, loss prevention and operational security, sustainable development, environmental affairs, public policy and relations with communities and civil society, government relations, human rights and communication matters;

•	review our developmental, construction and operational activities; and

•	retain outside counsel, experts and other advisors as the Safety, Sustainability and Technical Committee may deem appropriate in its sole discretion to assist the Company in fulfilling its responsibilities.

Director Independence

The Board has determined that Messrs. Ellis, Harrison, Kirsch, Davis and Weng and Ms. Wieshofer are “independent directors” under Nasdaq Capital Market listing standards. The Board reviews independence on an annual basis and has also determined that each current member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under the applicable Nasdaq Stock Market listing standards and SEC rules. The Board further determined that Ms. Wieshofer qualifies as an audit committee financial expert in accordance with applicable rules and guidance. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

EXECUTIVE COMPENSATION

None of the individuals who were our executive officers and directors prior to the consummation of the business combination received any cash compensation for services rendered to the Company. There were no agreements or understandings, whether written or unwritten, with our executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the business combination). We also have not, prior to the business combination, granted any stock options or stock appreciation rights or any other awards under long-term incentive plans.

The following disclosure concerns the compensation arrangements of our current named executive officers and directors for the fiscal years ended December 31, 2018 and 2019 (i.e., pre-business combination) while serving the Seller in a similar capacity. Such disclosure should be read together with the compensation tables and related disclosures provided below and in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

Seller Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, or paid in the years ended December 31, 2019 and 2018 to Randy E. Buffington and Stephen M. Jones. These officers are referred to as our named executive officers, or “NEOs”. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act.

					Non-Equity
				Stock	Incentive Plan	All Other
				Awards(1)	Compensation(2)	Compensation(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	Total ($)
Randy E. Buffington	2019	$525,000	–	$1,575,000	n/a(4)	$22,438	$2,122,438
President and CEO	2018	$525,000	–	–	$150,000	$21,344	$696,344
Stephen M. Jones	2019	$425,000	–	$1,062,500	n/a(4)	$23,628	$1,511,128
EVP, CFO and Secretary	2018	$425,000	–	–	$100,000	$43,666	$568,666

(1)	As a result of the Seller’s reorganization pursuant to the chapter 11 cases, all of the stock-based compensation plans were eliminated and all prior awards granted pursuant to the plans were cancelled. We did not grant any stock awards in 2017 or 2018. In February 2019, the Seller authorized and approved time-based and performance-based equity incentive awards in the aggregate amount of $1,575,000 and $1,062,500 to Messrs. Buffington and Jones, respectively, in the form of restricted stock units convertible following vesting into shares of the Seller’s common stock. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the business combination and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of our Common Stock have been issued in connection with the consummation of the business combination.

(2)	The Seller provided incentive compensation in the form of an annual cash bonus, the payout amounts of which are at-risk, consistent with the Seller’s emphasis on using a pay-for-performance philosophy. The 2018 and 2019 annual cash incentive payments were contingent upon the attainment of the

Seller’s goals and performance criteria, which were developed with the assistance of the Seller’s management and approved by the compensation committee of the Seller’s board of directors before being subsequently approved by the non-management members of the Seller’s board of directors.

(3)	During 2018 and 2019, All Other Compensation consisted of the following:

		401K Plan	Life
		Matching	Insurance	Moving
Name	Year	Contributions ($)	Premiums ($)	Expenses ($)	Total ($)
Randy E. Buffington	2019	$16,800	$5,638	–	$22,438
	2018	$16,500	$4,844	–	$21,344
Stephen M. Jones	2019	$16,800	$6,828	–	$23,628
	2018	$16,500	$4,844	$22,322	$43,666

(4)	As of March 15, 2020, the non-equity incentive bonus payments for 2019 performance had not been paid.

2019 Outstanding Equity Awards at Fiscal Year-End Table

Under the Seller’s predecessor’s reorganization plan and in connection with the Seller’s emergence from bankruptcy proceedings, on October 22, 2015, all of the Seller’s stock-based compensation plans were eliminated and all prior awards pursuant to the compensation plans were cancelled. The Seller did not grant any equity awards in 2018.

Under the terms of employment agreements entered into with Messrs. Buffington and Jones, they were each entitled to an equity incentive award. In February 2019, the Seller granted time-based and performance-based equity incentive awards in the aggregate amount of $1,575,000 and $1,062,500 to Messrs. Buffington and Jones, respectively, in the form of restricted stock units convertible following vesting into shares of the Seller common stock. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards were assumed by us in connection with the business combination and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock were issued in connection with the consummation of the business combination.

Stock Awards
		Equity Incentive		Equity Incentive
		Plan Award:		Plan Award:
		Number of		Market of Payout
		Unearned Shares,		Value of Unearned
		Units, or Other		Shares, Units, or
	Grant	Rights That Have		Other Rights That
Name	Date	Not Vested (#)		Have Not Vested (#)
Randy E. Buffington	February 20, 2019	–	(1)	$1,575,000
Stephen M. Jones	February 20, 2019	–	(1)	$1,062,500

(1)            The number of shares into which the equity awards granted will vest is not currently determinable.

Retention Bonus Plan

In connection with the Seller’s emergence from bankruptcy proceedings, the Seller implemented a management incentive plan, which was subsequently superseded by the Seller’s Retention Bonus Plan (the “Retention Bonus Plan”), that provided for the payment of cash and/or the issuance of shares of the Seller’s common stock to management, including our NEOs. The Seller previously paid two cash retention bonus payments under the Retention Bonus Plan to participants, including the NEOs, who remained employed as of December 29, 2017 and required the delivery to the Seller’s board of directors of the heap leach Feasibility Study for the profitable and feasible sulfide ore heap leach process, which was completed on June 29, 2018 and subsequently modified as of

August 6, 2018. The Retention Bonus Plan also provides for a third retention bonus, equal to an aggregate amount of $250,000, plus an additional amount tied to a percentage share of an “award pool” (as described below), in the event of either of the following:

•	a “sale transaction” defined generally as the consummation of a sale of all or substantially all of our consolidated assets; or at least a majority of our then issued and outstanding shares of common stock; or

•	a “public offering” defined generally as an underwritten registered public offering pursuant to an effective registration statement covering a sale of shares of the Seller’s common stock to the public that results in the listing for trading of our Common Stock on a national securities exchange or quoted on the NASDAQ Stock Market.

The amount of the award pool under the Retention Bonus Plan is determined by either the purchase price in a sale transaction or the enterprise value in connection with a public offering. The award pool shall be equal to (i) 1% of the sale proceeds in a sale transaction or enterprise value in a public offering of up to, and including, $200.0 million, plus (ii) 2% of the sale proceeds in a sale transaction or enterprise value in a public offering, if any, above $200.0 million up to, and including, $300.0 million plus (iii) 3% of the sale proceeds in a sale transaction or enterprise value in a public offering, if any, above $300.0 million.

Sale proceeds are defined under the Retention Bonus Plan as:

(i)	the total gross cash proceeds and the fair value of property other than cash actually received on the closing date of a sale transaction by our stockholders in consideration for the sale of their shares of our common stock or on account of the sale by the Company of its assets; plus

(ii)	all indebtedness for borrowed money, guarantees and capitalized leases (but not any other liabilities) assumed, refinanced, retired or extinguished by the acquirer in connection with such sale transaction; plus

(iii)	any contingent amounts, as defined in the Retention Bonus Plan; plus

(iv)	in the case such sale transaction takes the form of a sale, exchange or purchase of shares, the value of any retained equity interest, if any, of our stockholders in the Company based on the value paid for or ascribed to the shares of our common stock transferred in such sale transaction.

The Retention Bonus Plan allowed participants to elect to receive payment in respect of the third retention bonus in either cash or a combination of cash and common stock. However, in connection with the business combination, executed waivers were obtained from the participants to eliminate the payment election right, such that the third retention bonuses shall be payable in cash.

The business combination constituted a “sale transaction” under the Retention Bonus Plan triggering both payment of the third retention bonus under the Retention Bonus Plan and an allocation under the award pool, as determined by the value of the sale transaction. The obligation to make the Retention Bonus Plan payments shall be assumed by us pursuant to the Purchase Agreement and shall be payable to the participants, including the NEO’s, upon consummation of the business combination, subject to the participants’ continued employment by the Seller from the date of grant of such award until the consummation of such sale transaction. Payments in the aggregate amount of approximately $5.9 million were made following consummation of the business combination.

Employment Arrangements

In March of 2019, in anticipation of the business combination, the Seller entered into new employment agreements with Randy E. Buffington and Stephen M. Jones. These new employment agreements superseded and replaced their prior agreements entered into by the Seller upon emergence from federal bankruptcy proceedings. Upon consummation of the business combination, pursuant to their terms and in accordance with the Purchase Agreement, the new employment agreements were assigned to and the obligations under such agreements assumed by the Company.

Common Defined Terms Used in the Employment Agreements

For purposes of the employment agreements with our NEOs, the terms “Cause”, “Change in Control”, “Disability”, and “Good Reason” have the following definitions:

The term “Cause” shall mean that one or more of the following has occurred:

(i)	the NEO is convicted of a felony or pleads guilty or nolo contendere to a felony (whether or not with respect to the Seller or any of its affiliates);

(ii)	a failure of the NEO to substantially perform his responsibilities and duties to the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by the appropriate senior officer or any member of the Board identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;

(iii)	the failure of the NEO to carry out or comply with any lawful and reasonable directive of the Board (or any committee of the Board), which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;

(iv)	the NEO engages in illegal conduct, any breach of fiduciary duty (if any), any act of material dishonesty or other misconduct, in each case in this clause (iv), against the Company or any of its affiliates;

(v)	a material violation or willful breach by the NEO of any of the policies or procedures of the Company, including, without any limitation, any employee manual, handbook or code of conduct of the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by or on behalf of the Company identifying the violation or breach in reasonable detail and granting the Executive an opportunity to cure such violation or breach within such 10 day period;

(vi)	the NEO fails to meet any material obligation the NEO may have under any agreement entered into with the Company which, to the extent curable, is not remedied within 10 days after the NEO’s receipt of written notice given by any member of the Company identifying the failure in reasonable detail and granting the NEO an opportunity to cure such failure within such 10 day period;

(vii)	the NEO’s failure to maintain any applicable license, permit or card required by the federal or state authorities or a political subdivision or agency thereof (or the suspension, revocation or denial of such license, permit or card); or

(viii)	the NEO’s breach of any non-compete, non-solicit, confidentiality or other restrictive covenant to which the NEO may be subject, pursuant to an employment agreement or otherwise.

The term a “Change in Control” of the Company will be deemed to occur as of the first day that one or more of the following conditions is satisfied:

(i)	The “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Company Voting Securities”), is accumulated, held or acquired by a “Person” (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, holders of capital stock of the Company as of the date hereof or a subsidiary thereof, any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below will not be a

Change in Control; provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 15% or more of Company Voting Securities as of the date of this Agreement; or

(ii)	Individuals who, as of the date of the Agreement, constitute the Board, or “Incumbent Board”, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; or

(iii)	Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity, or “Business Combination”, in each case, unless immediately following such Business Combination: (A) more than 50% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination, or “Surviving Corporation”, or (y) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, or “Parent Corporation”, is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Company Voting Securities; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that (x) such ownership of the Company existed prior to the Business Combination or (y) that immediately prior to such Business Combination, such Person was a direct or indirect beneficial owner of 15% or more of the Company Voting Securities as of the date of the respective employment agreement, and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding anything to the contrary in the foregoing, in no event will a Change in Control be deemed to have occurred with respect to the NEO (i) in connection with the initial public offering of the Parent Corporation’s Voting Securities; or (ii) if the NEO is part of a purchasing group that consummates the Change in Control transaction. The NEO will be deemed “part of a purchasing group” for purposes of the preceding sentence if the NEO is an equity participant in the purchasing company or group (except (i) passive ownership of less than two percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors; provided that, for purposes of the foregoing, participation as a management investor in such purchasing company will not be deemed to be within the exceptions provided for in these items (i) and (ii)); and/or (iii) in connection with the business combination transaction.

The term “Disability” means the NEO’s long-term disability as defined by and determined under the Company’s long-term disability plan, or if the NEO is not covered by a long-term disability plan sponsored by the Company, then the NEO’s inability (as determined by the Board or compensation committee thereof in its discretion) to engage in any substantial gainful activity by reason of any medically-determined physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

The term “Good Reason” means the occurrence of any of the following without the NEO’s consent:

(i)	a material reduction or a material adverse alteration in the nature of the NEO’s position, responsibilities or authorities or the assigning of duties to the NEO that are materially inconsistent with those of the position of such NEO of a company of comparable size in a comparable industry;

(ii)	the NEO’s becoming the holder of a lesser office or title than that previously held;

(iii)	any material breach of this Agreement by the Company that causes an adverse change to the terms and conditions of the NEO’s employment;

(iv)	the Company requires the NEO to relocate his principal business office to a location not within 75 miles of the Company’s principal executive office located in Denver, Colorado or the Hycroft Mine;

(v)	any reduction in the NEO’s salary, other than a reduction in salary generally applicable to executive employees; or

(vi)	failure of the Company to pay the NEO any amount otherwise vested and due under this Agreement or under any plan or policy of the Company following written notice by the NEO to the Seller identifying the failure and the basis for such payment and the Company’s failure to cure within 10 days following receipt of such written notice.

In no event will a resignation be deemed to occur for “Good Reason” unless the NEO provides notice to the Company, and such resignation occurs, within 90 days after the event or condition giving rise thereto. Upon receiving notice from the NEO, the Company shall have a period of 30 days during which it may remedy the event or condition.

Employment Agreement with Randy E. Buffington

The Seller entered into an employment agreement dated as of March 15, 2019 with Mr. Buffington, which was assumed by the Company, providing for a two-year term as President and Chief Executive Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of his employment agreement, Mr. Buffington is entitled to an annual base salary of $525,000, an annual cash incentive bonus initially set at 50% of his annual base salary at target, and long-term equity incentive awards initially awarded at 300% of his annual base salary at target. On February 20, 2019, the board of directors of the Seller authorized and approved the issuance of equity awards in the form of restricted stock units with a value of $1,575,000, which were also assumed by the Company. On July 1, 2020, the Company and Mr. Buffington agreed to terminate his employment with the Company and his service on the Board as described below in “Departure of Randy Buffington as Chairman, Chief Executive Officer and President.”

The initial performance metrics for the annual cash incentive bonus plan were based upon successful financing of the Hycroft Mine development costs, Hycroft Mine operational start up, safety and other metrics which were determined by the Seller’s board of directors. After commencement of mining operations, we anticipate establishing new performance metrics under the annual cash incentive bonus plan, including: (i) gold and gold equivalent production/sales, (ii) total cash costs of production per gold or gold equivalent ounce, (iii) health and safety, and/or (iv) such other metrics as are determined from time to time by the Board.

The long-term equity incentive awards are in the form of restricted stock units, subject to the terms and conditions set forth in the written award agreements. Fifty percent of such awards are performance-based equity awards with vesting tied to satisfaction of performance-based metrics which were determined by the Seller’s board of directors at the end of the performance period. The remaining 50% of such awards were in the form of time-based equity awards with vesting based upon continued employment. Fifty percent of the time-based equity awards vested upon the consummation of business combination and the remaining 50% of such time-based equity awards vested on the second anniversary of the effective date or June 1, 2020. The number of units awarded were determined by an enterprise value of $350 million, reflecting the anticipated value of the business combination. Under the terms of those equity award agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the business combination and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock have been issued in connection with the consummation of the business combination.

The initial long-term equity incentive award agreements will also include “double trigger” accelerated vesting in the event of a Change in Control (which does not include the business combination), in addition to two accelerated vesting events involving liquidity transactions that would be mutually exclusive with the consummation of the business combination.

Mr. Buffington will be subject to ongoing restrictive covenants of non-disclosure of confidential information, and non-competition and non-solicitation for a period of 18 months following the termination of his employment with the Company.

On July 1, 2020, the Company announced that the Board and Randy Buffington agreed that Mr. Buffington would depart from the Company and would resign and transition from his roles of Chairman of the Board, President and Chief Executive Officer and any and all other positions held by him with any direct or indirect subsidiary of the Company, effective as of July 1, 2020.

On July 1, 2020, the Company and Mr. Buffington entered into a Transition and Succession Agreement (the “Transition Agreement”) pursuant to which Mr. Buffington resigned as Chairman of the Board, President and Chief Executive Officer and any and all other positions held by him with any direct or indirect subsidiary of the Company, and that provides, among other things, for Mr. Buffington to receive a continuation of his salary and the value of his insurance coverage for a period of 24 months following his departure, subject to the statutory revocation provisions set forth in the Transition Agreement. In recognition of Mr. Buffington’s successful efforts in developing a new process to economically and profitably recover gold from sulfide ores in a heap leach process and restarting mining operations at the Hycroft Mine and to reward and compensate him for transition assistance, the Company and Mr. Buffington also entered into a Restricted Stock Unit Agreement (Time-Vesting) (the “RSU Agreement”) pursuant to which the Company will grant a special discretionary equity bonus in the form of $1,300,000 in restricted stock units convertible into shares of common stock, vesting pro rata over a period of two years following expiration of the statutory revocation period set forth in the Transition Agreement. The Company also agreed to transfer title to the truck that Mr. Buffington used to travel to the Hycroft Mine. In addition and in order to facilitate the continued development and operation of the Hycroft Mine and the transition to his successor as President and Chief Executive Officer, the Company and Mr. Buffington have entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which the Company will pay Mr. Buffington $25,000 a month for 24 months for his performance of consulting services during that time.

Mr. Buffington’s decision to resign did not involve any disagreement relating to the Company’s operations, policies or practices. The foregoing summary of the Transition Agreement, the RSU Agreement and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of those agreements, copies of which are attached as Exhibits 10.27, 10.28 and 10.29, respectively, to the Registration Statement on Form S-1 of which this Prospectus forms a part and are incorporated by reference herein.

Employment Agreement with Stephen M. Jones

The Seller entered into an employment agreement dated as of March 15, 2019 with Mr. Jones, which was assumed by the Company, providing for a three-year term as Executive Vice President and Chief Financial Officer, following which he shall be deemed to be an at-will employee during the continuation of his employment by the Company. Under the terms of his employment agreement, Mr. Jones is entitled to an annual base salary of $425,000, an annual cash incentive bonus initially set at 50% of his annual base salary at target, and long-term equity incentive awards initially awarded at 250% of his annual base salary at target. On February 20, 2019, the Seller’s board of directors authorized and approved the issuance of equity awards in the form of restricted stock units with a value of $1,062,500, which were also assumed by the Company.

The initial performance metrics for the annual cash incentive bonus plan were based upon successful financing of the Hycroft Mine development costs, Hycroft Mine operational start up, safety and other metrics which were determined by the Seller’s board of directors. After commencement of mining operations, we anticipate establishing new performance metrics under the annual cash incentive bonus plan, including: (i) gold and gold equivalent production/sales, (ii) total cash costs of production per gold or gold equivalent ounce, (iii) health and safety, and/or (iv) such other metrics as are determined from time to time by the Board.

The long-term equity incentive awards are in the form of restricted stock units, subject to the terms and conditions set forth in the written award agreements. Fifty percent of such awards are performance-based equity awards with vesting tied to satisfaction of performance-based metrics which were determined by the Seller’s board of directors at the end of the performance period. The remaining 50% of such awards were in the form of time-based equity awards with vesting based upon continued employment. Fifty percent of the time-based equity awards vested upon the consummation of business combination and the remaining 50% of such time-based equity awards vested on the second anniversary of the effective date or June 1 , 2020. The number of units awarded were determined by an enterprise value of $350 million, reflecting the anticipated value of the business combination. Under the terms of those equity award agreements and as provided in the Purchase Agreement, the obligations under such equity awards have been assumed by us in connection with the business combination and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock have been issued in connection with the consummation of the business combination.

The initial long-term equity incentive award agreements will also include “double trigger” accelerated vesting in the event of a Change in Control (which does not include the business combination), in addition to two accelerated vesting events involving liquidity transactions that would be mutually exclusive with the consummation of this offering.

Mr. Jones will be subject to ongoing restrictive covenants of non-disclosure of confidential information, and non-competition and non-solicitation for a period of 18 months following the termination of his employment by the Company without Cause, by him for Good Reason or due to his Disability, or in the event that he voluntarily terminates his employment without Good Reason prior to the expiration of the initial term of his employment agreement.

Payments Upon Termination

Each of the employment agreements with Messrs. Buffington and Jones contain provisions which entitle them to payments following termination of their employment in certain circumstances, as described below.

Termination of Employment for any Reason

Pursuant to the employment agreements that we entered into with each of Messrs. Buffington and Jones, in the event their employment with the Company is terminated for any lawful reason or no reason, they (or their estate, as applicable) will be entitled to receive any earned but unpaid base salary, any earned but unpaid annual cash incentive bonus, any amounts that may be payable under any applicable executive benefit plan, expense reimbursements and COBRA benefits provided that a timely election for COBRA continuation coverage is made and the applicable amounts are paid.

Termination of Employment other than for Cause or Voluntary Termination by Executive for Good Reason

In the event that the Company terminates either of Messrs. Buffington and Jones without Cause or either of them terminates their employment for Good Reason, they would be entitled to (i) a cash amount equal to 1.5 multiplied by their annual base salary, payable in equal installments over the 18 month period following the date of termination, (ii) 18 months of continued coverage under the Company’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of termination, and (iii) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

Termination of Employment in the Event of Death or Disability

In the event that the employment of either of Messrs. Buffington and Jones with the Company is terminated due to his death or Disability, he (or their estate, as applicable) will be entitled to receive, the pro rata portion of any bonus payable to them under the Company’s annual cash incentive plan and/or Retention Bonus Plan for the year in which such termination for death or Disability occurs determined based on the actual bonus attained for the fiscal year in which such termination occurs.

Termination of Employment after a Change in Control

If within 90 days prior to, or one year after, a Change in Control, the Company terminates the employment of either of Messrs. Buffington or Jones for reasons other than for Cause, either of them incurs a Disability or either of them voluntarily terminates his employment for Good Reason, he will be entitled to (i) a cash amount equal to 2.0 multiplied by his annual base salary, payable in a lump sum on the 60th day following the date of termination, (ii) a cash amount equal to 2.0 multiplied by the greater of (A) the actual bonus paid for the fiscal year immediately preceding the date of termination, (B) the actual bonus attained for the fiscal year in which the date of termination occurs prior to the first anniversary of the employment agreement, or (C) the target bonus for the fiscal year in which the date of termination occurs, payable in a lump sum on the 60th day following the date of termination, (iii) 24 months of continued coverage under the Seller’s medical, dental, life and disability plans, at the same cost to the individual as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter) and (iv) outplacement services until the earlier of (A) $15,000 in the aggregate having been paid by the Company to the outplacement firm or (B) 12 months following the date of termination.

Director Compensation

During the years ended December 31, 2018 or 2019, we did not pay our directors for their service and as of December 31, 2019, none of the directors held any options or other equity in the Company.

We intend to reconsider the amount and form of director compensation to be paid following the consummation of the business combination.

Phantom Stock Award Agreements

Each of the non-executive members of our Board who served on our predecessors board of directors received phantom shares pursuant to the Seller’s Non-Employee Director Phantom Stock Plan (the “Phantom Plan”). Non-employee members of the Seller’s board of directors received such phantom shares as part of their annual compensation pursuant to phantom stock award agreements. Under the Phantom Plan, a phantom share is an unfunded bookkeeping unit, entitling a participant to a cash payment equal to the fair market value of a share of the

Seller’s common stock determined upon the date of the applicable “Payment Event” (as set forth below). Under the award agreements, each phantom share is vested upon the date of grant and is subject to forfeiture if the participant is removed from the Seller’s board of directors for reasons constituting “Cause” (as defined below). Directors who are affiliated with our significant stockholders, which include Mr. Kirsch, were entitled to be awarded a number of phantom shares equal to the greater of (i) $125,000 or (ii) the value of 75,000 phantom shares (subject to equitable adjustment for changes in capital or corporate structure). Directors who were not affiliated with our significant stockholders, which include Messrs. Ellis and Harrison, were entitled to be awarded annually $50,000 in cash payable quarterly and a number of phantom shares equal to the greater of (i) $75,000 or (ii) the value of 45,000 phantom shares (subject to equitable adjustment for changes in capital or corporate structure).

For purposes of the Phantom Plan, “Payment Event” means the first to occur of the following:

1)            the participant’s retirement from the Seller’s board of director;

2)            the participant’s resignation from the Seller’s board of directors;

3)            the participant’s failure to stand for re-election as a non-employee director of the Seller’s board of directors;

4)            the participant’s removal from the Seller’s board of directors for reasons other than “Cause” (as defined below);

5)            the participant’s death; or

6)            a Change of Control (as defined in the Phantom Plan).

The cash payment described above to the participant in respect of his or her phantom shares shall be made within 30 days of the applicable Payment Event.

“Cause” is defined in each phantom stock award agreement as follows:

1)	the conviction of the participant for committing, or entering into a plea of nolo contendere by the participant with respect to, a felony under federal or state law or a crime involving moral turpitude;

2)	the commission of an act of personal dishonesty or fraud involving personal profit in connection with the participant’s service on the Seller’s board of directors; or

3)	the willful misconduct, gross negligence or deliberate failure on the part of the participant to perform his or her duties with us in any material respect.

Director Compensation Table

The table below sets forth information regarding compensation earned by non-employee directors as compensation for their service to us during the year ended December 31, 2019.

	Fees Earned or	Phantom Stock
Name	Paid in Cash ($)	Awards ($)	Total ($)
John Ellis	$50,000	$75,000	$125,000
Michael Harrison	$50,000	$75,000	$125,000
David Kirsch	$--	$125,000	$125,000

Compensation Philosophy and Objectives

Our compensation policies and philosophies are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

The Compensation Committee believes that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee has implemented compensation policies and philosophies that link a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. This was the approach taken by the compensation committee of our predecessor and reflected in the compensation arrangements entered into with Messrs. Buffington and Jones, as well as other officers of the Seller who have continue in their current roles following the business combination.

Compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Base Salary

Base Salaries are set to be fair to the executive officers, competitive within the industry and reasonable in light of our cost structure. The Compensation Committee will determine base salaries, subject to the terms of any employment agreements, and will review base salaries annually based upon advice and counsel from its advisors.

Annual Bonuses

The Compensation Committee will use annual cash incentive bonuses for the NEOs to tie a portion of the NEOs compensation to financial and operational objectives achievable within the applicable fiscal year. The Compensation Committee at the beginning of each year will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the NEOs. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Equity-Based Awards

The Compensation Committee will use equity-based awards to reward long-term performance of the NEOs under the Incentive Plan. Providing a meaningful portion of the total compensation package in the form of equity-based awards is an essential element to compensation arrangements to align the incentives of its officers, including its NEOs, with the interests of its stockholders and serve to motivate and retain the individual NEOs.

Executive Agreements

The Seller has entered into compensation arrangements with its officers, including employment agreements and time-based and performance-based equity award agreements as part of its policy to pay and compensate key executives as appropriate to attract, retain and compensate executive talent following the business combination. The obligations under those agreements have been assigned and assumed by us in connection with the business combination. The Compensation Committee expects to continue such approach in the future.

Other Compensation

We will maintain the various employee benefit plans, including medical, dental, life insurance and 401(k) plans, offered by the Seller in which the NEOs will participate.

Deductibility of Executive Compensation

Section 162(m) of the U.S. Tax Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to certain current and former executive officers of a publicly-traded corporation.

Compensation Committee Interlocks and Insider Participation

No member of the Seller’s compensation committee was, during the years ended December 31, 2018 or 2019, and no member of our Compensation Committee currently is or was, an officer or employee of the Seller or the Company, respectively, or any of their subsidiaries or affiliates. No executive officer of the Seller was, during the years ended December 31, 2018 or 2019, no executive officer of the Company currently is or was, a director or a member of the compensation committee of another entity having an executive officer who is a director or a member of our Compensation Committee or the Seller’s compensation committee, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions relating to the Company

Interest in the Seller, the Business Combination and Private Investment

Various funds managed by and affiliated with Mudrick Capital, a greater than 5% beneficial owner of our Common Stock and an affiliate of sponsor of which Jason Mudrick, our prior Chief Executive Officer and director, is the President and David Kirsch, the current Chairman of the Board and prior Vice President of the Company, is Managing Director, may be deemed to have beneficially owned: 646,421 shares of the Seller’s common stock (prior to the business combination), in connection with which such funds received 72,131 shares of our Common Stock in connection with the consummation of the business combination; and, as of May 29, 2020, an aggregate of $41.8 million in principal amount of Seller First Lien Notes, which was repaid in connection with the consummation of the business combination; an aggregate of $58.1 million in principal amount of 1.5 Lien Notes, including accrued interest, which was subject to the Exchange Agreement and exchanged for shares of our Common Stock in the note exchange; an aggregate of $85.9 million in principal amount of Second Lien Notes, including accrued interest, which were subject to the Second Lien Conversion Agreement and converted into shares of the Seller’s common stock in connection with the consummation of the business combination and received a distribution of shares of our Common Stock upon dissolution of the Seller immediately following consummation of the business combination; and an aggregate of $51.2 million in principal amount of 1.25 Lien Notes, including accrued interest, which was subject to the 1.25 Lien Exchange Agreement pursuant to which the 1.25 Lien Notes were exchanged for the $31.9 million New Subordinated Notes, and the remainder for Excess Notes which were exchanged for shares of our Common Stock in the note exchange. In addition, in connection with the private investment, funds managed by and affiliated with Mudrick Capital, entered into the Subscription/Backstop Agreements for the purchase of an aggregate of 3,028,924 shares of our Common Stock at a purchase price of $10.00 per share, and the issuance to such investors of an aggregate of 1,295,892 warrants exercisable at $11.50 per share, for an aggregate purchase price of $30.3 million.

In addition, various funds managed by and affiliated with Whitebox, Highbridge and Aristeia, each a greater than 5% beneficial owner of our Common Stock, as of May 29, 2020, held an aggregate of $15.4 million, $14.2 million and $5.9 million, respectively, in principal amount of Seller First Lien Notes, which was repaid in connection with the consummation of the business combination; an aggregate of $40.9 million, $23.3 million and $15.7 million, respectively, in principal amount of 1.5 Lien Notes, including accrued interest, which was subject to the Exchange Agreement and exchanged for shares of our Common Stock in the note exchange; an aggregate of $60.5 million, $34.5 million and $23.2 million, respectively, in principal amount of Second Lien Notes, including accrued interest, which were subject to the Second Lien Conversion Agreement and converted into shares of the Seller’s common stock in connection with the consummation of the business combination and received a distribution of shares of our Common Stock upon dissolution of the Seller immediately following consummation of the business combination; and an aggregate of $36.1 million, $20.6 million and $13.9 million, respectively, in principal amount of 1.25 Lien Notes, including accrued interest, which was subject to the 1.25 Lien Exchange Agreement pursuant to which the 1.25 Lien Notes were exchanged for $22.5 million, $12.8 million and $8.6 million, respectively, of New Subordinated Notes and the remainder for Excess Notes which were exchanged for shares of our Common Stock in the note exchange. In addition, in connection with the private investment, funds managed by and affiliated with Whitebox, Highbridge and Aristeia each entered into the Subscription/Backstop Agreements for the purchase of an aggregate of 2,134,018, 1,216,653 and 819,404 shares of our Common Stock at a purchase price of $10.00 per share, and the issuance to such investors of an aggregate of 913,017, 520,532 and 350,573 warrants exercisable at $11.50 per share, for an aggregate purchase prices of $21.3 million, $12.2 million and $8.2 million, respectively.

David Kirsch was a director of the Seller. Mr. Kirsch was the primary representative of the Company in respect of negotiating the business combination and asked to be recused as a director from all the Seller’s board of directors meetings related to consideration of the business combination. Throughout the period from May 2018 through January 2020, Mr. Kirsch did not participate as a director in meetings of the Seller’s board of directors related to consideration of a transaction with the Company unless specifically requested to do so after acknowledgment and disclosure of his potential conflicts of interest. In connection with the private investment, negotiations on behalf of the Initial Subscribers were led by Mr. Jonathan Segal, a member of the Seller’s board of directors acting on behalf of Highbridge, and Mr. Jacob Mercer, a member of the Seller’s board of directors acting on behalf of Whitebox, and Mr. Mudrick, on behalf of the funds managed by Mudrick Capital, who agreed that Mudrick Capital would participate on a pro rata basis with the other investors on the terms to which the other Initial Subscribers agreed.

Founder Shares

On September 25, 2017, sponsor purchased 5,750,000 founders shares for an aggregate price of $25,000. Holders of founder shares may also elect to convert their founder shares into an equal number of shares of our Common Stock, subject to adjustment, at any time. As a result of the underwriters’ election to partially exercise their over-allotment option on February 28, 2018, 550,000 founder shares were forfeited so that the founder shares held by the initial stockholders would represent 20% of the outstanding shares of our Common Stock following the completion of the IPO.

The founder shares are identical to the shares of our Common Stock included in the units sold in the IPO, except that (i) the founder shares will automatically convert into shares of our Common Stock at the time of the business combination, or at any time prior thereto at the option of the holder, on a one-for-one-basis, subject to adjustment pursuant to certain anti-dilutions rights, (ii) the founder shares are subject to certain transfer restrictions described below and (iii) sponsor and the Company’s officers and directors at such time entered into a letter agreement with the Company pursuant to which they agreed to (a) waive their redemption rights with respect to founder shares and public shares owned in connection with the completion of the business combination and

(b) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we failed to complete an initial business combination by August 12, 2020.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of the business combination or (B) subsequent to the business combination, (x) if the last sale price of the our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the IPO, sponsor and Cantor purchased an aggregate of 7,500,000 private placement warrants at a price of $1.00 per warrant (6,500,000 private placement warrants by sponsor and 1,000,000 private placement warrants by Cantor) for an aggregate purchase price of $7,500,000. On February 28, 2018, we consummated the sale of an additional 240,000 private placement warrants at a price of $1.00 per warrant, of which 200,000 warrants were purchased by sponsor and 40,000 warrants were purchased by Cantor, generating gross proceeds of $240,000. Each private placement warrant is exercisable for one share of our Common Stock at a price of $11.50 per share. The proceeds from the private placement warrants were added to the proceeds from the IPO and held in the trust account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by sponsor, Cantor or their permitted transferees. The private placement warrants will expire five years after the completion of the business combination or earlier upon redemption or liquidation. In addition, for as long as the private placement warrants are held by sponsor, Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the IPO.

Sponsor, Cantor and our prior officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the business combination.

Related Party Loans

On September 25, 2017, sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note. The note was non-interest bearing and was repaid in full to the sponsor at the time of the IPO.

On January 2, 2020, in order to finance transaction costs in connection with the business combination, we issued an unsecured promissory note to the sponsor in an amount up to $1,500,000. Such note bore no interest and was repaid in full ($900,000) at the consummation of the business combination.

Administrative Support Agreement

Commencing on February 8, 2018 through the earlier of the consummation of a business combination or its liquidation, we agreed to pay sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2019 and December 31, 2018, the Company incurred $120,000 and $110,000 of administrative service fees, respectively.

Forward Purchase Contract

On January 24, 2018, we entered into the Forward Purchase Contract with sponsor, pursuant to which sponsor committed to purchase, in a private placement for gross proceeds of $25,000,000 to occur concurrently with the consummation of the business combination, 3,125,000 shares of our Common Stock and 2,500,000 forward purchase warrants having substantially the same terms as the private placement warrants. The funds from the sale of the securities under the Forward Purchase Contract was used as part of the consideration in connection with the business combination.

Sprott Credit Agreement

On October 4, 2019, the Seller, as borrower, and certain of its subsidiaries, as guarantors, entered into the Initial Sprott Credit Agreement with Lender for a secured multi-advance term credit facility with an original aggregate principal amount not in excess of $110.0 million. In connection with the consummation of the business combination we assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, with us becoming a party thereto, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock on behalf of the Lender and the other participants in the Sprott Credit Agreement. As a result, we are the borrower under the Sprott Credit Agreement. Subsequent to the consummation of the business combination the Lender transferred 45,149 shares of Common Stock to nonaffiliated participants in the Sprott Credit Agreement and 13,545 shares of Common Stock to Sprott Private Resource Streaming and Royalty (Collector), LP., an affiliated participant in the Sprott Credit Agreement. Michael Harrison, a member of our Board, has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and the Lender as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming & Royalty (Collector) LP. For a more complete discussion of the Sprott Credit Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources  — Sprott Credit Agreement” of this prospectus.

Sprott Royalty Agreement

The Company, HRD and Sprott Private Resource Lending II (Co) Inc., as the Payee, an affiliate of the Lender, entered into the Sprott Royalty Agreement with respect to the Hycroft Mine at the closing of the business combination. Pursuant to the terms of the Sprott Royalty Agreement, at the closing of the business combination, Payee paid to HRD cash consideration in the amount of $30.0 million, for which HRD granted to Payee a perpetual royalty equal to one and one-half percent (1.50%) of net smelter returns, payable monthly. Michael Harrison, a member of our Board, has an indirect interest in the Sprott Private Resource Lending II (Co) Inc. as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP. For a more complete discussion of the Sprott Royalty Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources  — Sprott Royalty Agreement” of this prospectus.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the business combination, the Company entered into an Amended and Restated Registration Rights Agreement with the restricted stockholders to register the shares of Common Stock and, to the extent applicable, warrants, currently held or subsequently acquired by such holders, whether through conversion, exchange or otherwise. The Amended and Restated Registration Rights Agreement provides the parties with demand and piggyback registration rights for underwritten offerings and shelf registration rights for underwritten and non-underwritten offerings, in each case with the costs associated with such preparation and registration to be borne by the Company other than any applicable underwriting fees for the sale of securities. The registration statement of which this prospectus forms a part is being filed to register registrable securities pursuant to the Amended and Restated Registration Rights Agreement. The restricted stockholders under the Amended and Restated Registration Rights Agreement have agreed not to sell, transfer, pledge or otherwise dispose of shares of Common Stock and warrants they hold or receive, subject to certain exceptions, for certain time periods specified therein.

Employment Arrangements

In contemplation of the business combination, the Seller entered into employment agreements with its NEOs which were assumed by the Company upon the consummation of the business combination. For more information regarding these agreements with the Seller’s named executive officers, please see “Executive Compensation — Employment Arrangements” of this prospectus.

Equity Award Grants to Executive Officers

We adopted and approved the Incentive Plan pursuant to which the Company issued to each holder of the Seller’s equity awards a replacement equity incentive awards upon the consummation of the business combination in the form of an equivalent value of restricted stock units convertible into shares of Common Stock and upon substantially identical terms and vesting conditions. The Seller had granted equity awards to each of its officers, including its named executive officers who became the NEOs of the Company.

Under the terms of employment agreements entered into with Messrs. Buffington and Jones, they were each entitled to an equity incentive award. In February, 2019, the Seller authorized time-based and performance-based equity incentive awards to each of Messrs. Buffington and Jones. Under the terms of those agreements and as provided in the Purchase Agreement, the obligations under such equity awards were assumed by us in connection with the business combination and mirror replacement equity awards in the form of substantially similar restricted stock units convertible into shares of Common Stock were issued in connection with the consummation of the business combination. For more information regarding the equity awards granted to the Seller’s named executive officers please see “Executive Compensation — 2019 Outstanding Equity Awards at Fiscal Year-End Table” of this prospectus.

Indemnification Agreements

The Seller has entered into indemnification agreements with each of its directors and officers. The indemnification agreements and our amended and restated bylaws in effect upon the consummation of the business combination require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements will also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Related Party Policy

Our audit committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enters into such transactions. We also requires each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of July 9, 2020, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our NEOs and directors and (iii) all of our executive officers and directors, as a group.

The number of shares of Common Stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership generally includes any shares of Common Stock over which the individual has sole or shared voting power or investment power as well as any shares of Common Stock that the individual has the right to acquire within 60 days of July 9, 2020, through the exercise of warrants or other rights. Unless otherwise indicated in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned.

	Shares	Percentage of
	Beneficially	Beneficial
Name and Address of Beneficial Owner	Owned	Ownership
5% or Greater Stockholders
Mudrick Capital Management, L.P. and affiliated entities(1)	32,477,130	53.5%
Whitebox Advisors and affiliated entities(2)	13,012,516	25.5%
Highbridge Capital Management, LLC and affiliated entities(3)	7,427,412	14.7%
Aristeia Capital, L.L.C. and affiliated entities(4)	4,989,085	9.9%
Named Executive Officers and Directors(5)
Randy Buffington**	--	--%
Stephen M. Jones	--	--%
Jeffrey Stieber	--	--%
Eugene Davis	--	--%
John Ellis	--	--%
Michael Harrison(6)	--	--%
David Kirsch(7)	--	--%
Thomas Weng	--	--%
Marni Wieshofer	--	--%
All current executive officers and directors as a group (9 individuals)	--	--%

*	Represents less than 1% of the outstanding shares of common stock.

**	Mr. Buffington resigned from his positions as Chairman of the Board, President and Chief Executive Officer effective on July 1, 2020.

(1)	Includes 10,495,892 shares of Common Stock underlying warrants held by the Mudrick Funds (as defined below). Mudrick Capital Management, L.P. is the investment manager of Mudrick Distressed Opportunity Drawdown Fund, L.P., Mudrick Distressed Opportunity Fund Global L.P., Mudrick Distressed Opportunity Specialty Fund, LP, Mudrick Distressed Senior Secured Fund Global, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P. and certain funds managed by Mudrick Capital Management, L.P., and the managing member of Mudrick Capital Acquisition Holdings, LLC (collectively, the “Mudrick Funds”) and holds voting and dispositive power over the shares of Common Stock held by the Mudrick Funds. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the shares of Common Stock held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock and disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Mudrick Capital Management, L.P. and its affiliates.

(2)	Includes 913,017 shares of Common Stock underlying warrants. Whitebox Advisors LLC is the investment manager of Whitebox Institutional Partners, LP, Whitebox Asymmetric Partners, LP, Whitebox Credit Partners, LP, Whitebox Multi-Strategy Partners, LP (the “Whitebox Funds”) and holds voting and disposable power over the shares of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, Paul Roos, and Mark Strefling and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

(3)	Includes 520,532 shares of Common Stock underlying warrants. Highbridge Capital Management, LLC (“HCM”), the trading manager of Highbridge MSF International Ltd. (“MSF”) and Highbridge Tactical Credit Master Fund, L.P. (“TCF” and, together with MSF, the “Highbridge Funds”), may be deemed to be the beneficial owner of the shares held by the Highbridge Funds. Mark Vanacore is responsible for the investment and voting decisions made by HCM with respect to the shares held by MSF, and Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the shares held by TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(4)	Includes 350,573 shares of Common Stock underlying warrants. Aristeia Capital, L.L.C. (“Aristeia”) may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of APSV, LLC, ALSV Limited and Windermere Ireland Fund PLC (collectively, the “Aristeia Funds”), which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.

(5)	The business address of each of the listed individuals is 8181 E. Tufts Avenue, Suite 510, Denver, Colorado 80237.

(6)	Michael Harrison has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP and Sprott Private Resource Lending II (Collector), LP as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as a Managing Partner of Sprott Private Resource Streaming and Royalty (Collector) LP. Mr. Harrison disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP.

(7)	David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock and disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Mudrick Capital Management, L.P and its affiliates.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

 PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 37,500,212 shares of our Common Stock that may be issued upon exercise of the warrants to purchase Common Stock, including the public warrants, private placement warrants, forward purchase warrants, PIPE warrants, and Seller warrants.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 60,867,645 shares of Common stock consisting of the following:

•	1,688,180 shares of Common Stock converted from founder shares;

•	20,871,236 shares of Common Stock issued to the 1.5 Lien Note Holders and the Excess Note Holders pursuant to the terms of the Exchange Agreement upon the consummation of the business combination;

•	14,595,892 shares of Common Stock issued to the Seller in the business combination and immediately distributed to the Initial Subscribers by the Seller as part of a pro rata distribution under its plan of dissolution of the shares of our Common Stock received by the Seller in the business combination;

•	7,596,309 shares of Common Stock issues pursuant to the Subscription/Backstop Agreements upon the consummation of the business combination;

•	3,125,000 forward purchase shares issued pursuant to the terms of the Forward Purchase Contract upon consummation of the business combination;

•	44,395 shares of Common Stock issued to Cantor pursuant to the Underwriting Agreement, dated as of February 7, 2018, among the Company and Cantor, as amended;

•	437,940 shares of Common Stock issued to Lender pursuant to the Sprott Credit Agreement;

•	31,604 shares of Common Stock issued to Lender pursuant to the Sprott Credit Agreement and transferred to Prisma Pelican Fund as a participating lender in the Sprott Credit Agreement;

•	4,515 shares of Common Stock issued to Lender pursuant to the Sprott Credit Agreement and transferred to Ninepoint Credit Opportunities Fund as a participating lender in the Sprott Credit Agreement;

•	9,030 shares of Common Stock issued to Lender pursuant to the Sprott Credit Agreement and transferred to Natural Resource Income Investing Limited Partnership, a Limited Partnership, as a participating lender in the Sprott Credit Agreement;

•	13,545 shares of Common Stock issued to Lender pursuant to the Sprott Credit Agreement and transferred to Sprott Private Resource Streaming and Royalty (Collector), LP. as a participating lender in the Sprott Credit Agreement;

•	6,700,000 shares of Common Stock issuable upon exercise of the sponsor private placement warrants to purchase Common Stock;

•	2,500,000 shares of Common Stock issuable upon exercise of the forward purchase warrants to purchase Common Stock; and

•	3,249,999 shares of Common Stock issuable upon exercise of the PIPE warrants to purchase Common Stock.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 13,489,999 warrants to purchase Common Stock, consisting of the following:

•	6,700,000 sponsor private placement warrants;

•	2,500,000 forward purchase warrants;

•	1,040,000 Cantor private placement warrants; and

•	3,249,999 PIPE warrants.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock and warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on NASDAQ or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Securityholders party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore,

Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Restrictions to Sell

Pursuant to the Amended and Restated Registration Rights Agreement the restricted stockholders agreed not to sell, transfer, pledge or otherwise dispose of certain securities they hold or receive for certain time periods, ranging from between 30 days after the consummation of the business combination for warrants purchased in the private investment to six months for shares received in the note exchange, to one year after the consummation of the business combination for converted founder shares, subject to certain exceptions.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Common Stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the U.S. Tax Code. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Stock exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in such Common Stock. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost (i.e., the amount paid for the Common Stock or, as discussed below, an amount equal to the sum of the U.S. Holder’s initial investment in a warrant and the exercise price of such warrant) less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Common Stock received would generally equal such U.S. Holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of warrants having a value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock) or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Common Stock described in this prospectus under “Description of Securities To Be Registered—Warrants—Public Warrants” should be treated as a “recapitalization” within the meaning of Section

368(a)(1)(E) of the U.S. Tax Code. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Common Stock. Your aggregate tax basis in the shares of Common Stock received in the redemption should equal your aggregate tax basis in your warrants redeemed and your holding period for the shares of Common Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities To Be Registered—Warrants—Public Warrants.” An adjustment that has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the U.S. Holders of shares of our Common Stock that is taxable to such U.S. Holders as a distribution. Such a constructive distribution would be subject to tax as described under “U.S. Holders—Taxation of Distributions” above in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of the fair market value of any property distributed that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the

U.S. federal income tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Redemption of Warrants for Common Stock

A redemption of warrants for Common Stock described in this prospectus under “Description of Securities To Be Registered—Warrants—Public Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the U.S. Tax Code. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Common Stock. Your aggregate tax basis in the shares of Common Stock received in the redemption should equal your aggregate tax basis in your warrants redeemed and your holding period for the shares of Common Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities To Be Registered—Warrants—Public Warrants.” An adjustment that has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases such non-U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the non-U.S. Holders of shares of our Common Stock that is taxable to such non-U.S. Holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described in “Taxation of Distributions” above in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest, but without any corresponding receipt of cash.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or an expiration or redemption of our warrants, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	(i) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and (ii) shares of our Common Stock (A) are not regularly traded on an established securities market or (B) are regularly traded on an established securities market, but the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock or warrants at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our Common Stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our stock is not regularly traded on an established securities market, a buyer of our Common Stock or warrants from such non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are a United States real property holding corporation. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Additional U.S. Federal Tax Considerations

Additional Tax on Net Investment Income

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their ‘‘net investment income,’’ which may include all or a portion of their net gain from the sale, exchange or other disposition of, or dividends with respect to, Common Stock. Each U.S. Holder is urged to consult its own tax advisor regarding the application of this tax.

Backup Withholding and Additional Information Reporting

In general, dividends paid to a U.S. Holder in respect of Common Stock and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Common Stock within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes its rights to an exemption. Backup withholding at a rate of 24% may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding or fails to provide a correct taxpayer identification number and make any other required certifications.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Each U.S. Holder is urged to consult its own tax advisor regarding the information reporting and backup withholding rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Tax Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. Department of Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Second Amended and Restated Charter and Amended and Restated Bylaws, copies of which are included as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Second Amended and Restated Charter authorizes the issuance of up to 400,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Charter, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock will at all times vote together as one class on all matters submitted to a vote of the Company’s common stockholders under the Second Amended and Restated Charter.

Preferred Shares

The Second Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, it cannot assure you that it will not do so in the future.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Charter provides that holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Number and Election of Directors

The Second Amended and Restated Charter and the Company’s Amended and Restated Bylaws provide that the Board will be elected at each annual meeting of stockholders. The term of all directors shall be for one year and will expire at the next annual meeting of stockholders or until their respective successors are duly elected and qualified. With the approval of the stockholders at the special meeting of the stockholders on May 29, 2020, the Board was declassified and the seven directors nominated were elected to the Board upon the completion of the business combination. The directors and executive officers of the Company following the business combination are described in the Section entitled “Management” of this prospectus.

Under the Second Amended and Restated Charter, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of Common Stock.

Liquidation Preference

The Second Amended and Restated Charter provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

Business Combinations

The Second Amended and Restated Charter provides that the Company will not be governed by Section 203 of the DGCL and includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates from the definition of “interested stockholder.”

Pre-emption Rights

The holders of the Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Removal of Directors; Vacancies on the Board of Directors

The Second Amended and Restated Charter and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors. Furthermore, subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Corporate Opportunity

The Second Amended and Restated Charter provides that, to the extent allowed by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, does not apply with respect to the Company or any of its officers or directors in circumstances where the application of such corporate opportunity doctrine would conflict with any fiduciary duties or contractual obligations they may have. Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and the investment funds affiliated with them, including their respective partners, principals, directors, officers, members, managers, equity holders and/or employees (including any of the foregoing who serve as officers or directors of the Company) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as may otherwise be provided in separate agreement between such person or entity and the Company.

Amendment of Certificate of Incorporation or Bylaws

As required by the DGCL, any amendment of the Second Amended and Restated Charter must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Charter, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

Warrants

Public Warrants

Each public warrant of the Company issued in the IPO consummated on February 12, 2018 entitles the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the business combination. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. The public warrants will expire five years after the completion of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of its Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No public warrant will be exercisable, and the Company will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any public warrant.

Pursuant to its obligations under the Amended and Restated Registration Rights Agreement, the Company is filing the registration statement of which this prospectus forms a part for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the public warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the public warrants is not effective by the sixtieth (60th) day after the closing of the business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the public warrants become exercisable, the Company may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

•	if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days prior to the date the Company sends the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 per share warrant exercise price after the redemption notice is issued.

If the Company calls the public warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of public warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of its public warrants. If the Board takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. If the Company’s management does not take advantage of this option, sponsor and its permitted transferees would still be entitled to exercise their private placement warrants described in “ – Private Placement Warrants” below for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a stock split-up of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in outstanding Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for the Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the public warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Common Stock on account of such Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Common Stock in connection with the business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend the existing charter (i) to modify the substance or timing of our obligation to redeem 100% of Common Stock if we do not complete our initial business combination within 24 months from the closing of IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the Company’s assets or other property as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants have been issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants, including any modification or amendment to increase the exercise price or shorten the exercise period.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their public warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the public warrant holder.

The foregoing description of the public warrants do not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Private Placement Warrants

The (a) 6,700,000 warrants to purchase one share of Common Stock issued to the sponsor pursuant to the Private Placement Warrant Purchase Agreement, dated as of January 15, 2018, by and between the Company and the sponsor, (b) 1,040,000 warrants to purchase one share of Common Stock issued to Cantor pursuant to the Private Placement Warrant Purchase Agreement, dated as of January 15, 2018, by and between the Company and Cantor, including the shares of Common Stock issuable upon exercise of the private placement warrants, are not transferable, assignable or salable until 30 days after the completion of the business combination (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the sponsor or Cantor) and they will not be redeemable so long as they are held by the sponsor, Cantor or their permitted transferees. The sponsor, Cantor or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants described above. If the private placement warrants are held by holders other than the sponsor, Cantor or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants. For as long as the private placement warrants are held by Cantor or its designees or affiliates, they may not be exercised after February 7, 2023, which is five years from the effective date of the registration statement filed in connection with the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the private placement warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to the warrant agent.

The foregoing description of the private placement warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Forward Purchase Warrants

On May 29, 2020, in connection with the closing of the business combination, the Company issued 2,500,000 warrants to purchase one share of Common Stock at a price of $11.50 per share issued to sponsor pursuant to the Forward Purchase Contract. The forward purchase warrants have substantially the same terms as the private placement warrants.

The foregoing description of the forward purchase warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

PIPE Warrants Issued in Private Investment

On May 29, 2020, in connection with the closing of the business combination, the Company issued 7,596,309 shares of Common Stock pursuant to the Subscription Agreements and issued 3,249,999 PIPE warrants to the Initial Subscribers in the private investment. The PIPE warrants have substantially the same terms as the private placement warrants.

The foregoing description of the PIPE warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

Assumed Warrants of the Seller

Stockholders of the Seller’s predecessor received warrants pursuant to the Seller Warrant Agreement with a 7-year term that represented 17.5% of the outstanding common stock of the Seller, which we refer to as the Seller warrants. Pursuant to the Purchase Agreement, the liabilities and obligations under the Seller Warrant Agreement were assumed by the Company upon consummation of the transactions contemplated under the Purchase Agreement. The Seller and the Company elected to treat the business combination as if it constituted a Fundamental Change under the Seller Warrant Agreement and each Seller warrant outstanding and unexercised immediately prior to the effective time is now exercisable to purchase shares of Common Stock.

The initial number of shares of the Seller’s common stock issuable upon exercise of the Seller warrants was determined by the Bankruptcy Court pursuant to Seller’s predecessor’s plan of reorganization. Pursuant to the Seller Warrant Agreement, the number of shares of the Seller’s common stock for which a Seller warrant is exercisable, and the exercise price per share, are subject to adjustment from time to time upon the occurrence of certain events, including (i) any issuance of a dividend on the Seller’s common stock, payable in cash or additional shares of the Seller’s common stock, (ii) any subdivision, split, reclassification or recapitalization of outstanding Seller’s common stock into a greater number of shares, or (iii) any combination, reclassification or recapitalization of outstanding Seller’s common stock into a smaller number of shares. As set forth in the Seller Warrant Agreement, the exercise price of the Seller warrants on any exercise date will be equal to the product of (x) the amount obtained by dividing (A) the Seller’s adjusted equity value, as defined in the Seller Warrant Agreement, as of such exercise date by (B) the total share number, as defined in the Seller Warrant Agreement, as of such date multiplied by (y) the cheap stock factor, as defined in the Seller Warrant Agreement, as of such date. Additionally, in the case of any reclassification or capital reorganization of the Seller’s capital stock, the holder of each Seller warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable Seller warrant, the kind and amount of stock, other securities, cash or other property that such holder would have received if such Seller warrant had been exercised. As of July 1, 2020, there were 12,721,623 Seller warrants outstanding that were exercisable to purchase an aggregate of 3,210,213 shares of our Common Stock. As of July 1, 2020, the exercise price of each Seller warrant was equal to $44.82 per share and each Seller warrant is exercisable into approximately 0.2523 shares of Common Stock.

Under certain circumstances, such as a liquidity event, as defined in the Seller Warrant Agreement, the Seller warrants may be exercised on a cashless basis to the extent that, as of the exercise date, the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock exceeds the exercise price, which cashless exercise would reduce the number of shares of Common Stock issuable. In the event of a liquidity event in which the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock, as of the exercise date, exceeds the exercise price, no cashless exercise would be available. If any exercise of a Seller warrant would result in a fraction of a share of Common Stock, in lieu of issuing such fractional share, the Company may elect to make a cash payment in respect of such fractional share, in an amount equal to the product of such fraction multiplied by the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock, as of the exercise date.

In addition, if the Company issues (or, as provided in the Seller Warrant Agreement, is deemed to issue), after the effective date of the Seller warrants, any additional shares, as defined in the Seller Warrant Agreement, of Common Stock, without consideration or for consideration per share less than the fair market value of Common Stock immediately prior to such issuance or, if such additional shares are issued (or deemed to be issued) to any restricted person, as defined in the Seller Warrant Agreement, then the cheap stock factor, as defined in the Seller Warrant Agreement, shall be reduced, thereby increasing the number of shares of Common Stock for which a Seller warrant is exercisable and reducing the per share exercise price of the Seller warrants.

Pursuant to the Seller Warrant Agreement, no Seller warrants may be transferred if such transfer would result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order, unless the Company is then already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act.

Pursuant to the Seller Warrant Agreement, holders of Seller warrants are not entitled to any of the rights of a stockholder or a holder of any other securities of the Company. Holders of Seller warrants have no right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company (including appraisal rights, dissenters rights, subscription rights or otherwise), or be deemed the holder of capital stock of the Company.

Pursuant to the Seller Warrant Agreement, if the Company issues or sells equity securities to any person who was a stockholder of Seller’s predecessor on the effective date of the Seller warrants for consideration per share that is greater than the then exercise price of the Seller warrants, then each registered holder (or in the case of Seller warrants evidenced by global warrant certificates, each beneficial holder) that is an accredited investor would have the right for a period of 20 days after the Company delivers notice of such issuance or sale to such eligible holder, to participate in such issuance or sale on a pro rata basis (based on such eligible holder’s percentage ownership of shares of Common Stock) and all other outstanding options, warrants, or convertible securities that also have a pro rata right to participate in such issuance or sale.

Following the business combination, eligible holders are not entitled to participate in any of the following exempted issuances: (i) issuances of equity securities in connection with the refinancing or repayment of any indebtedness or debt securities of the Company or any of its subsidiaries, (ii) issuances of equity securities to employees, directors, consultants and other service providers pursuant to an equity compensation plan approved by the Board, (iii) issuances of equity securities by means of a pro rata distribution to all holders of Common Stock, (iv) issuances of equity securities in a public offering, and (v) issuances of equity securities upon exercise, conversion or exchange of any equity securities that were issued in any issuance described in any of the foregoing exempted issuances. Pursuant to the Seller Warrant Agreement, if the Common Stock is listed for trading on a national securities exchange, the Company must use commercially reasonable efforts to list the Seller warrants for trading on such national securities exchange (subject to applicable listing requirements). In addition, if any holder of shares of Common Stock is granted piggy-back registration rights, the holders of Common Stock issued upon exercise of the Seller warrants would also be granted piggyback registration rights on substantially the same terms as such other holder.

Pursuant to the Seller Warrant Agreement, in the event of a merger of the Company into, or a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other person, or any merger of another person into the Company, in each case, in which the previously outstanding shares of Common Stock are cancelled, reclassified or converted or changed into or exchanged for securities of the Company and/or other property (including cash), and such transaction is not a liquidity event, as defined in the Seller Warrant Agreement, the holder of each Seller warrant would have the right upon any subsequent exercise (and payment of the applicable exercise price) to receive (out of legally available funds) the kind and amount of stock, other securities, cash and assets that such holder would have received if such Seller warrant had been exercised immediately prior to such transaction.

Pursuant to the Seller Warrant Agreement, if the Company shall be a party to or otherwise engage in any transaction or series of related transactions constituting (x) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other person, or (y) any merger of another person into the Company in which, in the case of clause (x) or clause (y), the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing; and (ii) such transaction or series of related transactions is not a liquidity event (as defined in the Seller Warrant Agreement) (any such transaction or series of related transactions, is referred to as a “Fundamental Change” under the Seller Warrant Agreement), the holder of each Seller warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable exercise price) to receive the kind and amount of stock, other securities, cash and assets that such holder of a Seller warrant would have received if such Seller warrant had been exercised pursuant to the terms provided in the Seller Warrant Agreement immediately prior to such Fundamental Change (assuming such holder of a Seller warrant failed to exercise his, her or its rights of election, if any, as to the kind or amount of stock, securities, cash or other property receivable upon such Fundamental Change); provided, however, that the amount of such stock, other securities, cash and assets that would be received upon exercise of a Seller warrant following the consummation of such Fundamental Change shall be calculated on the applicable exercise date in a manner consistent with, and on terms as nearly as equivalent as practicable to, the provisions of the Seller Warrant Agreement regarding (i) the number of securities into which the Seller warrant shall be exercisable and (ii) the exercise price for the purchase of such securities under the Seller warrant, with respect to the aggregate consideration received by the Company stockholders in such Fundamental Change. The Seller Warrant Agreement further provides that upon each Fundamental Change, appropriate adjustment shall be deemed to be made, including, without limitation, with respect to the kind and amount of stock, securities, cash or assets thereafter acquirable upon exercise of each Seller warrant, such that the provisions of the Seller Warrant Agreement shall thereafter be applicable, as nearly as possible, to any shares of stock, securities, cash or assets thereafter acquirable upon exercise of each Seller warrant. If the Company is not the surviving or resulting person from such Fundamental Change, the Company may not consummate a Fundamental Change transaction unless the surviving or resulting person assumes, by written instrument substantially similar in form and substance to this Agreement, the obligation to deliver to the holders of Seller warrants such shares of stock, securities, cash or assets which such holder would be entitled to receive upon exercise of each Seller warrant.

The foregoing description of the Seller warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Seller Warrant Agreement, a copy of which is included as Exhibit 4.1 to the registration statement of which this prospectus forms a part.

INTEREST OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of Hycroft Mining Corporation as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report thereon and have been included in the registration statement of which this prospectus forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The balance sheets of Mudrick Capital Acquisition Corporation as of December 31, 2019 and December 31, 2018 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and December 31, 2018, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

M3 Engineering & Technology Corporation, Steven Newman (RM-SME), Brooke Miller Clarkson (CPG), Tim Carew (P.Geo), Matt Hartmann (Member MAusIMM, RM-SME), and Richard F. DeLong (P.Geo) have prepared the Hycroft Technical Report and each is a qualified person as defined in subpart 1300 of Regulation S-K. Steven Newman is the Director of Feasibility Studies at the Company and is an employee of the Company. Brooke Miller Clarkson, Tim Carew, and Matt Hartmann are employees of SRK Consulting (U.S.), Inc. and Richard F. DeLong is an employee of EM Strategies, Inc. Other than Steven Newman, none of the qualified persons, or the employers of any of the qualified persons, is an affiliate of Company.

As at the date hereof, none of the above named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

LEGAL MATTERS

Neal, Gerber & Eisenberg LLP will pass upon the validity of the Common Stock and warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CHANGE IN AUDITOR

On July 8, 2020, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. The reports of Withum on the financial statements as of and for the years ended December 31, 2019 and 2018 of the Company did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that Withum’s report for the fiscal years ended December 31, 2019 and 2018 included an explanatory paragraph indicating that the date for mandatory liquidation and subsequent dissolution raised a substantial doubt about the ability of the Company to continue as a going concern.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through July 8, 2020, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such years. During the years ended December 31, 2019 and 2018 and the subsequent interim period through July 8, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have provided Withum with a copy of the foregoing disclosures and have requested that Withum furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us set forth above. A copy of Withum’s letter, will be filed as an exhibit to the registration statement of which this prospectus forms a part by amendment.

On July 8, 2020, the Audit Committee approved the engagement of Plante & Moran PLLC (“Plante Moran”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Plante Moran was the independent registered public accounting firm for Hycroft Mining Corporation prior to the acquisition of substantially all of its assets by the Company in a business combination that was consummated on May 29, 2020 and in which the Seller, Hycroft Mining Corporation, was treated for accounting purposes as the acquiror in the transaction and the financial statements of Hycroft Mining Corporation became the financial statements of the Company. During the years ended December 31, 2019 and 2018 and the subsequent period through July 8, 2020, neither we, nor anyone on our behalf consulted with Plante Moran on any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

INDEX TO FINANCIAL STATEMENTS

HYCROFT MINING CORPORATION

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Hycroft Mining Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hycroft Mining Corporation (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity, and cash flows for each year in the two year period ended December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the the two year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant recurring operating losses, lack of liquidity and capital, and significant capital needed to expand operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 21, 2020

We have served as the Company’s auditor since 2017.

HYCROFT MINING CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share amounts)

	December 31,
	2019	2018
Assets:
Cash	$6,220	$9,138
Restricted cash – Note 5	3,270	5,030
Accounts receivable	97	—
Inventories – Note 3	4,453	2,060
Ore on leach pads – Note 3	22,062	—
Prepaids and other – Note 4	2,648	2,261
Current assets	38,750	18,489
Restricted cash – Note 5	39,477	38,693
Plant, equipment and mine development, net – Note 6	51,207	41,404
Other assets, non-current – Note 4	5,203	1,158
Total assets	$134,637	$99,744
Liabilities:
Accounts payable	$10,746	$3,824
Interest payable	846	1,049
Other liabilities, current – Note 8	3,939	1,790
Debt, current – Notes 9 and 20	553,965	131,386
Current liabilities	569,496	138,049
Other liabilities, non-current – Note 8	18	18
Debt, non-current – Notes 9 and 20	—	296,201
Asset retirement obligation, non-current – Note 10	4,374	5,832
Total liabilities	573,888	440,100
Commitments and contingencies – Note 19
Stockholders’ (Deficit) Equity: – Note 11
Common stock, $0.001 par value; 400,000,000 shares authorized for both periods; 3,095,650 and 2,758,689 issued; and 2,897,568 and 2,598,035 outstanding at December 31, 2019 and 2018, respectively	3	3
Additional paid-in capital	5,184	5,184
Accumulated deficit	(444,438)	(345,543)
Total stockholders’ (deficit)	(439,251)	(340,356)
Total liabilities and stockholders’ (deficit)	$134,637	$99,744

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	Year Ended December 31,
	2019	2018
Revenues – Note 12	$13,709	$—
Cost of sales:
Production costs	11,041	—
Depreciation and amortization	1,011	—
Write-down of production inventories – Note 3	18,617	—
Total cost of sales	30,669	—
Operating expenses:
Project and development	7,708	4,916
Care and maintenance	3,529	8,961
Pre-production depreciation and amortization	1,067	3,472
Accretion – Note 10	422	1,271
General and administrative	6,072	5,342
Reduction in asset retirement obligation	(1,880)	(16,987)
Impairment of long-lived assets – Note 6	63	—
Write-down of supplies inventories	—	144
Write-down of mineral properties – Note 7	—	1,032
Loss from operations	(33,941)	(8,151)
Other income (expense):
Interest expense, net of capitalized interest of $551 and $0, respectively – Notes 9 and 20	(64,844)	(50,893)
Interest income	795	464
Gain on retirement of debt – Note 9	—	3,321
Loss before reorganization items, net and income taxes	(97,990)	(55,259)
Reorganization items, net	(905)	(399)
Loss before income taxes	(98,895)	(55,658)
Income tax – Note 14	—	(145)
Net loss	$(98,895)	$(55,803)
Loss per share:
Basic – Note 15	$(36.10)	$(21.10)
Diluted – Note 15	$(36.10)	$(21.10)
Weighted average shares outstanding:
Basic – Note 15	2,739,505	2,645,194
Diluted – Note 15	2,739,505	2,645,194

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(98,895)	$(55,803)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	2,078	3,472
Accretion – Note 10	422	1,271
Stock-based compensation – Note 13	1,102	—
Non-cash portion of interest expense – Note 9	54,810	40,839
Write-down of production inventories – Note 3	18,617	—
Reduction in asset retirement obligation – Note 10	(1,880)	(16,987)
Change in value of phantom shares – Note 16	181	(391)
Impairment of long-lived assets – Note 6	63	—
Write-down of supplies inventories – Note 3	—	144
Write-down of mineral property – Note 7	—	1,032
Gain on retirement of debt – Note 9	—	(3,321)
Changes in operating assets and liabilities:
Accounts receivable	(97)	—
Materials and supplies inventories	(977)	(182)
Production-related inventories	(38,627)	(138)
Prepaids and other	(387)	947
Income tax receivable	—	145
Other assets, non-current	(120)	—
Accounts payable	3,384	271
Interest payable	(203)	548
Other liabilities	758	1,228
Net cash used in operating activities	(59,771)	(26,925)
Cash flows from investing activities:
Additions to plant and equipment	(12,296)	(1,146)
Net cash used in investing activities	(12,296)	(1,146)
Cash flows from financing activities:
Proceeds from debt issuances, net	71,831	27,881
Refinancing of First Lien	(762)	—
Refinancing issuance costs	(2,896)	(133)
Repayments of principal on capital lease obligations	—	(47)
Retirement of convertible notes – Note 11	—	(106)
Net cash provided by financing activities	68,173	27,595
Net decrease in cash	(3,894)	(476)
Cash, beginning of period	52,861	53,337
Cash, end of period	$48,967	$52,861
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$6,220	$9,138
Restricted cash – current	3,270	5,030
Restricted cash – non-current	39,477	38,693
Total cash, cash equivalents and restricted cash	$48,967	$52,861

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

(U.S. dollars in thousands, except share amounts)

	Common Stock		Treasury Shares		Additional Paid-in	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2018	2,668,689	$3	65,572	$—	$5,184	$(289,740)	$(284,553)
Net loss	—	—	—	—	—	(55,803)	(55,803)
Shares issued	90,000	—	—	—	—	—	—
Shares repurchased	—	—	95,082	—	—	—	—
Balance at December 31, 2018	2,758,689	3	160,654	—	5,184	(345,543)	(340,356)
Net loss	—	—	—	—	—	(98,895)	(98,895)
Shares issued(1)	336,961	—	—	—	—	—	—
Shares repurchased	—	—	37,428	—	—	—	—
Balance at December 31, 2019	3,095,650	$3	198,082	$—	$5,184	$(444,438)	$(439,251)

(1)   Shares issued during the twelve months ended December 31, 2019 were related to settling the remaining bankruptcy claims.

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

1. Company Overview

Hycroft Mining Corporation (formerly known as Allied Nevada Gold Corp.) and its subsidiaries (collectively, “HMC”, the “Company”, “we”, “us”, “our”, etc.) is a U.S.-based gold producer that is focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of the Company’s operating revenues and, when operating, the market prices of gold and silver significantly impact the Company’s financial position, operating results, and cash flows. The Hycroft Mine is located in the state of Nevada and the corporate office is located in Denver, Colorado.

2. Summary of Significant Accounting Policies

Basis of presentation

The Consolidated Financial Statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain amounts in the 2018 Consolidated Financial Statements have been reclassified to conform to the 2019 presentation. References to “$” refers to United States dollars.

Going concern

The Consolidated Financial Statements of the Company have been prepared on a “going concern” basis, which means that the continuation of the Company is presumed even though events and conditions exist that, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern because it is probable that, without additional capital injections, the Company will be unable to meet its obligations as they become due within one year after the date that these financial statements were issued.

On March 10, 2015, the Company filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in an effort to recapitalize the Company’s balance sheet by reducing its debt balances while concurrently providing additional liquidity. The Company continued to operate and produce gold and silver at its Hycroft Mine during the bankruptcy process. However, on July 8, 2015, the Company announced that it had suspended mining operations to maximize cash flow and minimize spending through the remainder of the Chapter 11 process. Effective October 22, 2015 (the “Effective Date”), the Company completed its financial restructuring process and emerged from bankruptcy.

From July 2015 through December 31, 2016, the Company produced gold and silver from its leach pads, actively running its processing facilities. The operation went into a care and maintenance mode as of January 1, 2017 when the Company stopped adding lime to the leach pads and wrote-down the remaining gold and silver on the leach pads to $0 due to the inability to economically recover the metal. As a result of going into care and maintenance, gold and silver production became a byproduct of maintaining the Hycroft Mine. Beginning January 1, 2017, the Company recorded all metal sales as a reduction to Care and maintenance, net in the consolidated statements of operations (see Note 12 — Gold and Silver Sales). The Company did not generate sufficient cash flow from its operations during 2018 to cover its operating costs, general and administrative costs, and the development costs related to the feasibility of its sulfide expansion project and was reliant upon additional debt funding to continue operations.

During 2019, the Company restarted open pit mining at the Hycroft Mine, and produced and sold gold and silver. However, based on the financial results for the year ended December 31, 2019, the significant debt burden and the need for additional cash to expand the operations, the Company believes its operations cannot currently generate enough cash to make scheduled principal and interest payments required by its debt obligations and/or cover operating and general and administrative costs necessary to operate the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern, since the Company is reliant on receiving future cash flows from financing activities to meet its obligations. While the Company has entered into a purchase agreement with MUDS, (the “MUDS transaction”) (as discussed in Note 21 — Subsequent Events) the MUDS transaction has yet to close and is subject to customary and other closing conditions, including regulatory approvals and receipt of approvals from MUDS and Hycroft stockholders.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

The ability to continue as a going concern is contingent upon the Company’s ability to expand mining operations to an economic level and to refinance its existing debt obligations, which the MUDS transaction is designed to support. During August 2019, M3 Engineering and Technology Corp. in association with SRK Consulting US and the Company completed a feasibility study (the “2019 Hycroft Technical Report”). The 2019 Hycroft Technical Report projects the economic viability and potential future cash flows for the Hycroft Mine when mining operations expand.

As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, upgrades were made to the crushing system and new leach pad space was added to the existing leach pads. The 2019 restart of mining operations through December 31, 2019 was funded by the issuance of $72.0 million in Senior Secured Notes due June 30, 2020 (the “1.25 Lien Notes”), discussed below. Additional short-term funding continues to be required. See Note 21 — Subsequent Events for more information. The Company plans to refinance its existing debt obligations and obtain the funds necessary to expand its mining operations with the proceeds from the MUDS transaction.

These Consolidated Financial Statements do not include any adjustments related to the recoverability and classification of recorded assets or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these Consolidated Financial Statements and accompanying notes. The more significant areas requiring the use of management estimates and assumptions relate to recoverable gold and silver on the leach pads and in-process inventories; the useful lives of long-lived assets; probabilities of future expansion projects; environmental reclamation and closure costs; deferred taxes and related valuation allowances; and estimates of fair value for asset impairments and financial instruments. The Company bases its estimates on historical experience and various assumptions that are believed to be reasonable at the time the estimate is made. Actual results may differ from amounts estimated in these Consolidated Financial Statements, and such differences could be material.

Principles of consolidation

The Consolidated Financial Statements include the accounts of HMC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash

Cash and cash equivalents have historically consisted of cash balances and highly liquid investments with an original maturity of three months or less. The Company has not experienced any losses on cash balances and believes that no significant risk of loss exists with respect to its cash. As of December 31, 2019 and 2018, the Company held no cash equivalents. Restricted cash is excluded from cash and is listed separately on the consolidated balance sheets. See Note 5 — Restricted Cash for additional information.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Ore on leach pads and inventories

The Company’s production-related inventories include: ore on leach pads; in-process inventories; and doré finished goods. Production-related inventories are carried at the lower of average cost or net realizable value. Cost includes mining (ore and waste); processing; refining costs incurred during production stages, and mine site overhead and depreciation and amortization relating to mining and processing operations. Net realizable value represents the estimated future sales price of production-related inventory quantities computed using the London Bullion Market Association’s (“LBMA”) quoted period-end metal prices, less any further estimated processing, refining, and selling costs. Losses that result from the application of the lower of cost or net realizable value accounting policy are recorded as a component of Cost of sales in the consolidated statements of operations. See Note 3 — Inventories for additional information.

The recovery of gold and silver at the Hycroft Mine is accomplished through a heap leaching process, the nature of which limits the Company’s ability to precisely determine the recoverable gold ounces in ore on leach pads. The Company estimates the quantity of recoverable gold ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, solution sampling, and estimated recovery percentages based on ore type and domain. The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). Changes in recovery rate estimates from metallurgical balancing that do not result in write-downs are accounted for on a prospective basis. If a write-down is required, production-related inventories would be adjusted to net realizable value and recorded as a component of Cost of sales in the consolidated statements of operations. See Note 3 — Inventories for additional information.

Ore on leach pads

Ore on leach pads represents ore that is being treated with a chemical solution to dissolve the contained gold. Costs are added to ore on leach pads based on current mining costs, including applicable depreciation and amortization relating to mining operations. As gold-bearing materials are further processed, costs are transferred from ore on leach pads at an average cost per estimated recoverable ounce of gold to in-process inventories.

In-process inventories

In-process inventories represent gold-bearing concentrated materials that are in the process of being converted to a saleable product using a Merrill-Crowe or carbon in column processing method. As gold ounces are recovered using the Merrill-Crowe process, costs are transferred from in-process inventories at an average cost per ounce of gold to doré finished goods inventory. In-process inventories are valued at the average cost of the material fed into the process, plus the in-process conversion costs, including applicable depreciation and amortization relating to the process facilities incurred to that point in the process.

Precious metals inventory

Precious metals inventory consists of doré containing both gold and silver. While operations are actively producing gold and silver, and as the Company sells its in-process inventories, costs are recognized in Production costs in the consolidated statements of operations at an average cost per gold ounce sold. While the Hycroft Mine is in care and maintenance, costs to maintain the mine are recognized in Care and maintenance, net in the consolidated statements of operations as incurred.

Materials and supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Fair value measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements, defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Certain financial instruments, including cash, prepaids and other, accounts payable, and other liabilities are carried at cost, which approximates their fair value due to the short-term nature of these instruments.

Plant, equipment, and mine development

Expenditures for new facilities and equipment, and expenditures that extend the useful lives or increase the capacity of existing facilities or equipment are capitalized and recorded at cost. Such costs are depreciated using either the straight-line method over the estimated productive lives of such assets or using the units-of- production method (when actively operating) at rates sufficient to depreciate such costs over the estimated proven and probable reserves as gold ounces are recovered. See Note 6 — Plant, Equipment, and Mine Development, Net for additional information.

Mine development

Mine development costs include the cost of engineering and metallurgical studies, drilling and assaying costs to delineate an ore body, environmental costs and the building of infrastructure. Additionally, interest is capitalized to mine development until such assets are ready for their intended use. Any of the above costs incurred before mineralization is classified as proven and probable reserves are expensed. During the second half of 2019, the Company established proven and probable reserves.

Drilling, engineering, metallurgical, and other related costs are capitalized for an ore body where proven and probable reserves exist and the activities are directed at obtaining additional information on the ore body, converting non-reserve mineralization to proven and probable reserves, infrastructure planning, or supporting the environmental impact statement. All other drilling costs are expensed as incurred. Drilling costs incurred during the production phase for operational ore control are allocated to inventory costs to be included as a component of Total cost of sales on the consolidated statements of operations.

Mine development costs are amortized using the units-of-production method based upon estimated recoverable ounces in proven and probable reserves. To the extent such capitalized costs benefit an entire ore body, they are amortized over the estimated life of that ore body. Capitalized costs that benefit specific ore blocks or areas are amortized over the estimated life of that specific ore block or area. Recoverable ounces are determined by the Company based upon its proven and probable reserves and estimated metal recoveries associated with those reserves.

Impairment of long-lived assets

The Company’s long-lived assets consist of plant, equipment and mine development. The Company reviews and evaluates its long-lived assets for recoverability annually and at interim periods if triggering events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Events that may trigger a test for recoverability include, but are not limited to, significant adverse changes to projected revenues, costs, or future expansion plans or changes to federal and state regulations (with which the Company must comply) that may adversely impact the Company’s current or future operations. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

To determine fair value, the Company uses a discounted cash flow model based on quantities of estimated recoverable minerals and incorporates projections and probabilities involving metal prices (considering current and historical prices, price trends, and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold and silver that will be sold after taking into account losses during ore processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions, which are consistent or reasonable in relation to internal budgets and projections, and actual future cash flows may be significantly different than the estimates, as actual future quantities of recoverable gold and silver, metal prices, operating and production costs, and the timing and capital costs of expansion and sustaining projects are each subject to significant risks and uncertainties. See Note 6 — Plant, Equipment, and Mine Development, Net for additional information.

Mineral properties

Mineral properties are tangible assets recorded at cost and include royalty interests, asset retirement costs, and land and mineral rights to explore and extract minerals from properties. Once a property is in the production phase, mineral property costs are amortized using the units-of-production method based upon the estimated recoverable gold ounces in proven and probable reserves at such properties. Costs to maintain mineral properties are expensed in the period they are incurred. As of December 31, 2019 and 2018, there was no value assigned to mineral properties as the value had been written-down to $0 in previous periods.

Asset retirement obligation

The Company’s mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. The Company’s asset retirement obligation (“ARO”), consisting of estimated future mine reclamation and closure costs, may increase or decrease significantly in the future as a result of changes in regulations, mine plans, estimates, or other factors. The Company’s ARO relates to its operating property, the Hycroft Mine, and was recognized as a liability at fair value in the period incurred. An ARO, which is initially estimated based on discounted cash flow estimates, is accreted to full value over time through charges to Accretion expense in the consolidated statements of operations. Resultant ARO cost assets (recorded in Mineral properties, net on the consolidated balance sheets) are depreciated on a straight-line method over the related long-lived asset’s useful life. The Company’s ARO is adjusted annually, or more frequently if necessary, to reflect changes in the estimated present value resulting from revisions to the timing or amount of reclamation and closure costs.

Derivative instruments

The fair value of the Company’s derivative instruments is reflected as liabilities on the consolidated balance sheets. The Company does not hold derivative instruments for trading purposes.

Derivative Instruments Not Designated as Hedges

Previous equity stockholders of the Company received warrants with a seven-year term that represent 17.5% of the outstanding new common shares. These warrants were accounted for as a derivative instrument and included in Other liabilities, non-current on the consolidated balance sheets at fair value with periodic changes in fair value included in Other, net in the consolidated statements of operations. During the years ended December 31, 2019 and 2018 there were no adjustments recorded as a result of no change in the fair value.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

See Note 11 — Stockholders’ Equity and Note 16 — Fair Value Measurements for additional information on the Company’s derivative instruments.

Treasury Stock

The Company records repurchases of common shares as Treasury stock at cost.

Revenue recognition

When actively operating, the Company recognizes revenue on gold and silver sales. During the year ended December 31, 2019, the Company began actively operating the Hycroft Mine and, as such, recorded gold and silver sales as Revenue. When in care and maintenance, gold and silver sales are recorded as a reduction to Care and maintenance, net on the consolidated statements of operations. During 2018, the Hycroft Mine was in care and maintenance and, as a result, all gold and silver sales were recorded as a reduction to Care and maintenance, net. For 2019 and 2018, 93% and 99%, respectively, of the Company’s gold and silver sales were attributable to gold sales.

The Company recognizes revenue for gold and silver production when it satisfies the performance obligation of transferring gold inventory to the customer, which generally occurs when the refiner notifies the customer that gold has been credited or irrevocably pledged to their account at which point the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset. The transaction amount is determined based on the agreed upon market price and the number of ounces delivered. Concurrently, the payment date is agreed upon, which is usually within one week. All sales are final.

Stock-Based Compensation

Stock-based compensation costs for eligible employees are measured at fair value on the date of grant and charged to expense over the requisite service period. The fair value of awards is determined using the stock price on either the date of grant (if subject only to service conditions) or the date that the Compensation Committee of the Board of Directors establishes applicable performance targets (if subject to performance conditions). The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods through the final vesting date. See Note 13 — Stock-Based Compensation for additional information.

Phantom shares

Non-employee members of the Company’s board of directors receive phantom shares of stock pursuant to a Non-Employee Director Phantom Stock Plan. For grants issued during the years ended 2015 and 2016, the cash payment is equal to the fair market value of one share of common stock of the Company at the date of payment. Under the grant agreements, each phantom share vests on the date of grant and entitles the participant to a cash payment. For grants issued during 2019 and 2018, the cash payment is equal to the greater of the (1) grant date value and (2) the fair market value of one share of common stock of the Company at the date of payment. The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. During the twelve months ended December 31, 2019, the Company recorded a $0.2 million increase in the value of phantom shares granted in 2015 and 2016, which is included in General and administrative on the consolidated statements of operations and increased the compensation expense in 2019. During the twelve months ended December 31, 2018, the Company recorded a $0.4 million decrease in the value of phantom shares granted in 2015 and 2016, which is included in General and administrative on the consolidated statements of operations and decreased the compensation expense in 2018. For the twelve months ended December 31, 2019 and 2018 the Company recognized $0.5 million in each period in compensation expense related to the vesting of the phantom shares granted during each respective period, which are included in General and administrative on the consolidated statements of operations. See Note 16 — Fair Value Measurements for additional information.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Reorganization items, net

Expenses directly associated with finalizing the Chapter 11 cases before the Bankruptcy Court are reported as Reorganization items, net in the consolidated statements of operations. The Company incurred legal and professional fees of $0.9 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively.

Income taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect at the anticipated time of reversal. The Company derives its deferred income tax provision or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. See Note 14 — Income Taxes for additional information.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Evidence evaluated includes past operating results, forecasted earnings, estimated future taxable income, and prudent and feasible tax planning strategies. The assumptions utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying business.

As necessary, the Company also provides reserves against the benefits of uncertain tax positions taken on its tax filings. The necessity for and amount of a reserve is established by determining, based on the weight of available evidence, the amount of benefit which is more likely than not to be sustained upon audit for each uncertain tax position. The difference, if any, between the full benefit recorded on the tax return and the amount more likely than not to be sustained is recorded as a liability on the Company’s consolidated balance sheets unless the additional tax expense that would result from the disallowance of the tax position can be offset by a net operating loss, a similar tax loss, or a tax credit carryforward. In that case, the reserve is recorded as a reduction to the deferred tax asset associated with the applicable net operating loss, similar tax loss, or tax credit carryforward.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company’s only revenue stream is from the sale of precious metals, which is scoped into ASU 2014-09.

The Company adopted ASU 2014-09 on January 1, 2019 using a modified retrospective approach. As there were no unfulfilled contracts outstanding as of December 31, 2018, there was no cumulative effect adjustment required to be recognized at January 1, 2019.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of- use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2020, including interim periods within the year. A modified retrospective transition approach is required to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is evaluating the potential impact on its Consolidated Financial Statements.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 was adopted on January 1, 2019 on a retrospective basis. The adoption of ASU 2016-18 eliminated the activity related to transfers between cash and restricted cash for the twelve months ended December 31, 2018. The adoption of ASU 2016-18 did not have a material impact on our statements of cash flows for the periods presented.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurements (“ASU 2018-13”), which amends the disclosure requirements for fair value measurements in Topic 820 based on the considerations of costs and benefits. Under ASU 2018-13, certain disclosures were eliminated, while others were modified and there were some additions. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019. The Company will adopt ASU 2018-13 in 2020, but will not have a material effect on the financial statement disclosures.

3. Inventories

The following table provides the components of inventories and the estimated recoverable gold ounces therein (in thousands, except ounces):

	December 31, 2019		December 31, 2018
	Amount	Gold Ounces	Amount	Gold Ounces
Materials and supplies	$2,559	—	$1,582	—
Merrill-Crowe in process	1,004	691	—	—
Carbon column in-process	478	474	478	482
Doré finished goods	412	278	—	—
Total	$4,453	1,443	$2,060	482

As of December 31, 2019 and 2018, in-process Inventories included $0.1 million and $0, respectively, of capitalized depreciation and amortization costs.

The following table summarizes ore on leach pads and the estimated recoverable gold ounces therein (in thousands, except ounces):

	December 31, 2019		December 31, 2018
	Amount	Gold Ounces	Amount	Gold Ounces
Ore on leach pads	$22,062	17,019	$—	—

As of December 31, 2019 (including the both write-downs discussed below) and 2018, Ore on leach pads included $1.8 million and $0, respectively, of capitalized depreciation and amortization costs.

Write-down of production inventories

As discussed in Note 2 — Summary of Significant Accounting Policies, the estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). During the 2019 fourth quarter, based on metallurgical balancing results, the Company determined that 11,680 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off the Company recognized a Write-down of production inventories on the consolidated statements of operations of $16.4 million. Cash production costs written-off were $15.1 million and capitalized depreciation and amortization costs written-off were $1.3 million. The write-off of these ounces was primarily a result of mismanagement of solution flows. The lost gold and silver ounces were leached and captured in solution. However, prior to the solution being processed through the Merrill-Crowe plant, it was inadvertently commingled with barren solution and pumped to leach pads no longer in use, which will prevent it from being recovered in the future.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

In addition to the write-down related to metallurgical balancing during 2019, the Company performed its lower of cost or net realizable value test for the Ore on leach pads at December 31, 2019 and that resulted in a $2.2 million write-down of production inventories. The $2.2 million write-down includes $2.0 million of cash production costs and $0.2 million of capitalized depreciation and amortization which is included in Write-down of production inventories on the consolidated statements of operations. The recognition of the write-down is based on the Company’s application of the lower of cost or net realizable value accounting policy.

4. Prepaids and Other Assets

The following table provides the components of prepaids and other assets (in thousands):

	December 31,
	2019	2018
Prepaids and other
Prepaids	$2,109	$1,722
Deposits	539	539
Total	$2,648	$2,261

Other assets, non-current
Deferred future financing costs	5,083	1,158
Royalty – advance payment	120	—
Total	$5,203	$1,158

5. Restricted Cash

The following table provides the components of restricted cash (in thousands):

	December 31,
	2019	2018
First Lien agreement restricted cash – Note 9	3,270	5,030
Asset retirement obligation surety bonds (collateralized obligation)	39,477	38,693
Total	$42,747	$43,723

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

6. Plant, Equipment, and Mine Development, Net

The following table provides the components of plant, equipment, and mine development, net (in thousands):

	Depreciation Life	December 31,
	of Method	2019	2018
Process equipment	5 – 13 years	$14,770	$6,759
Leach pads	Units-of-production	11,190	11,190
Buildings and leasehold improvements	10 years	10,507	10,507
Restart leach pads	18 months	6,229	—
Mine equipment	5 – 7 years	4,716	3,905
Vehicles	3 – 5 years	136	41
Furniture and office equipment	7 years	129	22
Mine development	Units-of-production	119	—
Construction in progress and other		20,619	20,750
		$68,415	$53,174
Less: accumulated depreciation and amortization		(17,208)	(11,770)
Total		$51,207	$41,404

During the year ended December 31, 2019, leach pads were constructed and used for the restart of mining operations. New processing equipment was also placed into service. For the years ended December 31, 2019 and 2018, the Company recorded depreciation and amortization related to plant, equipment and mine development of $5.4 million and $3.4 million, respectively. The Company capitalized $4.3 million of depreciation and amortization during 2019 to Ore on leach pads on the consolidated balance sheets.

Impairment of long-lived assets

During the years ended December 31, 2019, the Company recorded impairments of long-lived assets of $0.1 million. The impairment recorded during 2019 related to a leach pad expansion project that the Company determined it would not utilize and, therefore, did not complete.

7. Mineral Properties, Net

The following table summarizes changes in the Company’s mineral properties, net (in thousands):

	December 31,
	2019	2018
Balance, beginning of year	$—	$1,093
Amortization of asset retirement cost asset	—	(61)
Write-down of mineral property	—	(1,032)
Balance, end of year	$—	$—

During the year ended December 31, 2018, the Company wrote-down the asset retirement cost asset to $0 based on a decrease in the ARO.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

8.      Other Liabilities

The following table summarizes the components of other liabilities, current and non-current (in thousands):

	December 31,
	2019	2018
Other liabilities, current
Accrued compensation for phantom shares – Note 16	$1,590	$884
Restricted stock units – Note 13	1,210	—
Other accrued compensation	1,139	892
Other	—	14
Total	$3,939	$1,790

Other liabilities, non-current
Warrant liability – Notes 11 and 16	$18	$18

9.      Debt

Debt covenants

The Company’s debt agreements contain representations and warranties, events of default, and covenants that are customary for agreements of these types. The Company’s First Lien Term Loan Credit Agreement (the “First Lien Agreement”) contains financial covenants that, among other things, restrict or limit the ability of the Company to enter into liens, dispose of its assets, enter into hedging arrangements, pay dividends, purchase or redeem shares, incur or guarantee additional indebtedness, and make capital expenditures. The Second Lien Convertible Notes (the “Convertible Notes”), the Senior Secured Notes due June 30, 2020 (the “1.5 Lien Notes”) and the 1.25 Lien Notes contain provisions that, among other things, restrict or limit the ability of the Company to incur or guarantee additional debt, pay dividends, enter into liens, or dispose of its assets.

The Company’s First Lien Agreement, the Convertible Notes, the 1.5 Lien Notes and the 1.25 Lien Notes include customary events of default, including those relating to a failure to pay principal or interest, a breach of a covenant, representation or warranty, a cross-default to other indebtedness, and non-compliance with security documents.

As of December 31, 2019, we believe we were in compliance with all covenants related to the debt obligations.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Debt balances

The following table summarizes the components of debt (in thousands):

	December 31,
	2019	2018
Debt, current:
Convertible Notes	$208,411	$—
1.5 Lien Notes	137,050	—
First Lien Agreement	125,468	125,468
1.25 Lien Notes	77,212	—
Other note payable	6,773	5,989
Less debt issuance costs	(949)	(71)
Total	$553,965	$131,386

Debt, non-current:
Convertible Notes	$—	$179,874
1.5 Lien Notes	—	118,270
Less debt issuance costs	—	(1,943)
Total	$—	$296,201

Debt issued at the Effective Date

First lien term loan agreement

The Company entered into the First Lien Agreement on the Effective Date for an aggregate principal amount of $126.7 million. The First Lien Agreement originally matured March 31, 2017 and now matures on May 31, 2020. For the period from December 13, 2019 through January 31, 2020 the First Lien Agreement bore interest at either LIBOR plus 7.0% or an Alternate Base Rate Canada, as defined in the First Lien Agreement, plus 7.0% and thereafter increased to either LIBOR plus 7.5% or an Alternate Base Rate Canada plus 7.5%. Prior to December 13, 2019, the First Lien Agreement bore interest at either LIBOR plus 5.5% or an Alternate Base Rate Canada plus 4.5%. Fifty percent of the monthly Excess Cash Flow, as defined in the First Lien Agreement and subject to minimum cash balance restrictions, is required to be paid to reduce the outstanding amount under the First Lien Agreement. The maximum outstanding amount under the First Lien Agreement was initially determined by a Borrowing Base (as defined in the First Lien Agreement) that is based upon 80% of the net realizable value of the gold and silver in the Company’s ore on leach pads, in- process and finished goods inventories less estimated selling and processing costs. The repayment of the First Lien Agreement and other obligations under the First Lien Agreement are guaranteed by all of the direct and indirect domestic subsidiaries of the Company. The First Lien Agreement, the guarantees by the guarantors in respect thereof and all obligations under the First Lien Agreement, and such guarantees are secured by liens on substantially all of the assets of the Company and its subsidiaries.

After a series of short-term maturity extensions through July 14, 2017, the Company amended the First Lien Agreement to provide for a maturity of January 31, 2019. After several short-term maturity extensions through February 22, 2019, the First Lien Agreement maturity was extended to December 13, 2019 (the “February 2019 Extension”). The extended amendment requires that the Company will maintain at all times a cash balance of $5.0 million, including a balance in a segregated account sufficient to pay projected First Lien Agreement interest payments for the succeeding three months. In conjunction with the close of the February 2019 Extension, the Company issued $18.0 million of 1.25 Lien Notes (discussed below). Pursuant to the February 2019 Extension, the Company obtained commitments from the holders of the 1.5 Lien Notes to purchase an additional $9.0 million of 1.25 Lien Notes during 2019, which was fulfilled in May 2019. Additionally, pursuant to the February 2019 Extension, the maximum outstanding amount under the First Lien Agreement is no longer determined by the Borrowing Base, however, the Company is to maintain at all times at least 175,000 recoverable gold equivalent ounces on the leach pads. The Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement. Also, the Company agreed that it will ensure that the holders of the 1.5 Lien Notes or other parties acceptable to the Administrative Agent (as defined in the First Lien Agreement) will reduce the Bank of Nova Scotia’s holdings under the First Lien Agreement by $5.0 million within two banking days of each of June 30, 2019, if a certain milestone is not met, and October 28, 2019. Both buy-down obligations were met by the holders of the 1.5 Lien Notes.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

The Company completed two additional maturity amendments in December 2019 and January 2020. As stated above, the First Lien Agreement now matures May 31, 2020. In connection with these two amendments, the Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement.

Second lien convertible notes

The Company issued $95.0 million of Convertible Notes on the Effective Date pursuant to the Indenture. Of the initial $95.0 million in Convertible Notes issued, $90.0 million was received by the Company in cash. The remaining $5.0 million in Convertible Notes were issued in satisfaction of a backstop put option payment. Certain lenders provided a backstop to the commitments in respect of the Convertible Notes to the extent there was a shortfall (in such capacity, collectively, the “Backstop Note Lenders”) in exchange for a backstop put option payment. Each of the Backstop Note Lenders received a portion of the backstop put option payment of $5.0 million.

Since the initial issuance of the $95.0 million in Convertible Notes, the Company issued, pursuant to the Indenture, an additional $20.0 million in aggregate principal amount of Convertible Notes upon substantially the same terms and conditions as those issued on October 22, 2015. In August 2018, the Company paid $0.1 million to retire $3.4 million of Convertible Notes resulting in a gain of $3.3 million.

The Convertible Notes mature on October 22, 2020 and bear interest at a rate of 15% per annum, payable in-kind on a quarterly basis. The issuance of an additional $96.8 million in Convertible Notes has been made through December 2019, representing interest payments on the outstanding Convertible Notes, including $0.3 million that was prepaid upon issuance of additional notes.

The Convertible Notes are convertible at an initial conversion price of $1.67 per share, subject to anti- dilution protection. There was no beneficial conversion feature as it was determined that the conversion price was equal to the commitment date value of the common stock. The obligations under the Convertible Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations under the First Lien Agreement, the 1.25 Lien Notes and the 1.5 Lien Notes. In connection with the issuance of the Convertible Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the trustee under the Indenture.

Additional debt issued

1.5 Lien Notes

In May, 2016, the Company issued $10.0 million of the 1.5 Lien Notes, pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”). The 1.5 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. The obligations under the 1.5 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement and the 1.25 Lien Notes but superior in priority to the liens that secure the obligations of the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.5 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the trustee under the Indenture.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

The following table summarizes the issuance of 1.5 Lien Notes bifurcated by note issuances and interest in-kind during the years ended December 31, 2019, 2018, 2017 and 2016 (in thousands):

Transaction Period	Note Issuances	Interest In-Kind	Total
Year ended December 31, 2016	$26,200	$1,535	$27,735
Year ended December 31, 2017	41,000	7,512	48,512
Year ended December 31, 2018	28,000	14,023	42,023
Year ended December 31, 2019	—	18,780	18,780
Total	$95,200	$41,850	$137,050

While each 1.5 Lien Notes issuance is pursuant to a new note purchase agreement, all the 1.5 Lien Notes have the same terms and security priority as the original issuance in May 2016.

The 1.5 Lien Notes provide the holders the right upon a change of control, as defined in the Note Purchase Agreement, to require the Company to repurchase all of the holder’s notes for 110% of the outstanding principal balance, plus accrued and unpaid interest. Furthermore, the 1.5 Lien Notes give the Company the right upon a change of control, as defined in the Note Purchase Agreement, to redeem the notes for 110% of the outstanding principal balance, plus accrued and unpaid interest.

1.25 Lien Notes

On February 22, 2019, the Company issued $18.0 million of the 1.25 Lien Notes, pursuant to a Note Purchase Agreement (the “1.25 Note Purchase Agreement”). The 1.25 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. The obligations under the 1.25 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement but superior in priority to the liens that secure the obligations of the 1.5 Lien Notes, the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.25 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the 1.25 Note Purchase Agreement, and an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the collateral agent under the 1.25 Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the 1.25 Note Purchase Agreement and the trustee under the Indenture.

Additional 1.25 Lien Notes were issued in 2019 pursuant to new note purchase agreements. All of the 1.25 Lien Notes have the same terms and security priority as the original issuance in February 2019. A total of $77.2 million of 1.25 Lien Notes were issued during 2019, including $5.2 million of interest in-kind notes.

Other notes payable

On October 15, 2014, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) and a Promissory Note (the “Promissory Note”) resolving and settling any and all disputes between Jacobs Field Services North America and the Company. A First Amendment to the Settlement Agreement was executed on April 5, 2016, a Second Amendment was executed on October 6, 2016, a Third Amendment was executed on December 21, 2017 (the “Third Amendment”), a Fourth Amendment was executed on December 31, 2018 (the “Fourth Amendment”) and a Fifth Amendment was executed on June 27, 2019 (the “Fifth Amendment”). The Fourth Amendment amended the Promissory Note to begin accruing interest January 1, 2019, at the rate of 5% per annum, to be added to the principal of the Promissory Note. Interest for 2018 was prepaid coincident with the execution of the Third Amendment. Pursuant to the Fourth Amendment, a delayed payment fee of 5.5% of the principal balance as of June 30, 2019, including accrued interest, was added to the principal balance of the Promissory Note. The due date of the Promissory Note was extended to December 31, 2019, pursuant to the Fifth Amendment. A Sixth Amendment was executed on December 19, 2019 (the “Sixth Amendment”), which extended the Promissory Note due date to June 30, 2020.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

On each of December 31, 2019 and 2018, coincident with the execution of the Sixth Amendment and Fourth Amendment, delayed payment fees of 2% of the principal balance at each date, or $0.1 million and $0.1 million, respectively, were added to the principal balance of the Promissory Note.

Interest expense

The following table summarizes the components of recorded interest expense (in thousands):

	Year Ended December 31,
	2019	2018
Second Lien Convertible Notes	$28,537	$24,923
1.5 Lien Notes	18,763	14,012
First Lien Agreement	10,022	9,589
1.25 Lien Notes	5,241	—
Amortization of debt issuance costs	2,047	1,802
Promissory Note	785	567
Capitalized interest	(551)	—
Total interest expense	$64,844	$50,893

We capitalize interest to Property and equipment, net on the consolidated balance sheets for construction projects in accordance with ASC Topic 835, Interest.

10.   Asset Retirement Obligation

The following table summarizes changes in the Company’s ARO (in thousands):

	December 31,
	2019	2018
Balance, beginning of year	$5,832	$21,548
Accretion expense	422	1,271
Changes in estimates	(1,880)	(16,987)
Balance, end of year	$4,374	$5,832

Changes in estimates during the year ended December 31, 2019 were driven by increased equipment and diesel costs but were more than offset by an increase in our credit-adjusted risk free rate, which is used to discount the future reclamation costs. Changes in estimate during 2018 were primarily a result of the Company extending the life-of-mine estimate to 30 years. Due to the extended life of mine, reclamation expenditures are delayed by approximately 25 years from the prior estimated schedule. As of December 31, 2019, the Company estimated that no significant reclamation expenditures will be made until 2047 and that reclamation work will be completed by the end of 2065.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

11.    Stockholders’ Equity

Common stock

In connection with the Company’s emergence from bankruptcy and as detailed in the plan of reorganization, the Company’s then-existing unsecured notes and general unsecured claims were canceled and holders of such claims received equity in the reorganized Company or received cash in amounts negotiated by the major creditor groups. The Company was required to issue 3.0 million new common shares to its creditors, but has not listed the new common shares for public trading and is not a reporting company with the United States Securities and Exchange Commission. Previous equity stockholders of the Company received warrants with a seven-year term that represent 17.5% of the outstanding new common shares.

As of December 31, 2019, all bankruptcy claims had been settled and all 3.0 million shares had been issued. For additional information see Note 16 — Fair Value Measurements. As of December 31, 2019, the Company had 400.0 million shares of common stock authorized at $.001 par value per share.

Preferred stock

In addition to common stock, the authorized share capital of the Company includes 10,000,000 shares of undesignated preferred stock with a par value of $0.001 per share, none of which has been issued.

Treasury stock

During the year ended December 31, 2019, the Company repurchased 37,428 shares of its common stock outstanding for a total purchase price of $1 (one dollar). During the year ended December 31, 2018, the Company repurchased 95,082 shares of its common stock outstanding for a total purchase price of $1 (one dollar).

Dividend policy

The Company has never paid dividends and currently has no intention to do so. The Company’s Convertible Notes, 1.5 Lien Notes, 1.25 Lien Notes and First Lien Agreement contain provisions that restrict its ability to pay dividends. For additional information see Note 9 — Debt.

Warrant issuance at effective date:

As discussed above, the previous equity stockholders of the Company were issued 12.7 million warrants with a seven-year term that represent 17.5% of the outstanding new common shares on the Effective Date. At issuance, each warrant was convertible into one share of the Company’s common stock. As the number of shares of common stock issuable upon conversion of the Convertible Notes increases, the conversion ratio of the warrants increases such that the warrants continue to represent 17.5% of the shares of common stock outstanding, assuming that all Convertible Notes have been converted to common shares. As of December 31, 2019, each warrant was convertible into 2.13 shares of common stock for a total of 27.2 million shares. The exercise price per share was $5.20 as of December 31, 2019. The warrants were accounted for as a derivative instrument and included as of December 31, 2019 and 2018 in Other liabilities, non-current on the consolidated balance sheets at fair value.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

12.    Gold and Silver Sales

The table below is a summary of the Company’s gold and silver sales (in thousands, except ounces sold):

	Year Ended December 31,
	2019		2018
	Amount	Ounces Sold	Amount	Ounces Sold
Gold sales	$12,803	8,593	$178	145
Silver sales	906	52,036	2	124
Total gold and silver sales	$13,709		$180

For the year ended December 31, 2019, gold and silver sales of $13.7 million were reported as Revenue as the Hycroft Mine was operating. Nearly all gold and silver sales during 2019 were to the same customer. However, the Company is not obligated to sell all of its gold and silver to one customer. As discussed in Note 2 — Summary of Significant Accounting Policies, as of January 1, 2017 the Hycroft Mine went into a care and maintenance mode. While in care and maintenance, gold and silver sales are considered a byproduct of maintaining the Hycroft Mine and reported as a reduction to Care and maintenance, net on the consolidated statements of operations. Gold and silver sales of $0.2 million for the year ended December 31,

2018, were included as a reduction to Care and maintenance, net on the consolidated statements of operations.

13.    Stock-Based Compensation

The Company has a stock-based compensation plan, the Performance and Incentive Pay Plan (the “PIPP”), to attract, retain and motivate employees while directly linking incentives to increases in stockholder value. Terms and conditions (including performance-based vesting criteria) of awards granted under the PIPP are established by the Board of Directors or the Compensation Committee of the Board of Directors, who administer the plan.

On February 20, 2019, the Board of Directors of the Company approved the PIPP, which makes available up to 4,277,000 shares of common stock for award. The awards may be granted in a variety of forms, including restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards, and other stock-based awards. As of December 31, 2019, all awards granted under the PIPP were in the form of restricted stock units.

Restricted stock units granted under the PIPP without performance-based vesting criteria typically vest in equal annual installments over two or three years. Awards granted with performance-based vesting criteria typically vest in annual installments over two or three years subject to achievement of certain financial and operating results of the Company.

For the restricted stock units granted in 2019, a price per share was not determined as of the grant date. The number of shares of common stock of the Company to be issued upon vesting will be calculated on the vesting date based on the grant date value. The first tranche of restricted stock units will vest upon the closing of the MUDS transaction, which the Company expects to close in the first half of 2020. Restricted stock units set to vest during 2020 are convertible into shares of MUDS common stock as of December 31, 2020, if the MUDS transaction closes. The remainder of the restricted stock unites vest through March 2022. The restricted stock units are included in Other liabilities, current on the consolidated balance sheets.

The fair value of restricted stock units is recognized as expense over the vesting period. During the year ended December 31, 2019, the Company recognized $1.2 million in stock-based compensation cost related to the issuance of the restricted stock units of which $0.1 million was capitalized to ore on leach pads.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

14.	Income Taxes

The Company’s loss before income taxes was attributable solely to domestic operations in the United States. The components of the Company’s income tax expense (benefit) were as follows (in thousands):

	Year Ended December 31,
	2019	2018
Current:
Federal	$—	$145
Deferred:
Federal	(24,609)	(18,842)
Change in valuation allowance	24,609	18,842
Income tax benefit	$—	$145

The following table provides a reconciliation of income taxes computed at the United States federal statutory tax rate of 21% in 2019 and 2018 to the income tax provision (in thousands):

	Year Ended December 31,
	2019	2018
Loss before income taxes	$(98,895)	$(55,658)
United States statutory income tax rate	21%	21%
Income tax (benefit) at United States statutory income tax rate	$(20,768)	$(11,688)
Change in valuation allowance	24,609	18,842
Return to provision adjustment	(2,624)	(7,029)
Tax rate changes	(1,028)	—
State tax benefit	(195)	—
Other	6	20
Income tax benefit	$—	$145

For the year ended December 31, 2019, the effective tax rate was driven by an increase in the valuation allowance of $24.6 million that was partially offset by adjustments related to the apportionment of taxable loss to the state of Colorado. The apportionment of taxable loss caused return to provision adjustments of$2.6 million, rate change adjustments of $1.0 million and state tax benefits of $0.2 million.

For the year ended December 31, 2018, the effective tax rate was driven by return to provision adjustments of $7.0 million. The largest adjustment was related to the deferred tax asset for reorganization costs, which was not previously recorded. Additionally, the income tax receivable that was recorded during the year ended December 31, 2017 was eliminated during 2018 as a result of attribute reduction, which caused an income tax expense of $0.1 million for the year ended December 31, 2018.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

The components of the Company’s deferred tax assets are as follows (in thousands):

	December 31,
	2019	2018
Net operating loss	$146,382	$126,143
Plant, equipment, and mine development	60,840	65,760
Interest expense carryforward	24,369	10,590
Inventories	12,289	17,163
Reorganization costs	7,701	7,437
Assets held-for-sale	3,149	3,106
Asset retirement obligation	927	1,225
Other liabilities	609	490
Stock-based compensation	257	—
Credits and other	(6)	(6)
Valuation allowance	(256,517)	(231,908)
Total net deferred tax assets	$—	$—

Based on the weight of evidence available as of both December 31, 2019, and 2018, which included recent operating results, future projections, and historical inability to generate operating cash flow, the Company concluded that it was more likely than not that the benefit of its net deferred tax assets would not be realized and, as such, recorded a full valuation allowance of $256.5 million and $231.9 million, respectively, against its net deferred tax assets.

The Company had net operating loss carryovers as of December 31, 2019 of $683.7 million for federal income tax and financial statement purposes. The Company also had net operating loss carryovers as of December 31, 2019 of $76.3 million for state income tax and financial statement purposes. Historical differences between the federal income tax purposes and financial statement purposes amounts were eliminated through fresh start accounting. Substantially all of the Company’s net operating loss carryovers expire in years 2036 through 2039. Additional analysis of the Internal Revenue Code (“IRC”) section 382 limitations will be done upon the release of the valuation allowance and could result in a change to the value of the net operating losses.

The Company believes that the benefits of uncertain tax positions recorded in the calculation of the current year income tax benefit and on prior year tax returns did not exceed benefits calculated using the more likely than not threshold. As a result, the Company has not recorded any income tax reserves or related interest or penalties for the year ended December 31, 2019. With limited exception, the Company is no longer subject to U.S. federal income tax audits by taxing authorities for tax years 2015 and prior; however, net operating loss and credit carryforwards from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

15.	Earnings (Loss) Per Share

The table below shows our basic and diluted earnings (loss) per share calculations (in thousands, except share and per share amounts):

	Year Ended December 31,
	2019	2018
Net loss	$(98,895)	$(55,803)
Weighted average shares outstanding
Basic	2,739,505	2,645,194
Diluted	2,739,505	2,645,194
Basic earnings per common share	$(36.10)	$(21.10)
Diluted earnings per common share	$(36.10)	$(21.10)

There was no dilutive effect of common stock equivalents for the twelve months ended December 31,2019 or 2018 because the effect of their inclusion would have been anti-dilutive.

There was no dilutive effect of common stock equivalents for the years ended December 31, 2019 and 2018 because the effect of their inclusion would have been anti-dilutive. Using the treasury stock method, the weighted-average common stock equivalents excluded from diluted EPS were 152.2 million shares and 131.5 million shares for the years ended December 31, 2019 and 2018, respectively. The restricted stock units are not included in the common stock equivalents because the number of shares used to settle them in not known.

16.	Fair Value Measurements

Recurring fair value measurements

The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured at fair value on a recurring basis (in thousands).

	Hierarchy	December 31,
	Level	2019	2018
Liabilities
Accrued compensation for phantom shares	3	$1,590	$884
Derivative instruments:
Warrant liability – Note 11	2	$18	$18

Accrued compensation

During each of the years ended December 31, 2019 and 2018, non-executive members of the Company’s board of directors were granted a total of 315,000 phantom shares of stock, which vested upon grant, pursuant to a Non-Employee Director Phantom Stock Plan. Under the grant agreements, the phantom shares entitle the participant to a cash payment equal to the greater of the (1) grant date fair value and (2) the fair market value of one share of common stock of the Company at the date of payment. The cash payments are to be made to a participant upon the first of the following to occur: (i) retirement from the Board; (ii) resignation from the Board; (iii) failure to stand for re-election as a non-employee director of the Board; (iv) removal from the board for reasons other than cause; (v) death of the participant; or (vi) a change of control.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

During 2017, the grant agreements with one of the non-executive members of the board of directors were amended to provide for the participant to receive one share of common stock of the Company for each phantom share at the date of payment instead of a cash payment. The non-executive member of the board of directors received 90,000 shares of the common stock of the Company upon resigning in January 2018.

During 2019 and 2018, the Company performed fair value analyses of the phantom shares. A valuation of the Company based on negotiated financing arrangements with several unrelated parties was used to determine the value at both December 31, 2019 and December 31, 2018. The phantom shares issued during 2018 and 2019 were recorded at the grant date fair value and, pursuant to the grant agreements, cannot be written-down below the grant date fair value. During 2019, the fair market value of the 2015 and 2016 phantom shares issuances were increased by $0.2 million, which was recorded to General and administrative on the consolidated statements of operations. During 2018, the fair market value of the 2015 and 2016 phantom shares issuances were decreased by $0.4 million, which was recorded to General and administrative on the consolidated statements of operations.

The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. The liability will be marked-to-market on a recurring basis using a quoted price if the Company’s common stock is actively traded on a national securities market exchange or in the over the counter market. Since the common stock is not quoted, a reasonable valuation method in accordance with treasury regulations was used.

Derivative instruments

The fair values (as prescribed by GAAP) of the warrants, the Company’s only derivative instrument, were computed by independent third-party consultants (and validated by the Company) using models that require a variety of inputs, including contractual terms, market prices, exercise prices, and correlations of such inputs. In general, model inputs that are significant to the fair value measurements of the Company’s derivative instruments trade in active markets or are observable in markets that are not active, and, as such, derivative instruments are classified within Level 2 of the fair value hierarchy.

The fair value of the Company’s warrant liability as of December 31, 2019 and 2018, for the warrants issued at the Effective Date, was determined using a Monte Carlo simulation-based valuation model. The warrants have a seven-year term and an initial exercise price of $8.40 per share. The assumptions used include a risk-free interest rate of 1.74%, an expected volatility of 70%, and a dividend rate of 0%.

Items disclosed at fair value

The carrying amount and fair value of the debt as of December 31, 2019 and 2018 are disclosed in the following table (in thousands):

	December 31, 2019		December 31, 2018
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Total current and non-current debt	$553,965	$471,890	$427,587	$350,000

As of December 31, 2019 and 2018, the fair value of the Company’s debt was determined using level 3 inputs and the phantom shares were marked to market based on level 3 inputs. There were no changes to the Company’s valuation techniques, and no transfers in or out of Levels 1, 2, or 3.

During 2018, the Company considered various financing alternatives to finance the restart of the Hycroft Mine. In considering the financing alternatives the Company determined that as of December 31,2018 the fair value of the debt no longer approximated the carrying value. The Company determined the fair value of the debt at December 31, 2019 and 2018 using potential financing options that have been presented to the Company, which are considered level 3 inputs.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

17.	Supplemental Cash Flow Information

The following table provides supplemental cash flow information (in thousands):

	Year Ended December 31,
	2019	2018
Cash paid for interest	$10,239	$9,409
Significant non-cash financing and investing activities:
Increase in Second Lien convertible notes from in-kind interest	$28,537	$24,869
Increase in 1.5 Lien Notes from in-kind interest	$18,780	$14,023
Increase in 1.25 Lien Notes from in-kind interest	$5,212	$—
Increase in the Promissory Note from in-kind interest	$785	$117
Accrual of deferred future financing costs	$1,029	$1,025
Plant and equipment additions	$2,458	$—

18.	Employee Benefit Plans

401(k) Plan

The Hycroft Mining Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is available to all employees of the Company upon their date of hire and is sponsored by the Company. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(k) of the IRC. Administrative fees of the 401(k) Plan are paid by the Company.

Participants in the 401(k) Plan exercise control and direct the investment of their contributions and account balances among various investment alternatives. The Company matches a percentage of employee deferrals to the 401(k) Plan up to certain limits. For the year ended December 31, 2019 and 2018, the Company’s matching contributions totaled $0.5 million and $0.2 million, respectively.

19.	Commitments and Contingencies

From time to time, the Company is involved in various legal actions related to its business, some of which are class actions lawsuits. Management does not believe, based on currently available information,that contingencies related to any pending or threatened legal matter will have a material adverse effect on the Company’s Consolidated Financial Statements, although a contingency could be material to the Company’s results of operations or cash flows for a particular period depending on the results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources, and other factors.

Financial commitments not recorded in the Consolidated Financial Statements

Net profit royalty

A portion of the Hycroft Mine is subject to a mining lease that requires a 4% net profit royalty be paid to the owner of certain patented and unpatented mining claims. The mining lease also requires an annual advance payment of $120,000 every year mining occurs on the leased claims. All advance annual payments are credited against the future payments due under the 4% net profit royalty. The total payments due under the mining lease are capped at $7.6 million, of which the Company has paid $2.5 million through December 31,2019.

Transaction bonus plan

The Company has entered into a bonus plan whereby, upon the consummation of a sale transaction or certain other transformative transactions as defined in the plan, the Company will be obligated to pay certain senior level employees a total of $5.8 million to $7.3 million, depending on the value of the transaction.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

20.	Related Party Transactions

As disclosed in Note 9 — Debt, the Company has issued numerous tranches of debt since emerging from bankruptcy primarily to five financial institutions. These financial institutions, Aristeia Capital LLC (“Aristeia”), Highbridge Capital Management, LLC (“Highbridge”), Mudrick Capital Management, L.P (“Mudrick”) Whitebox Advisors, LLC (“Whitebox”) and Wolverine Asset Management, LLC (“Wolverine”), each hold beneficial ownership (assuming conversion of the Convertible Notes) of 5% or more of the Company’s common stock. Additionally, Highbridge, Mudrick and Whitebox, as long as they remain holders of 10% or more of the Company’s common stock, have the right to nominate and designate one director pursuant to the Company’s stockholder agreement. As a result of their owning 5% or more of the Company’s common stock, Aristeia, Highbridge, Mudrick, Whitebox, and Wolverine are each considered a related party (the “Related Parties”) in accordance with ASC 850, Related Party Disclosures.

The following table provides the recorded interest expense by Related Party (in thousands):

	Year Ended December 31,
	2019	2018
Aristeia	$5,993	$4,394
Highbridge	9,325	6,934
Mudrick	23,743	17,766
Whitebox	15,607	11,444
Wolverine	2,906	2,130
Total related party interest expense	$57,574	$42,668

The following table provides debt balances by Related Party (in thousands):

	December 31,
	2019	2018
Aristeia	$50,905	$35,939
Highbridge	80,930	58,709
Mudrick	208,078	152,757
Whitebox	132,559	93,583
Wolverine	24,683	23,998
Total related party debt	$497,155	$364,986

21. Subsequent Events

Issuance of Additional 1.25 Lien Notes

On January 17, 2020 and February 7, 2020 additional 1.25 Lien Notes of $5.0 million and $10.0 million, respectively, were issued. The 1.25 Lien Notes issued in January and February have the same terms and security priority as the original issuance of 1.25 Lien Notes in February 2019.

Extension of First Lien Agreement

On January 31, 2020, the First Lien Agreement maturity was extended to May 31, 2020, as stated in Note 9 — Debt.

Purchase Agreement Signed

On January 13, 2020, — Mudrick Capital Acquisition Corporation (“MUDS”), a publicly traded blank check company, and Hycroft entered into a definitive purchase agreement (the “Purchase Agreement”), under which Hycroft will sell substantially all of its assets to MUDS, and MUDS will discharge and pay or assume certain of Hycroft’s liabilities. Following the closing of the transaction, Hycroft will be listed on the Nasdaq Stock Exchange under the ticker symbol “HYMC”.

HYCROFT MINING CORPORATION

Notes to Consolidated Financial Statements

Pursuant to the terms of the transaction MUDS will have at least $50.0 million of unrestricted and available cash on hand at closing. Cash sources for the transaction include (a) a $110.0 million multi- tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Resource Lending Corp. and (c) consummation of the $25 million forward purchase of MUDS units and shares by Mudrick Capital Acquisition Holdings LLC, (d) a $65 million backstop agreement to purchase MUDS shares by certain existing stockholders of Hycroft and (e) the net cash remaining in MUDS’ trust account following any stockholder redemptions.

MUDS post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus newly issued subordinated notes not to exceed $80.0 million. All other indebtedness of Hycroft will be retired, exchanged for MUDS shares, converted into Hycroft shares or assumed by MUDS in the transaction.

The transaction will be funded through a combination of stock consideration payable to Hycroft (which Hycroft will promptly distribute to is stockholders), cash and stock to repay certain Hycroft indebtedness and the assumption of certain Hycroft obligations. The boards of directors of MUDS and Hycroft have approved the transaction and recommend that their respective stockholders approve the transaction. Stockholders of Hycroft holding a majority of the outstanding stock of Hycroft have agreed to support approval of the transaction at any meeting of Hycroft stockholders, subject to customary exceptions.

Completion of the proposed transaction, which is expected in the first half of 2020, is subject to customary and other closing conditions, including regulatory approvals and receipt of approvals from MUDS and Hycroft stockholders.

On February 7, 2020, the Company became aware that a purported class action complaint was filed by Travus Pope, a purported holder of Company warrants, in the Court of Chancery of the State of Delaware against the Company and Mudrick Capital Acquisition Corporation (“MUDS”). As filed, the complaint seeks a declaratory judgment that the transactions contemplated under the Purchase Agreement constitute a “Fundamental Change” under the terms of that certain Warrant Agreement dated as of October 22, 2015 and thereby require that the warrants issued thereunder be assumed by MUDS as part of the transactions, in addition to asserting claims for (i) breach or anticipatory breach of contract against the Company, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against the Company, and (iii) tortious interference with contractual relations against MUDS. The complaint seeks unspecified money damages and also seeks an injunction enjoining the Company and MUDS from consummating the transactions.

Other

The Company has evaluated all subsequent events through February, 21, 2020, which is the date these Consolidated Financial Statements were available to be issued. There were no additional material subsequent events that required recognition or additional disclosure in these Consolidated Financial Statements.

HYCROFT MINING CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets:
Cash	$6,566	$6,220
Restricted cash - Note 5	2,929	3,270
Accounts receivable	851	97
Inventories - Note 3	4,989	4,453
Ore on leach pads - Note 3	26,122	22,062
Prepaids and other - Note 4	4,131	2,648
Current assets	45,588	38,750
Restricted cash - Note 5	39,595	39,477
Plant, equipment and mine development, net - Note 6	51,573	51,207
Other assets, non-current - Note 4	7,551	5,203
Total assets	$144,307	$134,637

Liabilities:
Accounts payable	$13,086	$10,746
Interest payable	371	846
Other liabilities, current - Note 7	4,858	3,939
Debt, current - net - Notes 8 and 18	595,376	553,965
Current liabilities	613,691	569,496
Other liabilities, non-current - Note 7	18	18
Asset retirement obligation, non-current - Note 9	4,467	4,374
Total liabilities	618,176	573,888
Commitments and contingencies - Note 17
Stockholders' (Deficit) Equity: - Note 10
Common stock, $0.001 par value; 400,000,000 shares authorized for both periods;
3,095,650 and 3,095,650 issued; and 2,897,568 and 2,897,568 outstanding at
March 31, 2020 and December 31, 2019, respectively	3	3
Additional paid-in capital	5,184	5,184
Accumulated deficit	(479,056)	(444,438)
Total stockholders' (deficit) equity	(473,869)	(439,251)
Total liabilities and stockholders' (deficit) equity	$144,307	$134,637

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, unaudited)

	Three months ended March 31,
	2020	2019
Revenues - Note 11	$11,124	$-
Cost of sales:
Production costs	15,569	-
Depreciation and amortization	1,334	-
Write-down of production inventories - Note 3	6,965	-
Total cost of sales	23,868	-
Operating expenses:
Care and maintenance	-	3,770
Project and development	-	2,216
Pre-production depreciation and amortization	-	827
Accretion - Note 9	93	106
General and administrative	2,006	1,947
Loss from operations	(14,843)	(8,866)
Other income (expense):
Interest expense, net of capitalized interest of $44 and $145, respectively - Note 8	(19,887)	(14,398)
Interest income	112	116
Loss before reorganization items, net and income taxes	(34,618)	(23,148)
Reorganization items, net	-	(292)
Loss before income taxes	(34,618)	(23,440)
Income tax - Note 13	-	-
Net loss	$(34,618)	$(23,440)

Loss per share:
Basic - Note 14	$(11.95)	$(8.77)
Diluted - Note 14	$(11.95)	$(8.77)
Weighted average shares outstanding:
Basic - Note 14	2,897,568	2,672,502
Diluted - Note 14	2,897,568	2,672,502

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, unaudited)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(34,618)	$(23,440)
Adjustments to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	1,334	827
Accretion	93	106
Stock-based compensation - Note 12	365	161
Phantom share compensation	263	525
Non-cash portion of interest expense	17,020	11,884
Write-down of production inventories	6,965	-
Changes in operating assets and liabilities:
Accounts receivable	(754)	-
Materials and supplies inventories	(332)	(209)
Production-related inventories	(10,393)	-
Prepaids and other	(1,484)	12
Other assets, non-current	(120)	-
Accounts payable	2,409	1,594
Interest payable	(447)	(434)
Other liabilities	254	(99)
Net cash used in operating activities	(19,445)	(9,073)
Cash flows used in investing activities:
Additions to plant and equipment	(2,090)	(4,498)
Net cash used in investing activities	(2,090)	(4,498)
Cash flows from financing activities:
Proceeds from debt issuances, net	24,900	17,957
Refinancing of First Lien	(632)	(702)
Refinancing issuance costs	(2,610)	(101)
Net cash provided by financing activities	21,658	17,154
Net increase in cash	123	3,583
Cash, beginning of period	48,967	52,861
Cash, end of period	$49,090	$56,444

Reconciliation of cash, cash equivalents and restricted cash:
Cash	$6,566	$15,025
Restricted cash - current	2,929	2,611
Restricted cash - non-current	39,595	38,808
Total cash, cash equivalents and restricted cash	$49,090	$56,444

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

(U.S. dollars in thousands, except share amounts, unaudited)

							Total
					Additional		Stockholders’
	Common Stock		Treasury Stock		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2019	2,758,689	$3	160,654	$-	$5,184	$(345,543)	$(340,356)
Net loss	-	-	-	-	-	(23,440)	(23,440)
Shares issued (1)	90,560	-	-	-	-	-	-
Balance at March 31, 2019	2,849,249	$3	160,654	$-	$5,184	$(368,983)	$(363,796)

							Total
					Additional		Stockholders'
	Common Stock		Treasury Stock		Paid-in	Accumulated	(Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2020	3,095,650	$3	198,082	$-	$5,184	$(444,438)	$(439,251)
Net loss	-	-	-	-	-	(34,618)	(34,618)
Balance at March 31, 2020	3,095,650	$3	198,082	$-	$5,184	$(479,056)	$(473,869)

(1)	Shares issued during the three months ended March 31, 2019 were related to settling the remaining bankruptcy claims.

The accompanying notes are an integral part of these statements.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

1. Company Overview

Hycroft Mining Corporation (formerly known as Allied Nevada Gold Corp.) and its subsidiaries (collectively, “Hycroft”, the “Company”, “we”, “us”, “our”, etc.) is a U.S.-based gold producer that is focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible, and cost-effective manner. Gold and silver sales represent 100% of the Company’s operating revenues and, when operating, the market prices of gold and silver significantly impact the Company’s financial position, operating results, and cash flows. The Hycroft Mine is located in the state of Nevada and the corporate office is located in Denver, Colorado.

On January 13, 2020, – Mudrick Capital Acquisition Corporation (“MUDS”), a publicly traded blank check company, and Hycroft entered into a definitive purchase agreement under which Hycroft will sell substantially all of its assets to MUDS, and MUDS will discharge and pay or assume certain of Hycroft’s liabilities (the “MUDS transaction”) and amended on February 26, 2020 (as amended, the “Purchase Agreement”). Following the closing of the MUDS transaction, MUDS will be renamed as Hycroft Mining Holding Corporation and its shares of common stock will be listed on the Nasdaq Stock Market under the ticker symbol “HYMC”.

Pursuant to the terms of the MUDS transaction, MUDS will have at least $50.0 million of unrestricted and available cash on hand at closing. Cash sources for the MUDS transaction include (a) a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Resource Lending Corp., (c) consummation of the $25 million forward purchase of MUDS units and shares by Mudrick Capital Acquisition Holdings LLC, (d) a $65 million backstop agreement to purchase MUDS shares by certain existing stockholders of Hycroft, (e) $20 million of incremental private investment, and (f) the net cash remaining in MUDS’ trust account following any stockholder redemptions.

MUDS post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the assumption of $80.0 million in aggregate principal amount of newly issued subordinated notes. All other indebtedness of Hycroft will be retired, exchanged for MUDS shares, converted into Hycroft shares.

The MUDS transaction will be funded through a combination of stock consideration payable to Hycroft (which Hycroft will promptly distribute to is stockholders), cash and stock to repay certain Hycroft indebtedness and the assumption of certain Hycroft obligations. The MUDS transaction is designed to support the Company’s expansion of mining operations to an economic level and to refinance its existing debt obligations. The boards of directors of MUDS and Hycroft have approved the transaction and recommended that their respective stockholders approve the transaction. Stockholders of Hycroft holding a majority of the outstanding stock of Hycroft have agreed to support approval of the transaction at any meeting of Hycroft stockholders, subject to customary exceptions.

The MUDS transaction was completed on May 29, 2020 upon receiving regulatory approvals and approvals from MUDS and Hycroft stockholders. With the closing of the MUDS transaction, the Company has in excess of $50.0 million of unrestricted cash. Additionally, all existing debt of the Company was retired, exchanged for $80.0 million of new notes which mature on December 1, 2025 and were assumed by MUDS, exchanged for MUDS shares or converted into shares of the Company. For more information on the consummation of the MUDS transaction, see Note 19 – Subsequent Events. Assuming the Company is able to ramp up operations and produce and sell the forecasted volumes, the Company believes it has adequate liquidity to meet its obligations for the next twelve months.

Operational Restart

During the 2019 second quarter, the Company restarted open pit mining at the Hycroft Mine, and, during the 2019 third quarter, produced and sold gold and silver. As part of the 2019 restart of mining operations, existing equipment was re-commissioned, including haul trucks, shovels and a loader, upgrades were made to the crushing system and new leach pad space was added to the existing leach pads. The 2019 restart of mining operations through March 31, 2020 was funded by the issuance of $97.0 million of Senior Secured Notes due June 30, 2020 (the “1.25 Lien Notes”), discussed below.

During August 2019, M3 Engineering and Technology Corp. in association with SRK Consulting US and the Company completed a feasibility study (the “2019 Hycroft Technical Report”). The 2019 Hycroft Technical Report projects the economic viability and potential future cash flows for the Hycroft Mine when mining operations expand.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited Consolidated Financial Statements of the Company have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. In the opinion of management, all adjustments and disclosures necessary to fairly present the interim financial information set forth herein have been included.

References to “$” refers to United States currency.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Use of estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these Consolidated Financial Statements and accompanying notes. The more significant areas requiring the use of management estimates and assumptions relate to recoverable gold and silver on the leach pads and in-process inventories; the useful lives of long-lived assets; probabilities of future expansion projects; environmental reclamation and closure costs; deferred taxes and related valuation allowances; and estimates of fair value for asset impairments and financial instruments. The Company bases its estimates on historical experience and various assumptions that are believed to be reasonable at the time the estimate is made. Actual results may differ from amounts estimated in these Consolidated Financial Statements, and such differences could be material.

Principles of consolidation

The Consolidated Financial Statements include the accounts of Hycroft Mining Corporation and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash

Cash and cash equivalents have historically consisted of cash balances and highly liquid investments with an original maturity of three months or less. The Company has not experienced any losses on cash balances and believes that no significant risk of loss exists with respect to its cash. As of March 31, 2020 and December 31, 2019, the Company held no cash equivalents. Restricted cash is excluded from cash and is listed separately on the consolidated balance sheets. See Note 5 – Restricted Cash for additional information.

Ore on leach pads and inventories

The Company’s production-related inventories include: ore on leach pads; in-process inventories; and doré finished goods. Production-related inventories are carried at the lower of average cost or net realizable value. Cost includes mining (ore and waste); processing; refining costs incurred during production stages, and mine site overhead and depreciation and amortization relating to mining and processing operations. Net realizable value represents the estimated future sales price of production-related inventory quantities computed using the London Bullion Market Association’s (“LBMA”) quoted period-end metal prices, less any further estimated processing, refining, and selling costs.

The recovery of gold and silver at the Hycroft Mine is accomplished through a heap leaching process, the nature of which limits the Company’s ability to precisely determine the recoverable gold ounces in ore on leach pads. The Company estimates the quantity of recoverable gold ounces in ore on leach pads using surveyed volumes of material, ore grades determined through sampling and assaying of blastholes, crushed ore sampling, solution sampling, and estimated recovery percentages based on ore type and domain. The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). Changes in recovery rate estimates from metallurgical balancing that do not result in write-downs are accounted for on a prospective basis. If a write-down is required, production-related inventories would be adjusted to net realizable value and recorded as a component of Cost of sales in the consolidated statements of operations. See Note 3 – Inventories for additional information.

Ore on leach pads

Ore on leach pads represents ore that is being treated with a chemical solution to dissolve the contained gold. Costs are added to ore on leach pads based on current mining costs, including applicable depreciation and amortization relating to mining operations. As gold-bearing materials are further processed, costs are transferred from ore on leach pads at an average cost per estimated recoverable ounce of gold to in-process inventories.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

In-process inventories

In-process inventories represent gold-bearing concentrated materials that are in the process of being converted to a saleable product using a Merrill-Crowe or carbon in column processing method. As gold ounces are recovered using the Merrill-Crowe process, costs are transferred from in-process inventories at an average cost per ounce of gold to doré finished goods inventory. In-process inventories are valued at the average cost of the material fed into the process, plus the in-process conversion costs, including applicable depreciation and amortization relating to the process facilities incurred to that point in the process.

Precious metals inventory

Precious metals inventory consists of doré containing both gold and silver. While operations are actively producing gold and silver, and as the Company sells its in-process inventories, costs are recognized in Production costs in the consolidated statements of operations at an average cost per gold ounce sold.

Materials and supplies

Materials and supplies are valued at the lower of average cost or net realizable value. Cost includes applicable taxes and freight.

Fair value measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements, defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Certain financial instruments, including cash, prepaids and other, accounts payable, and other liabilities are carried at cost, which approximates their fair value due to the short-term nature of these instruments.

Plant, equipment, and mine development

Expenditures for new facilities and equipment, and expenditures that extend the useful lives or increase the capacity of existing facilities or equipment are capitalized and recorded at cost. Such costs are depreciated using either the straight-line method over the estimated productive lives of such assets or using the units-of-production method (when actively operating) at rates sufficient to depreciate such costs over the estimated proven and probable reserves as gold ounces are recovered. See Note 6 – Plant, Equipment, and Mine Development, Net for additional information.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Mine development

Mine development costs include the cost of engineering and metallurgical studies, drilling and assaying costs to delineate an ore body, environmental costs and the building of infrastructure. Additionally, interest is capitalized to mine development until such assets are ready for their intended use. Any of the above costs incurred before mineralization is classified as proven and probable reserves are expensed. During the second half of 2019, the Company established proven and probable mineral reserves.

Drilling, engineering, metallurgical, and other related costs are capitalized for an ore body where proven and probable reserves exist and the activities are directed at obtaining additional information on the ore body, converting non-reserve mineralization to proven and probable mineral reserves, infrastructure planning, or supporting the environmental impact statement. All other drilling costs are expensed as incurred. Drilling costs incurred during the production phase for operational ore control are allocated to inventory costs to be included as a component of Total cost of sales on the consolidated statements of operations.

Mine development costs are amortized using the units-of-production method based upon estimated recoverable ounces in proven and probable mineral reserves. To the extent such capitalized costs benefit an entire ore body, they are amortized over the estimated life of that ore body. Capitalized costs that benefit specific ore blocks or areas are amortized over the estimated life of that specific ore block or area. Recoverable ounces are determined by the Company based upon its proven and probable mineral reserves and estimated metal recoveries associated with those mineral reserves.

Impairment of long-lived assets

The Company’s long-lived assets consist of plant, equipment and mine development. The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Events that may trigger a test for recoverability include, but are not limited to, significant adverse changes to projected revenues, costs, or future expansion plans or changes to federal and state regulations (with which the Company must comply) that may adversely impact the Company’s current or future operations. An impairment is determined to exist if the total projected future cash flows on an undiscounted basis are less than the carrying amount of a long-lived asset group. An impairment loss is measured and recorded based on the excess carrying value of the impaired long-lived asset group over fair value.

To determine fair value, the Company uses a discounted cash flow model based on quantities of estimated recoverable minerals and incorporates projections and probabilities involving metal prices (considering current and historical prices, price trends, and related factors), production levels, operating and production costs, and the timing and capital costs of expansion and sustaining projects, all of which are based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold and silver that will be sold after taking into account losses during ore processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions, which are consistent or reasonable in relation to internal budgets and projections, and actual future cash flows may be significantly different than the estimates, as actual future quantities of recoverable gold and silver, metal prices, operating and production costs, and the timing and capital costs of expansion and sustaining projects are each subject to significant risks and uncertainties. See Note 6 – Plant, Equipment, and Mine Development, Net for additional information.

Mineral properties

Mineral properties are tangible assets recorded at cost and include royalty interests, asset retirement costs, and land and mineral rights to explore and extract minerals from properties. Once a property is in the production phase, mineral property costs are amortized using the units-of-production method based upon the estimated recoverable gold ounces in proven and probable reserves at such properties. Costs to maintain mineral properties are expensed in the period they are incurred. As of March 31, 2020 and December 31, 2019, there was no value assigned to mineral properties as the value had been written-down to $0 in previous periods.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Asset retirement obligation

The Company’s mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. The Company’s asset retirement obligation (“ARO”), consisting of estimated future mine reclamation and closure costs, may increase or decrease significantly in the future as a result of changes in regulations, mine plans, estimates, or other factors. The Company’s ARO relates to its operating property, the Hycroft Mine, and was recognized as a liability at fair value in the period incurred. An ARO, which is initially estimated based on discounted cash flow estimates, is accreted to full value over time through charges to Accretion expense in the consolidated statements of operations. Resultant ARO cost assets (recorded in Mineral properties, net on the consolidated balance sheets) are depreciated on a straight-line method over the related long-lived asset’s useful life. The Company’s ARO is adjusted annually, or more frequently if necessary, to reflect changes in the estimated present value resulting from revisions to the timing or amount of reclamation and closure costs.

Derivative instruments

The fair value of the Company’s derivative instruments is reflected as liabilities on the consolidated balance sheets. The Company does not hold derivative instruments for trading purposes.

Derivative Instruments Not Designated as Hedges

Previous equity stockholders of the Company received warrants with a seven-year term that represent 17.5% of the outstanding new common shares. These warrants were accounted for as a derivative instrument and included in Other liabilities, non-current on the consolidated balance sheets at fair value with periodic changes in fair value included in Other, net in the consolidated statements of operations. During the three months ended March 31, 2020 and 2019 there were no adjustments recorded as a result of no change in the fair value.

See Note 10 - Stockholders' Equity and Note 15 – Fair Value Measurements for additional information on the Company’s derivative instruments.

Treasury Stock

The Company records repurchases of common shares as Treasury stock at cost.

Revenue recognition

When actively operating, the Company recognizes revenue on gold and silver sales. During the year ended December 31, 2019, the Company began actively operating the Hycroft Mine and, as such, gold and silver sales in 2020 and 2019 were recorded as Revenue. For the three months ended March 31, 2020, 93% of the Company’s gold and silver sales were attributable to gold sales. There were no gold or silver sales during the three months ended March 31, 2019.

The Company recognizes revenue for gold and silver production when it satisfies the performance obligation of transferring gold inventory to the customer, which generally occurs when the refiner notifies the customer that gold has been credited or irrevocably pledged to their account at which point the customer obtains the ability to direct the use and obtain substantially all of the remaining benefits of ownership of the asset. The transaction amount is determined based on the agreed upon market price and the number of ounces delivered. Concurrently, the payment date is agreed upon, which is usually within one week. All sales are final.

Stock-Based Compensation

Stock-based compensation costs for eligible employees are measured at fair value on the date of grant and charged to expense over the requisite service period. The fair value of awards is determined using the stock price on either the date of grant (if subject only to service conditions) or the date that the Compensation Committee of the Board of Directors establishes applicable performance targets (if subject to performance conditions). The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods through the final vesting date. See Note 12 - Stock-Based Compensation for additional information.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Phantom shares

Non-employee members of the Company’s board of directors receive phantom shares of stock pursuant to a Non-Employee Director Phantom Stock Plan. For grants issued during the years ended 2015 and 2016, the cash payment is equal to the fair market value of one share of common stock of the Company at the date of payment. Under the grant agreements, each phantom share vests on the date of grant and entitles the participant to a cash payment. For grants issued during 2020, 2019 and 2018, the cash payment is equal to the greater of the (1) grant date value and (2) the fair market value of one share of common stock of the Company at the date of payment. The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. During the three months ended March 31, 2020 and 2019, the Company recorded $0.3 million and $0.5 million, respectively, in compensation expense related to the vesting of the phantom shares granted during each respective period, which are included in General and administrative on the consolidated statements of operations. See Note 15 – Fair Value Measurements for additional information.

Reorganization items, net

On March 10, 2015, the Company filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in an effort to recapitalize the Company’s balance sheet by reducing its debt balances while concurrently providing additional liquidity. Expenses directly associated with finalizing the Chapter 11 cases before the Bankruptcy Court are reported as Reorganization items, net in the consolidated statements of operations. The Company incurred legal and professional fees of $0 and $0.3 million for the three months ended March 31, 2020 and 2019, respectively. On October 3, 2019, the Bankruptcy Court finalized the proceedings and closed the case.

Income taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect at the anticipated time of reversal. The Company derives its deferred income tax provision or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. See Note 13 – Income Taxes for additional information.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Evidence evaluated includes past operating results, forecasted earnings, estimated future taxable income, and prudent and feasible tax planning strategies. The assumptions utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying business.

As necessary, the Company also provides reserves against the benefits of uncertain tax positions taken on its tax filings. The necessity for and amount of a reserve is established by determining, based on the weight of available evidence, the amount of benefit which is more likely than not to be sustained upon audit for each uncertain tax position. The difference, if any, between the full benefit recorded on the tax return and the amount more likely than not to be sustained is recorded as a liability on the Company’s consolidated balance sheets unless the additional tax expense that would result from the disallowance of the tax position can be offset by a net operating loss, a similar tax loss, or a tax credit carryforward. In that case, the reserve is recorded as a reduction to the deferred tax asset associated with the applicable net operating loss, similar tax loss, or tax credit carryforward.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company’s only revenue stream is from the sale of precious metals, which is scoped into ASU 2014-09.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

The Company adopted ASU 2014-09 on January 1, 2019 using a modified retrospective approach. As there were no unfulfilled contracts outstanding as of December 31, 2018, there was no cumulative effect adjustment required to be recognized at January 1, 2019.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2020, including interim periods within the year. A modified retrospective transition approach is required to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is evaluating the potential impact on its Consolidated Financial Statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 was adopted on January 1, 2019 on a retrospective basis. The adoption of ASU 2016-18 did not have a material impact on our statements of cash flows for the periods presented.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurements (“ASU 2018-13”), which amends the disclosure requirements for fair value measurements in Topic 820 based on the considerations of costs and benefits. Under ASU 2018-13, certain disclosures were eliminated, while others were modified and there were some additions. The Company adopted ASU 2018-13 on January 1, 2020, but it did not affect the financial statement disclosures.

3. Inventories

The following table provides the components of inventories and the estimated recoverable gold ounces therein (in thousands, except ounces):

	March 31, 2020		December 31, 2019
	Amount	Gold Ounces	Amount	Gold Ounces
Materials and supplies	$2,891	-	$2,559	-
Merrill-Crowe in process	679	536	1,004	691
Carbon column in-process	478	474	478	474
Doré finished goods	941	594	412	278
Total	$4,989	1,604	$4,453	1,443

As of both March 31, 2020 and December 31, 2019, in-process Inventories included $0.1 million of capitalized depreciation and amortization costs.

The following table summarizes ore on leach pads and the estimated recoverable gold ounces therein (in thousands, except ounces):

	March 31, 2020		December 31, 2019
	Amount	Gold Ounces	Amount	Gold Ounces
Ore on leach pads	$26,122	18,921	$22,062	17,019

As of March 31, 2020 and December 31, 2019 (including write-downs discussed below), Ore on leach pads included $2.0 million and $1.8 million, respectively, of capitalized depreciation and amortization costs.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Write-down of production inventories

The estimated recoverable gold ounces placed on the leach pads are periodically reconciled by comparing the related ore gold contents to the actual gold ounces recovered (metallurgical balancing). During the three months ended March 31, 2020, based on metallurgical balancing results, the Company determined that 3,980 ounces of gold that had been placed on the leach pads were no longer recoverable and wrote-off these ounces. As a result of the write-off the Company recognized a Write-down of production inventories on the consolidated statements of operations, which included production costs of $6.4 million and capitalized depreciation and amortization costs of $0.5 million. The write-off of these ounces was primarily due to poor execution of maintaining the critical variables necessary for oxidation and ultimately recovery of a specific cell of the leach pads. As a result, the Company determined that we would recover 20% less than planned of the mismanaged section of the leach pads.

4. Prepaids and Other Assets

The following table provides the components of prepaids and other assets (in thousands):

	March 31,	December 31,
	2020	2019
Prepaids and other
Prepaids	$3,592	$2,109
Deposits	539	539
Total	$4,131	$2,648

Other assets, non-current
Deferred future financing costs	$7,311	$5,083
Royalty - advance payment	240	120
Total	$7,551	$5,203

5. Restricted Cash

The following table provides the components of restricted cash (in thousands):

	March 31,	December 31,
	2020	2019
First Lien agreement restricted cash - Note 8	$2,929	$3,270
Asset retirement obligation surety bonds (collateralized obligation)	39,595	39,477
Total	$42,524	$42,747

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

6. Plant, Equipment, and Mine Development, Net

The following table provides the components of plant, equipment, and mine development, net (in thousands):

	Depreciation Life	March 31,	December 31,
	of Method	2020	2019
Process equipment	5 - 13 years	$15,144	$14,770
Leach pads	Units-of-production	11,190	11,190
Buildings and leashold improvements	10 years	10,507	10,507
Restart leach pads	18 months	6,241	6,229
Mine equipment	5 - 7 years	4,847	4,716
Vehicles	3 - 5 years	184	136
Furniture and office equipment	7 years	264	129
Mine development	Units-of-production	476	119
Construction in progress and other		22,062	20,619
		$70,915	$68,415
Less: accumulated depreciation and amortization		(19,342)	(17,208)
Total		$51,573	$51,207

During the 2020 first quarter, new processing equipment was placed into service, construction of the restart leach pads was completed and various mine development projects were ongoing. During the three months ended March 31, 2020 and 2019, the Company recorded depreciation and amortization related to plant, equipment and mine development of $2.1 million and $0.8 million, respectively. The Company capitalized $2.1 million and $0 of depreciation and amortization during the three months ended March 31, 2020 and 2019, respectively, to Ore on leach pads on the consolidated balance sheets. During the three months ended March 31, 2020, as a result of ounces sold, the Company recognized $1.3 million in depreciation and amortization in the consolidated statements of operations.

7. Other Liabilities

The following table summarizes the components of other liabilities, current and non-current (in thousands):

	March 31,	December 31,
	2020	2019
Other liabilities, current
Accrued compensation for phantom shares - Note 15	$1,853	$1,590
Other accrued compensation	1,392	1,139
Restricted stock units - Note 12	1,613	1,210
Total	$4,858	$3,939

Other liabilities, non-current
Warrant liability - Notes 10 and 15	$18	$18

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

8. Debt

Debt covenants

The Company’s debt agreements contain representations and warranties, events of default, and covenants that are customary for agreements of these types. The Company’s First Lien Term Loan Credit Agreement (the “First Lien Agreement”) contains financial covenants that, among other things, restrict or limit the ability of the Company to enter into liens, dispose of its assets, enter into hedging arrangements, pay dividends, purchase or redeem shares, incur or guarantee additional indebtedness, and make capital expenditures. The Second Lien Convertible Notes (the “Convertible Notes”), the Secured Notes due June 30, 2020 (the “1.5 Lien Notes”) and the 1.25 Lien Notes contain provisions that, among other things, restrict or limit the ability of the Company to incur or guarantee additional debt, pay dividends, enter into liens, or dispose of its assets.

The Company’s First Lien Agreement, the Convertible Notes, the 1.5 Lien Notes and the 1.25 Lien Notes include customary events of default, including those relating to a failure to pay principal or interest, a breach of a covenant, representation or warranty, a cross-default to other indebtedness, and non-compliance with security documents.

As of March 31, 2020, we were in compliance with all covenants related to the debt obligations.

Debt balances

The following table summarizes the components of debt (in thousands):

	March 31,	December 31,
	2020	2019
Debt, current:
Convertible Notes	$216,227	$208,411
1.5 Lien Notes	142,189	137,050
1.25 Lien Notes	105,593	77,212
First Lien Agreement	125,468	125,468
Other note payable	6,858	6,773
Less, debt issuance costs	(959)	(949)
Total	$595,376	$553,965

First lien term loan agreement

For the period from December 13, 2019 through January 31, 2020 the First Lien Agreement bore interest at either LIBOR plus 7.0% or an Alternate Base Rate Canada, as defined in the First Lien Agreement, plus 7.0% and thereafter increased to either LIBOR plus 7.5% or an Alternate Base Rate Canada plus 7.5%. Prior to December 13, 2019, the First Lien Agreement bore interest at either LIBOR plus 5.5% or an Alternate Base Rate Canada plus 4.5%. Fifty percent of the monthly Excess Cash Flow, as defined in the First Lien Agreement and subject to minimum cash balance restrictions, is required to be paid to reduce the outstanding amount under the First Lien Agreement. The maximum outstanding amount under the First Lien Agreement was initially determined by a Borrowing Base (as defined in the First Lien Agreement) that is based upon 80% of the net realizable value of the gold and silver in the Company’s ore on leach pads, in-process and finished goods inventories less estimated selling and processing costs. The repayment of the First Lien Agreement and other obligations under the First Lien Agreement are guaranteed by all of the direct and indirect domestic subsidiaries of the Company. The First Lien Agreement, the guarantees by the guarantors in respect thereof and all obligations under the First Lien Agreement, and such guarantees are secured by liens on substantially all of the assets of the Company and its subsidiaries. The First Lien Agreement matures on May 31, 2020. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the First Lien Agreement.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

After a series of short-term maturity extensions through July 14, 2017, the Company amended the First Lien Agreement to provide for a maturity of January 31, 2019. After several short-term maturity extensions through February 22, 2019, the First Lien Agreement maturity was extended to December 13, 2019 (the “February 2019 Extension”). The extended amendment requires that the Company will maintain at all times a cash balance of $5.0 million, including a balance in a segregated account sufficient to pay projected First Lien Agreement interest payments for the succeeding three months. In conjunction with the close of the February 2019 Extension, the Company issued $18.0 million of 1.25 Lien Notes (discussed below). Pursuant to the February 2019 Extension, the Company obtained commitments from the holders of the 1.5 Lien Notes to purchase an additional $9.0 million of 1.25 Lien Notes during 2019, which was fulfilled in May 2019. Additionally, pursuant to the February 2019 Extension, the maximum outstanding amount under the First Lien Agreement was no longer determined by the Borrowing Base, however, the Company is to maintain at all times at least 175,000 recoverable gold equivalent ounces on the leach pads. The Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement. Also, the Company agreed that it will ensure that the holders of the 1.5 Lien Notes or other parties acceptable to the Administrative Agent (as defined in the First Lien Agreement) will reduce the Bank of Nova Scotia’s holdings under the First Lien Agreement by $5.0 million within two banking days of each of June 30, 2019, if a certain milestone is not met, and October 28, 2019. Both buy-down obligations were met by the holders of the 1.5 Lien Notes.

The Company completed two additional maturity amendments in December 2019 and January 2020. The First Lien Agreement now matures May 31, 2020. In connection with these two amendments, the Company has agreed to certain operational and reporting milestones during the remaining life of the First Lien Agreement. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the First Lien Agreement.

Second Lien Convertible Notes

The Convertible Notes mature on October 22, 2020 and bear interest at a rate of 15% per annum, payable in-kind on a quarterly basis. During the three months ended March 31, 2020 and 2019 the Company issued an additional $7.8 million and $6.7 million, respectively, in Convertible Notes, representing interest payments on the outstanding Convertible Notes. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the Convertible Notes.

The Convertible Notes are convertible at an initial conversion price of $1.67 per share, subject to anti-dilution protection. There was no beneficial conversion feature as it was determined that the conversion price was equal to the commitment date value of the common stock. The obligations under the Convertible Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations under the First Lien Agreement, the 1.25 Lien Notes and the 1.5 Lien Notes. In connection with the issuance of the Convertible Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the trustee under the indenture.

1.5 Lien Notes

In May, 2016, the Company issued $10.0 million of the 1.5 Lien Notes, pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”). The 1.5 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the 1.5 Lien Notes. The obligations under the 1.5 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement and the 1.25 Lien Notes but superior in priority to the liens that secure the obligations of the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.5 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the trustee under the Indenture.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

During the three months ended March 31, 2020 and 2019 the Company issued an additional $5.1 million and $4.5 million, respectively, in 1.5 Lien Notes, representing interest payments on the outstanding 1.5 Lien Notes. While each 1.5 Lien Notes issuance is pursuant to a new note purchase agreement, all the 1.5 Lien Notes have the same terms and security priority as the original issuance in May 2016.

The 1.5 Lien Notes provide the holders the right upon a change of control, as defined in the Note Purchase Agreement, to require the Company to repurchase all of the holder’s notes for 110% of the outstanding principal balance, plus accrued and unpaid interest. Furthermore, the 1.5 Lien Notes give the Company the right upon a change of control, as defined in the Note Purchase Agreement, to redeem the notes for 110% of the outstanding principal balance, plus accrued and unpaid interest.

1.25 Lien Notes

On February 22, 2019, the Company issued $18.0 million of the 1.25 Lien Notes, pursuant to a Note Purchase Agreement (the “1.25 Note Purchase Agreement”). The 1.25 Lien Notes bear interest at a rate of 15% per annum, which is payable in-kind on a quarterly basis, and mature June 30, 2020. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the 1.25 Lien Notes. The obligations under the 1.25 Lien Notes and the guarantees by the guarantors in respect thereof are secured by liens on substantially all assets of the Company and the guarantors, subject to the priority of the liens that secure the obligations of the First Lien Agreement but superior in priority to the liens that secure the obligations of the 1.5 Lien Notes, the Convertible Notes and the unsecured obligations of the Company. In connection with the issuance of the 1.25 Lien Notes, an Intercreditor Agreement was entered into by and among the agent under the First Lien Agreement and the collateral agent under the 1.25 Note Purchase Agreement, and an Intercreditor Agreement was entered into by and among the collateral agent under the Note Purchase Agreement and the collateral agent under the 1.25 Note Purchase Agreement. Additionally, an Intercreditor Agreement was entered into by and among the collateral agent under the 1.25 Note Purchase Agreement and the trustee under the Indenture.

Additional 1.25 Lien Notes were issued in 2019 and 2020 pursuant to new note purchase agreements. All of the 1.25 Lien Notes have the same terms and security priority as the original issuance in February 2019. During the three months ended March 31, 2020 a total of a total of $33.4 million of 1.25 Lien Notes were issued, including $3.4 million of interest in-kind notes. During the three months ended March 31, 2019, in addition to the initial issuance of 1.25 Lien Notes, $0.3 million of interest in-kind notes were issued.

Other notes payable

On October 15, 2014, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) and a Promissory Note (the “Promissory Note”) resolving and settling any and all disputes between Jacobs Field Services North America and the Company. A First Amendment to the Settlement Agreement was executed on April 5, 2016, a Second Amendment was executed on October 6, 2016, a Third Amendment was executed on December 21, 2017 (the “Third Amendment”), a Fourth Amendment was executed on December 31, 2018 (the “Fourth Amendment”) and a Fifth Amendment was executed on June 27, 2019 (the “Fifth Amendment”). The Fourth Amendment amended the Promissory Note to begin accruing interest January 1, 2019, at the rate of 5% per annum, to be added to the principal of the Promissory Note. Interest for 2018 was prepaid coincident with the execution of the Third Amendment. Pursuant to the Fourth Amendment, a delayed payment fee of 5.5% of the principal balance as of June 30, 2019, including accrued interest, was added to the principal balance of the Promissory Note. The due date of the Promissory Note was extended to December 31, 2019, pursuant to the Fifth Amendment. A Sixth Amendment was executed on December 19, 2019 (the “Sixth Amendment”), which extended the Promissory Note due date to June 30, 2020. See Note 19 – Subsequent Events for information about the impact of the MUDS transaction on the Promissory Note.

On each of December 31, 2019 and 2018, coincident with the execution of the Sixth Amendment and Fourth Amendment, delayed payment fees of 2% of the principal balance at each date, or $0.1 million and $0.1 million, respectively, were added to the principal balance of the Promissory Note.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

During each of the three months ended March 31, 2020 and 2019 the Company recognized $0.1 million of interest-in kind.

Interest expense

The following table summarizes the components of recorded interest expense (in thousands):

	Three months ended March 31,
	2020	2019
Second Lien Convertible Notes	$7,816	$6,746
1.5 Lien Notes	5,139	4,433
1.25 Lien Notes	3,352	278
First Lien Agreement	2,867	2,511
Amortization of debt issuance costs	672	499
Promissory Note	85	76
Capitalized interest	(44)	(145)
Total interest expense	$19,887	$14,398

We capitalize interest to Property and equipment, net on the consolidated balance sheets for construction projects in accordance with ASC Topic 835, Interest.

9. Asset Retirement Obligation

The following table summarizes changes in the Company’s ARO (in thousands):

	2020	2019
Balance at January 1,	$4,374	$5,832
Accretion expense	93	106
Balance at March 31,	$4,467	$5,938

10. Stockholders' Equity

Common stock

In connection with the Company’s emergence from bankruptcy and as detailed in the plan of reorganization, the Company’s then-existing unsecured notes and general unsecured claims were canceled and holders of such claims received equity in the reorganized Company or received cash in amounts negotiated by the major creditor groups. The Company was required to issue 3.0 million new common shares to its creditors, but has not listed the new common shares for public trading and is not a reporting company with the Securities and Exchange Commission (“SEC”). Previous equity stockholders of the Company received warrants with a seven-year term that represent the right to purchase up to 17.5% of the outstanding new common shares.

As of March 31, 2020, all 3.0 million shares had been issued. For additional information see Note 15 – Fair Value Measurements. As of March 31, 2020, the Company had 400.0 million shares of common stock authorized at $.001 par value per share.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Preferred stock

In addition to common stock, the authorized share capital of the Company includes 10,000,000 shares of undesignated preferred stock with a par value of $0.001 per share, none of which has been issued.

Treasury stock

As of March 31, 2020, the Company held 198,082 shares of its common stock outstanding that it had repurchased in previous years.

Dividend policy

The Company has never paid dividends and currently has no intention to do so. The Company’s Convertible Notes, 1.5 Lien Notes, 1.25 Lien Notes and First Lien Agreement contain provisions that restrict its ability to pay dividends. For additional information see Note 8 - Debt.

Warrants

As of March 31, 2020, the Company had previously issued 12.7 million warrants with a seven-year term that represented the right to purchase up to 17.5% of the outstanding common shares on the date of issuance. At issuance, each warrant was exercisable into one share of the Company’s common stock. As the number of shares of common stock issuable upon conversion of the Convertible Notes increased, the conversion ratio of the warrants increased such that the warrants continue to represent the right to purchase up to 17.5% of the shares of common stock outstanding, assuming that all Convertible Notes have been converted to common shares. As of March 31, 2020, each warrant was convertible into 2.21 shares of common stock for a total of 28.2 million shares. The exercise price per share was $5.07 as of March 31, 2020. The warrants were accounted for as a derivative instrument and included in Other liabilities, non-current on the consolidated balance sheets at fair value as of March 31, 2020 and December 31, 2019.

11. Gold and Silver Sales

The table below is a summary of the Company’s gold and silver sales (in thousands, except ounces sold):

	Three months ended March 31,
	2020		2019
		Ounces		Ounces
	Amount	Sold	Amount	Sold
Gold sales	$10,328	6,560	$-	-
Silver sales	796	49,373	-	-
Total gold and silver sales	$11,124		$-

For the three months ended March 31, 2020, gold and silver sales of $11.1 million were reported as Revenue as the Hycroft Mine was operating. Nearly all gold and silver sales during 2020 were to the same customer. However, the Company is not obligated to sell all of its gold and silver to one customer.

12. Stock-Based Compensation

The Company has a stock-based compensation plan, the Performance and Incentive Pay Plan (the “PIPP”), to attract, retain and motivate employees while directly linking incentives to increases in stockholder value. Terms and conditions (including performance-based vesting criteria) of awards granted under the PIPP are established by the Board of Directors or the Compensation Committee of the Board of Directors, who administer the plan.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

On February 20, 2019, the Board of Directors of the Company approved the PIPP, which makes available up to 4,277,000 shares of common stock for award. The awards may be granted in a variety of forms, including restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards, and other stock-based awards. As of December 31, 2019, all awards granted under the PIPP were in the form of restricted stock units.

Restricted stock units granted under the PIPP without performance-based vesting criteria typically vest in equal annual installments over two or three years. Awards granted with performance-based vesting criteria typically vest in annual installments over two or three years subject to achievement of certain financial and operating results of the Company.

For the restricted stock units granted in the 2019 first quarter, a price per share was not determined as of the grant date. The number of shares of common stock of the Company to be issued upon vesting will be calculated on the vesting date based on the grant date value. The first tranche of restricted stock units will vest upon the closing of the MUDS transaction, which the Company expects to close during the second quarter of 2020. Restricted stock units set to vest during 2020 are convertible into shares of MUDS common stock as of December 31, 2020, if the MUDS transaction closes. The remainder of the restricted stock units vest through March 2022. The restricted stock units are included in Other liabilities, current on the consolidated balance sheets.

The fair value of restricted stock units is recognized as expense over the vesting period. During the three months ended March 31, 2020 and 2019, the Company recognized $0.4 and $0.2 million, respectively, in stock-based compensation cost related to the issuance of the restricted stock units of which less than $0.1 million was capitalized to ore on leach pads during each period.

13. Income Taxes

For both the three months ended March 31, 2020 and 2019, the Company recorded no income tax benefit or expense as the estimated annual effective tax rate was 0.0% for both the three-month periods. The estimated annual effective tax rate for each period was driven by net losses year-to-date for both periods along with the expectation of continued losses for the remainder of the year.

The Company is not subject to state income tax in Nevada, which does not impose a state income tax, nor is the Company subject to foreign income taxes as all of the Company’s operations and properties are located within the United States. The Company is subject to state income tax in Colorado, the location of the corporate office, but did not incur any income tax expense related to Colorado.

As necessary, the Company provides a reserve against the benefits of uncertain tax positions taken in its tax filings that are not more likely than not to be sustained upon examination. Based on the weight of available evidence, the Company does not believe it has taken any uncertain tax positions that require the establishment of a reserve. The Company has not recorded any interest or penalties related to income tax liabilities as of March 31, 2020.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

14. Earnings (Loss) Per Share

The table below shows our basic and diluted earnings (loss) per share calculations (in thousands, except share and per share amounts):

	Three months ended March 31,
	2020	2019
Net loss	$(34,618)	$(23,440)

Weighted average shares outstanding
Basic	2,897,568	2,672,502
Diluted	2,897,568	2,672,502

Basic earnings per common share	$(11.95)	$(8.77)
Diluted earnings per common share	$(11.95)	$(8.77)

There was no dilutive effect of common stock equivalents for the three months ended March 31, 2020 or 2019 because the effect of their inclusion would have been anti-dilutive.

There was no dilutive effect of common stock equivalents for the years ended March 31, 2020 and 2019 because the effect of their inclusion would have been anti-dilutive. Using the treasury stock method, the weighted-average common stock equivalents excluded from diluted EPS were 157.9 million shares and 136.4 million shares for the three months ended March 31, 2020 and 2019, respectively. The restricted stock units are not included in the common stock equivalents because the number of shares used to settle them is not known.

15. Fair Value Measurements

Recurring fair value measurements

The following table sets forth by level within the fair value hierarchy, the Company’s assets and liabilities measured at fair value on a recurring basis (in thousands).

	Hierarchy	March 31,	December 31,
	Level	2020	2019
Liabilities
Accrued compensation for phantom shares	3	$1,853	$1,590
Derivative instruments:
Warrant liability - Notes 7 and 10	2	$18	$18

Accrued compensation

The fair market value at date of grant of the phantom shares was based upon the valuation of the Company determined in the bankruptcy process. The liability will be marked-to-market on a recurring basis using a quoted price if the Company’s common stock is actively traded on a national securities market exchange or in the over the counter market. Since the common stock is not quoted, a reasonable valuation method in accordance with treasury regulations was used.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

During the three months ended March 31, 2020 and 2019, non-employee members of the Company’s board of directors were granted a total of 157,500 and 315,000 phantom shares of stock, respectively, which vested upon grant, pursuant to a Non-Employee Director Phantom Stock Plan. Under the grant agreements, the phantom shares entitle the participant to a cash payment equal to the greater of the (1) grant date fair value and (2) the fair market value of one share of common stock of the Company at the date of payment. The cash payments are to be made to a participant upon the first of the following to occur: (i) retirement from the Board; (ii) resignation from the Board; (iii) failure to stand for re-election as a non-employee director of the Board; (iv) removal from the board for reasons other than cause; (v) death of the participant; or (vi) a change of control.

As of March 31, 2020 and December 31, 2019, the Company performed fair value analyses of the phantom shares. A valuation of the Company based on negotiated financing arrangements with several unrelated parties was used to determine the value at both March 31, 2020 and December 31, 2019. The phantom shares issued during 2020, 2019 and 2018 were recorded at the grant date fair value and, pursuant to the grant agreements, cannot be written-down below the grant date fair value. During the three months ended March 31, 2020 and 2019, there was no change in the fair market value of the 2015 and 2016 phantom shares issuances.

Derivative instruments

The fair values (as prescribed by GAAP) of the warrants, the Company’s only derivative instrument, were computed by independent third-party consultants (and validated by the Company) using models that require a variety of inputs, including contractual terms, market prices, exercise prices, and correlations of such inputs. In general, model inputs that are significant to the fair value measurements of the Company’s derivative instruments trade in active markets or are observable in markets that are not active, and, as such, derivative instruments are classified within Level 2 of the fair value hierarchy.

The fair value of the Company’s warrant liability was approximately $18,000 as of both March 31, 2020 and December 31, 2019 and was determined using a Monte Carlo simulation-based valuation model. The warrants have a seven-year term and an initial exercise price of $8.40 per share. The assumptions used include a risk-free interest rate of 1.74%, an expected volatility of 70%, and a dividend rate of 0%.

Items disclosed at fair value

The carrying amount and fair value of the debt as of March 31, 2020 and December 31, 2019 are disclosed in the following table (in thousands):

	March 31, 2020		December 31, 2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Total current and non-current debt	$595,376	$539,631	$553,965	$471,890

As of March 31, 2020 and December 31, 2019, the fair value of the Company’s debt was determined using level 3 inputs and the phantom shares were marked to market based on level 3 inputs. There were no changes to the Company’s valuation techniques, and no transfers in or out of Levels 1, 2, or 3.

The Company determined the fair value of the debt at March 31, 2020 and December 31, 2019 based upon assumptions used in the Purchase Agreement, which are considered level 3 inputs.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

16. Supplemental Cash Flow Information

The following table provides supplemental cash flow information (in thousands):

	Three months ended March 31,
	2020	2019
Cash paid for interest	$3,313	$2,945

Significant non-cash financing and investing activities:
Increase in Second Lien convertible notes from in-kind interest	7,815	6,746
Increase in 1.5 Lien Notes from in-kind interest	5,139	4,450
Increase in 1.25 Lien Notes from in-kind interest	3,381	278
Increase in the Promissory Note from in-kind interest	85	76
Accrual of deferred future financing costs	382	986
Plant and equipment additions included in accounts payable	364	-

17. Commitments and Contingencies

From time to time, the Company is involved in various legal actions related to its business, some of which are class actions lawsuits. Management does not believe, based on currently available information, that contingencies related to any pending or threatened legal matter will have a material adverse effect on the Company’s Consolidated Financial Statements, although a contingency could be material to the Company’s results of operations or cash flows for a particular period depending on the results of operations and cash flows for such period. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources, and other factors.

On February 7, 2020, a purported class action complaint was filed by a purported holder of the Company’s warrants, in the Court of Chancery of the State of Delaware against the Company and MUDS. The complaint seeks a declaratory judgment that the MUDS transaction constitutes a “Fundamental Change” under the terms of the Hycroft Warrant Agreement and thereby requiring that the Company warrants be assumed by MUDS as part of the MUDS transactions, in addition to asserting claims for (i) breach or anticipatory breach of contract against the Company, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against the Company, and (iii) tortious interference with contractual relations against MUDS. The complaint seeks unspecified money damages and also seeks an injunction enjoining the Company and MUDS from consummating the MUDS transactions. On February 26, 2020, MUDS and Hycroft entered into an amendment to the Purchase Agreement whereby the Company’s liabilities and obligations under the Hycroft Warrant Agreement shall be included as a Parent Assumed Liability under the Purchase Agreement. On March 27, 2020, MUDS and Hycroft filed motions to dismiss the complaint. On May 15, 2020, a hearing was held and the complaint was dismissed with prejudice. On May 21, 2020, Plaintiff filed a motion to alter or amend the Court’s order in order to retain jurisdiction in order to file application for a mootness fee, to which MUDS and Hycroft, while disputing factual assertions and characterizations, did not oppose.

Financial commitments not recorded in the Consolidated Financial Statements

Net profit royalty

A portion of the Hycroft Mine is subject to a mining lease that requires a 4% net profit royalty be paid to the owner of certain patented and unpatented mining claims. The mining lease also requires an annual advance payment of $120,000 every year mining occurs on the leased claims. All advance annual payments are credited against the future payments due under the 4% net profit royalty. The total payments due under the mining lease are capped at $7.6 million, of which the Company has paid $2.6 million through March 31, 2020.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Transaction bonus plan

The Company has entered into a bonus plan whereby, upon completion of the MUDS transaction or certain other transformative transactions as defined in the plan, the Company will be obligated to pay certain senior level employees a total of $5.9 million.

18. Related Party Transactions

As disclosed in Note 8 – Debt, the Company has issued numerous tranches of debt primarily to five financial institutions. These financial institutions, Aristeia Capital LLC (“Aristeia”), Highbridge Capital Management, LLC (“Highbridge”), Mudrick Capital Management, L.P (“Mudrick”) Whitebox Advisors, LLC (“Whitebox”) and Wolverine Asset Management, LLC (“Wolverine”), each hold beneficial ownership (assuming conversion of the Convertible Notes) of 5% or more of the Company’s common stock. Additionally, Highbridge, Mudrick and Whitebox, as long as they remain holders of 10% or more of the Company’s common stock, have the right to nominate and designate one director pursuant to the Company’s stockholder agreement. As a result of their owning 5% or more of the Company’s common stock, Aristeia, Highbridge, Mudrick, Whitebox, and Wolverine are each considered a related party (the “Related Parties”) in accordance with ASC 850, Related Party Disclosures.

The following table provides the recorded interest expense by Related Party (in thousands):

	Three months ended March 31,
	2020	2019
Aristeia	$1,871	$1,307
Highbridge	2,901	2,047
Mudrick	7,372	5,228
Whitebox	4,873	3,403
Wolverine	907	633
Total related party interest expense	$17,924	$12,618

The following table provides debt balances by Related Party (in thousands):

	March 31,	December 31,
	2020	2019
Aristeia	$55,340	$50,905
Highbridge	87,516	80,930
Mudrick	224,474	208,078
Whitebox	144,111	132,559
Wolverine	26,833	24,683
Total related party debt	$538,274	$497,155

19. Subsequent Events

Issuance of Additional 1.25 Lien Notes

On each of April 16, 2020 and May 7, 2020, the Company issued additional tranches of 1.25 Lien Notes in the aggregate principal amount of $10.0 million. The 1.25 Lien Notes issued in April and May have the same terms and security priority as the original issuance of 1.25 Lien Notes in February 2019.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Tax Impact of MUDS Transaction

The Company estimates that as a result of the MUDS transaction discussed above, that the Company will record a taxable gain of approximately $140.0 million. The Company has deferred tax assets (net operating loss carryforwards), which have a full valuation allowance recorded against them, in excess of the estimated taxable gains.

Consummation of the MUDS Transaction

On May 29, 2020, Hycroft Mining Holding Corporation, formerly known as Mudrick Capital Acquisition Corporation (“HYMC”), consummated the MUDS transaction by and among the HYMC, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft, as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of the Company and substantially all of the other assets and assumed substantially all of the liabilities of the Company.

The value of the aggregate consideration was $615.0 million, which amount was inclusive of the value of HYMC’s shares of common stock issued as consideration in the MUDS transaction, the value of the Company’s debt assumed by HYMC at the closing of the MUDS transaction, the value of the Company’s debt paid off or converted into shares of the Company’s common stock in connection with or at the closing of the MUDS transaction and the value of the Company’s debt exchanged for HYMC’s shares of common stock and cancelled by the Company.

In connection with the consummation of the MUDS Transaction, the parties undertook the following transactions, among others:

•	$80 million of the 1.25 Lien Notes were exchanged for new subordinated notes of the Company and $80.0 million in aggregate principal amount of such New Subordinated Notes (the “Assumed New Subordinated Notes”) were assumed by HYMC.

•	The Company and the Second Lien Noteholders consummated the conversion of the Second Lien Notes into shares of the Company’s common stock.

•	HYMC and the Company repaid in full all outstanding obligations of the Company under certain existing third-party indebtedness, including indebtedness under the First Lien Agreement and the Promissory Note.

•	The consideration paid to the Company was comprised of 15.1 million shares of HYMC’s Class A common stock, par value $0.0001 per share (“HYMC Common Stock”), including 3,511,820 surrendered shares, valued at $10.00 per share, issued to the Company and promptly distributed pro rata pursuant to a plan of dissolution to the Company’s stockholders, plus $145.7 million of 1.5 Lien Notes that were exchanged by the holders for approximately 16.03 million shares of HYMC common stock and cancelled by the Company and $48.5 million of 1.25 Lien Notes that were exchanged by the holders for approximately 4.85 million shares of HYMC common stock and cancelled by the Company.

•	MUDS had $12.4 million in trust that was transferred to the Company after giving effect to the stock that was redeemed by the public stockholders prior to closing.

On May 29, 2020, immediately prior to the consummation of the MUDS transaction, HYMC issued, in a private placement transaction (the “PIPE Financing”), an aggregate of approximately $7.6 million shares of HYMC Common Stock for an aggregate purchase price of approximately $76.0 million and 3,250,000 warrants to purchase HYMC Common Stock at a price of $11.50 per share (the “PIPE warrants”), to certain accredited investors (the “Initial Subscribers”) pursuant to the terms of separate Subscription/Backstop Agreements, dated January 13, 2020 as amended as of May 28, 2020.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

At the consummation of the MUDS transaction, HYMC, Mudrick Capital Acquisition Holdings LLC (“sponsor”), Cantor Fitzgerald & Co. (“Cantor”), holders of 1.25 Lien Notes and 1.5 Lien Notes that received shares of the HYMC Common Stock upon exchange of such 1.25 Lien Notes and 1.5 Lien Notes, certain stockholders of the Company that received shares of HYMC Common Stock in the MUDS transaction and may be affiliates of HYMC after consummation of the MUDS transaction (collectively, the “Exchanging Noteholders”), the Initial Subscribers and Sprott Private Resource Lending II (Collector), LP. (“Lender”) (Cantor, the Exchanging Noteholders, certain stockholders of the Company, the Initial Subscribers, Lender and sponsor, collectively, the “restricted stockholders”) entered into the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the restricted stockholders are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. The restricted stockholders have agreed in the Registration Rights Agreement not to sell, transfer, pledge or otherwise dispose of shares of HYMC Common Stock they hold or receive for certain time periods, ranging from between 30 days after the consummation of the MUDS transaction for shares purchased in the PIPE Financing to six months for shares received in the exchange, to one year after the consummation of the MUDS transaction for founder shares, subject to certain exceptions. Pursuant to the terms of the Registration Rights Agreement, HYMC is obligated to file a shelf registration statement on Form S-3, or Form S-1 if unavailable, and may be required to register up to approximately 63 million shares of HYMC Common Stock, in addition to warrants and units. Concurrently with the consummation of the MUDS transaction, sponsor also purchased 2,500,000 forward purchase units, each such unit comprised of one share of HYMC Common Stock and one warrant to purchase one share of HYMC Common Stock for $11.50 per share, in accordance with the terms of the Forward Purchase Contract, dated January 24, 2018, between HYMC and sponsor (the “Forward Purchase Contract”). Following the completion of the PIPE Financing, the MUDS transaction and related debt and warrant assumption, there were 50,160,042 shares of HYMC Common Stock outstanding.

Concurrently with the consummation of the MUDS transaction, sponsor also purchased 2,500,000 forward purchase units, each such unit comprised of one share of HYMC Common Stock and one warrant to purchase one share of HYMC Common Stock for $11.50 per share, in accordance with the terms of the Forward Purchase Contract, dated January 24, 2018, between HYMC and sponsor (the “Forward Purchase Contract”).

On October 4, 2019, the Company, as borrower, certain subsidiaries of the Company, as guarantors, Lender, and Sprott Resource Lending Corp., as arranger, executed a secured multi-advance term credit facility pursuant to which Lender committed to make, subject to certain conditions set forth therein, term loans in an aggregate principal amount up to $110.0 million. On May 29, 2020, the Company and certain of its subsidiaries, as guarantors, entered into the Amended and Restated Credit Agreement (the “Sprott Credit Agreement”) to update the conditions precedent and effect certain other changes to conform to the details of the business combination. At the consummation of the business combination, the Company assumed the initial Sprott credit agreement and entered into the Sprott Credit Agreement and borrowed $70.0 million under such facility and issued to Lender 496,634 shares of HYMC Common Stock, equal to 1% of HYMC’s post-closing shares of HYMC Common Stock outstanding. Advances under the Sprott Credit Agreement are made available at an original issue discount of 2% and bear interest monthly at a floating rate equal to 7% plus the greater of (i) US Dollar three month LIBOR and (ii) 1.50%, per annum, accruing daily and compounded monthly. For a period of twelve (12) months following the initial advance, no cash payments of interest or principal will be due, with 100% of interest accruing being capitalized on a monthly basis and added to the outstanding principal balance of the Sprott Credit Agreement. For each calendar quarter commencing on March 1, 2021 and ending on the maturity date, the borrower shall pay Lender additional interest on the last business day of such calendar quarter, calculated according to a formula set forth in the Sprott Credit Agreement. Upon the prepayment of the entire Sprott Credit Agreement, all remaining additional interest payments and all remaining and yet unpaid additional interest must be prepaid as well.

In addition to the Sprott Credit Agreement, concurrently with the consummation of the MUDS transaction, HYMC and Hycroft Resources & Development, LLC, a Delaware limited liability company (“HRD”) and an indirect wholly-owned subsidiary of the Company acquired by HYMC in the MUDS transaction entered into a Royalty Agreement with Sprott Private Resource Lending II (CO) Inc. (the “Sprott Royalty Agreement” and, together with the Sprott Credit Agreement, the “Sprott Agreements”), pursuant to which, among other things, HRD received $30.0 million and incurred a 1.5% net smelter royalty payment obligation relating to the Hycroft mine, the principal asset of HRD acquired in the MUDS transaction.

Upon consummation of the MUDS transaction, HYMC assumed the Company’s liabilities and obligations under the warrant agreement, dated as of October 22, 2015, by and between the Company and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as warrant agent (the “Hycroft Warrant Agreement”). Following the MUDS transaction and the assumption of the liabilities and obligations under the Hycroft Warrant Agreement, each warrant of the Company outstanding and unexercised immediately prior to the effective time of the MUDS transaction is exercisable to purchase 0.2523 shares of HYMC Common Stock at an exercise price of $44.82 per share of common stock.

Upon completion of the MUDS transaction, in addition to the warrants related to Hycroft Warrant Agreement, HYMC had the following warrants outstanding to purchase one share of HYMC Common Stock for $11.50 per share: (A) 20,800,000 issued in connection with the initial offer of MUDS stock, (B) 2,500,000  issued to sponsor in connection with the Forward Purchase Contract (as discussed above), (C) 6,700,000 issued to sponsor for $1.00 each in January 2018, (D) 1,040,000 issued to Cantor, the underwriter for the SPAC for $1.00 each in January 2018, by and between MUDS and Cantor, and (E) 3,250,000 issued pursuant to the Subscription/Backstop Agreements.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

The issuance of the shares of HYMC Common Stock to the Company for prompt distribution to its stockholders pursuant to a plan of dissolution was registered with the SEC on the Registration Statement on Form S-4 (File No. 333-236460) dated May 7, 2020 (the “Registration Statement”). The issuance of the shares of HYMC Common Stock to holders of stock options and restricted stock units issued under the HYMC 2020 Performance and Incentive Pay Plan (the “Incentive Plan”) will be registered with the SEC on a Proxy Statement/Prospectus on Form S-8. HYMC has agreed in the Registration Rights Agreement to file a registration statement in respect of shares of HYMC Common Stock, forward purchase units, and warrants, held by the parties to the Registration Rights Agreement, including the shares of HYMC Common Stock underlying such units and warrants, with the SEC on a registration statement on Form S-3, or Form S-1 if Form S-3 is not available, as soon as practicable but in no event later than fifteen (15) business days following the completion of the MUDS transaction.

Plan of Dissolution

Promptly following the consummation of the MUDS transaction, the Company filed a certificate of dissolution with the Secretary of State of Delaware to effect a complete plan of dissolution and liquidation of the Company as approved upon the recommendation of the Company’s Board of Directors at a special meeting of the Company’s stockholders held on May 29, 2020.

HYCROFT MINING CORPORATION

Notes to Unaudited Consolidated Financial Statements

Other

The Company has evaluated all subsequent events through June 3, 2020, which is the date these Consolidated Financial Statements were available to be issued. There were no additional material subsequent events that required recognition or additional disclosure in these Consolidated Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Mudrick Capital Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mudrick Capital Acquisition Corporation (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows, for the years ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by August 12, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 11, 2020

MUDRICK CAPITAL ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash	$208,536	$535,946
Prepaid income taxes	95,275	—
Prepaid expenses	3,966	52,295
Total Current Assets	307,777	588,241
Investments held in Trust Account	215,385,757	212,916,691
TOTAL ASSETS	$215,693,534	$213,504,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$334,619	$201,392
Income taxes payable	—	555,449
Total Current Liabilities	334,619	756,841

Deferred underwriting fees	7,280,000	7,280,000
Total Liabilities	7,614,619	8,036,841

Commitments and Contingencies

Common stock subject to possible redemption, $0.0001 par value; 20,106,823 and 19,848,325 shares as of December 31, 2019 and 2018, respectively (at redemption value of $10.10 per share)	203,078,914	200,468,083

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 693,177 and 951,675 shares issued and outstanding (excluding 20,106,823 and 19,848,325 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	69	95
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,200,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	520	520
Additional paid-in capital	711,409	3,322,214
Retained earnings	4,288,003	1,677,179
Total Stockholders’ Equity	5,000,001	5,000,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$215,693,534	$213,504,932

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018
General and administrative expenses	$875,900	$609,581
Loss from operations	(875,900)	(609,581)

Other income:
Interest income	6,634	8,302
Interest earned on marketable securities held in Trust Account	4,379,894	2,836,691
Other income	4,386,528	2,844,993

Income before provision for income taxes	3,510,628	2,235,412
Provision for income taxes	(899,804)	(555,449)
Net income	$2,610,824	$1,679,963

Weighted average shares outstanding of Class A common stock	20,800,000	20,800,000

Basic and diluted income per common share, Class A	$0.16	$0.10

Weighted average shares outstanding of Class B common stock	5,200,000	5,200,000

Basic and diluted loss per common share, Class B	$(0.13)	$(0.08)

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – December 31, 2017	—	$—	5,750,000	$575	$24,425	$(2,784)	$22,216
Sale of 20,800,000 Units, net of underwriting discounts and offering expenses	20,800,000	2,080	—	—	196,023,832	—	196,025,912
Sale of 7,740,000 Private Placement Warrants	—	—	—	—	7,740,000	—	7,740,000
Forfeiture of founder shares	—	—	(550,000)	(55)	55	—	—
Common stock subject to possible redemption	(19,848,325)	(1,985)	—	—	(200,466,098)	—	(200,468,083)
Net income	—	—	—	—	—	1,679,963	1,679,963
Balance – December 31, 2018	951,675	95	5,200,000	520	3,322,214	1,677,179	5,000,008
Change in value of common stock subject to possible redemption	(258,498)	(26)	—	—	(2,610,805)	—	(2,610,831)
Net income	—	—	—	—	—	2,610,824	2,610,824
Balance – December 31, 2019	693,177	$69	5,200,000	$520	$711,409	$4,288,003	$5,000,001

The accompanying notes are an integral part of the unaudited financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$2,610,824	$1,679,963
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,379,894)	(2,836,691)
Changes in operating assets and liabilities:
Prepaid income taxes	(95,275)	—
Prepaid expenses	48,329	(52,295)
Accounts payable and accrued expenses	133,227	200,859
Income taxes payable	(555,449)	555,449
Net cash used in operating activities	(2,238,238)	(452,715)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	1,910,828	—
Investment of cash in Trust Account	—	(210,080,000)
Net cash provided by (used in) investing activities	1,910,828	(210,080,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting fees paid	—	203,840,000
Proceeds from sale of Private Placement Warrants	—	7,740,000
Repayment of promissory note – related party	—	(242,331)
Payment of offering costs	—	(293,953)
Net cash provided by financing activities	—	211,043,716

Net Change in Cash	(327,410)	511,001
Cash – Beginning of period	535,946	24,945
Cash – End of period	$208,536	$535,946

Supplementary cash flow information:
Cash paid for income taxes	$1,550,528	$—

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$198,787,536

Change in value of common stock subject to possible redemption	$2,610,831	$1,680,547

Deferred underwriting fees charged to additional paid in capital	$—	$7,280,000

Payment of deferred offering costs and expenses by Sponsor	$—	$240,135

The accompanying notes are an integral part of the unaudited financial statements.

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mudrick Capital Acquisition Corporation (the “Company”) was incorporated in Delaware on August 28, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies that have recently emerged from bankruptcy court protection. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2019, the Company had not commenced any operations. All activity through December 31, 2019 relates to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company for a Business Combination and activities in connection with the potential acquisition of Hycroft Mining Corporation, a Delaware corporation (“Hycroft”) (see Note 5). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering, as defined below.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on February 7, 2018. On February 12, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Mudrick Capital Acquisition Holdings LLC ($6,500,000) (the “Sponsor”) and Cantor Fitzgerald & Co. ($1,000,000) (“Cantor”), generating gross proceeds of $7,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on February 12, 2018, an amount of $202,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

On February 28, 2018, in connection with the underwriters’ election to partially exercise their over- allotment option, the Company consummated the sale of an additional 800,000 Units at $10.00 per Unit and the sale of an additional 240,000 Private Placement Warrants at $1.00 per warrant, generating total gross proceeds of $8,240,000. Following the closing, an additional $8,080,000 of net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $210,080,000 ($10.10 per Unit) initially held in the Trust Account.

Transaction costs amounted to $11,974,088, consisting of $4,160,000 of underwriting fees, $7,280,000 of deferred underwriting fees payable (which are held in the Trust Account) and $534,088 of other costs. In addition, as of December 31, 2019, cash of $208,536 was held outside of the Trust Account and is available for working capital purposes. As described in Note 5, the $7,280,000 deferred underwriting fees payable is contingent upon the consummation of a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001, (“Class A common stock”), sold in the Initial Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share). The per- share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination.

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, public stockholders may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares held by them in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

The Company initially had until February 12, 2020 to complete a Business Combination. If the Company is unable to complete a Business Combination by the Extended Termination Date (as defined below), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On February 10, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “Extension Amendment”) to extend the period of time for which the Company was required to consummate a Business Combination from February 12, 2020 to August 12, 2020 (the “Extended Termination Date”). In connection with the Extension Amendment, stockholders elected to redeem an aggregate of 13,890,713 shares of the Company’s Class A common stock. As a result, an aggregate of approximately $144,218,760 (or approximately $10.38 per share) was removed from the Trust Account to pay such stockholders.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by the Extended Termination Date. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination by the Extended Termination Date. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination by the Extended Termination Date and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of December 31, 2019, the Company had a cash balance of approximately $209,000, which excludes interest income of approximately $5,306,000 from the Company’s investments in the Trust Account which is available to the Company for tax obligations. Subsequent to the redemption of common stock by the Company’s stockholders in connection with the Extension Amendment, there was approximately $71.7 million remaining in the Trust Account. During the year ended December 31, 2019, the Company withdrew approximately $1,911,000 of interest income from the Trust Account to pay its franchise and income taxes.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its initial Business Combination. To the extent necessary, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required, up to $1,500,000. Such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants (see Note 4).

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

The liquidity condition and date for mandatory liquidation unless there is a Business Combination, the consummation of which is uncertain, raise substantial doubt about the Company’s ability to continue as a going concern through August 12, 2020, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 12, 2020.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Marketable securities held in Trust Account

At December 31, 2019 and 2018, substantially all of the assets held in the Trust Account were held in money market funds.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2019 and 2018, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Offering costs

Offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $11,974,088 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of and December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net income (loss) per common share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and Private Placement to purchase 28,540,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes of approximately $1,099,900 and $755,400 for the year ended December 31, 2019 and December 31, 2018, respectively, by the weighted average number of Class A redeemable common stock outstanding during the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Units as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

Redeemable Common Stock

Numerator: Earnings allocable to Redeemable Common Stock

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock Interest Income	$4,379,894	$2,836,691
Income and Franchise Tax	$(1,099,904)	$(744,449)
Net Earnings	$3,279,990	$2,081,242
Denominator: Weighted Average Redeemable Common Stock Redeemable Common Stock, Basic and Diluted	20,800,000	20,800,000
Earnings/Basic and Diluted Redeemable Common Stock	$0.16	$0.10
Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Earnings Net Income	$2,610,824	$1,679,963
Redeemable Net Earnings	$(3,279,990)	$(2,081,242)
Non-Redeemable Net Loss	$(669,166)	$(401,279)
Denominator: Weighted Average Non-Redeemable Common Stock Non-Redeemable Common Stock, Basic and Diluted (1)	5,200,000	5,200,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.13)	$(0.08)

Note: As of December 31, 2019 and 2018, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019 and 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,800,000 units at a price of $10.00 per Unit, inclusive of 800,000 Units sold on February 28, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of Class A common stock (such shares of Class A common stock included in the Units being offered, the “Public Shares”), and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

4. RELATED PARTY TRANSACTIONS

Founder Shares

On September 25, 2017, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of$25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. As a result of the underwriters’ election to partially exercise their over-allotment option on February 28, 2018, 550,000 Founder Shares were forfeited.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (6,500,000 Private Placement Warrants by the Sponsor and 1,000,000 Private Placement Warrants by Cantor) for an aggregate purchase price of $7,500,000. On February 28, 2018, the Company consummated the sale of an additional 240,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, of which 200,000 Private Placement Warrants were purchased by the Sponsor and 40,000 Private Placement Warrants were purchased by Cantor, generating gross proceeds of $240,000. Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination by the Extended Termination Date, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non- redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, Cantor or their permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. In addition, for as long as the Private Placement Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the Initial Public Offering.

The Private Placement Warrants have been deemed compensation by Financial Industry Regulatory Authority, or FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual commencing on the effective date of the registration statement for the Initial Public Offering. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement for the Initial Public Offering. Additionally, the Private Placement Warrants purchased by Cantor may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the Initial Public Offering except to any selected dealer participating in the Initial Public Offering and the bona fide officers or partners of the underwriter and any such participating selected dealer.

The Sponsor, Cantor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On September 25, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of March 31, 2018 or the completion of the Initial Public Offering. The Note was repaid upon the consummation of the Initial Public Offering.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

On January 2, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor in the aggregate amount of $1,500,000 in order to finance transaction costs in connection with a Business Combination. The Promissory Note is non-interest bearing and repayable by the Company to the Sponsor upon the consummation of a Business Combination. The Promissory Note will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account. The Promissory Note may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant, other than in connection with the Hycroft Business Combination. The warrants would be identical to the Private Placement Warrants.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on February 8, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2019 and 2018, the Company incurred $120,000 and $110,000 of administrative service fees, respectively. At December 31, 2019 and 2018, $10,000 and $-0- of such fees are included in accounts payable and accrued expenses in the accompanying balance sheets.

5. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on February 7, 2018, the holders of Founder Shares, Private Placement Warrants, securities issuable pursuant to the Forward Purchase Contract (see below), and warrants that may be issued upon conversion of Working Capital Loans are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders have certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,160,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,280,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 12, 2020, the Company entered into an amendment (the “UA Amendment”) to its underwriting agreement with Cantor, pursuant to which the deferred underwriting fees provided for by the underwriting agreement, which were originally payable by the Company to the underwriters in cash upon completion of an initial Business Combination, shall be payable upon completion of the Hycroft Business Combination (as defined below) through a combination of (i) $2,500,000, payable in cash and directly from the Trust Account, (ii) $2,000,000, payable in shares of Class A common stock, valued for these purposes at $10.00 per share and (iii) an amount up to $2,780,000, determined as follows: (A) if Third Party Equity Value (as defined in the UA Amendment) is less than or equal to $75,000,000, an amount payable in Class A common stock, valued for these purposes at $10.00 per share, equal to the product of (x) 2,780,000 and (y) a fraction, the numerator of which is the Third Party Equity Value and the denominator of which is $75,000,000 or (B) if Third Party Equity Value is greater than $75,000,000, $2,780,000 payable in cash and directly from the Trust Account (collectively, the “Deferred Underwriting Commission”); provided, however, to the extent Cantor continues to beneficially own and hold for its own account the Specified Shares (as defined in the UA Amendment) on the date of the consummation of the Hycroft Business Combination (the “Acquisition Closing Date”), (1) the Deferred Underwriting Commission payable in Class A common stock pursuant to clauses (ii) and (iii) above shall be reduced by an amount equal to the product of (x) $10.00 and (y) the number of Specified Shares beneficially owned and held by Cantor for its own account on the Acquisition Closing Date, and (2) the Deferred Underwriting Commission payable in cash and directly from the Trust Account pursuant to this sentence shall be increased by such same and equal amount. As of the opinion date the trust value was approximately $72,000,000 which is below the threshold for situation (A) as described above. Therefore, the amount payable for (iii) as of the opinion date would be approximately $2,670,000. The UA Amendment does not amend, modify or supplement any other terms of the underwriting agreement.

Forward Purchase Contract

On January 24, 2018, the Company entered into a forward purchase contract (the “Forward Purchase Contract”) with the Sponsor, pursuant to which the Sponsor committed to purchase, in a private placement for gross proceeds of $25,000,000 to occur concurrently with the consummation of a Business Combination, 2,500,000 Units (the “Forward Units”) on substantially the same terms as the sale of Units in Initial Public Offering at $10.00 per Unit, and 625,000 shares of Class A common stock. The funds from the sale of Forward Units will be used as part of the consideration to the sellers in a Business Combination; any excess funds from this private placement will be used for working capital purposes in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for a Business Combination.

Purchase Agreement

On January 13, 2020, the Company entered into a Purchase Agreement (as amended on February 26, 2020, and as may be further amended from time to time, the “Purchase Agreement”) with MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”), and Hycroft, pursuant to which the parties thereto intend to consummate a business combination transaction (the “Hycroft Business Combination”) pursuant to which Hycroft will sell to Acquisition Sub, and Acquisition Sub will purchase from Hycroft, all of the issued and outstanding equity interests of Hycroft’s subsidiaries and substantially all of Hycroft’s other assets (collectively, the “Transferred Assets”).

In consideration for the Transferred Assets and in connection with the consummation of the Hycroft Business Combination, Acquisition Sub will deliver, or cause to be delivered on its behalf, to Hycroft (a) a number of shares of the Company’s Class A common stock equal to (i) (A) $325,000,000, plus (B) the Surrendered Shares Value (as defined in the Purchase Agreement), minus (C) the 1.5 Lien Share Payment Value (as defined in the Purchase Agreement), minus (D) the 1.5 Lien Cash Payment Amount (as defined in the Purchase Agreement), minus (E) the Excess Notes Share Payment Amount (as defined in the Purchase Agreement), minus (F) the Excess Notes Cash Payment Amount (as defined in the Purchase Agreement), divided by (ii) $10.00, which Hycroft will promptly distribute to its stockholders and (b) the Excess Notes (as defined in the Purchase Agreement) and Hycroft’s 1.5 lien notes acquired by Acquisition Sub in connection with the consummation of the Hycroft Business Combination and pursuant to the transactions described in the Purchase Agreement. In addition, (x) the Company and Acquisition Sub will assume certain of Hycroft’s liabilities, including the Company’s assumption of certain debt obligations of Hycroft and Hycroft’s liabilities and obligations under its existing warrant agreement, and (y) Acquisition Sub will pay off, or cause to be paid off, Hycroft’s other outstanding indebtedness for borrowed money, on Hycroft’s behalf, including under Hycroft’s first lien debt and promissory note.

The Hycroft Business Combination will be consummated subject to the deliverables and provisions as further described in the Purchase Agreement.

6. STOCKHOLDERS’ EQUITY

Common Stock

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2019 and 2018, there were 693,177 and

951,675 shares of Class A common stock issued and outstanding (excluding 20,106,823 and 19,848,325 shares of common stock subject to possible redemption), respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2019 and 2018, there were 5,200,000 shares of Class B common stock outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, as is the case with the Hycroft Business Combination) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as- converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity- linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company or any securities issued pursuant to the Forward Purchase Contract (see Note 5)). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination by the Extended Termination Date and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

7. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31,	December 31,
	2019	2018
Deferred tax asset
Organizational costs/Startup expenses	$227,930	$86,012
Total deferred tax assets	227,930	86,012
Valuation allowance	(227,930)	(86,012)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2019	2018
Federal
Current	$899,804	$555,449
Deferred	(141,918)	(86,012)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	141,918	86,012
Income tax provision	$899,804	$555,449

As of December 31, 2019, the Company had no U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2019 and 2018, the change in the valuation allowance was $141,918 and $86,012, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 sand 2018 is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
True-ups	0.6%	0.0%
Change in valuation allowance	4.0%	3.8%
Income tax provision	25.6%	24.8%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company considers New York to be a significant state tax jurisdiction.

8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re- measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re- measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and 2018, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,	December 31,
Description	Level	2019	2018
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$215,385,757	$212,916,691

See Note 1 for details on the subsequent redemptions and adjustment to the Trust Account.

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 7, 2020, a purported class action complaint was filed by a purported holder of warrants, of Hycroft Mining Corporation (“Seller”), in the Court of Chancery of the State of Delaware against the Company and Seller. The complaint seeks a declaratory judgment that the transactions contemplated under the Purchase Agreement constitute a “Fundamental Change” under the terms of the Seller warrant agreement and thereby requiring that the Seller warrants be assumed by the Company as part of the business combination, in addition to asserting claims for (i) breach or anticipatory breach of contract against Seller, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against Seller, and (iii) tortious interference with contractual relations against the Company. The complaint seeks unspecified money damages and also seeks an injunction enjoining Seller and the Company from consummating the business combination. On February 26, 2020, the Company and Seller entered into an Amendment to the Purchase Agreement whereby Seller’s liabilities and obligations under the Seller warrant agreement shall be included as Parent Assumed Liability under the Purchase Agreement.

MUDRICK CAPITAL ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash	$12,639	$208,536
Prepaid income taxes	—	95,275
Prepaid expenses	54,375	3,966
Total Current Assets	67,014	307,777

Investments held in Trust Account	71,786,097	215,385,757
TOTAL ASSETS	$71,853,111	$215,693,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,671,103	$334,619
Income taxes payable	32,732	—
Convertible promissory note – related party	600,000	—
Total Current Liabilities	3,303,835	334,619

Deferred underwriting fees	7,280,000	7,280,000
Total Liabilities	10,583,835	7,614,619

Commitments and Contingencies

Class A common stock subject to possible redemption, $0.0001 par value; 5,571,215 and 20,106,823 shares as of March 31, 2020 and December 31, 2019, respectively (at redemption value of $10.10 per share)	56,269,272	203,078,914

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,338,072 and 693,177 shares issued and outstanding (excluding 5,571,215 and 20,106,823 shares subject to possible redemption) as of March 31, 2020 and December 31, 2019, respectively	134	69
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,200,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	520	520
Additional paid-in capital	3,302,226	711,409
Retained earnings	1,697,124	4,288,003
Total Stockholders’ Equity	5,000,004	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$71,853,111	$215,693,534

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019

General and administrative expenses	$3,122,431	$158,655
Loss from operations	(3,122,431)	(158,655)

Other income:
Interest income	409	2,404
Interest earned on investments held in Trust Account	659,150	1,152,202
Other income	659,559	1,154,606

(Loss) Income before provision for income taxes	(2,462,872)	995,951
Provision for income taxes	(128,007)	(252,611)
Net (loss) income	$(2,590,879)	$743,340

Weighted average shares outstanding of Class A common stock	13,167,740	20,800,000

Basic and diluted income per common share, Class A	$0.04	$0.04

Weighted average shares outstanding of Class B common stock	5,200,000	5,200,000

Basic and diluted loss per common share, Class B	$(0.59)	$(0.02)

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

THREE MONTHS ENDED MARCH 31, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2019	951,675	$95	5,200,000	$520	$3,322,214	$1,677,179	$5,000,008

Change in value of common stock subject to possible redemption	(73,598)	(7)	—	—	(743,332)	—	(743,339)

Net income	—	—	—	—	—	743,340	743,340
Balance – March 31, 2019	878,077	$88	5,200,000	$520	$2,578,882	$2,420,519	$5,000,009

THREE MONTHS ENDED MARCH 31, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2020	693,177	$69	5,200,000	$520	$711,409	$4,288,003	$5,000,001

Change in value of common stock subject to possible redemption	644,895	65	—	—	2,590,817	—	2,590,882

Net loss	—	—	—	—	—	(2,590,879)	(2,590,879)

Balance – March 31, 2020	1,338,072	$134	5,200,000	$520	$3,302,226	$1,697,124	$5,000,004

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(2,590,879)	$743,340
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(659,150)	(1,152,202)
Changes in operating assets and liabilities:
Prepaid income taxes	95,275	—
Prepaid expenses	(50,409)	(28,543)
Accounts payable and accrued expenses	2,336,484	(131,785)
Income taxes payable	32,732	252,611
Net cash used in operating activities	(835,947)	(316,579)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes	40,050	200,300
Cash withdrawn from Trust Account for redemption of common stock	144,218,760	—
Net cash provided by investing activities	144,258,810	200,300

Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	600,000	—
Redemption of common stock	(144,218,760)	—
Net cash used in financing activities	(143,618,760)	—

Net Change in Cash	(195,897)	(116,279)
Cash – Beginning of period	208,536	535,946
Cash – End of period	$12,639	$419,667

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(2,590,882)	$743,339

The accompanying notes are an integral part of the unaudited condensed financial statements.

MUDRICK CAPITAL ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2020

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mudrick Capital Acquisition Corporation (the “Company”) was incorporated in Delaware on August 28, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies that have recently emerged from bankruptcy court protection. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2020, the Company had not commenced any operations. All activity through March 31, 2020 relates to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company for a Business Combination and activities in connection with the potential acquisition of Hycroft Mining Corporation, a Delaware corporation (“Hycroft”) (see Note 5). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and marketable securities from the proceeds derived from the Initial Public Offering, as defined below.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on February 7, 2018. On February 12, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Mudrick Capital Acquisition Holdings LLC ($6,500,000) (the “Sponsor”) and Cantor Fitzgerald & Co. ($1,000,000) (“Cantor”), generating gross proceeds of $7,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on February 12, 2018, an amount of $202,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

On February 28, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 800,000 Units at $10.00 per Unit and the sale of an additional 240,000 Private Placement Warrants at $1.00 per warrant, generating total gross proceeds of $8,240,000. Following the closing, an additional $8,080,000 of net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $210,080,000 ($10.10 per Unit) initially held in the Trust Account.

Transaction costs amounted to $11,974,088, consisting of $4,160,000 of underwriting fees, $7,280,000 of deferred underwriting fees payable (which are held in the Trust Account) and $534,088 of other costs. In addition, as of March 31, 2020, cash of $12,639 was held outside of the Trust Account and is available for working capital purposes. As described in Note 5, the $7,280,000 deferred underwriting fees payable is contingent upon the consummation of a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding shares of its Class A common stock, par value $0.0001, (“Class A common stock”), sold in the Initial Public Offering (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per Public Share). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination.

If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, public stockholders may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares held by them in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

 The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

The Company initially had until February 12, 2020 to complete a Business Combination. If the Company is unable to complete a Business Combination by the Extended Termination Date (as defined below), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On February 10, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “Extension Amendment”) to extend the period of time for which the Company was required to consummate a Business Combination from February 12, 2020 to August 12, 2020 (the “Extended Termination Date”). In connection with the Extension Amendment, stockholders elected to redeem an aggregate of 13,890,713 shares of the Company’s Class A common stock. As a result, an aggregate of approximately $144,218,760 (or approximately $10.38 per share) was removed from the Trust Account to pay such stockholders.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by the Extended Termination Date. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination by the Extended Termination Date. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination by the Extended Termination Date and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company's independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of March 31, 2020, the Company had a cash balance of approximately $12,600, which excludes interest income of approximately $2,002,000 from the Company’s investments in the Trust Account which is available to the Company for tax obligations. As of March 31, 2020, there was approximately $71.8 million held in the Trust Account. During the three months ended March 31, 2020, the Company withdrew approximately $40,000 of interest income from the Trust Account to pay its franchise taxes.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its initial Business Combination.

On January 2, 2020, the Company issued an unsecured convertible promissory note (the “Promissory Note”) to the Sponsor in the aggregate amount of $1,500,000 in order to finance transaction costs in connection with a Business Combination. As of March 31, 2020, there was $600,000 outstanding under the Promissory Note. The Promissory Note is non-interest bearing and repayable by the Company to the Sponsor upon the consummation of a Business Combination. The Promissory Note may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant, other than in connection with the Hycroft Business Combination. The warrants would be identical to the Private Placement Warrants (see Note 4).

To the extent necessary, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required, up to $1,500,000. Other than as described above, such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants (see Note 4).

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

The liquidity condition and date for mandatory liquidation unless there is a Business Combination, the consummation of which is uncertain, raise substantial doubt about the Company’s ability to continue as a going concern through August 12, 2020, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 12, 2020.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 12, 2020, which contains the audited financial statements and notes thereto. The interim results for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2020 and December 31, 2019.

Marketable securities held in Trust Account

At March 31, 2020 and December 31, 2019, substantially all of the assets held in the Trust Account were held in money market funds.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2020 and December 31, 2019, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Offering costs

Offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $11,974,088 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of and March 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net income (loss) per common share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and Private Placement to purchase 28,540,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes of approximately $178,000 and $303,000 for the three months ended March 31, 2020 and 2019, respectively) by the weighted average number of Class A redeemable common stock outstanding during the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to Class A redeemable common stock, by the weighted average number of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Units as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$659,150	$1,152,202
Income and Franchise Tax	(178,007)	(302,661)
Net Earnings	$481,143	$849,541
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	13,167,740	20,800,000
Earnings/Basic and Diluted Redeemable Common Stock	$0.04	$0.04

Non-Redeemable Common Stock
Numerator: Net (Loss) Income minus Redeemable Net Earnings
Net (Loss) Income	$(2,590,879)	$743,340
Redeemable Net Earnings	(481,143)	(849,541)
Non-Redeemable Net Loss	$(3,072,022)	$(106,201)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted (1)	5,200,000	5,200,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.59)	$(0.02)

Note: As of March 31, 2020 and 2019, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At March 31, 2020 and December 31, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,800,000 units at a price of $10.00 per Unit, inclusive of 800,000 Units sold on February 28, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one share of Class A common stock (such shares of Class A common stock included in the Units being offered, the “Public Shares”), and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

4. RELATED PARTY TRANSACTIONS

Founder Shares

On September 25, 2017, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 (“Class B common stock”) for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment, at any time. As a result of the underwriters’ election to partially exercise their over-allotment option on February 28, 2018, 550,000 Founder Shares were forfeited.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsor and Cantor purchased an aggregate of 7,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (6,500,000 Private Placement Warrants by the Sponsor and 1,000,000 Private Placement Warrants by Cantor) for an aggregate purchase price of $7,500,000. On February 28, 2018, the Company consummated the sale of an additional 240,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, of which 200,000 Private Placement Warrants were purchased by the Sponsor and 40,000 Private Placement Warrants were purchased by Cantor, generating gross proceeds of $240,000. Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination by the Extended Termination Date, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor, Cantor or their permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon redemption or liquidation. In addition, for as long as the Private Placement Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement for the Initial Public Offering.

The Private Placement Warrants have been deemed compensation by Financial Industry Regulatory Authority, or FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual commencing on the effective date of the registration statement for the Initial Public Offering. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement for the Initial Public Offering. Additionally, the Private Placement Warrants purchased by Cantor may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the Initial Public Offering except to any selected dealer participating in the Initial Public Offering and the bona fide officers or partners of the underwriter and any such participating selected dealer.

The Sponsor, Cantor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On September 25, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of March 31, 2018 or the completion of the Initial Public Offering. The Note was repaid upon the consummation of the Initial Public Offering.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

On January 2, 2020, the Company issued an unsecured convertible promissory note (the “Promissory Note”) to the Sponsor in the aggregate amount of $1,500,000 in order to finance transaction costs in connection with a Business Combination. The Promissory Note is non-interest bearing and repayable by the Company to the Sponsor upon the consummation of a Business Combination. The Promissory Note will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account. The Promissory Note may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant, other than in connection with the Hycroft Business Combination. The warrants would be identical to the Private Placement Warrants. As of March 31, 2020, there was $600,000 outstanding under the Promissory Note. In April 2020, the Company withdrew an additional $100,000 under the Promissory Note.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on February 8, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For each of the three months ended March 31, 2020 and 2019, the Company incurred $30,000 of administrative service fees. At December 31, 2019, $10,000 of such fees are included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

5. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on February 7, 2018, the holders of Founder Shares, Private Placement Warrants, securities issuable pursuant to the Forward Purchase Contract (see below), and warrants that may be issued upon conversion of Working Capital Loans are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders have certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $4,160,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,280,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 12, 2020, the Company entered into an amendment (the “UA Amendment”) to its underwriting agreement with Cantor, pursuant to which the deferred underwriting fees provided for by the underwriting agreement, which were originally payable by the Company to the underwriters in cash upon completion of an initial Business Combination, shall be payable upon completion of the Hycroft Business Combination (as defined below) through a combination of (i) $2,500,000, payable in cash and directly from the Trust Account, (ii) $2,000,000, payable in shares of Class A common stock, valued for these purposes at $10.00 per share and (iii) an amount up to $2,780,000, determined as follows: (A) if Third Party Equity Value (as defined in the UA Amendment) is less than or equal to $75,000,000, an amount payable in Class A common stock, valued for these purposes at $10.00 per share, equal to the product of (x) 2,780,000 and (y) a fraction, the numerator of which is the Third Party Equity Value and the denominator of which is $75,000,000 or (B) if Third Party Equity Value is greater than $75,000,000, $2,780,000 payable in cash and directly from the Trust Account (collectively, the “Deferred Underwriting Commission”); provided, however, to the extent Cantor continues to beneficially own and hold for its own account the Specified Shares (as defined in the UA Amendment) on the date of the consummation of the Hycroft Business Combination (the “Acquisition Closing Date”), (1) the Deferred Underwriting Commission payable in Class A common stock pursuant to clauses (ii) and (iii) above shall be reduced by an amount equal to the product of (x) $10.00 and (y) the number of Specified Shares beneficially owned and held by Cantor for its own account on the Acquisition Closing Date, and (2) the Deferred Underwriting Commission payable in cash and directly from the Trust Account pursuant to this sentence shall be increased by such same and equal amount. As of March 31, 2020, the trust value was approximately $72,000,000 which is below the threshold for situation (A) as described above. Therefore, the amount payable for (iii) as of March 31, 2020 would be approximately $2,670,000. The UA Amendment does not amend, modify or supplement any other terms of the underwriting agreement.

Forward Purchase Contract

On January 24, 2018, the Company entered into a forward purchase contract (the “Forward Purchase Contract”) with the Sponsor, pursuant to which the Sponsor committed to purchase, in a private placement for gross proceeds of $25,000,000 to occur concurrently with the consummation of a Business Combination, 2,500,000 Units (the “Forward Units”) on substantially the same terms as the sale of Units in Initial Public Offering at $10.00 per Unit, and 625,000 shares of Class A common stock. The funds from the sale of Forward Units will be used as part of the consideration to the sellers in a Business Combination; any excess funds from this private placement will be used for working capital purposes in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their Public Shares and provides the Company with a minimum funding level for a Business Combination.

Purchase Agreement

On January 13, 2020, the Company entered into a Purchase Agreement (as amended on February 26, 2020, and as may be further amended from time to time, the “Purchase Agreement”) with MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Acquisition Sub”), and Hycroft, pursuant to which the parties thereto intend to consummate a business combination transaction (the “Hycroft Business Combination”) pursuant to which Hycroft will sell to Acquisition Sub, and Acquisition Sub will purchase from Hycroft, all of the issued and outstanding equity interests of Hycroft’s subsidiaries and substantially all of Hycroft’s other assets (collectively, the “Transferred Assets”).

In consideration for the Transferred Assets and in connection with the consummation of the Hycroft Business Combination, Acquisition Sub will deliver, or cause to be delivered on its behalf, to Hycroft (a) a number of shares of the Company’s Class A common stock equal to (i) (A) $325,000,000, plus (B) the Surrendered Shares Value (as defined in the Purchase Agreement), minus (C) the 1.5 Lien Share Payment Value (as defined in the Purchase Agreement), minus (D) the 1.5 Lien Cash Payment Amount (as defined in the Purchase Agreement), minus (E) the Excess Notes Share Payment Amount (as defined in the Purchase Agreement), minus (F) the Excess Notes Cash Payment Amount (as defined in the Purchase Agreement), divided by (ii) $10.00, which Hycroft will promptly distribute to its stockholders and (b) the Excess Notes (as defined in the Purchase Agreement) and Hycroft’s 1.5 lien notes acquired by Acquisition Sub in connection with the consummation of the Hycroft Business Combination and pursuant to the transactions described in the Purchase Agreement. In addition, (x) the Company and Acquisition Sub will assume certain of Hycroft’s liabilities, including the Company’s assumption of certain debt obligations of Hycroft and Hycroft’s liabilities and obligations under its existing warrant agreement, and (y) Acquisition Sub will pay off, or cause to be paid off, Hycroft’s other outstanding indebtedness for borrowed money, on Hycroft’s behalf, including under Hycroft’s first lien debt and promissory note.

The Hycroft Business Combination will be consummated subject to the deliverables and provisions as further described in the Purchase Agreement.

On February 7, 2020, a purported class action complaint was filed by a purported holder of warrants of Hycroft in the Court of Chancery of the State of Delaware against the Company and Hycroft. The complaint seeks a declaratory judgment that the transactions contemplated under the Purchase Agreement constitute a “Fundamental Change” under the terms of the Hycroft warrant agreement and thereby requiring that the Hycroft warrants be assumed by the Company as part of the Hycroft Business Combination, in addition to asserting claims for (i) breach or anticipatory breach of contract against Hycroft, (ii) breach or anticipatory breach of the implied covenant of good faith and fair dealing against Hycroft, and (iii) tortious interference with contractual relations against the Company. The complaint seeks unspecified money damages and also seeks an injunction enjoining Hycroft and the Company from consummating the Hycroft Business Combination. On February 26, 2020, the Company and Hycroft entered into an Amendment to the Purchase Agreement whereby Hycroft's liabilities and obligations under the Hycroft warrant agreement shall be included as a Parent Assumed Liability under the Purchase Agreement. On March 27, 2020, the Company and Hycroft filed motions to dismiss the complaint.

6. STOCKHOLDERS’ EQUITY

Common Stock

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2020 and December 31, 2019, there were 1,338,072 and 693,177 shares of Class A common stock issued and outstanding (excluding 5,571,215 and 20,106,823 shares of common stock subject to possible redemption), respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2020 and December 31, 2019, there were 5,200,000 shares of Class B common stock outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, as is the case with the Hycroft Business Combination) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company or any securities issued pursuant to the Forward Purchase Contract (see Note 5)). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants — Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	at any time during the exercise period;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.
•	If, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination by the Extended Termination Date and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

7. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2020	December 31, 2019
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$71,786,097	$215,385,757

8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

In April 2020, the Company withdrew an additional $100,000 under the Promissory Note.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to such statements. The information used to prepare the unaudited pro forma condensed combined financial statements was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus.

•	The historical audited financial statements as of and for the year ended December 31, 2019 of Hycroft Mining Corporation (“Seller”); and

•	The historical audited financial statements as of and for the year ended December 31, 2019 of Mudrick Capital Acquisition Corporation (“MUDS”).

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial statements are based on MUDS’ historical financial statements and Seller’s historical consolidated financial statements as adjusted to give effect to the business combination assuming that the minimum cash condition under the Purchase Agreement is satisfied with no additional cash. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives effect to the business combination, the exchange, the debt and warrant assumption, the 1.25 Lien Exchange, the conversion and the private investment as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the business combination as if such transactions had occurred on December 31, 2019.

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment (as defined below), (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. For purposes of the unaudited pro forma financial information contained in this prospectus, the “PIPE Investment” consists of the private investment plus an incremental private placement equity investment, if needed. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination and related transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

For more information about the business combination, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements”, beginning on pages 100 and 159, respectively, of the joint proxy statement/prospectus forming a part of the registration statement on Form S-4 (Registration No. 333-236460) dated May 7, 2020 (the “Joint Proxy Statement/Prospectus”). A copy of the Purchase Agreement is attached to the Joint Proxy Statement/Prospectus as Annex A.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

(UNAUDITED)

(in thousands)

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Assets:
Cash	$6,220	$209	1,270	c		1,270	c
			(1,590)	c		(1,590)	c
			25,000	d		25,000	d
			71,735	d		—	d
			98,600	e		98,600	e
			10,000	f		20,000	f
			(133,087)	g		(133,087)	g
			(13,589)	h		(12,014)	h
			3,265	i	$68,033	65,000	i	$69,608
Restricted cash	3,270		(3,270)	c	—	(3,270)	c	—
Accounts receivable	97				97	$0		97
Inventories	4,453				4,453			4,453
Ore on leach pads	22,062				22,062			22,062
Prepaids and other	2,648	99			2,747			2,747
Current assets	38,750	308	58,334		97,392	59,909		98,967
Investments held in Trust account		215,386	(215,386)	d	—	(215,386)	d	—
Restricted cash	39,477				39,477			39,477
Plant and equipment, net	51,207				51,207			51,207
Deferred tax asset, net			—	k	—	—	k	—
Other assets, non-current	5,203		(5,083)	j	120	(5,083)	j	120
Total assets	$134,637	$215,694	$(162,135)		$188,196	$(160,560)		$189,771
Liabilities:
Accounts payable	$10,746	$335	(1,025)	h	$10,056	(1,025)	h	$10,056
Interest payable	846		(846)	g	—	(846)	g	—
Other liabilities, current	3,939		(1,590)	c	2,349	(1,590)	c	2,349
Debt, current	553,965		(553,965)	g	—	(553,965)	g	—
Current liabilities	569,496	335	(557,426)		12,405	(557,426)		12,405
Deferred underwriting fees		7,280	(7,280)	h	—	(7,280)	h	—
Other liabilities, non-current	18				18			18
Debt, non-current			64,350	e		64,350	e
			77,212	g		77,212	g
			(5,083)	j	136,479	(5,083)	j	136,479
Royalty agreement			30,000	e	30,000	30,000	e	30,000
Asset retirement obligation, non-current	4,374				4,374			4,374
Total liabilities	573,888	7,615	(398,227)		183,276	(398,227)		183,276

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Stockholders’ (Deficit) Equity:
Common stock subject to possible redemption		203,079	(203,079)	d	—	(203,079)	d	—
Preferred stock		—			—			—
Class A Common stock		—						—
			2	d		1	d
			4	g		4	g
			—	i	6	1	i	6
Class B Common stock		1	(1)	d	—	(1)	d	—
Common stock	3	0	(3)	c	—	(3)	c	—
Additional paid-in capital	5,184	711	(1,235)	c		(1,235)	c
			88,715	d		16,981	d
			4,250	e		4,250	e
			10,000	f		20,000	f
			321,047	g		321,047	g
			4,561	h		2,371	h
			3,265	i	436,498	64,999	i	434,308
Retained earnings (accumulated deficit)	(444,438)	4,288	23,461	g		23,461	g
			(762)	c		(762)	c
			(4,288)	d		(4,288)	d
			(9,845)	h	(431,584)	(6,080)	h	(427,819)
Total stockholders’ (deficit) equity	(439,251)	208,079	236,092		4,920	237,667		6,495
Total liabilities and stockholders’ (deficit) equity	$134,637	$215,694	$(162,135)		$188,196	$(160,560)		$189,771

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019 (UNAUDITED)

(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
			Pro Forma		Pro Forma	Pro Forma		Pro Forma
	(a)		Adjustments		Combined	Adjustments		Combined
	Seller	(b)	(No		(No	(Max		(Max
	Subsidiaries	MUDS	Redemptions)		Redemptions)	Redemptions)		Redemptions)
Revenues	$13,709				$13,709			$13,709
Cost of sales:
Production costs	11,041		206	c	11,247	206	c	11,247
Depreciation and amortization	1,011				1,011			1,011
Write-down of production inventories .	18,617				18,617			18,617
Total cost of sales	30,669	—	206		30,875	206		30,875
Operating expenses:
Project and development	7,708				7,708			7,708
Care and maintenance	3,529				3,529			3,529
Pre-production depreciation and amortization	1,067				1,067			1,067
Accretion	422				422			422
General and administrative	6,072	876	(1,582)	d	5,366	(1,582)	d	5,366
Reduction in asset retirement obligation	(1,880)				(1,880)			(1,880)
Impairment of long-lived assets	63				63			63
Lossfromoperations	(33,941)	(876)	1,376		(33,441)	1,376		(33,441)
Other income (expense):
Interest income	795	4,387	(4,387)	e	795	(4,387)	e	795
Interest expense	(64,844)		51,521	f	(13,323)	51,521	f	(13,323)
Loss before reorganization items, net and income taxes	(97,990)	3,511	48,510		(45,969)	48,510		(45,969)
Reorganization items, net	(905)				(905)			(905)
Lossbeforeincometaxes	(98,895)	3,511	48,510		(46,874)	48,510		(46,874)
Income tax	—	(900)	900	g	—	900	g	—
Net loss	$(98,895)	$2,611	$49,410		(46,874)	$49,410		$(46,874)
Loss per share:
Basic and diluted	$(36.10)				$(0.94)			$(0.94)
Weighted average shares outstanding:
Basic and diluted	2,739,505		47,272,555		50,012,060	47,318,182		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

Description of the Transactions

MUDS, a publicly traded blank check company, and Seller, a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada, have entered into a definitive purchase agreement, under which Seller will sell all of the equity interests of Seller’s subsidiaries to MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of MUDS (“Acquisition Sub”), and MUDS or Acquisition Sub will acquire substantially all of Seller’s other assets and discharge and pay or assume substantially all of Seller’s liabilities.

Pursuant to the terms of the business combination, Seller will have, after raising gross cash proceeds of $210.0 million, the minimum cash condition under the Purchase Agreement, at least $50.0 million of unrestricted and available cash on hand at closing. Cash and financing sources for the transaction include

(a) a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (Co.) Inc. (the “Sprott Royalty Agreement”), (c) consummation of a $25.0 million forward purchase of MUDS units and shares by sponsor, (d) Assumed New Subordinated Notes not to exceed $80.0 million, (e) the net cash remaining in MUDS’ trust account following any MUDS stockholder redemptions, (f) proceeds generated from the PIPE Investment, which are expected to be at least $13.3 million and (g) the exchange of the Excess Notes and the 1.5 Lien Notes into shares of MUDS Class A common stock and conversion of the Second Lien Notes into shares of Seller common stock immediately prior to the consummation of the business combination.

Seller’s post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the Assumed New Subordinated Notes not to exceed $80.0 million. All other indebtedness of Seller will be repaid and retired, exchanged for shares of MUDS Class A common stock, converted into shares of Seller common stock or assumed by MUDS in the transaction.

For more information about the business combination, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements” to the Joint Proxy Statement/Prospectus. A copy of the Purchase Agreement is attached to the Joint Proxy Statement/Prospectus as Annex A.

Accounting for the Business Combination

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer”. This determination was primarily based on current stockholders of Seller having a relative majority of the voting power of the combined entity, the operations of Seller prior to the acquisition comprising the only ongoing operations of the combined entity, the fact that four of the seven director nominees to the HYMC board of directors are current directors of Seller (and such nominees are therefore expected to comprise a majority of the HYMC board of directors following the business combination), and senior management of Seller comprising the majority of the senior management of the combined entity. At any redemption level, including the maximum, the Seller’s common stockholders prior to the consummation of the business combination (and after issuance of additional shares of Seller common stock pursuant to the conversion of the Second Lien Notes) and the holders of the Excess Notes and 1.5 Lien Notes receiving shares of MUDS Class A common stock in exchange for their notes, will hold more than 50% at a minimum, and up to approximately 94% at a maximum, of the total shares of MUDS Class A common stock which will be issued and outstanding upon consummation of the business combination.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Seller. The net assets of Seller will be stated at historical cost, with no goodwill or other intangible assets recorded.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment, (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination, and the foregoing transactions attributable to the business combination listed above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus. Additionally, for more information about the business combination, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements” to the Joint Proxy Statement/Prospectus.

Redemption Scenarios

The unaudited pro forma condensed combined financial information has been prepared using two redemption scenarios, which give effect to the range of minimum and maximum redemptions that may occur in addition to the effects of other financing agreements and exchanges outlined in the Description of Business Combination section above.

a)  No Redemption Scenario — The no redemption scenario assumes that, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting, no additional shares of MUDS Class A common stock are redeemed, resulting in aggregate cash available for transaction consideration, before any costs and fees, of $71.7 million for the benefit of the continuing combined entity. At the Extension Meeting, 13,890,713 shares of MUDS Class A common stock (approximately 67%) were redeemed, which, when applied to the February 10, 2020 trust balance of $216.0 million of Investments held in trust, results in $71.7 million remaining for presentation in the no redemption scenario. Following the Extension Meeting a total of 6,909,287 shares of MUDS Class A common stock remained unredeemed.

b)  Maximum Redemption Scenario — The maximum redemption scenario assumes that 20,800,000 shares of MUDS Class A common stock, or 100% of the outstanding shares of MUDS Class A common stock, are redeemed, resulting in an aggregate payment before any costs and fees, of $216.0 million as of February 10, 2020 ($215.4 million as of December 31, 2019) out of the trust account to the holders of MUDS Class A common stock. In its historical audited financial statements as of and for the year ended December 31, 2019, to support its financial reporting presentation requirements for the Trust, the Sponsor has presented 693,177 shares of Class A Common Stock as issued and outstanding which is exclusive of the 20,106,823 shares of Class A Common Stock presented as subject to possible redemption in those same financial statements; however, the total of these two amounts, which equals 20,800,000 shares, is entirely subject to redemption.

The following table summarizes the estimated transaction consideration and costs and fees under each redemption scenario. The amounts reflected below are preliminary in nature and subject to future adjustment

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs. The preliminary amounts shown below are not indicative or representative of how such transactions may be reported in the future for financial reporting purposes upon the completion of all technical accounting analysis. See the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional details and pro forma adjustments related to the below instruments and transactions.

	(a)	(b)
	No	Maximum
Preliminary Estimated Consideration	Redemptions	Redemptions
Cash:
Investments held in Trust account(1)	$71,735	$—
Sprott Credit Agreement(2)	68,600	68,600
Royalty Agreement(3)	30,000	30,000
Sponsor forward purchase (MUDS units and shares)(4)	25,000	25,000
Proceeds from PIPE Investment (MUDS stock)(5)	10,000	20,000
Backstop Agreement (MUDS stock and warrants)(6)	3,265	65,000
Class A common stock:
MUDS stock issued to holders of Seller’s 1.5 Lien Notes(7)	150,755	150,755
MUDS stock issued to former holders of Seller’s Second Lien Notes(8)(9)	170,296	170,296
MUDS stock issued to Seller’s common stockholders(8)(9)	3,949	3,949
Assumed debt:
New Subordinated Notes(10)	77,212	77,212
Estimated Consideration, Gross	610,812	610,812
Transaction fees and costs:
Management incentive compensation(11)	(7,339)	(5,764)
Deferred underwriting fees(12)	(7,061)	(4,871)
Investment banking advisory services(13)	(3,750)	(3,750)
Estimated Fees and Costs	(18,150)	(14,385)
Estimated Consideration, Net	$592,662	$596,427 `

(1)	Represents estimated remaining gross proceeds from investments held in Trust account, using the February 10, 2020 trust balance of $216.0 million, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting.

(2)	Represents the gross proceeds expected to be advanced under the Sprott Credit Agreement on the closing date after giving effect to the 2% issuance discount of $1.4 million.

(3)	Proceeds from the Sprott Royalty Agreement.

(4)	Gross proceeds from the forward purchase of MUDS’ units and shares by sponsor at $10.00 per unit.

(5)	Estimated gross proceeds from shares of MUDS Class A common stock purchased at $10.00 per share through the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including incremental equity investment).

(6)	Estimated gross proceeds from shares of MUDS Class A common stock issued at $10.00 per share under the Subscription/Backstop Agreements; the counterparties to the Subscription/Backstop Agreements are investment funds affiliated with Seller and will receive 0.5 warrants per share

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(3.25 million warrants) regardless of whether or not such parties are required to purchase any shares pursuant to the Subscription/Backstop Agreements.

(7)	Represents the estimated value of shares of MUDS Class A common stock issued at $10.00 per share to holders of the 1.5 Lien Notes to satisfy any remaining and unpaid balance following any cash repayments of the 1.5 Lien Notes (based on the cash available for such repayments, if any).

(8)	Represents the estimated value of shares of MUDS Class A common stock distributed, on a pro rata basis, to holders of Seller common stock, including the former holders of the Second Lien Notes, at $10.00 per share following the conversion of the Second Lien Notes into shares of Seller common stock.

(9)	Does not reflect distribution of Surrendered Shares to holders of Seller common stock, including the former holders of the Second Lien Notes, as Surrendered Shares, while received by Seller as consideration in transaction for distribution to holders of Seller common stock, including the former holders of the Second Lien Notes, are an allocation of MUDS Class A common shares and do not result in specific or additional transaction consideration requiring pro forma adjustment in these unaudited pro forma condensed combined financial statements.

(10)	Represents the New Subordinated Notes issued in exchange for the 1.25 Lien Notes.

(11)	Represents cash payments for management incentive bonuses pursuant to Seller’s Retention Bonus Plan.

(12)	Represents amounts due to MUDS’ underwriter which were deferred until the completion of a business combination. The fees will be paid with (a) $2.5 million cash, (b) $2.0 million of MUDS’ Class A common stock, and (c) $2.78 million of MUDS Class A common stock to be paid dependent on the level of redemptions and PIPE investment proceeds and a sliding scale using a price of $10.00 per share and a $75.0 million threshold.

(13)	Represents amounts due for investment banking advisory services to Seller.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited balance sheet of Hycroft Mining Corporation, Seller, as of December 31, 2019. For financial reporting purposes under US GAAP, Seller is the acquirer.

(b)	Represents the historical audited balance sheet of MUDS, as of December 31, 2019. For financial reporting purposes under US GAAP, MUDS is the acquiree.

(c)

Represents adjustments to the Seller’s balances for certain assets and liabilities that will either remain with Seller or be settled as part of the transaction, including, (1) $2.0 million of cash (post reclassification of $3.3 million of restricted cash to available cash) to be retained by Seller,

(2) $1.6 million of cash paid at closing of the business combination to settle the deferred phantom unit liability, and (3) related stockholders’ equity adjustments based on the $3.9 million of value for 394,857 shares of MUDS Class A common stock, at $10.00 per share, representing the portion of the 32,500,000 shares of MUDS Class A common stock issued by MUDS that is distributed to the existing owners of Seller’s common stock. Based on the terms of the business combination and allocation hierarchy of transaction consideration, the value of the 394,857 shares of MUDS Class A common stock received by Seller’s stockholders exceeds Seller’s December 31, 2019 paid-in capital balance of $5.2 million, less the $2.0 million of cash retained by Seller, by approximately $0.8 million.

The allocation of the 32,500,000 shares of MUDS Class A common stock issued by MUDS is determined using the balances of Seller’s paid-in capital and the Excess Notes, the 1.5 Lien Notes and the Second Lien Notes (collectively referred to as the “Seller Stockholder Funded Debt”, which,

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

based on the terms of the business combination and allocation hierarchy of transaction consideration results in the Excess Notes and 1.5 Lien Notes (at 110% of face value) being satisfied in full, after which the remaining consideration is distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. Accordingly, as the balances of the Seller Stockholder Funded Debt has increased after December 31, 2019 for additional 1.25 Lien Note issuances, which increases the balance of the Excess Notes, and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of the 32,500,000 shares of MUDS Class A common stock at the transaction closing date will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares of MUDS Class A common stock distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. The following table provides a summary of the pro forma adjustments related to the $325.0 million (representing 32,500,000 shares of MUDS Class A common stock) of consideration paid to Seller and distributed to Seller’s stockholders, including the former Second Lien Noteholders, using Seller’s December 31, 2019 recorded balances:

		Pro Forma Adjustments
		1.5 Lien Notes	Cash		Total Pro
	Seller	Exchanged	Retained by	Pro Rata	Forma	Pro Forma
	Subsidiaries	at 110%	Seller	Adjustments	Adjustments	Combined(1)
Additional paid-in capital	$5,184		$(2,000)	$765	$(1,235)	$3,949
Debt, current:
1.5 Lien Notes	137,050	13,705			13,705	150,755
Second Lien Notes	208,411			(38,115)	(38,115)	170,296
	$350,645	$13,705	$(2,000)	$(37,350)	$(25,645)	$325,000

(1)	$325.0 million of consideration issued by MUDS is allocated among the exchange of Seller’s existing Excess Notes (which had a balance of $nil as of December 31, 2019) and conversion of Second Lien Notes balances into shares of Seller common stock and the exchange of the 1.5 Lien Notes for shares of MUDS Class A common stock.

See Note 4. Pro Forma Loss Per Share to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(d)	Under both the no redemption and maximum redemption scenarios, a $4.3 million adjustment is made to remove the retained earnings balance of MUDS.

No Redemption — Represents (1) the reclassification of $71.7 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to cash available for the benefit of the continuing combined entity and $143.7 million (representing 13,890,713 shares of MUDS Class A common stock) disbursed for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) reclassify 6,216,110 shares of MUDS Class A common stock subject to redemption to HYMC Class A common stock and additional paid-in capital, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase, and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 1,941,667 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 4. Pro Forma

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents (1) the distribution of $215.4 million (representing 20,106,823 shares of MUDS Class A common stock) of investments held in Trust account to common stockholders of MUDS to disburse the funds for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) record the distribution of MUDS Class A common stock subject to redemption, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase agreement and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 3,584,616 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(e)	Represents the $98.6 million of proceeds from transactions with the Sprott entities, which include (1) $68.6 million of net proceeds received from the Sprott Credit Agreement ($70.0 million gross reduced for a 2% issuance discount), of which $4.3 million was recorded to additional paid-in capital for the partner alignment shares (495,169 shares of MUDS Class A common stock under the No Redemption scenario and 495,621 shares of MUDS Class A common stock under the Maximum Redemption scenario), and (2) $30.0 million of proceeds received from the Sprott Royalty Agreement arranged by Sprott Resource Lending Corp. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(f)	No Redemption — Represents $10.0 million of proceeds received from the 1,000,000 shares of MUDS’ stock sold to investors in the PIPE Investment at $10.00 per share. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $20.0 million of proceeds received from the 2,000,000 shares of MUDS Class A common stock sold to investors in the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including the incremental equity investment) at $10.00 per share to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(g)	Represents the repayment, exchange, or conversion of Seller’s existing debt and interest balances.

Under both the no redemption and maximum redemption scenarios (1) the $125.5 million First Lien Credit Agreement, $6.8 million Jacobs Note, and $0.8 million of interest payable are repaid with cash, (2) the $77.2 million of outstanding 1.25 Lien Notes are exchanged for Assumed New Subordinated Notes, (3) the 1.5 Lien Notes are entitled to receive an amount equal to 110% of the principal balance, which was $13.7 million more than the $137.1 million recorded balance as of December 31, 2019, and are repaid with 15,075,500 shares of MUDS Class A common stock, and (4) the Second Lien Notes are converted into shares of Seller common stock and then 17,424,500 shares of MUDS Class A common stock is distributed pro rata to all holders of Seller common stock (including former holders of Seller common stock following the conversion of the Second Lien Notes which represents 17,029,643 shares of MUDS Class A common stock distributed on a pro rata basis) and the Second Lien Notes will realize a $38.1 million adjustment below the December 31, 2019 recorded balance of $208.4 million based on the terms of the business

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

combination and allocation hierarchy of transaction consideration. See “2(c)” above for additional detail on the methodology and adjustments to the Seller’s 1.5 Lien Notes and 2.0 Lien Notes balances.

	Seller			Issuance of	Equity
	Subsidiaries		Cash	New Subord.	Conversions /	Pro Forma
	Balance	Adjustments	Repayments	Notes	Exchanges	Combined
Debt, current
First Lien Agreement	$125,468		$(125,468)			$—
1.25 Lien Notes	77,212			(77,212)		—
1.5 Lien Notes	137,050	13,705	—		(150,755)	—
Second Lien Notes	208,411	(38,115)			(170,296)
Jacobs Note	6,773		(6,773)			—
Less, debt issuance costs	(949)	949				—
	$553,965					$—
Interest payable
First Lien Agreement	$846		(846)			$—
		$(23,461)	$(133,087)	$(77,212)	$(321,051)

See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(h)	No Redemption — Represents the payments of underwriting fees and transaction costs, including (1) $13.6 million of cash for (i) a $7.3 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller and (2) $4.6 million for 456,104 shares of MUDS Class A common stock issued for deferred underwriting fees. As of December 31, 2019, $1.0 million was accrued in accounts payable for the investment banking advisory services for Seller and $7.3 million was accrued as deferred underwriting fees.

Maximum Redemption — Represents the same pro forma adjustments as the no redemption scenario except that (1) cash underwriting fees and transaction costs total $12.0 million, which includes (i) a $5.8 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller, and (2) only $2.4 million, representing 237,067 shares of MUDS Class A common stock, are issued for deferred underwriting fees.

See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(i)	No Redemption — Represents $3.3 million (representing 326,500 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements, to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions, and related stockholders’ equity adjustments. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $65.0 million (representing 6,500,000 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements and related stockholders’ equity adjustments. See Note 4. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(j)	Represents the reclassification of Seller’s deferred future financing costs related to the debt financing to debt, resulting in $5.1 million of such deferred costs presented as a contra-liability.

(k)	The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer.” For tax purposes, MUDS will be treated as the acquirer and is expected to establish a new tax basis in the purchased assets which may result in the recognition of a net deferred tax asset; however, these pro forma adjustments do not include any adjustments for increases in deferred tax assets as it uncertain as to the ultimate realization of any future tax benefits.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited statement of operations of Seller for the year ended December 31, 2019. For financial reporting purposes under GAAP, Seller is the acquirer.

(b)	Represents the historical audited statement of operations of MUDS for the year ended December 31, 2019. For financial reporting purposes under GAAP, MUDS is the acquiree.

(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.

(d)	Represents adjustments of(1) $0.9 million for MUDS’ general and administrative costs and (2) $0.7 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.

(e)	Represents an adjustment of $4.4 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.

(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the business combination and (ii) $77.2 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller
	Subsidiaries	Pro Forma	Pro Forma
	Balance	Adjustments	Combined
First Lien Agreement	$10,022	$(10,022)	$—
1.25 Lien Notes	5,241	(5,241)	—
1.5 Lien Notes	18,763	(18,763)	—
Second Lien Notes	28,537	(28,537)	—
Jacobs Note	785	(785)	—
Amortization of debt issuance costs	2,047	(2,047)	—
Less: capitalized interest	(551)		(551)
Assumed New Subordinated Notes		7,721	7,721
Sprott Credit Agreement		6,153	6,153
	$64,844	$(51,521)	$13,323

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 4. Pro Forma Loss Per Share

The tables below summarize the estimated pro forma shares of HYMC Class A common stock issued and outstanding as a result of the transactions using December 31, 2019 recorded balances and the no redemption and maximum redemptions scenarios and assumptions described in Note 1. Basis of Presentation to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements. Since the balances of the Seller Stockholder Funded Debt have increased after December 31, 2019 for additional issuance of 1.25 Lien Notes, which increases the balance of Excess Notes, and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of 32,500,000 shares of MUDS Class A common stock at the transaction closing date between the Seller Stockholder Funded Debt holders and Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes) will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares allocated to Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes).

			Pro Forma Adjustments — No Redemption Scenario
		Mudrick	See	See	See	See	See	See	See	Pro Forma
		Capital	Note 2(c)	Note 2(d)	Note 2(e)	Note 2(f)	Note 2(g)	Note 2(h)	Note 2(i)	Combined
	Seller	Acquisition	for further	for further	for further	for further	for further	for further	for further	(No
Description	Subsidiaries	Corporation	detail	detail	detail	detail	detail	detail	detail	Redemptions)
Seller’s common stockholders	2,897,568		(2,502,711)							394,857
MUDS’ stockholders:
Common Stock subject to redemption		20,106,823		(20,106,823)						—
Class A Common Stock:
Existing stockholders		693,177		6,216,110						6,909,287
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				3,258,333						3,258,333
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				1,941,667						1,941,667
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						1,000,000				1,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes										—
1.5 Lien Notes							15,075,500			15,075,500
Former holders of Second Lien Notes							17,029,643			17,029,643
Deferred underwriting fees (Cantor)								456,104		456,104
Sprott Credit Agreement					495,169					495,169
Backstop Agreement with Initial Subscribers									326,500	326,500
	2,897,568	26,000,000	(2,502,711)	(10,765,713)	495,169	1,000,000	32,105,143	456,104	326,500	50,012,060

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

			Pro Forma Adjustments — Maximum Redemption Scenario
		Mudrick	See	See	See	See	See	See	See	Pro Forma
		Capital	Note 2(c)	Note 2(d)	Note 2(e)	Note 2(f)	Note 2(g)	Note 2(h)	Note 2(i)	Combined
	Seller	Acquisition	for further	for further	for further	for further	for further	for further	for further	(Max
Description	Subsidiaries	Corporation	detail	detail	detail	detail	detail	detail	detail	Redemptions)
Seller’s common stockholders	2,897,568		(2,502,711)							394,857
MUDS’ stockholders:
Common Stock subject to redemption		20,106,823		(20,106,823)						—
Class A Common Stock:
Existing stockholders		693,177		(693,177)						—
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				1,615,384						1,615,384
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				3,584,616						3,584,616
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						2,000,000				2,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes										—
1.5 Lien Notes							15,075,500			15,075,500
Former holders of Second Lien Notes							17,029,643			17,029,643
Deferred underwriting fees (Cantor)								237,067		237,067
Sprott Credit Agreement					495,621					495,621
Backstop Agreement with Initial Subscribers									6,500,000	6,500,000
	2,897,568	26,000,000	(2,502,711)	(17,675,000)	495,621	2,000,000	32,105,143	237,067	6,500,000	50,057,687

The table below summarizes the estimated pro forma loss per share as a result of the transactions had such transactions occurred on January 1, 2019. After the transaction, there will be (1) 34.3 million warrants to purchase shares of MUDS common stock outstanding at an exercise price of $11.50 per share and (2) an additional number of warrants to purchase shares of MUDS common stock pursuant to the assumption of the outstanding Seller warrants, the quantity and exercise price of which will be determined pursuant to the terms of the Seller Warrant Agreement to be assumed by MUDS upon consummation of the business combination; however, since all warrant instruments would be anti-dilutive, they were excluded from the below calculations.

	Year ended December 31, 2019
	No	Max
	Redemptions	Redemptions
Net loss	$(46,874)	$(46,874)
Basic and diluted shares outstanding	50,012,060	50,057,687
Basic and diluted loss per share	$(0.94)	$(0.94)

UPDATED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to such statements. The information used to prepare the unaudited pro forma condensed combined financial statements was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in this prospectus.

• The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Hycroft Mining Corporation (“Seller”); and

• The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Mudrick Capital Acquisition Corporation (“MUDS”).

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial statements are based on MUDS’ historical financial statements and Seller’s historical consolidated financial statements as adjusted to give effect to the business combination assuming that the minimum cash condition under the Purchase Agreement is satisfied with no additional cash. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 gives effect to the business combination, the exchange, the debt and warrant assumption, the 1.25 Lien Exchange, the conversion and the private investment as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives effect to the business combination as if such transactions had occurred on March 31, 2020.

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment (as defined below), (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. For purposes of the unaudited pro forma financial information contained in this prospectus, the “PIPE Investment” consists of the private investment plus an incremental private placement equity investment, if needed. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination and related transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.

For more information about the business combination, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements” in the Joint Proxy Statement/Prospectus.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2020
(UNAUDITED)
(in thousands)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Assets:
Cash	$6,566	$13	679	c		679	c
			(1,853)	c		(1,853)	c
			25,000	d		25,000	d
			71,786	d		—	d
			98,600	e		98,600	e
			10,000	f		20,000	f
			(132,697)	g		(132,697)	g
			(13,589)	h		(12,014)	h
			3,214	i	$67,719	65,000	i	$69,294
Restricted cash	2,929		(2,929)	c	—	(2,929)	c	—
Accounts receivable	851				851			851
Inventories	4,989				4,989			4,989
Ore on leach pads	26,122				26,122			26,122
Prepaids and other	4,131	54			4,185			4,185
Current assets	45,588	67	58,211		103,866	59,786		105,441
Investments held in Trust account		71,786	(71,786)	d	—	(71,786)	d	—
Restricted cash	39,595				39,595			39,595
Plant and equipment, net	51,573				51,573			51,573
Deferred tax asset, net			—	k	—	—	k	—
Other assets, non-current	7,551		(7,311)	j	240	(7,311)	j	240
Total assets	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849
Liabilities:
Accounts payable	$13,086	$2,671	(1,025)	h	$14,732	(1,025)	h	$14,732
Interest payable	371		(371)	g	—	(371)	g	—
Other liabilities, current	4,858	33	(1,853)	c	3,038	(1,853)	c	3,038
Debt, current	595,376	600	(595,376)	g	600	(595,376)	g	600
Current liabilities	613,691	3,304	(598,625)		18,370	(598,625)		18370
Deferred underwriting fees		7,280	(7,280)	h	—	(7,280)	h	—
Other liabilities, non-current	18				18			18
Debt, non-current			64,350	e		64,350	e
			80,000	g		80,000	g
			(7,311)	j	137,039	(7,311)	j	137,039
Royalty agreement			30,000	e	30,000	30,000	e	30,000
Asset retirement obligation, non-current	4,467				4,467			4,467
Total liabilities	618,176	10,584	(438,866)		189,894	(438,866)		189,894

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Stockholders’ (Deficit) Equity:
Common stock subject to possible redemption		56,269	(56,269)	d	—	(56,269)	d	—
Preferred stock		—			—			—
Class A common stock		—	2	d		1	d
			3	g		3	g
			—	i	5	1	i	5
Class B common stock		1	(1)	d	—	(1)	d	—
Common stock	3		(3)	c	—	(3)	c	—
Additional paid-in capital	5,184	3,302	(2,058)	c		(2,058)	c
			82,965	d		11,180	d
			4,250	e		4,250	e
			10,000	f		20,000	f
			321,914	g		321,914	g
			4,561	h		2,371	h
			3,214	i	433,332	64,999	i	431,141
Retained earnings (accumulated deficit)	(479,056)	1,697	61,133	g		61,133	g
			(189)	c		(189)	c
			(1,697)	d		(1,697)	d
			(9,845)	h	(427,957)	(6,080)	h	(424,191)
Total stockholders’ (deficit) equity	(473,869)	61,269	417,980		5,380	419,555		6,955
Total liabilities and stockholders’ (deficit) equity	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2020
(UNAUDITED)
(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$11,124				$11,124			$11,124
Cost of sales:
Production costs	15,569		167	c	15,736	167	c	15,736
Depreciation and amortization	1,334				1,334			1,334
Write-down of production inventories	6,965				6,965			6,965
Total cost of sales	23,868	—	167		24,035	167		24,035
Operating expenses:
Accretion	93				93			93
General and administrative	2,006	3,122	(3,385)	d	1,743	(3,385)	d	1,743
Loss from operations	(14,843)	(3,122)	3,218		(14,747)	3,218		(14,747)
Other income (expense):
Interest income	112	660	(660)	e	112	(660)	e	112
Interest expense	(19,887)		16,443	f	(3,444)	16,443	f	(3,444)
Loss before income taxes	(34,618)	(2,462)	19,001		(18,079)	19,001		(18,079)
Income tax	—	(128)	128	g	—	128	g	—
Net loss	$(34,618)	$(2,590)	$19,129		$(18,079)	$19,129		$(18,079)
Loss per share:
Basic and diluted	$(11.95)				$(0.36)			$(0.36)
Weighted average shares outstanding:
Basic and diluted	2,897,568		47,109,341		50,006,909	47,160,119		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(UNAUDITED)
(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$13,709				$13,709			$13,709
Cost of sales:
Production costs	11,041		206	c	11,247	206	c	11,247
Depreciation and amortization	1,011				1,011			1,011
Write-down of production inventories	18,617				18,617			18,617
Total cost of sales	30,669	—	206		30,875	206		30,875
Operating expenses:
Project and development	7,708				7,708			7,708
Care and maintenance	3,529				3,529			3,529
Pre-production depreciation and amortization	1,067				1,067			1,067
Accretion	422				422			422
General and administrative	6,072	876	(1,582)	d	5,366	(1,582)	d	5,366
Reduction in asset retirement obligation	(1,880)				(1,880)			(1,880)
Impairment of long-lived assets	63				63			63
Loss from operations	(33,941)	(876)	1,376		(33,441)	1,376		(33,441)
Other income (expense):
Interest income	795	4,387	(4,387)	e	795	(4,387)	e	795
Interest expense	(64,844)		51,521	f	(13,323)	51,521	f	(13,323)
Loss before reorganization items, net and income taxes	(97,990)	3,511	48,510		(45,969)	48,510		(45,969)
Reorganization items, net	(905)				(905)			(905)
Loss before income taxes	(98,895)	3,511	48,510		(46,874)	48,510		(46,874)
Income tax	—	(900)	900	g	—	900	g	—
Net loss	$(98,895)	$2,611	$49,410		$(46,874)	$49,410		$(46,874)
Loss per share:
Basic and diluted	$(36.10)				$(0.94)			$(0.94)
Weighted average shares outstanding:
Basic and diluted	2,739,505		47,272,555		50,012,060	47,318,182		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.   Basis of Presentation

Description of the Transactions

MUDS, a publicly traded blank check company, and Seller, a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada, have entered into a definitive purchase agreement, under which Seller will sell all of the equity interests of Seller’s subsidiaries to MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of MUDS (“Acquisition Sub”), and MUDS or Acquisition Sub will acquire substantially all of Seller’s other assets and discharge and pay or assume substantially all of Seller’s liabilities.

Pursuant to the terms of the business combination, Seller will have, after raising gross cash proceeds of $210.0 million, the minimum cash condition under the Purchase Agreement, at least $50.0 million of unrestricted and available cash on hand at closing. Cash and financing sources for the transaction include (a) a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (Co.) Inc. (the “Sprott Royalty Agreement”), (c) consummation of a $25.0 million forward purchase of MUDS units and shares by sponsor, (d) Assumed New Subordinated Notes not to exceed $80.0 million, (e) the net cash remaining in MUDS’ trust account following any MUDS stockholder redemptions, (f) proceeds generated from the PIPE Investment, which are expected to be at least $10.0 million and (g) the exchange of the Excess Notes and the 1.5 Lien Notes into shares of MUDS Class A common stock and conversion of the Second Lien Notes into shares of Seller common stock immediately prior to the consummation of the business combination.

Seller’s post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the Assumed New Subordinated Notes not to exceed $80.0 million. All other indebtedness of Seller will be repaid and retired, exchanged for shares of MUDS Class A common stock, converted into shares of Seller common stock or assumed by MUDS in the transaction.

Accounting for the Business Combination

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer”. This determination was primarily based on current stockholders of Seller having a relative majority of the voting power of the combined entity, the operations of Seller prior to the acquisition comprising the only ongoing operations of the combined entity, the fact that four of the seven director nominees to the HYMC board of directors are current directors of Seller (and such nominees are therefore expected to comprise a majority of the HYMC board of directors following the business combination), and senior management of Seller comprising the majority of the senior management of the combined entity. At any redemption level, including the maximum, the Seller’s common stockholders prior to the consummation of the business combination (and after issuance of additional shares of Seller common stock pursuant to the conversion of the Second Lien Notes) and the holders of the Excess Notes and 1.5 Lien Notes receiving shares of MUDS Class A common stock in exchange for their notes, will hold more than 50% at a minimum, and up to approximately 94% at a maximum, of the total shares of MUDS Class A common stock which will be issued and outstanding upon consummation of the business combination.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Seller. The net assets of Seller will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment, (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination, and the foregoing transactions attributable to the business combination listed above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.

Redemption Scenarios

The unaudited pro forma condensed combined financial information has been prepared using two redemption scenarios, which give effect to the range of minimum and maximum redemptions that may occur in addition to the effects of other financing agreements and exchanges outlined in the Description of Business Combination section above.

a) No Redemption Scenario — The no redemption scenario assumes that, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting, no additional shares of MUDS Class A common stock are redeemed, resulting in aggregate cash available for transaction consideration, before any costs and fees, of $71.8 million for the benefit of the continuing combined entity. At the Extension Meeting, 13,890,713 shares of MUDS Class A common stock (approximately 67%) were redeemed leaving a total of 6,909,287 shares of MUDS Class A common stock unredeemed as of March 31, 2020.

b) Maximum Redemption Scenario — The maximum redemption scenario assumes that 6,909,287 shares of MUDS Class A common stock are redeemed, resulting in an aggregate payment before any costs and fees, of $71.8 million as of March 31, 2020 out of the trust account to the holders of MUDS Class A common stock. In its unaudited condensed interim financial statements as of and for the three months ended March 31, 2020, to support its financial reporting presentation requirements for the Trust, the Sponsor has presented 1,338,072 shares of Class A Common Stock as issued and outstanding which is exclusive of the 5,571,215 shares of Class A Common Stock presented as subject to possible redemption in those same financial statements; however, the total of these two amounts, which equals 6,909,287 shares, is entirely subject to redemption.

The following table summarizes the estimated transaction consideration and costs and fees under each redemption scenario. The amounts reflected below are preliminary in nature and subject to future adjustment as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs. The preliminary amounts shown below are not indicative or representative of how such transactions may be reported in the future for financial reporting purposes upon the completion of all technical accounting analysis. See the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional details and pro forma adjustments related to the below instruments and transactions.

Preliminary Estimated Consideration	(a) No Redemptions	(b) Maximum Redemptions
Cash:
Investments held in Trust account(1)	$71,786	$—
Sprott Credit Agreement(2)	68,600	68,600
Royalty Agreement(3)	30,000	30,000
Sponsor forward purchase (MUDS units and shares)(4)	25,000	25,000
Proceeds from PIPE Investment (MUDS stock)(5)	10,000	20,000
Backstop Agreement (MUDS stock and warrants)(6)	3,214	65,000
Class A common stock:
MUDS stock issued to holders of Seller’s 1.25 and 1.5 Lien Notes(7)	182,001	182,001
MUDS stock issued to former holders of Seller’s Second Lien Notes(8)(9)	139,873	139,873
MUDS stock issued to Seller’s common stockholders(8)(9)	3,126	3,126
Assumed debt:
New Subordinated Notes(10)	80,000	80,000
Estimated Consideration, Gross	613,600	613,600
Transaction fees and costs:
Management incentive compensation(11)	(7,339)	(5,764)
Deferred underwriting fees(12)	(7,061)	(4,871)
Investment banking advisory services(13)	(3,750)	(3,750)
Estimated Fees and Costs	(18,150)	(14,385)
Estimated Consideration, Net	$595,450	$599,215

(1)	Represents estimated remaining gross proceeds from investments held in Trust account, using the March 31, 2020 trust balance.

(2)	Represents the gross proceeds expected to be advanced under the Sprott Credit Agreement on the closing date after giving effect to the 2% issuance discount of $1.4 million.
(3)	Proceeds from the Sprott Royalty Agreement.
(4)	Gross proceeds from the forward purchase of MUDS’ units and shares by sponsor at $10.00 per unit.
(5)	Estimated gross proceeds from shares of MUDS Class A common stock purchased at $10.00 per share through the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including incremental equity investment).
(6)	Estimated gross proceeds from shares of MUDS Class A common stock issued at $10.00 per share under the Subscription/Backstop Agreements; the counterparties to the Subscription/Backstop Agreements are investment funds affiliated with Seller and will receive 0.5 warrants per share (3.25 million warrants) regardless of whether or not such parties are required to purchase any shares pursuant to the Subscription/Backstop Agreements.
(7)	Represents the estimated value of shares of MUDS Class A common stock issued at $10.00 per share to former holders of Seller’s 1.25 Lien and 1.5 Lien Notes to satisfy any remaining and unpaid balance following any cash repayments of the such notes (based on the cash available for such repayments, if any).
(8)	Represents the estimated value of shares of MUDS Class A common stock distributed, on a pro rata basis, to holders of Seller common stock, including the former holders of the Second Lien Notes, at $10.00 per share following the conversion of the Second Lien Notes into shares of Seller common stock.
(9)	Does not reflect distribution of Surrendered Shares to holders of Seller common stock, including the former holders of the Second Lien Notes, as Surrendered Shares, while received by Seller as consideration in transaction for distribution to holders of Seller common stock, including the former holders of the Second Lien Notes, are an allocation of MUDS Class A common shares and do not result in specific or additional transaction consideration requiring pro forma adjustment in these unaudited pro forma condensed combined financial statements.
(10)	Represents the New Subordinated Notes (not to exceed $80.0 million) issued in exchange for the 1.25 Lien Notes.
(11)	Represents cash payments for management incentive bonuses pursuant to Seller’s Retention Bonus Plan.
(12)	Represents amounts due to MUDS’ underwriter which were deferred until the completion of a business combination. The fees will be paid with (a) $2.5 million cash, (b) $2.0 million of MUDS’ Class A common stock, and (c) $2.78 million of MUDS Class A common stock to be paid dependent on the level of redemptions and PIPE investment proceeds and a sliding scale using a price of $10.00 per share and a $75.0 million threshold.
(13)	Represents amounts due for investment banking advisory services to Seller.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited balance sheet of Hycroft Mining Corporation, Seller, as of March 31, 2020. For financial reporting purposes under US GAAP, Seller is the acquirer.

(b)	Represents the historical unaudited balance sheet of MUDS, as of March 31, 2020. For financial reporting purposes under US GAAP, MUDS is the acquiree.

(c)	Represents adjustments to the Seller’s balances for certain assets and liabilities that will either remain with Seller or be settled as part of the transaction, including, (1) $2.25 million of cash (post reclassification of $2.9 million of restricted cash to available cash) to be retained by Seller, (2) $1.8 million of cash paid at closing of the business combination to settle the deferred phantom unit liability, and (3) related stockholders’ equity adjustments based on the $3.1 million of value for 312,595 shares of MUDS Class A common stock, at $10.00 per share, representing the portion of the 32,500,000 shares of MUDS Class A common stock issued by MUDS that is distributed to the existing owners of Seller’s common stock. Based on the terms of the business combination and allocation hierarchy of transaction consideration, the value of the 312,595 shares of MUDS Class A common stock received by Seller’s stockholders is lower than Seller’s March 31, 2020 paid-in capital balance of $5.2 million, less the $2.25 million of cash retained by Seller, by approximately $0.1 million.

The allocation of the 32,500,000 shares of MUDS Class A common stock issued by MUDS is determined using the balances of Seller’s paid-in capital and the Excess Notes, the 1.5 Lien Notes and the Second Lien Notes (collectively referred to as the “Seller Stockholder Funded Debt”, which, based on the terms of the business combination and allocation hierarchy of transaction consideration results in the Excess Notes and 1.5 Lien Notes (at 110% of face value) being satisfied in full, after which the remaining consideration is distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. Accordingly, as the balances of the Seller Stockholder Funded Debt has increased after March 31, 2020 for additional 1.25 Lien Note issuances, which increases the balance of the Excess Notes, and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of the 32,500,000 shares of MUDS Class A common stock at the transaction closing date will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares of MUDS Class A common stock distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. The following table provides a summary of the pro forma adjustments related to the $325.0 million (representing 32,500,000 shares of MUDS Class A common stock) of consideration paid to Seller and distributed to Seller’s stockholders, including the former Second Lien Noteholders, using Seller’s March 31, 2020 recorded balances:

		Pro Forma Adjustments
	Seller Subsidiaries	Issuance of New Subordinated Note	1.5 Lien Notes Exchanged at 110%	Cash Retained by Seller	Pro Rata Adjustments	Total Pro Forma Adjustments	Pro Forma Combined(1)
Additional paid-in capital	$5,184			$(2,250)	$192	$(2,058)	$3,126
Debt, current:
1.25 Lien Notes	105,593	(80,000)				(80,000)	25,593
1.5 Lien Notes	142,189		14,219			14,219	156,408
Second Lien Notes	216,227				(76,354)	(76,354)	139,873
	$469,193	$(80,000)	$14,219	$(2,250)	$(76,162)	$(144,193)	$325,000

(1)	$325.0 million of consideration issued by MUDS is allocated among the exchange of Seller’s existing Excess Notes and conversion of Second Lien Notes balances into shares of Seller common stock and the exchange of the 1.5 Lien Notes for shares of MUDS Class A common stock. See Note 5. Pro Forma Loss Per Share to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(d)	Under both the no redemption and maximum redemption scenarios, a $1.7 million adjustment is made to remove the retained earnings balance of MUDS.

No Redemption — Represents (1) the reclassification of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to cash available for the benefit of the continuing combined entity, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) reclassify 5,571,215 shares of MUDS Class A common stock subject to redemption to HYMC Class A common stock and additional paid-in capital, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase, and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 1,941,667 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents (1) the distribution of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to common stockholders of MUDS to disburse the funds for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) record the distribution of MUDS Class A common stock subject to redemption, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase agreement and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 3,584,616 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(e)	Represents the $98.6 million of proceeds from transactions with the Sprott entities, which include (1) $68.6 million of net proceeds received from the Sprott Credit Agreement ($70.0 million gross reduced for a 2% issuance discount), of which $4.3 million was recorded to additional paid-in capital for the partner alignment shares (495,118 shares of MUDS Class A common stock under the No Redemption scenario and 495,621 shares of MUDS Class A common stock under the Maximum Redemption scenario), and (2) $30.0 million of proceeds received from the Sprott Royalty Agreement arranged by Sprott Resource Lending Corp. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(f)	No Redemption — Represents $10.0 million of proceeds received from the 1,000,000 shares of MUDS’ stock sold to investors in the PIPE Investment at $10.00 per share. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $20.0 million of proceeds received from the 2,000,000 shares of MUDS Class A common stock sold to investors in the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including the incremental equity investment) at $10.00 per share to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(g)	Represents the repayment, exchange, or conversion of Seller’s existing debt and interest balances.

Under both the no redemption and maximum redemption scenarios (1) the $125.5 million First Lien Credit Agreement, $6.9 million Jacobs Note, and $0.4 million of interest payable are repaid with cash, (2) $80.0 million of outstanding 1.25 Lien Notes are exchanged for Assumed New Subordinated Notes and $25.6 million of outstanding 1.25L Notes are exchanged for 2,559,300 shares of MUDS Class A common stock, (3) the 1.5 Lien Notes are entitled to receive an amount equal to 110% of the principal balance, which was $14.2 million more than the $142.2 million recorded balance as of March 31, 2020, and are repaid with 15,640,790 shares of MUDS Class A common stock, and (4) the Second Lien Notes are converted into shares of Seller common stock and then 14,299,910 shares of MUDS Class A common stock is distributed pro rata to all holders of Seller common stock (including former holders of Seller common stock following the conversion of the Second Lien Notes which represents 13,987,315 shares of MUDS Class A common stock distributed on a pro rata basis) and the Second Lien Notes will realize a $76.4 million adjustment below the March 31, 2020 recorded balance of $216.2 million based on the terms of the business combination and allocation hierarchy of transaction consideration. See “2(c)” above for additional detail on the methodology and adjustments to the Seller’s 1.25 Lien Notes, 1.5 Lien Notes and 2.0 Lien Notes balances.

	Seller Subsidiaries Balance	Adjustments	Cash Repayments	Issuance of New Subord. Notes	Equity Conversions / Exchanges	Pro Forma Combined
Debt, current
First Lien Agreement	$125,468		$(125,468)			$—
1.25 Lien Notes	105,593			(80,000)	(25,593)	—
1.5 Lien Notes	142,189	14,219	—		(156,408)	—
Second Lien Notes	216,227	(76,354)			(139,873)
Jacobs Note	6,858		(6,858)			—
Less, debt issuance costs	(959)	959				—
	$595,376					$—
Interest payable
First Lien Agreement	$371		(371)			$—
		$(61,176)	$(132,697)	$(80,000)	$(321,874)

See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(h)	No Redemption — Represents the payments of underwriting fees and transaction costs, including (1) $13.6 million of cash for (i) a $7.3 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller and (2) $4.6 million for 456,104 shares of MUDS Class A common stock issued for deferred underwriting fees. As of March 31, 2020, $1.0 million was accrued in accounts payable for the investment banking advisory services for Seller and $7.3 million was accrued as deferred underwriting fees.

Maximum Redemption — Represents the same pro forma adjustments as the no redemption scenario except that (1) cash underwriting fees and transaction costs total $12.0 million, which includes (i) a $5.8 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller, and (2) only $2.4 million, representing 237,067 shares of MUDS Class A common stock, are issued for deferred underwriting fees.

See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(i)	No Redemption — Represents $3.2 million (representing 321,400 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements, to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions, and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $65.0 million (representing 6,500,000 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(j)	Represents the reclassification of Seller’s deferred future financing costs related to the debt financing to debt, resulting in $7.3 million of such deferred costs presented as a contra-liability.

(k)	The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer.” For tax purposes, MUDS will be treated as the acquirer and is expected to establish a new tax basis in the purchased assets which may result in the recognition of a net deferred tax asset; however, these pro forma adjustments do not include any adjustments for increases in deferred tax assets as it uncertain as to the ultimate realization of any future tax benefits.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended March 31, 2020

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited statement of operations of Seller for the three months ended March 31, 2020. For financial reporting purposes under GAAP, Seller is the acquirer.

(b)	Represents the historical unaudited statement of operations of MUDS for the three months ended March 31, 2020. For financial reporting purposes under GAAP, MUDS is the acquiree.

(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.

(d)	Represents adjustments of (1) $3.1 million for MUDS’ general and administrative costs and (2) $0.3 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.

(e)	Represents an adjustment of $0.7 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.

(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the business combination and (ii) $80.0 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$2,867	$(2,867)	$—
1.25 Lien Notes	3,352	(3,352)	—
1.5 Lien Notes	5,139	(5,139)	—
Second Lien Notes	7,816	(7,816)	—
Jacobs Note	85	(85)	—
Amortization of debt issuance costs	672	(672)	—
Less: capitalized interest	(44)		(44)
Assumed New Subordinated Notes		2,000	2,000
Sprott Credit Agreement		1,488	1,488
	$19,887	$(16,443)	$3,444

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

(a)	Represents the historical audited statement of operations of Seller for the year ended December 31, 2019. For financial reporting purposes under GAAP, Seller is the acquirer.

(b)	Represents the historical audited statement of operations of MUDS for the year ended December 31, 2019. For financial reporting purposes under GAAP, MUDS is the acquiree.

(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.

(d)	Represents adjustments of (1) $0.9 million for MUDS’ general and administrative costs and (2) $0.7 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.

(e)	Represents an adjustment of $4.4 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.

(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the business combination and (ii) $77.2 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$10,022	$(10,022)	$—
1.25 Lien Notes	5,241	(5,241)	—
1.5 Lien Notes	18,763	(18,763)	—
Second Lien Notes	28,537	(28,537)	—
Jacobs Note	785	(785)	—
Amortization of debt issuance costs	2,047	(2,047)	—
Less: capitalized interest	(551)		(551)
Assumed New Subordinated Notes		7,721	7,721
Sprott Credit Agreement		6,153	6,153
	$64,844	$(51,521)	$13,323

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 5. Pro Forma Loss Per Share

The tables below summarize the estimated pro forma shares of HYMC Class A common stock issued and outstanding as a result of the transactions using March 31, 2020 recorded balances and the no redemption and maximum redemptions scenarios and assumptions described in Note 1. Basis of Presentation to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements. Since the balances of the Seller Stockholder Funded Debt have increased after March 31, 2020 for additional issuance of 1.25 Lien Notes and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of 32,500,000 shares of MUDS Class A common stock at the transaction closing date between the Seller Stockholder Funded Debt holders and Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes) will not match the presentation of such herein or included elsewhere in this prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares allocated to Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes).

			Pro Forma Adjustments — No Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (No Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		5,571,215						6,909,287
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				3,258,333						3,258,333
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				1,941,667						1,941,667
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						1,000,000				1,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								456,104		456,104
Sprott Credit Agreement					495,118					495,118
Backstop Agreement with Initial Subscribers									321,400	321,400
	2,897,568	12,109,287	(2,584,973)	3,125,000	495,118	1,000,000	32,187,405	456,104	321,400	50,006,909

			Pro Forma Adjustments — Maximum Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (Max Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		(1,338,072)						—
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				1,615,384						1,615,384
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				3,584,616						3,584,616
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						2,000,000				2,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								237,067		237,067
Sprott Credit Agreement					495,621					495,621
Backstop Agreement with Initial Subscribers									6,500,000	6,500,000
	2,897,568	12,109,287	(2,584,973)	(3,784,287)	495,621	2,000,000	32,187,405	237,067	6,500,000	50,057,687

The table below summarizes the estimated pro forma loss per share as a result of the transactions had such transactions occurred on January 1, 2019. After the transaction, there will be (1) 34.3 million warrants to purchase shares of MUDS common stock outstanding at an exercise price of $11.50 per share and (2) an additional number of warrants to purchase shares of MUDS common stock pursuant to the assumption of the outstanding Seller warrants, the quantity and exercise price of which will be determined pursuant to the terms of the Seller Warrant Agreement to be assumed by MUDS upon consummation of the business combination; however, since all warrant instruments would be anti-dilutive, they were excluded from the below calculations.

	Three Months Ended March 31, 2020		Year ended December 31, 2019
	No Redemptions	Max Redemptions	No Redemptions	Max Redemptions
Net loss	$(18,079)	$(18,079)	$(46,874)	$(46,874)
Basic and diluted shares outstanding	50,006,909	50,057,687	50,012,060	50,057,687
Basic and diluted loss per share	$(0.36)	$(0.36)	$(0.94)	$(0.94)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our common stock and other securities:

SEC registration fee	$141,678
Printing and engraving expenses	20,000
Legal fees and expenses	225,000
Accounting fees and expenses	23,000
Miscellaneous	5,000
Total	$414,678

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company’s Second Amended and Restated Charter provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Second Amended and Restated Charter provides that the Company’s directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the charter. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 15. Recent Sales of Unregistered Securities.

On September 25, 2017, Mudrick Capital Acquisition Holdings LLC, sponsor, purchased an aggregate of 5,750,000 founder shares, for an aggregate offering price of  $25,000 at an average purchase price of approximately $0.004 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of the IPO.

On, February 12, 2018 sponsor and Cantor purchased an aggregate of 7,740,000 private placement warrants at a price of $1.00 per warrant (6,700,000 warrants by our sponsor and 1,040,000 warrants by Cantor for an aggregate purchase price of  $7,740,000) simultaneously with the completion of our IPO.  Each private placement warrant is exercisable for one share of our Common Stock at a price of $11.50 per share.

On May 29, 2020; pursuant to the terms of the Exchange Agreement, the 1.5 Lien Notesholders and the Excess Notesholders transferred and exchanged $208,712,433 million, in aggregate principal amount, of 1.5 Lien Notes and Excess Notes to Acquisition Sub in exchange for 20,871,236 shares of Common Stock valued at $10.00 per share.

On May 29, 2020, in connection with the closing of the business combination, sponsor, pursuant to the Forward Purchase Contract, purchased, in a private placement for gross proceeds of $25,000,000, 3,125,000 of our shares of Common Stock and 2,500,000 warrants on substantially the same terms as our private placement warrants.

On May 29, 2020, in connection with the closing of the business combination, we issued 7,596,309 shares of Common Stock pursuant to the Subscription/Backstop Agreements and issued 3,249,999 PIPE warrants to the Initial Subscribers in the private investment. The PIPE warrants have substantially the same terms as the private placement warrants.

On May 29, 2020, at the consummation of the business combination, we assumed the Initial Sprott Credit Agreement pursuant to the terms of the Purchase Agreement, entered into the Sprott Credit Agreement, borrowed $70.0 million under such facility and issued to Lender 496,634 shares of Common Stock equal to approximately 1% of the Company’s post-closing shares of Common Stock outstanding.

On May 29, 2020, at the consummation of the business combination, we issued 44,395 shares of Common Stock to Cantor pursuant to the Underwriting Agreement, dated as of February 7, 2018, as amended, as partial payment of Cantor’s deferred underwriting commission.

No underwriting discounts or commissions were paid with respect to such sales. All securities set forth above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and each purchaser was an accredited investor at the time of such purchase for purposes of Rule 501 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits: The list of exhibits is set forth in the Exhibit Index below:

(b) Financial Statement Schedules: See Index to Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (Incorporated by reference to Exhibit 2.1. to the Registrant’s Form 8-K, filed with the SEC on January 14, 2020).

2.2	Amendment to Purchase Agreement, dated as of February 26, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (incorporated by reference to Annex A-1 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

3.2	Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

4.1	Warrant Agreement, dated as of October 22, 2015, by and between Hycroft Mining Corporation, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent (Incorporated by reference to Exhibit 10.11 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

4.2	Warrant Agreement, dated February 7, 2018, by and between and Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

4.3	Warrant Agreement, dated May 28, 2020, by and between Hycroft Mining Holding Corporation (f/k/a/ Mudrick Capital Acquisition Corporation) and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

5.1	Opinion of Neal, Gerber and Eisenberg LLP.*

10.1	Amended and Restated Credit Agreement, dated as of May 29, 2020, by and between Hycroft Mining Holding Corporation, as borrower, MUDS Acquisition Sub, Inc., MUDS Holdco, Inc., Hycroft Resources & Development, LLC and Allied VGH LLC, as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender, and Sprott Resource Lending Corp., as arranger (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.2	Sprott Royalty Agreement, dated May 29, 2020, by and between the Registrant, Hycroft Resources & Development, LLC and Sprott Private Resource Lending II (Co) Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.3	Form of Subscription/Backstop Agreement, dated January 13, 2020, entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.1 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.4	Form of Amendment to Subscription Agreement, dated May 28,2020 entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.5	Amended and Restated Registration Rights Agreement, dated May 29, 2020, by and between Mudrick Capital Acquisition Corporation, Mudrick Capital Acquisition

Holdings LLC, Cantor Fitzgerald & Co. and the restricted stockholders (Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.6	Form of Indemnification Agreement of the Registrant entered May 29, 2020 by each of Randy Buffington, John Ellis, Michael Harrison, David Kirsch, Eugene Davis, Marni Wieshofer, Thomas Weng or Stephen M. Jones (Incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.7	HYMC 2020 Performance and Incentive Pay Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.8	Employment Agreement, dated March 15, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.9	Employment Agreement, dated March 15, 2019, by and between Hycroft Mining Corporation and Stephen M. Jones (Incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.10	Employment Agreement, dated March 25, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.11	Seller Support Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.2 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.12	Exchange Agreement, dated as of January 13, 2020, by and among MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.3 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.13	Omnibus Amendment to Note Purchase Agreements and Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.14	Note Exchange Agreement, dated as of January 13, 2020, by and among Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.7 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.15	Omnibus Amendment to Note Purchase Agreements and Note Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.16	Parent Sponsor Letter Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Holdings LLC and Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 10.4 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.17	Forward Purchase Contract, dated January 24, 2018, between Mudrick Capital Acquisition Corporation and Mudrick Capital Acquisition Holdings LLC (Incorporated by reference to Exhibit 10.10 to the Registrant’s registration statement on Form S-1/A, filed with the SEC on January 26, 2018).

10.18	Underwriting Agreement, dated February 7, 2018, between the Registrant and Cantor Fitzgerald & Co. as representatives of the several underwriters (Incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

10.19	Amendment to Underwriting Agreement, dated as of February 12, 2020, by and among the Registrant and Cantor Fitzgerald & Co., as representatives of the several underwriters (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on February 14, 2020).

10.20	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.21	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.22	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.23	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.22 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.24	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.25	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Randy Buffington (Incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.26	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.27	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Stephen Jones (Incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.28	Restricted Stock Unit Agreement (Performance) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.29	Restricted Stock Unit Agreement (Time) dated as of February 20, 2019, by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.30	Amendment to the Restricted Stock Unit Agreement (Performance) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.31	Amendment to the Restricted Stock Unit Agreement (Time) dated as of May 29, 2020 by and between Hycroft Mining Corporation and Jeffrey Stieber.*

10.32	Transition and Succession Agreement, dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation and Autar Gold Corporation (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

10.33	Restricted Stock Unit Agreement (Time-Vesting), dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

10.34	Consulting Agreement, dated July 1, 2020, between Randy Buffington and Hycroft Mining Holding Corporation (Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed with the SEC on July 2, 2020).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

23.1	Consent of Plante & Moran PLLC relating to Hycroft Mining Corporation’s financial statements.*

23.2	Consent of WithumSmith+Brown, PC relating to Mudrick Capital Acquisition Corporation’s financial statements.*

23.3	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1)*

23.4	Consent of M3 Engineering and Technology Corporation.*

23.5	Consent of Steven Newman.*

23.6	Consent of Brooke Miller Clarkson.*

23.7	Consent of Tim Carew.*

23.8	Consent of Matt Hartmann.*

23.9	Consent of Richard F. DeLong.*

24.1	Power of Attorney (included as part of signature page).*

96.1	Technical Report Summary, Heap Leaching Feasibility Study prepared for Hycroft Mining Corporation and issued effective as of July 31, 2019 by M3 Engineering and Technology Corporation and other qualified persons (Incorporated by reference to Exhibit 96.1 to the joint proxy statement/prospectus on Form S-4/A of the Registrant filed with the SEC on April 24, 2020).

*            Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act ;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 13, 2020.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Stephen M. Jones
Stephen M. Jones
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints Stephen M. Jones and David S. Stone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephen M. Jones	President and Chief Executive Officer (principal executive officer)	July 13, 2020
Stephen M. Jones

/s/ Jeffrey Stieber	Chief Financial Officer (principal financial and accounting officer)	July 13, 2020
Jeffrey Stieber

/s/ David Kirsch	Chairman of the Board	July 13, 2020
David Kirsch

/s/ Eugene Davis	Director	July 13, 2020
Eugene Davis

/s/ John Ellis	Director	July 13, 2020
John Ellis

Director
Michael Harrison

/s/ Thomas Weng	Director	July 13, 2020
Thomas Weng

/s/ Marni Wieshofer	Director	July 12, 2020
Marni Wieshofer